Exhibit 99.2

THIS DISCLOSURE STATEMENT (THE “DISCLOSURE STATEMENT”) IS NOT AN OFFER WITH RESPECT TO ANY SECURITIES OR A SOLICITATION OF ACCEPTANCES OF A CHAPTER 11 PLAN WITHIN THE MEANING OF SECTION 1125 OF TITLE 11 OF THE UNITED STATES CODE, 11 U.S.C. § § 101—1532 (THE “BANKRUPTCY CODE”).  ANY SUCH OFFER OR SOLICITATION WILL COMPLY WITH ALL APPLICABLE SECURITIES LAWS AND PROVISIONS OF THE BANKRUPTCY CODE.  ACCEPTANCES OR REJECTIONS OF THE DEBTORS’ JOINT PLAN PURSUANT TO CHAPTER 11 OF THE BANKRUPTCY CODE (THE “PLAN”) MAY NOT BE SOLICITED UNTIL THE DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE UNITED STATES BANKRUPTCY COURT FOR THE DISTRICT OF DELAWARE (THE “BANKRUPTCY COURT”) HAVING JURISDICTION OVER THE BELOW-CAPTIONED CHAPTER 11 CASES.

Young Conaway Stargatt & Taylor
Robert S. Brady (No. 2847)
Edmon L. Morton (No. 3856)
Sean T. Greecher (No. 4484)
The Brandywine Building
1000 West Street, 17th Floor
P.O. Box 391
Wilmington, DE 19801
Telephone: (302) 571-6600
Facsimile: (302) 571-1253

Kirkland & Ellis LLP
David L. Eaton (pro hac vice)
David A. Agay (pro hac vice)
Paul Wierbicki
Sienna R. Singer
AON Center
200 East Randolph Drive
Chicago, IL 60601
Telephone: (312) 861-2000
Facsimile: (312) 861-2200

Counsel for the Debtors and the Debtors in Possession

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

In re:	)	Chapter 11
)
SEA CONTAINERS LTD., et al.,(1))		Case No. 06-11156 (KJC)
	)	(Jointly Administered)
Debtors.	)
)

DISCLOSURE STATEMENT FOR DEBTORS’ JOINT PLAN PURSUANT
TO CHAPTER 11 OF THE UNITED STATES BANKRUPTCY CODE

•                    Voting Record Date:  [August 15], 2008

•                    Voting Deadline:  [November 1], 2008

•                    Plan Objection Deadline:  [November 1], 2008

•                    Hearing on Confirmation of the Plan:  [November 10], 2008

Dated:              , 2008

(1)                                 The Debtors in these chapter 11 cases are Sea Containers Caribbean Inc., Sea Containers Ltd., and Sea Containers Services Ltd.

TABLE OF CONTENTS

ARTICLE I. INTRODUCTION		1
A.	Purpose of Disclosure Statement	1
B.	The Debtors	4
C.	Overview of Chapter 11	5
D.	Purpose of the Plan	5
E.	Purpose of the Bermuda Scheme of Arrangement and the U.K. Scheme of Arrangement	6
F.	Liquidation and Plan Recovery Analyses	8
G.	Summary of Classification and Treatment of Allowed Claims and Interests Under the Plan	8
H.	Voting, Solicitation and Confirmation of the Plan	10
I.	Consummating the Plan	17
J.	Newco Common Stock Certificates	17
K.	Ongoing Negotiations with Creditors’ Committees	20
L.	Rules of Interpretation	20

ARTICLE II. BACKGROUND		21
A.	Description of the Debtors’ Business and Assets	21
B.	Description of the Debtors’ Prepetition Indebtedness	27
C.	The Debtors’ Management	31

ARTICLE III. THE CHAPTER 11 CASES		32
A.	Events Leading to the Chapter 11 Cases	32
B.	Stabilization of Operations	33
C.	Certain Administrative Matters in the Chapter 11 Cases	34
D.	Postpetition Events Regarding the Pension Schemes	38
E.	GE SeaCo Related Matters	46
F.	Group Simplification	50
G.	Settlement of Intercompany Claims and the Non-Debtor Subsidiary Reserve	58
H.	Other Events During the Chapter 11 Cases	60
I.	Claims Bar Date, Claims Objections and Claims Estimations	68

ARTICLE IV. SUMMARY OF THE CHAPTER 11 PLAN		69
A.	Overview of a Chapter 11 Plan	71
B.	Administrative and Priority Tax Claims	72
C.	Classification and Treatment of Claims and Interests	73
D.	Provisions for Implementation of the Plan	80
E.	Equalization Trust	89
F.	Non-Debtor Subsidiary Trust	92
G.	Treatment of Executory Contracts and Unexpired Leases	95
H.	Procedures for Resolving Contingent, Unliquidated, and Disputed Claims	98
I.	Provisions Governing Distributions	100
J.	Settlement, Release, Injunction, and Related Provisions	106
K.	Allowance and Payment of Certain Administrative Claims	111
L.	Conditions Precedent to Confirmation and Consummation of the Plan	113

ii

M.	Modification, Revocation, or Withdrawal of the Plan	115
N.	Retention of Jurisdiction	116
O.	Miscellaneous Provisions	118

ARTICLE V. SUMMARY OF THE SCHEMES OF ARRANGEMENT		122
A.	Bermuda Scheme of Arrangement	122
B.	U.K. Scheme of Arrangement	128

ARTICLE VI. STATUTORY REQUIREMENTS FOR CONFIRMATION OF THE PLAN		132
A.	The Confirmation Hearing	132
B.	Confirmation Standards	133
C.	Best Interests of Creditors Test/Liquidation Analysis and Valuation Analysis	134
D.	Financial Feasibility	142
E.	Acceptance By Impaired Classes	144
F.	Confirmation Without Acceptance By All Impaired Classes	145

ARTICLE VII. CERTAIN FACTORS TO BE CONSIDERED PRIOR TO VOTING		146
A.	General	147
B.	Certain Bankruptcy Considerations	147
C.	Factors Relating to Newco’s Business	150
D.	Factors Affecting the Value of Newco Equity and Residual Assets	159
E.	Risks Associated With Forward-Looking Statements	165

ARTICLE VIII. CERTAIN U.S. FEDERAL AND OTHER TAX CONSEQUENCES		167
A.	Certain U.S. Federal Income Tax Consequences	167
B.	Certain Non-U.S. Tax Considerations	172

ARTICLE IX. CERTAIN U.S. SECURITIES LAW MATTERS		174
A.	Plan Securities	174
B.	Issuance and Resale of Newco Equity under the Plan	174

ARTICLE X. PLAN VOTING PROCEDURES		176
A.	Confirmation Generally	176
B.	Who Can Vote	177
C.	Classes Impaired Under the Plan	178
D.	Contents of Solicitation Package	178
E.	Distribution of Solicitation Documents	179
F.	Releases Under the Plan	180
G.	Voting	180

ARTICLE XI. RECOMMENDATION		182

iii

ARTICLE I.

INTRODUCTION(2)

Sea Containers Caribbean Inc. (“SCC”), Sea Containers Ltd. (“SCL”), and Sea Containers Services Ltd. (“SCSL”) (collectively, the “Debtors”) submit the following Disclosure Statement pursuant to Bankruptcy Code § 1125 for purposes of soliciting votes to accept or reject the Debtors’ joint chapter 11 plan (the “Plan”), a copy of which is attached to this Disclosure Statement as Appendix A.(3)  This Disclosure Statement describes certain aspects of the Plan, including the treatment of Holders of Claims and Interests, and also describes certain aspects of the Debtors’ operations, financial projections, and other related matters.

A.                                   Purpose of Disclosure Statement

This Disclosure Statement sets forth certain information regarding the Debtors’ prepetition history, significant events during these Chapter 11 Cases, the resolution of certain disputes central to the Debtors’ reorganization, and the anticipated operations and financing of Newco, the entity to which SCL will transfer its remaining Container Interests and certain additional consideration in exchange for Newco Equity (which will be distributed to the Debtors’ Creditors) and Cash (funded from the Exit Facility) that will be used for, among other things, repayment of the DIP Facility.  This Disclosure Statement also describes the terms and provisions of the Plan, including certain alternatives to the Plan, certain effects of Confirmation of the Plan, certain risk factors associated with the Plan, the reorganization of SCL, and Newco Equity, other considerations in connection with the Plan, and the manner in which distributions will be made under the Plan.  In connection with the Plan, this Disclosure Statement describes certain aspects of the Bermuda Scheme of Arrangement and the U.K. Scheme of Arrangement necessary to effect the Plan and certain transactions contemplated in connection therewith.  In addition, this Disclosure Statement discusses the Confirmation process and the Voting Procedures that Holders of Claims must follow for their votes to be counted.

PLEASE READ THIS IMPORTANT INFORMATION.

THIS DISCLOSURE STATEMENT CONTAINS DESCRIPTIONS AND SUMMARIES OF CERTAIN STATUTORY PROVISIONS, CERTAIN EVENTS IN THE DEBTORS’ CHAPTER 11 CASES, CERTAIN TERMS AND PROVISIONS OF THE PLAN, FINANCIAL INFORMATION, AND CERTAIN OTHER DOCUMENTS WHICH ARE ATTACHED TO, OR INCORPORATED BY REFERENCE IN, THE DISCLOSURE STATEMENT.

ALTHOUGH THE DEBTORS BELIEVE THAT SUCH SUMMARIES ARE FAIR AND ACCURATE, SUCH SUMMARIES ARE QUALIFIED IN THEIR ENTIRETY TO THE

(2)                                  This introduction is qualified in its entirety by the more detailed information contained in the Plan and elsewhere in this Disclosure Statement.

(3)                                  Capitalized terms used in this Disclosure Statement but not otherwise defined shall have the meanings ascribed to such terms in Article I.A. of the Plan.

EXTENT THAT THEY DO NOT SET FORTH THE ENTIRE TEXT OF SUCH UNDERLYING INFORMATION, DOCUMENTS, PLEADINGS OR STATUTORY PROVISIONS.  IN THE EVENT OF ANY INCONSISTENCY OR DISCREPANCY BETWEEN A DESCRIPTION OR SUMMARY IN THIS DISCLOSURE STATEMENT AND THE TERMS AND PROVISIONS OF THE PLAN, FINANCIAL INFORMATION, AND CERTAIN OTHER DOCUMENTS WHICH ARE ATTACHED TO, OR INCORPORATED BY REFERENCE IN, THE DISCLOSURE STATEMENT, THE PLAN, FINANCIAL INFORMATION, OR OTHER DOCUMENTS, AS THE CASE MAY BE, SHALL GOVERN FOR ALL PURPOSES.

FACTUAL INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT HAS BEEN PROVIDED BY THE DEBTORS’ MANAGEMENT EXCEPT WHERE OTHERWISE SPECIFICALLY NOTED.  THE DEBTORS DO NOT WARRANT OR REPRESENT THAT THE INFORMATION CONTAINED HEREIN, INCLUDING THE FINANCIAL INFORMATION, IS WITHOUT ANY MATERIAL INACCURACY OR OMISSION.

SEVERAL DOCUMENTS INCLUDED IN THE PLAN SUPPLEMENT TO THE DEBTORS’ PLAN (THE “PLAN SUPPLEMENT”), ARE DESCRIBED IN THIS DISCLOSURE STATEMENT, BUT THESE SUMMARIES ARE NOT A SUBSTITUTE FOR A COMPLETE UNDERSTANDING OF THE UNDERLYING DOCUMENTS.  YOU ARE URGED TO REVIEW THE FULL TEXT OF ALL SUCH DOCUMENTS IN THE PLAN SUPPLEMENT.

THE STATEMENTS AND FINANCIAL INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT HAVE BEEN MADE AS OF THE DATE OF THIS DISCLOSURE STATEMENT UNLESS OTHERWISE SPECIFIED.  HOLDERS OF CLAIMS AND INTERESTS REVIEWING THIS DISCLOSURE STATEMENT SHOULD NOT INFER AT THE TIME OF SUCH REVIEW THAT THERE HAVE BEEN NO CHANGES IN THE FACTS SET FORTH IN THIS DISCLOSURE STATEMENT SINCE THE DATE OF THIS DISCLOSURE STATEMENT.

EACH HOLDER OF A CLAIM OR INTEREST ENTITLED TO VOTE ON THE PLAN SHOULD CAREFULLY REVIEW THE PLAN, THIS DISCLOSURE STATEMENT, THE PLAN SUPPLEMENT, AND ALL DOCUMENTS WHICH ARE ATTACHED TO, OR INCORPORATED BY REFERENCE IN, THIS DISCLOSURE STATEMENT IN THEIR ENTIRETY BEFORE CASTING A BALLOT.  THE INFORMATION INCLUDED IN THIS DISCLOSURE STATEMENT IS PROVIDED FOR THE PURPOSE OF SOLICITING ACCEPTANCES OF THE PLAN AND SHOULD NOT BE RELIED UPON FOR ANY PURPOSE OTHER THAN TO DETERMINE WHETHER AND HOW TO VOTE ON THE PLAN.  THIS DISCLOSURE STATEMENT DOES NOT CONSTITUTE LEGAL, BUSINESS, FINANCIAL, OR TAX ADVICE.  ANY ENTITIES DESIRING ANY SUCH ADVICE OR ANY OTHER ADVICE SHOULD CONSULT WITH THEIR OWN ADVISORS.

NO ONE IS AUTHORIZED TO GIVE ANY INFORMATION WITH RESPECT TO THE PLAN OTHER THAN THAT WHICH IS CONTAINED IN THIS DISCLOSURE STATEMENT.  NO REPRESENTATIONS CONCERNING THE DEBTORS OR THE VALUE

OF THEIR PROPERTY HAVE BEEN AUTHORIZED BY THE DEBTORS OTHER THAN AS SET FORTH IN THIS DISCLOSURE STATEMENT AND THE DOCUMENTS ATTACHED TO OR INCORPORATED BY REFERENCE IN THIS DISCLOSURE STATEMENT. ANY INFORMATION, REPRESENTATIONS, OR INDUCEMENTS MADE TO OBTAIN AN ACCEPTANCE OF THE PLAN WHICH ARE OTHER THAN AS SET FORTH, OR INCONSISTENT WITH, THE INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT, THE DOCUMENTS ATTACHED TO OR INCORPORATED BY REFERENCE IN THIS DISCLOSURE STATEMENT, AND IN THE PLAN SHOULD NOT BE RELIED UPON BY ANY HOLDER OF A CLAIM OR INTEREST.

THE SECURITIES DESCRIBED IN THIS DISCLOSURE STATEMENT WILL BE ISSUED WITHOUT REGISTRATION UNDER THE SECURITIES ACT, AS AMENDED, OR ANY SIMILAR FEDERAL, STATE, OR LOCAL LAW, GENERALLY IN RELIANCE ON THE EXEMPTIONS SET FORTH IN BANKRUPTCY CODE § 1145.

THIS DISCLOSURE STATEMENT HAS NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT.

ALTHOUGH THE DEBTORS HAVE USED THEIR REASONABLE BEST EFFORTS TO ENSURE THE ACCURACY OF THE FINANCIAL INFORMATION PROVIDED IN THIS DISCLOSURE STATEMENT, THE FINANCIAL INFORMATION CONTAINED IN, OR INCORPORATED BY REFERENCE IN, THIS DISCLOSURE STATEMENT HAS NOT BEEN AUDITED, EXCEPT AS SPECIFICALLY INDICATED OTHERWISE.

THE PROJECTIONS PROVIDED IN THIS DISCLOSURE STATEMENT HAVE BEEN PREPARED BY THE DEBTORS’ MANAGEMENT TOGETHER WITH ITS ADVISORS.  THE PROJECTIONS, WHILE PRESENTED WITH NUMERICAL SPECIFICITY, ARE NECESSARILY BASED ON A VARIETY OF ESTIMATES AND ASSUMPTIONS WHICH, THOUGH CONSIDERED REASONABLE BY THE DEBTORS’ MANAGEMENT AND THEIR ADVISORS, MAY NOT BE REALIZED AND ARE INHERENTLY SUBJECT TO SIGNIFICANT BUSINESS, ECONOMIC, COMPETITIVE, INDUSTRY, REGULATORY, MARKET, AND FINANCIAL UNCERTAINTIES AND CONTINGENCIES, MANY OF WHICH ARE BEYOND THE DEBTORS’ CONTROL.  THE DEBTORS CAUTION THAT NO REPRESENTATIONS CAN BE MADE AS TO THE ACCURACY OF THESE PROJECTIONS OR TO THE ABILITY TO ACHIEVE THE PROJECTED RESULTS.  SOME ASSUMPTIONS INEVITABLY WILL NOT MATERIALIZE.  FURTHER, EVENTS AND CIRCUMSTANCES OCCURRING SUBSEQUENT TO THE DATE ON WHICH THESE PROJECTIONS WERE PREPARED MAY BE DIFFERENT FROM THOSE ASSUMED OR, ALTERNATIVELY, MAY HAVE BEEN UNANTICIPATED, AND THUS THE OCCURRENCE OF THESE EVENTS MAY AFFECT FINANCIAL RESULTS IN A MATERIALLY ADVERSE OR MATERIALLY BENEFICIAL MANNER. THEREFORE,  THESE PROJECTIONS MAY NOT BE RELIED UPON AS A GUARANTY OR OTHER ASSURANCE OF THE ACTUAL RESULTS THAT WILL OCCUR.

FOR A DESCRIPTION OF THE PLAN AND VARIOUS FACTORS TO BE CONSIDERED PERTAINING TO THE PLAN AS IT RELATES TO HOLDERS OF CLAIMS AGAINST, AND INTERESTS IN, THE DEBTORS, PLEASE SEE ARTICLE IV AND ARTICLE VII.

TO BE COUNTED, THE BALLOT (OR MASTER BALLOT OF A NOMINEE’S HOLDER, AS APPLICABLE) INDICATING ACCEPTANCE OR REJECTION OF THE PLAN (AND, AS APPLICABLE, THE BERMUDA SCHEME OF ARRANGEMENT OR THE U.K. SCHEME OF ARRANGEMENT) MUST BE RECEIVED BY BMC GROUP, INC., THE DEBTORS’ CLAIMS AND SOLICITATION AGENT, NO LATER THAN 4:00 P.M. PREVAILING PACIFIC TIME, ON [NOVEMBER 1], 2008.  SUCH BALLOTS (OR MASTER BALLOTS, AS APPLICABLE) SHOULD BE CAST IN ACCORDANCE WITH THE SOLICITATION PROCEDURES DESCRIBED IN FURTHER DETAIL IN ARTICLE X OF THIS DISCLOSURE STATEMENT.  ANY BALLOT RECEIVED AFTER THE VOTING DEADLINE SHALL NOT BE COUNTED.

B.                                     The Debtors

On October 15, 2006 (the “Petition Date”), each of the Debtors Filed voluntary petitions for relief under chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware.  SCL is incorporated in Bermuda and, as of the Petition Date, was the ultimate parent company for SCC and SCSL and more than 140 non-debtor, foreign and U.S. subsidiaries (the “Non-Debtor Subsidiaries” and collectively with the Debtors, the “Company”).

Originally, the Company primarily engaged in the marine container leasing business.  Since the late 1970s, the Company diversified into a wide range of businesses, including passenger rail transportation, passenger ferry operation, container manufacturing and repairing, hotel operation, property investment, perishable commodity production, and sales and publishing (collectively, the “Non-Container-Leasing Businesses”).  The Company operated as a global consolidated business and had employees, assets, and creditors throughout the world.

Prior to the Petition Date, the Company initiated a restructuring program and divested itself of various Non-Container-Leasing Businesses.  Subsequent to the Petition Date, the Company continued its prepetition restructuring initiatives, including selling Non-Container-Leasing Businesses during the Chapter 11 Cases.  As detailed in this Disclosure Statement, while SCL has completed a significant portion of these divestitures and asset sales, under the Plan, the Debtors expect to complete the sale of their remaining Non-Container-Leasing Businesses and wind-down and liquidate the remaining Non-Debtor Subsidiaries.  The Debtors anticipate that, under the Plan, the assets of Newco primarily will consist of the Container Interests, Causes of Action relating to Container Interests (if any), and a note issued to Newco for repayment of certain Cash lent by Newco enabling Reorganized SCL to repay the balance of the DIP Facility and fund Reorganized SCL’s wind-down costs.(4)

(4)                                  The Container Interests include SCL’s indirect ownership of the Class A Quotas in GE SeaCo SRL (“GE SeaCo”), SCL’s direct ownership of the Class B Quotas in GE SeaCo, and SCL’s equity interests in SPC Holdings, Ltd.  SPC Holdings, Ltd. is the parent company of Sea Containers SPC Ltd., which owns a significant portion of the Company’s remaining container assets.

C.                                     Overview of Chapter 11

Chapter 11 is the principal business reorganization chapter of the Bankruptcy Code.  In addition to permitting debtor rehabilitation, chapter 11 promotes equality of treatment for similarly situated creditors and similarly situated equity interest holders, subject to the priority of distributions prescribed by the Bankruptcy Code.

The commencement of a chapter 11 case creates an estate that comprises all of the legal and equitable interests of the debtor as of the bankruptcy commencement date.  The Bankruptcy Code provides that the debtor may continue to operate its business and remain in possession of its property as a “debtor-in-possession.”

Consummating a plan is the principal objective of a chapter 11 case.  A plan may, as in this case, contemplate a transfer of a debtor’s assets and subsequent liquidation of the debtor.  The Bankruptcy Court’s confirmation of a plan binds the debtor, any person acquiring property under the plan, any creditor or equity interest holder of a debtor, and any other person or entity as may be ordered by the Bankruptcy Court in accordance with the applicable provisions of the Bankruptcy Code.  Subject to certain limited exceptions, the order issued by the Bankruptcy Court confirming a plan provides for the treatment of such debt in accordance with the terms of the confirmed plan.

Prior to soliciting acceptances of a proposed chapter 11 plan, Bankruptcy Code § 1125 requires a debtor to prepare a disclosure statement containing information of a kind, and in sufficient detail, to enable a hypothetical reasonable investor to make an informed judgment regarding acceptance of the chapter 11 plan.  This Disclosure Statement is being submitted in accordance with the requirements of Bankruptcy Code § 1125.

D.                                    Purpose of the Plan

In general, the Plan contemplates the transfer of the Debtors’ direct and indirect interests in their marine and land container leasing business to Newco.  In return, Reorganized SCL will receive Newco Equity that, subject to certain holdbacks and trusts set aside for certain Claims, as discussed herein, will be distributed on a Pro Rata basis to Holders of Allowed Claims in accordance with the terms of the Plan.  The value of Newco Equity in large part will derive from the value of SCL’s interests in GE SeaCo — its joint venture with GE Capital — and SPC Holdings Ltd. — the parent company of the special purpose subsidiary established by SCL that owns a substantial portion of SCL’s shipping containers and related lease revenues.  Newco also will lend Cash to Reorganized SCL from its Exit Facility and will receive the Newco Repatriation Note from Reorganized SCL.  Reorganized SCL will use the Cash received from Newco, together with its own liquid resources at exit, to repay its debtor in possession loan.  Subject to any priority claims and the Post-Emergence Costs, the Newco Repatriation Note will be payable by Reorganized SCL from proceeds received on account of Intercompany Claims,

Intercompany Interests, and other property of the Debtors’ estates, including any residual value that reverts to Reorganized SCL from the trusts and reserves established under the Plan.

Further, to ensure that Non-Debtor Subsidiary directors do not seek to enforce Intercompany Claims, the Plan also contemplates the establishment of the Non-Debtor Subsidiary Reserve, which will be held by the Non-Debtor Subsidiary Trustees.  The Non-Debtor Subsidiary Reserve will consist of a certain amount of Cash and Newco Equity that will be available to fund certain payments to certain currently known creditors of the Non-Debtor Subsidiaries.  The Plan provides that any residual property other than Newco Equity from the Non-Debtor Subsidiary Reserve will revert to Reorganized SCL and, after payment of the Post-Emergence Costs, be used pay down the Newco Repatriation Note.  To the extent any residual property remains after payment of the Newco Repatriation Note in full, such remaining residual property will be distributed to the Holders of Allowed Claims on a Pro Rata basis.  Any residual Newco Equity contained in the Non-Debtor Subsidiary Reserve will be cancelled.  The Plan further contemplates the establishment of the Equalization Claim Reserve.  The Equalization Claim Reserve will be held and administered by the Equalization Trustees.  The Equalization Claim Reserve will be used to satisfy any valid Equalization Claim and certain other employee Claims, if any, related to equalization of the Pension Schemes.  The Plan provides that any residual property other than Newco Equity from the Equalization Claim Reserve will revert to Reorganized SCL and, after payment of the Post-Emergence Costs, will be applied to pay down the Newco Repatriation Note.  Any property remaining after satisfaction of the Newco Repatriation Note will be distributed to Reorganized SCL for distribution to the Holders of Allowed Claims on a Pro Rata basis. Any residual Newco Equity contained in the Equalization Claim Reserve will be cancelled.  The structure and details of the Non-Debtor Subsidiary Trust and the Equalization Trust are further discussed herein.  After distribution of Newco Equity, Reorganized SCL will be wound-down and dissolved in accordance with Bermuda law, and the residual cash realizations, if any, after payment of the Newco Repatriation Note, will be distributed to the Holders of Allowed Claims on a Pro Rata basis.

The Debtors carefully reviewed their current business operations and various liquidation and recovery scenarios and have concluded that the recovery for Holders of Allowed Claims will be maximized through transactions and distributions contemplated by the Plan, as further implemented by the Bermuda Scheme of Arrangement and the U.K. Scheme of Arrangement.  The Debtors believe that any alternative to Confirmation of the Plan, such as conversion of these Chapter 11 Cases to cases under chapter 7 of the Bankruptcy Code or any attempt by another party in interest to File a plan, would result in significant delays, litigation, and additional costs and, ultimately, would lower the recoveries for Holders of Allowed Claims.

E.                                      Purpose of the Bermuda Scheme of Arrangement and the U.K. Scheme of Arrangement

The Debtors have determined that, in light of SCL being incorporated in Bermuda and SCSL being registered under the laws of England & Wales, the Bermuda Scheme of Arrangement and the U.K. Scheme of Arrangement are necessary to ensure that the Plan can be implemented under the laws of Bermuda and England & Wales.  The effectiveness of the Bermuda Scheme of Arrangement and the U.K. Scheme of Arrangement is a condition to consummation of the Plan.

As SCL is a Bermuda corporation, after commencement of these Chapter 11 Cases, the Debtors filed winding-up proceedings in Bermuda, and the Supreme Court of Bermuda (the “Bermuda Court”) appointed John C. McKenna and Gareth H. Hughes to serve as joint provisional liquidators (the “JPLs”) to monitor the general progress of these Chapter 11 Cases.  To implement the Plan with respect to SCL, the Debtors will propose a scheme of arrangement for SCL (the “Bermuda Scheme of Arrangement”).  In that regard, the Bermuda Scheme of Arrangement will be submitted to the Bermuda Court for approval, and together with a separate explanatory statement for the Bermuda Scheme of Arrangement (the “Bermuda Scheme of Arrangement Explanatory Statement”), this Disclosure Statement and other materials will be circulated to all of SCL’s known Unsecured Creditors except for any employees that have or may assert Claims against SCL that give rise to Equalization-Related Employee Claims as these claims will not be compromised under the Bermuda Scheme of Arrangement.  The Bermuda Scheme of Arrangement Explanatory Statement is intended to provide Creditors subject to the Bermuda Scheme of Arrangement with such information as is required by the Companies Act 1981 of Bermuda concerning the Bermuda Scheme of Arrangement.

In addition to the Bermuda Scheme of Arrangement, the Debtors will propose a scheme of arrangement under the laws of England & Wales for SCSL (the “U.K. Scheme of Arrangement”).  The U.K. Scheme of Arrangement, along with certain other measures, will ensure that the Pension Schemes Settlement Agreement and certain aspects of the Plan are implemented in the U.K.  The U.K. Scheme of Arrangement, along with schemes in relation to certain Non-Debtor Subsidiaries are necessary as a result of English regulatory requirements.  Specifically, because of certain English regulatory requirements applicable to pension schemes, the Pension Schemes Claims against SCSL can only be compromised by way of a U.K. scheme of arrangement or their treatment must be otherwise approved by the U.K. Pension Protection Fund (the “Pension Protection Fund”).  As a consequence, the 1990 Pension Scheme will participate in the U.K. Scheme of Arrangement and, subject to certain conditions described below, the 1983 Pension Scheme also may participate in the U.K. Scheme of Arrangement.  In addition, if the Debtors believe that it will facilitate implementation of the Plan, SCSL Other Unsecured Creditors except for any employees that have or may assert Claims against SCSL that give rise to Equalization-Related Employee Claims may participate in the U.K. Scheme of Arrangement.  The U.K. Scheme of Arrangement together with an accompanying separate explanatory statement (the “U.K. Scheme of Arrangement Explanatory Statement”) will be submitted to the High Court of England & Wales (the “English Court”) for approval, subsequent to which, the U.K. Scheme of Arrangement, the U.K. Scheme of Arrangement Explanatory Statement, this Disclosure Statement and other materials will be circulated to Creditors whose Claims will be compromised under the U.K. Scheme of Arrangement.  The U.K. Scheme of Arrangement Explanatory Statement will provide such information to the Creditors who are the subject of the U.K. Scheme of Arrangement as is required by the Companies Act 2006 of Great Britain.(5)

Creditors under each of the Bermuda Scheme of Arrangement and the U.K. Scheme of Arrangement will receive the same treatment they received under the Plan.  The Bermuda

(5)                                  It is possible that, as part of the winding-up of the Company, certain Non-Debtor Subsidiaries, that are or were participating employers under the Pension Schemes, may also require U.K. schemes of arrangement.

Scheme of Arrangement and the U.K. Scheme of Arrangement provide for distributions to Creditors on the same terms as the Plan.

F.                                      Liquidation and Plan Recovery Analyses

The Debtors believe that their businesses and assets have significant value that would not be realized in a hypothetical chapter 7 liquidation, either in whole or in substantial part.   The Debtors, with the assistance of PricewaterhouseCoopers LLP (“PwC”) and Rothschild Inc. (“Rothschild”), have prepared a liquidation analysis and plan recovery analysis described further in ARTICLE VI.C. on behalf of the Debtors to assist Holders of Claims in determining whether to accept or reject the Plan.  These Liquidation and Plan Recovery Analyses together compare the proceeds that could be realized if the Debtors were to be liquidated in a case under chapter 7 of the Bankruptcy Code with their recovery under the Plan as currently proposed.  The analyses are based upon the value of the Debtors’ assets and liabilities as of a date certain, and incorporate estimates and assumptions developed by the Debtors, including a hypothetical conversion to a liquidation under chapter 7 of the Bankruptcy Code as of a date certain, that are subject to potentially material changes with respect to economic and business conditions and legal rulings.  Therefore, the actual liquidation value of the Debtors could vary materially from the estimates provided therein.

The Debtors believe that the Plan provides the best recoveries possible for Holders of Allowed Claims and Interests and strongly recommend that, if such Holders are entitled to vote, they vote to accept the Plan.  As discussed in further detail in this Disclosure Statement, the Debtors believe that any alternative to Confirmation, such as liquidation or attempts by another Entity to File a chapter 11 plan, could result in significant delays, litigation, or arbitration, and additional costs.  For more information, see ARTICLE VI and the liquidation analysis set forth as Appendix B hereto (the “Liquidation Analysis”).

G.                                     Summary of Classification and Treatment of Allowed Claims and Interests Under the Plan

The Plan divides all Claims and all Interests against each Debtor into various Classes.  The following tables summarize the Classes of Claims and Interests under the Plan, the treatment of such Classes, the voting rights of such Classes, and the projected recovery under the Plan, if any, for such Classes.(6)  The recoveries set forth below are projected recoveries and may change based upon changes in Allowed Claims and proceeds available.(7)

(6)                                  This chart is only a summary of the classification and treatment of Allowed Claims and Interests under the Plan.  Reference should be made to the entire Disclosure Statement and the Plan for a complete description of the classification and treatment of Allowed Claims and Interests.  To the extent of any inconsistency between the summary below and the more detailed summary in ARTICLE IV, the more detailed summary shall govern.  To the extent of any inconsistency between the summaries contained in this Disclosure Statement and that set forth in the Plan, the Plan shall govern.

(7)                                  The Debtors have prepared the Plan and this Disclosure Statement assuming that the Bankruptcy Court will approve the Pension Schemes Settlement Agreement.  A condition precedent to Confirmation of the Plan is approval of the Pension Schemes Settlement Agreement or that the necessary parties reach an alternative settlement.  The Debtors believe that consummation of the Plan is highly unlikely absent settlement of the Pension Schemes Claims, and that under such circumstances projected Creditor recoveries and actual distributions likely would be materially reduced from those reflected in this Disclosure Statement.

The projected recoveries are based upon certain assumptions contained in the plan recovery analysis (the “Plan Recovery Analysis”), including an assumed value of Newco Equity of $323 million to $403 million in aggregate.  As more fully described in this Disclosure Statement, the Debtors’ assumed values of the Newco Equity were derived from commonly accepted valuation techniques and are not estimates of trading values for such securities.  The range listed below of a 47% to 61% recovery for the Holders of most Classes of Unsecured Claims is based on various assumptions, including, but not limited to (a) total assets available to pay Holders of Unsecured Claims of approximately $331 million to $431 million and (b) approximately $705 miillion of final Unsecured Claims against SCL, including a $69 million Equalization Claim.

Summary of Classification and Treatment of Claims and Interests

Class	Claim	Plan Treatment of Class	Status	Projected Recovery Under the Plan
1	Other Secured Claims	Paid in full in Cash, satisfied in full by a return of the collateral, or treated in any other manner to render such Claim Unimpaired.	Unimpaired	100%
2A	SCL Other Priority Claims	Paid in full in Cash.	Unimpaired	100%
2B	SCL Other Unsecured Claims	Pro Rata share of SCL Unsecured Distribution.	Impaired	47%–61%
2C	SCL Pension Schemes Claims	Consideration as set forth in Pension Schemes Settlement Agreement, including, without limitation, Pro Rata share of SCL Unsecured Distribution.	Impaired	47%– 61%
3A	SCSL Other Unsecured Claims	Pro Rata share of SCSL Unsecured Distribution.	Impaired	45%– 60%
3B	SCSL Pension Schemes Claims	Consideration as set forth in Pension Schemes Settlement Agreement, including, without limitation, Pro Rata share of SCL Unsecured Distribution as set out in Class 2C above.	Impaired	47%– 61%
4A	SCC Pension Schemes Claims	Consideration as set forth in Pension Schemes Settlement Agreement, including, without limitation, Pro Rata share of SCL Unsecured Distribution as set out in Class 2C above.	Impaired	47%– 61%
4B	SCC Interests	Reinstated under the Plan.	Unimpaired	100%

Class	Claim	Plan Treatment of Class	Status	Projected Recovery Under the Plan
5	SCL Common Stock Interests	Not entitled to receive any distribution or retain any property under the Plan.	Impaired	N/A

H.                                    Voting, Solicitation and Confirmation of the Plan

1.                                       Parties Entitled to Vote on the Plan

Under the provisions of the Bankruptcy Code, not all parties-in-interest are entitled to vote on a chapter 11 plan.  Holders of Claims not impaired by the Plan are deemed to accept the Plan under Bankruptcy Code § 1126(f) and, therefore, are not entitled to vote on the Plan.  Holders of Claims or Interests impaired by the Plan and receiving no distribution under the Plan are not entitled to vote because they are deemed to have rejected the Plan under Bankruptcy Code § 1126(g).

Each Holder of a Claim in the following Classes is entitled to vote either to accept or reject the Plan.  In addition, Holders of SCL Pension Schemes Claims and SCL Other Unsecured Claims other than the Claims of employees against SCL that give rise to Equalization-Related Employee Claims will be entitled to vote in the Bermuda Scheme of Arrangement, and the 1990 Pension Scheme (and, in addition, as described below, possibly the 1983 Pension Scheme and Holders of SCSL Other Unsecured Claims other than any Claims of employees against SCSL that give rise to Equalization-Related Employee Claims) will be entitled to vote in the U.K. Scheme of Arrangement.

2B	SCL Other Unsecured Claims
2C	SCL Pension Schemes Claims
3A	SCSL Other Unsecured Claims
3B	SCSL Pension Schemes Claims
4A	SCC Pension Schemes Claims

The following Classes are Unimpaired and deemed to accept the Plan.  Therefore, such Classes are not entitled to vote on the Plan and the vote of such Holders of Claims and Interests shall not be solicited.

1	Other Secured Claims
2A	SCL Other Priority Claims
4B	SCC Interests

The following Class is deemed to reject the Plan.  Therefore, such Class is not entitled to vote on the Plan and the vote of such Holders of Claims and Interests shall not be solicited.

5	SCL Common Stock Interests

For a detailed description of the Classes of Claims and the Classes of Equity Interests, as well as their respective treatment under the Plan, see ARTICLE III of the Plan.

All Holders of Claims entitled to vote on the Plan should consider a variety of factors, which may impact recoveries under the Plan, prior to accepting or rejecting the Plan.  These factors are described in ARTICLE VII.

THE DEBTORS BELIEVE THAT THE PLAN IS IN THE BEST INTEREST OF ALL OF THEIR CREDITORS.  THE DEBTORS RECOMMEND THAT ALL HOLDERS OF CLAIMS AGAINST, AND INTERESTS IN, THE DEBTORS WHOSE VOTES ARE BEING SOLICITED SUBMIT BALLOTS TO ACCEPT THE PLAN.

2.                                       Solicitation Package

The following materials constitute the solicitation package (the “Solicitation Package”):

•                  a cover letter describing the contents of the Solicitation Package and urging the Holders in each of the Voting Classes to vote to accept the Plan and, as applicable, the Bermuda Scheme of Arrangement or the U.K. Scheme of Arrangement;

•                  the Solicitation Procedures Order, which, among other things, (a) approves this Disclosure Statement as containing “adequate information” in accordance with Bankruptcy Code § 1125, (b) fixes a voting record date, (c) approves solicitation and voting procedures with respect to the Plan, (d) approves the form of the Solicitation Package and the notices to be distributed with respect thereto, and (e) schedules certain dates in connection therewith;

•                  a copy of the Solicitation Procedures;

•                  a copy of the proposed form of the Bermuda Scheme of Arrangement and the Bermuda Scheme of Arrangement Explanatory Statement;

•                  a copy of the proposed form of the U.K. Scheme of Arrangement and the U.K. Scheme of Arrangement Explanatory Statement;

•                  an appropriate form of Ballot and/or Master Ballot and applicable Voting Instructions;

•                  the Confirmation Hearing Notice;

•                  the approved form of the Disclosure Statement with all exhibits, including the Plan, and any other supplements or amendments to these documents which may be Filed with the Bankruptcy Court;  and

•                  such other materials as the Bankruptcy Court may direct.

Pursuant to Bankruptcy Code § §  1126(c) and 1126(d) and except as otherwise provided in § 1126(e):  (a) an Impaired Class of Claims has accepted the Plan if the Holders of at least two-thirds in dollar amount and more than one-half in number of the Allowed Claims in such Class actually voting have voted to accept the Plan; and (b) an Impaired Class of Interests has accepted the Plan if the Holders of at least two-thirds in amount of the Allowed Interests of such

Class actually voting have voted to accept the Plan.  The Debtors will tabulate all votes on the Plan on a non-consolidated basis for the purpose of determining whether the Plan satisfies Bankruptcy Code § § 1129(a)(8) and (10).

The Bankruptcy Court has established [August 15], 2008 (the “Voting Record Date”) as the date for determining which Holders of Claims and Interests are eligible to vote on the Plan.

Ballots, along with the Solicitation Package, will be mailed to all registered Holders of Claims or Interests as of the Voting Record Date that are entitled to vote to accept or reject the Plan.  An appropriate return envelope will be included with each Ballot, if necessary.  Beneficial Holders of Claims or Interests who receive a return envelope addressed to their bank, brokerage firm, or other Nominee (or its agent) should allow sufficient time for their votes to be received by the Nominee and processed on a Master Ballot before the Voting Deadline.

The Debtors have engaged BMC Group, Inc. (“BMC”) as their claims and solicitation agent (the “Claims and Solicitation Agent”) to assist in the Plan voting process.  The Claims and Solicitation Agent will answer questions regarding the procedures and requirements for voting to accept or reject the Plan and for objecting to the Plan, provide additional copies of all materials, and oversee the voting tabulation.  The Claims and Solicitation Agent will also process and tabulate ballots for each Class entitled to vote to accept or reject the Plan.  The Claims and Solicitation Agent is located at the following addresses:

Within the U.S.

If by mail:	If by courier/hand delivery:

BMC Group, Inc.	BMC Group, Inc.
Attention: Sea Containers Ltd. Claims and	Attention: Sea Containers Ltd. Claims and
Solicitation Agent	Solicitation Agent
P.O. Box 949	444 North Nash Street
El Segundo, California 90245-0949	El Segundo, California 90245

Outside of the U.S.:

If by mail or courier/hand delivery:

BMC Group, Inc.
Attention: Sea Containers Ltd. Claims and
Solicitation Agent
31 Southampton Row
4th Floor
Holborn, London WC1 B5HJ
England, United Kingdom

BALLOTS CAST BY HOLDERS AND MASTER BALLOTS CAST ON BEHALF OF BENEFICIAL HOLDERS IN CLASSES ENTITLED TO VOTE MUST BE

RECEIVED BY THE CLAIMS AND SOLICITATION AGENT BY THE VOTING DEADLINE, AT THE ADDRESS LISTED ON THE APPLICABLE BALLOT, WHETHER BY FIRST CLASS MAIL, OVERNIGHT COURIER, OR PERSONAL DELIVERY.  THE ADDRESSES FOR BALLOTS RETURNABLE TO THE CLAIMS AND SOLICITATION AGENT ARE LISTED ABOVE.  FOR ANSWERS TO ANY QUESTIONS REGARDING SOLICITATION PROCEDURES, PARTIES MAY CALL (A) IN THE U.S., (888) 909-0100 OR (B) INTERNATIONALLY, 011-44-20-7000-1214.

TO BE COUNTED, THE BALLOTS CAST BY HOLDERS, AND MASTER BALLOTS CAST ON BEHALF OF BENEFICIAL HOLDERS, INDICATING ACCEPTANCE OR REJECTION OF THE PLAN, MUST BE RECEIVED NO LATER THAN THE VOTING DEADLINE.  SUCH BALLOTS (OR MASTER BALLOTS, AS APPLICABLE) SHOULD BE CAST IN ACCORDANCE WITH THE SOLICITATION PROCEDURES DESCRIBED IN FURTHER DETAIL IN ARTICLE X OF THIS DISCLOSURE STATEMENT.  ANY BALLOT RECEIVED AFTER THE VOTING DEADLINE SHALL NOT BE COUNTED.

Holders of (a) SCL Pension Schemes Claims and (b) SCL Other Unsecured Claims other than any employees that have or may assert Claims against SCL that give rise to Equalization-Related Employee Claims (items (a) and (b) together, the “Bermuda Scheme Creditors”) voting on the Plan also will vote on the Bermuda Scheme of Arrangement.  The Ballots sent to Bermuda Scheme Creditors as part of the Plan solicitation materials will provide for dual voting on the Plan and the Bermuda Scheme of Arrangement.  However, certain Bermuda Scheme Creditors can vote for the Bermuda Scheme of Arrangement only and not the Plan.  The Bermuda Scheme of Arrangement will provide that if a Bermuda Scheme Creditor did not file a timely Claim in the Chapter 11 Cases, and that failure to do so was not the result of a willful default or lack of reasonable diligence, then that Bermuda Scheme Creditor  may vote for the Bermuda Scheme of Arrangement only, provided that the Bermuda Scheme Creditor lodges a voting form or form of proxy in the Bermuda Proceedings by the Voting Deadline.  In addition a Bermuda Scheme Creditor who has also Filed a Claim in the Plan may request a special proxy form from SCL if it does not wish to complete the Ballot in respect of the Bermuda Scheme of Arrangement.

With respect to the Bermuda Scheme of Arrangement, following a successful application to the Bermuda Court to convene meetings of the Bermuda Scheme Creditors, which application shall have exhibited to it the draft Bermuda Scheme of Arrangement materials, eligible Bermuda Scheme Creditors not already having received such material as part of the Plan solicitation package will receive Bermuda Scheme of Arrangement materials, which include the Bermuda Scheme of Arrangement Explanatory Statement, this Disclosure Statement, the Bermuda Scheme of Arrangement, a Bermuda Scheme of Arrangement ballot/proxy, and a claim form.  In addition, a Claim Filed in these Chapter 11 Cases against SCL shall be deemed submitted in the Bermuda Scheme of Arrangement.

Bermuda Scheme Creditors that have not already Filed Claims in these Chapter 11 Cases, and are otherwise eligible to submit a Claim in the Bermuda Scheme of Arrangement, (i.e., their failure to file a timely Claim in the Chapter 11 Cases was not a result of their willful default or lack of reasonable diligence) can submit their Claims to the Bermuda Scheme of Arrangement administrators on or before the Bermuda Scheme of Arrangement Bar Date.  (If such Bermuda

Scheme Creditors wish to vote on the Bermuda Scheme of Arrangement, they must submit their voting form or form of proxy to SCL prior to the Voting Deadline.)

The Bermuda Scheme of Arrangement will consist of two separate classes of Bermuda Scheme Creditors:  (a) SCL Other Unsecured Claims other than Claims of employees against SCL that give rise to Equalization-Related Employee Claims; and (b) SCL Pension Schemes Claims.  The Bermuda Court will convene meetings of each class of Bermuda Scheme Creditors, at which time the eligible Bermuda Scheme Creditors that have (i) not already voted on the Ballot or (ii) requested a special proxy form from SCL will be entitled to vote on the Bermuda Scheme of Arrangement in their respective class either in person or by proxy by completing either the special proxy form or the proxy which will be included in the Bermuda Scheme of Arrangement materials.  By checking or ticking the box on the proxy to accept the Bermuda Scheme of Arrangement, those Bermuda Scheme Creditors who did not vote on the Ballot will be giving the chairman of the meeting their proxy to cast their vote in support of the Bermuda Scheme of Arrangement.  Likewise, if such Bermuda Scheme Creditors check or tick the box rejecting the Bermuda Scheme of Arrangement, the chairman will vote their proxy to reject the Bermuda Scheme of Arrangement.  As an alternative to giving their proxy to the chairman, Bermuda Scheme Creditors may attend the meeting in person.  All the votes cast in the Ballot by Bermuda Scheme Creditors with a Claim also Filed in these Chapter 11 Cases shall be counted at the meetings of Bermuda Scheme Creditors.

For the Bermuda Scheme of Arrangement to become effective and legally binding on SCL and the Bermuda Scheme Creditors, a majority in number and three-fourths in value of the Bermuda Scheme Creditors present and voting either in person or by proxy at the meetings of each class of Bermuda Scheme Creditors must vote in favor of the Bermuda Scheme of Arrangement and the Bermuda Scheme of Arrangement must then be sanctioned by an order of the Bermuda Court, which is delivered to the Registrar of Companies in Bermuda (the “Bermuda Companies Registrar”) for registration.  For purposes of determining whether the requisite majority has been met for approval of the Bermuda Scheme of Arrangement, a vote to accept the Plan will be counted and deemed as a vote in favor of the Bermuda Scheme of Arrangement.  Bermuda Scheme Creditors who wish to vote in a manner other than that set out in the Ballot may request a special form of proxy form SCL in order to vote separately on the Bermuda Scheme of Arrangement.

The U.K. Scheme of Arrangement (a) will consist of the 1990 Pension Scheme Claims and (b) also may consist of the 1983 Pension Scheme Claims and SCSL Other Unsecured Claims except for any Claims that employees have or may assert against SCSL that give rise to Equalization-Related Employee Claims (items (a) and (b) together, the “U.K. Scheme Claims”).  As further described below, participation of the 1983 Pension Scheme in the U.K. Scheme of Arrangement is predicated upon whether the 1983 Pension Scheme receives assurance from the Pension Protection Fund prior to the hearing to approve this Disclosure Statement that the 1983 Pension Scheme continues to be eligible for protections from the Pension Protection Fund in light of the Pension Schemes Settlement Agreement.(8)  Additionally, the Debtors may decide prior to the hearing to approve this Disclosure Statement to include the Holders of SCSL Other Unsecured Claims other than any employees that have or assert Claims against SCSL that give rise to Equalization-Related Employee Claims in the U.K. Scheme of Arrangement if it facilitates implementation of the Plan.

Holders of U.K. Scheme Claims that are entitled to vote on the Plan are also entitled to vote on the U.K. Scheme of Arrangement.  The U.K. Scheme Claims Filed against SCSL in these Chapter 11 Cases shall be deemed submitted in the U.K. Scheme of Arrangement.  The Ballots sent to Holders of U.K. Scheme Claims as part of the Plan solicitation materials will provide for dual voting on the Plan and the U.K. Scheme of Arrangement.  The U.K. Scheme of Arrangement will provide that if a Holder of a U.K. Scheme Claim did not File a timely Claim in the Chapter 11 Cases, and that failure to do so was not the result of willful default or lack of reasonable diligence, then that Holder of a U.K. Scheme Claim may vote for the U.K. Scheme of Arrangement only, provided that such Holder lodges a voting form or form of proxy in the U.K. proceedings by the Voting Deadline.  Furthermore, a Holder of a U.K. Scheme Claim that has not already Filed a Claim in these Chapter 11 Cases and is otherwise eligible to do so (i.e. its failure to file a timely Claim was not the result of willful default or lack of reasonable diligence) can submit its claim to the U.K. Scheme of Arrangement administrators on or before the U.K. Scheme of Arrangement Bar Date (but if it wants to vote on the U.K. Scheme of Arrangement, it must submit its voting form or form of proxy prior to the Voting Deadline).  In addition, any Holder of a U.K. Scheme Claim  who has Filed a Claim in these Chapter 11 Cases also may request a special proxy from SCSL if such Holder does not wish to complete the Ballot in respect of the U.K. Scheme of Arrangement.

If the 1983 Pension Scheme and/or certain SCSL Other Unsecured Creditors are included in the U.K. Scheme of Arrangement, then the U.K. Scheme of Arrangement will consist of two separate classes of U.K. Scheme Claims:  (a) the 1983 Pension Scheme Claims and/or the 1990 Pension Scheme Claims; and (b) SCSL Other Unsecured Claims except for Claims employees have or may assert that give rise to Equalization-Related Employment Claims.  Alternatively, if the 1983 Pension Scheme and SCSL Other Unsecured Creditors are not included in the U.K. Scheme of Arrangement, there will only be one class consisting of the 1990 Pension Scheme Claims. Following a successful application to the English Court to convene a meeting of each class of U.K. Scheme Claims, which application shall have exhibited to it the U.K. Scheme of Arrangement materials, the English Court will convene the meetings of each class of U.K. Scheme Claims at which meetings the eligible Holders of U.K. Scheme Claims will be entitled to vote in their respective class in person or by proxy given to the chairman of the meeting.  As with the Bermuda Scheme of Arrangement, for the U.K. Scheme of Arrangement to become effective and legally binding, among other things, a majority in number and three-fourths in value of the creditors present and voting either in person or by proxy at the meeting of each class of U.K. Scheme Claims must vote in favor of the U.K. Scheme.  All votes cast in the Ballot by

(8)                                 The Pension Protection Fund, a U.K. regulatory body, provides protections to U.K. defined benefit Pension Schemes that are similar to the pension protection guarantees the Pension Benefit Guarantee Corporation provides to U.S. defined benefit pension plans.

Holders of U.K. Scheme Claims who Filed their Claims in these Chapter 11 Cases shall be counted at the meetings of U.K. Scheme Claim Holders.

The Plan, the Bermuda Scheme of Arrangement, and the U.K. Scheme of Arrangement are all interconditional.  As a result, if the Plan is not Confirmed, or if the Bermuda Scheme of Arrangement is not approved or sanctioned, or if the U.K. Scheme of Arrangement is not approved or sanctioned, then none of the Plan, the Bermuda Scheme of Arrangement, or the U.K. Scheme of Arrangement will be implemented.

3.                                       Confirmation Hearing

Bankruptcy Code § 1128(a) requires the Bankruptcy Court, after notice, to hold a hearing on confirmation of the Plan.  Bankruptcy Code § 1128(b) provides that any party-in-interest may object to confirmation of the Plan.

Bankruptcy Code § 1129(a)(10) shall be satisfied for purposes of Confirmation by acceptance of the Plan by an Impaired Class for each Debtor.  The Debtors shall seek Confirmation pursuant to Bankruptcy Code § 1129(b) with respect to any rejecting Class of Claims or Interests.  The Debtors also reserve the right to modify the Plan and seek Confirmation consistent with the Bankruptcy Code.

The Bankruptcy Court has scheduled the Confirmation Hearing to commence on [November 10], 2008 at [         ] a/p.m. prevailing Eastern time (the “Confirmation Hearing Date”) before the Honorable Kevin J. Carey, United States Bankruptcy Judge, in the United States Bankruptcy Court for the District of Delaware, 824 North Market Street, Wilmington, DE 19801.  The Confirmation Hearing may be adjourned from time to time by the Bankruptcy Court without further notice except for an announcement of the adjourned date made at the Confirmation Hearing or any adjournment of the Confirmation Hearing.

Objections to Confirmation of the Plan must be Filed with the Bankruptcy Court and served on the Debtors, and certain other parties, on or before [November 1], 2008 (the “Plan Objection Deadline”) in accordance with the Solicitation Procedures Order, which is described in greater detail in ARTICLE X.  The Bankruptcy Court will not consider objections to Confirmation unless they are timely served and Filed in compliance with the Solicitation Procedures Order.

It shall be a condition to Consummation of the Plan that the Bermuda Scheme of Arrangement and the U.K. Scheme of Arrangement become effective.  Moreover, neither the Bermuda Scheme of Arrangement nor the U.K. Scheme of Arrangement can be implemented unless the Plan is Confirmed. In addition, as a condition to Plan confirmation, all provisions, terms, and conditions of the Plan must be approved in the Confirmation Order.  Certain other conditions contained in the Plan shall also have been satisfied or waived pursuant to the provisions of ARTICLE XII of the Plan.

The Debtors will publish the Confirmation Hearing Notice, which will contain, among other things, the Confirmation Hearing date and time, the Voting Record Date, the Voting Deadline, and the Plan Objection Deadline, in the following publications in order to provide notification to those persons who may not receive notice by mail:  Wall Street Journal (Global Edition); Financial Times; London Gazette; Royal Gazette; and Lloyd’s List.

I.                                         Consummating the Plan

Following Confirmation, the Plan will be consummated on the date (the “Effective Date”) selected by the Debtors after consulting with the Creditors’ Committees, which is a Business Day after the Confirmation Date on which (a) no stay of the Confirmation Order is in effect, and (b) all conditions to Consummation of the Plan have been satisfied or waived.  Distributions to be made under the Plan (as well as under the U.K. Scheme of Arrangement and the Bermuda Scheme of Arrangement) will be made on or as soon as reasonably practicable after the Effective Date.

For further information, see ARTICLE IV - “SUMMARY OF THE CHAPTER 11 PLAN”- Conditions Precedent to Confirmation and Consummation of the Plan.”

J.                                        Newco Common Stock Certificates

1.                                       Book-Entry, Delivery and Form.

Newco intends to initially issue the Newco Equity in book entry form only.  The Newco Equity will be deposited in the form of common stock certificates (the “Newco Common Stock Certificates”) registered in the name of The Depository Trust Company (the “Depository”) or its nominee.  Holders of Allowed Claims may hold their beneficial interests in the Newco Common Stock Certificates (a) directly through the Depository if such Holder has an account with the Depository or (b) indirectly through organizations which have accounts with the Depository.  Holders of Allowed Claims must have an account with the Depository or with an organization that has an account with the Depository in order to receive their beneficial interests in the Newco Common Stock Certificates to be issued under the Plan.  The Depository has advised Newco as follows:

•                  the Depository is a limited-purpose trust company organized under the laws of the State of New York;

•                  the Depository is a member of the Federal Reserve System;

•                  The Depository is a “clearing corporation” within the meaning of the New York uniform Commercial Code; and

•                  the Depository is a “clearing agency” registered pursuant to the provisions of Section 17A of the U.S. Securities Exchange Act of 1934 (as amended, supplemented, or otherwise modified from time to time, the “1934 Act”).

The Depository was created to hold securities of institutions that have accounts with the Depository (collectively, the “Participants”) and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates.  The Depository’s Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.  The Depository is owned by a number of its participants and by the New York Stock Exchange, Inc., the American Stock Exchange LLC and the National Association of Securities Dealers, Inc.  Access to the Depository’s book-entry system is also available to others such as banks, brokers, dealers and trust companies (collectively, the “Indirect Participants”) that clear through or maintain a custodial relationship with a participant, whether directly or indirectly.  The rules applicable to the Depository and its participants and Indirect Participants are on file with the SEC.

Newco expects that pursuant to procedures established by the Depository, upon the deposit of the Newco Common Stock Certificates with the Depository, the Depository will credit, on its book-entry registration and transfer system, the aggregate number of shares of Newco Equity represented by such Newco Common Stock Certificates to the account of participants.  The accounts to be credited shall be designated by each Holder of Allowed Claims in their respective letters of transmittals delivered to the exchange agent appointed in connection with the Plan.  Ownership of beneficial interests in the Newco Common Stock Certificates will be limited to participants or persons that may hold interests through participants.  Ownership of beneficial interests in the Newco Common Stock Certificates will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by the Depository (with respect to participants’ interests), the participants and the indirect participants (with respect to the owners of beneficial interests in the Newco Common Stock Certificates other than participants).  The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form.  Such limits and laws may impair the ability to transfer or pledge beneficial interests in the Newco Common Stock Certificates.

So long as the Depository, or its nominee, is the registered holder and owner of the Newco Common Stock Certificates, the Depository or such nominee, as the case may be, will be considered the sole legal owner and holder of any related shares of Newco Equity evidenced by the Newco Common Stock Certificates for all purposes.  The Depository has no knowledge of the actual beneficial owners of the shares of Newco Equity; the Depository’s records reflect only the identity of the participants to whose accounts such shares of Newco Equity are credited, which may or may not be the beneficial owners.  The Participants and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.  Except as set forth below, an owner of a beneficial interest in the Newco Common Stock Certificates will not be entitled to have the shares of Newco Equity represented by the Newco Common Stock Certificates registered in such owner’s name, will not receive or be entitled to receive physical delivery of certificated shares of Newco Equity, and will not be considered to be the owner or holder of any shares of Newco Equity.  The Debtors understand that under existing industry practice, in the event an owner of a beneficial interest in the Newco Common Stock Certificates desires to take any action that the Depository, as the holder of the Newco Common Stock Certificates, is entitled to take, the Depository would authorize the Participants to take such action, and the Participants would authorize beneficial owners owning through such Participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

Conveyance of notices and other communications by the Depository to Participants, by Participants to Indirect Participants, and by Participants and Indirect Participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.  Beneficial owners of shares of Newco Equity may wish to take certain steps to augment transmission to them of notices or significant events with respect to the shares of Newco Equity.  Beneficial owners of shares of Newco Equity may wish to determine whether the nominee holding the shares of Newco Equity for their benefit has agreed to obtain and transmit notice to beneficial owners, or in the alternative, beneficial owners may wish to provide their names and addresses to the registrar and request that copies of the notices be provided directly to them.

Newco will make any payments required under the terms of the Newco Equity represented by the Newco Common Stock Certificates registered in the name of and held by the Depository or its nominee, as the case may be, to the registered owner and holder of the Newco Common Stock Certificates.

The Debtors anticipate that the Depository or its nominee, upon receipt of any payment on the Newco Common Stock Certificates, will credit Participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the Newco Common Stock Certificates as shown on the records of the Depository or its nominee.  Further, the Debtors believe that payments by Participants or indirect payments to owners of beneficial interest in the Newco Common Stock Certificates held through such Participants or Indirect Participants will be governed by standing instructions and customary practices and will be the responsibility of such participants or indirect participants.  The Debtors or Newco will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the Newco Common Stock Certificates or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any other aspect of the relationship between the Depository and its Participants or Indirect Participants or the relationship between such Participants or Indirect Participants and the owners of beneficial interests in the Newco Common Stock Certificates owning through such Participants.

Although the Depository has agreed to the foregoing procedures in order to facilitate transfer of interests in the Newco Common Stock Certificates among Participants of the Depository, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time.  Under such circumstances, in the event that a successor securities depository is not obtained, certificates for Newco Common Stock Certificates are required to be printed and delivered as described in ARTICLE I.J.2.  Newco will not have any responsibility or liability for the performance by the Depository or its participants or indirect participants or their respective obligations under the rules and procedures governing their operations.

The information in this section concerning the Depository and the Depository’s book-entry system has been obtained from sources that Newco believes to be reliable, but Newco does not take any responsibility for the accuracy thereof.

2.                                       Certificated Shares

Subject to the terms and conditions set forth in the Newco Certificate of Incorporation and its by-laws, Newco Common Stock Certificates registered in the name of the Depository or its nominee will be exchanged by Newco for certificated shares of Newco Equity if and only if:

•                  Newco delivers to the exchange agent notice from the Depository that it is unwilling or unable to continue to act as Depository or that it is no longer a clearing agency registered under the 1934 Act and, in either case, a successor Depository is not appointed by Newco within 120 days after the date of such notice from the Depository, or

•                  Newco in its sole discretion determines that the Newco Common Stock Certificates (in whole but not in part) should be exchanged for certificated shares of Newco Equity, as applicable, and delivers a written notice to such effect to the exchange agent.

Any shares of Newco Equity that are exchangeable as described above are exchangeable for certificated shares of Newco Equity issuable in such names as the Depository shall direct.

Notwithstanding the foregoing, if Newco reasonably determines that any portion of the beneficial interest in such Newco Common Stock Certificates would be held by a person that is an “underwriter” with respect to such securities or an “affiliate” of Newco, Newco may require that such beneficial interest be issued in the form of certificated share of Newco Equity which will bear a restrictive legend.

K.                                    Ongoing Negotiations with Creditors’ Committees

The Debtors and the Creditors’ Committees continue to discuss certain corporate governance matters with respect to Newco.  The terms of Newco’s corporate governanece shall be reflected in the Plan Supplement documents Filed prior to Confirmation, and certain additional documents may be prepared to reflect any potential resolutions.  If these and other Confirmation issues are not resolved to the Creditors’ Committees’ satisfaction, all parties reserve their rights, including the right to address them at the Confirmation Hearing.

L.                                      Rules of Interpretation

The following rules for interpretation and construction shall apply to this Disclosure Statement:  (1) capitalized terms used in the Disclosure Statement and not otherwise defined shall have the meanings ascribed to such terms in ARTICLE I.A. of the Plan; (2) whenever from the context it is appropriate, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and the neuter gender; (3) unless otherwise specified, any reference in this Disclosure Statement to a contract, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions; (4) unless otherwise specified, any reference in this Disclosure Statement to an existing document, schedule, or exhibit, whether or not Filed, shall mean such document, schedule, or exhibit, as it may have been or may be amended, modified, or supplemented; (5) any reference to an Entity as a Holder of a Claim or Interest includes that Entity’s successors and assigns; (6) unless otherwise specified, all references in this Disclosure Statement to Articles are references to Articles of this Disclosure Statement or to this Disclosure Statement; (7) unless otherwise specified, all references in this Disclosure Statement to exhibits are references to exhibits in the Plan Supplement; (8) the words “herein,” “hereof,” and “hereto” refer to this Disclosure Statement in its entirety rather than to a particular portion of this Disclosure Statement; (9) captions and headings to Articles are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of this Disclosure Statement; (10) unless otherwise set forth in this Disclosure Statement, the rules of construction set forth in Bankruptcy Code § 102 shall apply; (11) any term used in capitalized form in this Disclosure Statement that is not otherwise defined in this Disclosure Statement or the Plan but that is used in the Bankruptcy Code or the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”) shall have the meaning assigned to such term in the Bankruptcy Code or the Bankruptcy Rules, as applicable; (12) all references to docket numbers of documents Filed in these Chapter 11 Cases are references to the docket numbers under the Bankruptcy Court’s Case Management/Electronic Case Filing (“CM/ECF”) system; (13) all references to statutes, regulations, orders, rules of courts, and the like shall mean as amended from time to time, unless otherwise stated; (14) in computing any period of time prescribed or allowed, the provisions of Bankruptcy Rule 9006(a) shall apply, and if the date on which a transaction may occur pursuant to this Disclosure Statement shall occur on a day that is not a Business Day, then such transaction shall instead occur on the next succeeding Business Day; and (15) unless otherwise specified, all references in this Disclosure Statement to monetary figures shall refer to currency of the United States of America.

ARTICLE II.
BACKGROUND

A.                                   Description of the Debtors’ Business and Assets

SCL is the ultimate parent company of SCSL and SCC and, as of the Petition Date, more than 140 Non-Debtor Subsidiaries.  A chart of the Debtors’ corporate organization structure around the Petition Date is attached as Appendix C hereto.  Certain of the Non-Debtor Subsidiaries have been sold, liquidated, or wound-down during the Chapter 11 Cases.  The Company’s original business was owning and leasing marine containers, but, over the years, the Company expanded into a wide variety of other diverse businesses.  To date, the Company has sold many of the Company’s Non-Container-Leasing Businesses, with the remainder to be sold and/or liquidated by Reorganized SCL.

1.                                       Corporate Structure

SCL’s predecessor was founded in 1965.  SCL is a Bermuda company and carries a significant amount of the Company’s debt.  SCL is a foreign private issuer as defined in Rule 3b-4 of the U.S. Securities and Exchange Commission (“SEC”) under the 1934 Act.

SCSL is a wholly-owned indirect subsidiary of SCL and is organized under the laws of England & Wales.  SCSL provides managerial and administrative services to SCL and certain Non-Debtor Subsidiaries.  SCSL employs substantially all of the Debtors’ employees.  SCSL employees, among other things, operate the information technology systems, manage the financial and accounting services, provide managerial services, and administer payroll and other human resource services for SCL and the Company.

SCC is a Delaware corporation and is an indirect subsidiary of SCL.  SCC does not conduct any business operations and has no significant assets or liabilities.

2.                                       Company History

Upon its formation, the Company operated primarily as a marine container leasing company that leased container cargo containers to ocean carriers and shippers worldwide.  However, to balance the cyclical nature of the container leasing business and to expand its revenue base, beginning in the late 1970s, the Company diversified its operations and entered into the Non-Container-Leasing Businesses.

3.                                       Container Business and GE SeaCo

In 1998, SCL and an affiliate of GE Capital Corporation, GE Container SRL (as succeeded by GE Capital Container SRL and GE Capital Container Two SRL, “GE Capital”), formed GE SeaCo SRL (“GE SeaCo”) as a joint venture, organized under the laws of Barbados, to engage in the business of leasing marine containers to ocean carriers and shippers and leasing certain land containers. Prior to formation of GE SeaCo, GE Capital’s parent had engaged in the marine container operating lease business through its subsidiary, Genstar Container Corporation (“Genstar”).  GE SeaCo was formed to operate and manage substantially all of the shipping container operating lease businesses of SCL and Genstar.  Currently, GE SeaCo is one of the four largest container operating lessors in the world with a fleet of approximately 945,000 Twenty-Foot Equivalent Units (“TEUs”) under management as described below.

GE SeaCo was established pursuant to an Omnibus Agreement, dated March 19, 1998, signed by SCL, GE SeaCo, Genstar, and GE Capital (the “Omnibus Agreement”).  The principal transactions and agreements contemplated in the Omnibus Agreement were consummated as of May 1, 1998.  Among the principal documents executed as of May 1, 1998 were a Members’ Agreement between SCL and GE Capital (as amended, the “Members’ Agreement”), a Services Agreement among SCSL, GE SeaCo,  and GE SeaCo Services Ltd. (the “JV Services Agreement”), two Master Lease Agreements (as amended, the “MLAs”), and two Equipment Management Agreements (as amended, the “EMAs”).  The Omnibus Agreement contemplated that GE SeaCo would manage the parties’ combined container fleets, with certain exceptions, as well as its own containers.  The containers under management form three distinct groups:

•                  The first group (the “Leased Fleet”) is governed by the MLAs and consists of containers that are owned by each of SCL (or its subsidiaries) and Genstar, which GE SeaCo leases in return for payment of rent.(9)

(9)

Certain U.S. operations, of a limited nature, were placed in a separate joint venture, GE SeaCo America LLC. There is a third MLA and a third EMA that govern the operation of the U.S. chassis fleet of Sea Containers America, Inc.

•                  The second group (the “Managed Fleet”) is subject to the EMAs and consists of containers that are owned by SCL (or its subsidiaries) and Genstar, and managed by GE SeaCo.  GE SeaCo pays out the net earnings of the containers to their respective owners and receives a management fee in exchange.

•                  The third and final group of containers is owned outright by GE SeaCo (the “Owned Fleet”).

The Members’ Agreement sets forth the quotaholders’ agreement concerning the operations of GE SeaCo.(10)  Among other things, the Members’ Agreement contains detailed provisions regarding transfers of quotas, financial reporting and sharing of information with the joint venture partners, selection and composition of the GE SeaCo Board of Managers and arbitration of certain disputes among the parties.  Under the JV Services Agreement, SCSL made available to the GE SeaCo entities various corporate and administrative services.

SCL, through its non-debtor, wholly-owned subsidiary Quota Holdings, Ltd., owns 50% of the Class A Quotas of GE SeaCo, representing the economic value of the Owned Fleet and other assets of GE SeaCo, other than the Leased Fleet.  SCL also owns 30% of the Class B Quotas of GE SeaCo, which represent the residual value of the Leased Fleet following GE SeaCo’s payment of MLA rent and expenses.  The significant majority of SCL’s portions of the Leased Fleet and the Managed Fleet are owned by Sea Containers SPC Ltd., a “bankruptcy remote” subsidiary of SCL established on December 20, 1996 to facilitate a prepetition securitized financing arrangement.

Management of GE SeaCo by SCL and 2005-2006 Arbitration.  At the time of GE SeaCo’s formation, pursuant to the JV Services Agreement and an “Employee Seconding Agreement” (which provided for the secondment of certain SCL employees to GE SeaCo), SCL and SCSL provided staffing and other resources to manage GE SeaCo’s operations.

Starting on March 29, 2005, GE Capital, acting on behalf of GE SeaCo, sent four notices of default to SCL alleging several defaults under the JV Services Agreement, the Employee Seconding Agreement, and other aspects of the parties’ respective and joint business venture.  On April 28, 2005, acting on SCL’s application, the New York Supreme Court issued an ex parte temporary restraining order preventing GE Capital from taking any action to terminate the JV Services Agreement.  At a May 19, 2005 hearing, GE Capital and SCL entered into a stipulation that prevented termination of the JV Services Agreement prior to August 17, 2005.

On July 6, 2005, SCL served GE Capital with a Notice of Arbitration seeking, among other things, an injunction preventing GE Capital from terminating either the JV Services Agreement or the Employee Seconding Agreement.(11)  In a counterclaim, GE Capital alleged that SCSL had defaulted under the JV Services Agreement and sought a declaration that the

(10)

Under the Barbadian law, governing GE SeaCo, quotas are the equivalent of shares in a U.S. corporation, members or quotaholders are the equivalent of shareholders and managers are the equivalent of directors.

(11)	The 2005 arbitration followed another arbitration in 2004 between GE Capital and SCL regarding disputes under the EMAs and MLAs.

agreement could be terminated.  GE Capital also sought millions of dollars in damages.  An arbitrator was appointed on July 8, 2005.  On April 28, 2006, after a six-day hearing at which 19 witnesses testified, the arbitrator issued a final decision in favor of GE Capital as to certain of the alleged defaults.  The arbitrator awarded GE SeaCo monetary damages and deemed the JV Services Agreement terminated as of May 28, 2006.  SCL, SCSL, and GE Capital entered into an Agreement Resolving Certain Open Issues dated June 2, 2006 (the “Open Issues Agreement”) regarding the mechanism for terminating the JV Services Agreement.  Also, under the Open Issues Agreement, the parties agreed to terminate the Employee Seconding Agreement, and SCL agreed to pay GE SeaCo over $17 million in damages and costs.

Control of the GE SeaCo Board by GE Capital.  Originally, under the Members’ Agreement, GE SeaCo was to be run by an eight-member Board of Managers, with SCL and GE Capital each appointing four members.  Almost contemporaneous with the termination of the JV Services Agreement and the entry into the Open Issues Agreement, on April 13, 2006, GE Capital exercised its right to expand the Board and appoint an additional GE Capital  representative to fill the additional seat.  Since that date, under the supervision of its board of managers, GE SeaCo has moved to a freestanding structure, no longer dependent on the infrastructure or management of SCL.

4.                                       Non-Container-Leasing Businesses

In addition to its container leasing operations, the Company operated and maintained a number of Non-Container-Leasing Businesses and assets.  The Non-Container-Leasing Businesses consist principally of the Company’s:  (a) rail business; (b) ferry business; (c) container manufacture and servicing business; and (d) leisure, property, and publishing interests.

Rail Business.  The Company operated its rail business through the Great North Eastern Railway (“GNER”), a company organized under the laws of England & Wales and a Non-Debtor Subsidiary of SCL.  Since April 1996, GNER has operated passenger trains between London and Scotland along the East Coast main line of Britain under a franchise agreement with the Strategic Rail Authority of the British government (and with the U.K.’s Department for Transport (“DfT”) after 2005, when the Strategic Rail Authority was dissolved).  GNER’s customers were mainly long-distance leisure and business passengers traveling between London (Kings Cross station), parts of the East Midlands and Scotland.

In May 2005, GNER entered into a new 10-year franchise agreement with the British government, DfT.  But in December 2006, GNER relinquished its franchise to the DfT in exchange for a management contract because of concerns regarding the franchise’s sustainability (including a loss of revenue from the July 2005 London bombing, higher energy and fuel costs, and regulatory permission being granted for a new open access entrant on the route).  Following termination of the franchise, under the terms of a management agreement, GNER agreed to continue providing train services until a new franchise was awarded.  The DfT awarded the franchise to a National Express Group (“National Express”), which began operating the trains for the East Coast main line effective December 9, 2007.

The Company through Non-Debtor Subsidiary Sea Containers Railway Services Limited also maintained several ancillary rail assets including a telesales business, on-train Wi-Fi equipment, ticket machines, and three car parks.

Ferry Business.  Ferry Business.  Historically, the Company conducted a significant passenger and freight ferry business. Following the acquisition of hotels from U.K. state-owned British Rail in the early 1980s, in 1984 the Company acquired Sealink UK Ltd (“Sealink”) also from British Rail. Sealink was the principal ferry operator in the UK and the owner of 7 major ports. In 1986 the Company acquired Hoverspeed (UK) Limited (“Hoverspeed”), a fast ferry operator on the English Channel. In 1990, the Company sold the major part of the Sealink business to Stena AB, but retained Wightlink, three ports and Sealink’s interest in the Isle of Man Steam Packet Company. All these were subsequently sold. The Company most recently operated the majority of its ferry business through three subsidiaries — Hoverspeed, SeaStreak America Inc. and Highlands Landing Corporation, which operated passenger commuter ferries between central New Jersey and Manhattan, and Silja Oy Ab (“Silja”), which was a leading passenger and freight ferry service in the Baltic Sea between Finland and Sweden, Estonia, Germany, and Russia, each described in more detail below.

Container Manufacture and Servicing Business.  In addition to leasing containers, the Company maintained facilities in the United States, Brazil, Australia, and New Zealand manufacturing and servicing, repairing, and storing containers.  Collectively, the Company built approximately 7,800 TEUs of containers in 2005 and 7,500 TEUs of containers in 2006.  In addition, the Company owned: (a) five depots for repairing, servicing, and storing idle containers, which are located in Santos, Brazil, Singapore, and Melbourne, Australia; (b) small refrigerated and tank container servicing and spare parts businesses in the United States, Brazil, Australia, and New Zealand; and (c) a perishable freight forwarding and logistics business called Cooltainer based in Christchurch, New Zealand.

Leisure, Property, and Publishing Interests.  Consolidated under Orient-Express Hotels Ltd. (“OEH”), the Company invested in and purchased certain hotels, tourist trains, and restaurants in Europe, the United States, South Africa, Australia, and Asia.  Additionally, the Company engaged in property investment and perishable commodity production and sales in the United States, Great Britain, Brazil, the Ivory Coast, and Greece.  For example, the Company holds a concession to operate the Corinth Canal across the four-mile isthmus between mainland Greece and the Peloponnesian peninsula, owns a grape farm in Brazil and a 70% interest in a 750-acre banana plantation in the Ivory Coast.  Finally, the Company conducted sales and publishing businesses, including managing a contract publishing business called The Illustrated London News and operated a small licensed travel agency and tour operator based in London.

As described below, the Company exited certain Non-Container-Leasing Businesses prior to the Petition Date and has continued with that restructuring initiative postpetition.

5.                                       The Company’s Prepetition Restructuring Efforts

Prior to the Petition Date, the Company recognized a need to exit from underperforming and Non-Container-Leasing Businesses and return operational focus to its marine container leasing business.  Accordingly, the Company decided to dispose of substantially all of its Non-Container-Leasing

Businesses.  In particular, prepetition, as described below, the Company sold certain of its leisure interests and ferry businesses.

a.                                       Prepetition Leisure Interest Sales

OEH.  Historically, a significant business of the Company was OEH, which owns luxury hotels, restaurants, tourists trains, and river cruise businesses throughout the world.  OEH was wholly-owned by SCL until August 2000, when the Company successfully completed an initial public offering of Class A common shares of OEH and the listing of those shares on the New York Stock Exchange under the trading symbol “OEH.”  At the time of the initial public offering, the Company, certain of its subsidiaries, and OEH entered into agreements providing for the separation of their business operations and ventures.  As a result of sales of OEH shares by both the Company and OEH since the initial public offering, the Company has sold its entire equity interest in OEH.  In November 2005, the Company sold its last remaining 25% equity interest in OEH, realizing net Cash proceeds of approximately $260 million.  The Company used the proceeds from the sale of its OEH shares to repay a portion of its outstanding indebtedness and for general corporate purposes.

b.                                      Prepetition Ferry Business Sales

Hoverspeed.  As discussed, the Company also had significant interests in the operation of passenger ferries.  Through Hoverspeed and its subsidiaries, the Debtors operated passenger and car-carrying ferries on routes to France across the English Channel.  In light of high fuel prices, competition, and declining profitability, in late 2005 and early 2006, the Company formally announced that it planned to completely withdraw from the ferry business.  Hoverspeed terminated its cross-Channel services in November 2005 and, on January 31, 2006, Hoverspeed and certain of its affiliates were placed into insolvent liquidation in England.

Silja.  Silja conducted ferry operations in the Baltic Sea, including routes from Helsinki to Stockholm, Turku to Stockholm, and Helsinki to Tallinn.  Silja was sold to AS Tallink Grupp in June 2006 for approximately $563 million in Cash and a deferred consideration of five million ordinary shares in Tallink which were subsequently sold for approximately $40.8 million.  Proceeds of the sale were used to repay approximately $503 million in bank debt.  While the Company excluded certain Silja assets from the sale to Tallink (i.e., the Helsinki-Tallinn service, the Opera cruise vessel, and the Finnjet high-speed ferry) each of those assets now have been sold as further discussed in ARTICLE III.F.

As many of the Non-Debtor Subsidiaries are directly and wholly-owned by SCL, a substantial portion of the net proceeds on account of the Non-Core Business sales have been transferred to SCL.  The proceeds from these sales also reduced the Company’s overall indebtedness by approximately $630 million.  As discussed below, the Company has continued with its program of disposing of Non-Container-Leasing Businesses during these Chapter 11 Cases and expects to complete its divestiture or liquidation of Non-Container-Leasing Businesses after the Effective Date.

B.                                     Description of the Debtors’ Prepetition Indebtedness

In its most recent annual report prior to the Petition Date, the Company reported revenues on continuing and discontinued operations of approximately $1.743 billion and a net loss of approximately $4.3 million.  As of the Petition Date, the Debtors had approximately $49 million in Cash available to fund their operations during these Chapter 11 Cases.

The Debtors’ principal liabilities consist of (a) indebtedness from public notes issued by SCL, (b) guarantee and related obligations of SCL and other prepetition financial obligations, and (c) pension obligations.

1.                                       Public Notes

SCL issued four series of publicly traded notes (the “Public Notes”).  The following summarizes each series of Public Notes:

Date of Indenture	Principal Amount	Interest	Maturity	Approximate Principal Amount Outstanding as of Petition Date
February 1, 1998	$149,750,000	7 7/8%	February 15, 2008	$149,750,000

October 1, 1999	$115,000,000	10 3/4%	October 15, 2006	$115,000,000

July 1, 2003	$19,154,000	12 1/2%	December 1, 2009	$19,154,000

May 1, 2004	$103,000,000	10 1/2%	May 15, 2012	$103,000,000

The Public Notes are unsecured obligations of SCL and are not guaranteed by any of the other Debtors or by any Non-Debtor Subsidiary.  The Public Notes rank equal in right of payment in respect to each other.

2.                                       Guarantees and Other Financial Obligations

SCL is a guarantor under the majority of its Non-Debtor Subsidiaries’ stand-alone credit facilities.  As of October 13, 2006, SCL guaranteed on an unconditional basis approximately $57 million in outstanding Non-Debtor Subsidiary debt.  In general, in addition to being guaranteed by SCL, these credit facilities are secured by liens on assets of the relevant Non-Debtor Subsidiary (for example, the ship being financed).  As of the Petition Date, SCL had not received a demand for payment under any of the guarantees.

Also, in accordance with the terms of the GNER franchise agreement, Barclays Bank plc posted a bond in favor of the DfT to secure GNER’s performance under the franchise agreement.  GNER also has obtained a bank overdraft facility.  Both the performance bond and the overdraft facility are guaranteed by SCL.  SCL also has provided GNER with a working capital facility of approximately $60 million which was never drawn.  As discussed in ARTICLE II.A.4., the British Government terminated GNER’s franchise in December 2006, and the overdraft facility terminated on April 30, 2007.  The $25 million performance bond has been released, and approximately $8 million was placed in escrow (in lieu of the performance bond being called) to cover claims asserted by National Express against the DfT in respect of train carriage conditions and maintenance.  Negotiations are ongoing to resolve these claims.

3.                                       Pension Scheme Obligations

The Company, through SCL and its subsidiaries which have participated in pension schemes, historically has funded contributions to ten pension schemes to provide benefits for its employees:  (a) the Sea Containers 1983 Pension Scheme (the “1983 Pension Scheme”), (b) the Sea Containers 1990 Pension Scheme (the “1990 Pension Scheme,” and together with the 1983 Pension Scheme, the “Pension Schemes”); (c) the Hoverspeed Pension Plan; (d) the Railways Services Pension Scheme; (e) the Merchant Navy Officers Pension Fund; (f) the Silja Pension Plan; (g) the SC America Pension Plan; (h) the SC America - SERP Plan; (i) the Australian Pension Plan; and (j) the Stakeholders Scheme, a non-defined benefit scheme implemented pursuant to U.K. law based on events in connection with the 1983 Pension Scheme.  The substantial majority of SCL’s and SCSL’s contributions and liabilities with respect to the foregoing Pension Schemes arise on account of the 1983 Pension Scheme and the 1990 Pension Scheme.  As described below and in ARTICLE III.D., SCL’s and SCSL’s liabilities with respect to the Pension Schemes have been the subject of certain actions taken by the U.K. Pensions Regulator before and during these Chapter 11 Cases.

SCSL and Non-Debtor Subsidiaries Fairways and Swinford (Travel) Limited (now 0438490 Travel Limited), Yorkshire Marine Containers Limited, Illustrated London News & Sketch Limited (now 1882420 Limited), and SC Maritime Limited are principal or participating employers under the 1983 Pension Scheme.  SCSL and Non-Debtor Subsidiaries SC Maritime Limited, Seacat Scotland Guernsey Limited, Folkestone Properties Limited and Sea Containers Ferries Scotland Limited are principal or participating employers in the 1990 Pension Scheme.  On June 8, 2006, SCL gave notice that it had ceased being a participating employer under the 1983 Pension Scheme and SCC never has been a principal or participating employer under the 1983 Pension Scheme.  Neither SCL nor SCC have been principal or participating employers under the 1990 Pension Scheme.  As of September 30, 2006, each of the 1983 and 1990 Pension Schemes closed to future benefit accruals.  Additionally, as of the date of the Pension Schemes Settlement Agreement, the 1983 Pension Scheme had approximately 840 members and the 1990 Pension Scheme had approximately 600 members who, based upon the length of their pensionable service, are entitled to receive pension benefits under the Pension Schemes.

The Pension Schemes are defined benefit pension schemes created and regulated by their respective pension scheme trust deeds and English law, in particular the Pensions Act 1995 (the “1995 Act”) and the Pensions Act 2004 (the “2004 Act”), and are subject to oversight by the U.K. Pensions Regulator.  Pursuant to Part Three of the 2004 Act, SCSL and the non-Debtor participating employers to the Pension Schemes are obligated to adequately fund the Pension Schemes so that the Pension Schemes can meet the accrued benefit obligations owed to their respective members as they fall due.  Additionally, under § 75 of the 1995 Act, when a triggering event occurs, for example a winding-up of a pension scheme, participating employers are obligated to fund any deficit under the pension scheme (the “§ 75 Debt”).  The § 75 Debt is estimated and certified by the Scheme Actuary and represents an estimate of the cost of buying annuities in the current open market to fund a scheme’s future obligations.

Historically, all principal and participating employers contributed to the Pension Schemes in accordance with the required schedule of contributions.  However, over time, English law has changed, such that the basis on which pension scheme obligations are valued has changed.  This has led to the Pension Schemes’ requiring funding significantly greater than the deficits reported in the historic financial statements of the Company.  A calculation of the § 75 Debt reflects an estimate of the cost of buying annuities in the current open market to fund a scheme’s future obligations, and is not indicative of a scheme whose employers have not fulfilled their historical funding obligations.

The Pension Schemes’ funding requirements also have been adversely affected by the underperformance of equity markets in the late 1990s and early 2000s as well as the increased longevity of the populous at large, which means that the historic contributions paid by the employers to the Pension Schemes have not increased in value as expected while the amount needed to fund benefits has increased.

Lastly, as discussed below, in recent years, the Debtors’ businesses suffered losses and liquidity problems.  As a consequence of these losses, and as required by their duties to Pension Schemes’ members and the U.K. Pensions Regulator, the Pension Schemes Trustees issued demands that required increased funding of the Pension Schemes in accordance with the Pension Schemes’ governing rules and English law.  SCSL and the other participating employers in the Pension Schemes became unable to fully fund their pension obligations as required by the Pension Schemes’ governing rules and English law.  The amount of the § 75 Debt owed by the participating employers to the Pension Schemes represents a significant portion of the Debtors’ unsecured debt.

In early 2006, the Pension Schemes Trustees contacted SCL regarding SCSL’s and the other participating employers’ ability to adequately fund the Pension Schemes.  On June 7, 2006, the Pension Schemes Trustees also contacted the U.K. Pensions Regulator with their concerns.  On July 13, 2006, the U.K. Pensions Regulator requested certain financial information from SCL regarding the participating employers’ ability to fully fund their pension obligations.  Following that information request, the Company and its advisors engaged in discussions with the U.K. Pensions Regulator and the Pension Schemes Trustees regarding the pension deficits.  As more fully discussed in ARTICLE III.D.1., on September 29, 2006, the U.K. Pensions Regulator issued the first warning letter to SCL regarding the possible issue of Financial Support Directions against SCL in respect of the Pension Schemes (“FSDs”) on account of the pension funding deficits.  As a result of an FSD and in accordance with a contribution notice, the Pension Schemes Trustees would maintain a direct claim against SCL for all or part of the § 75 Debt estimated to be due from SCSL for which the U.K. Pensions Regulator issued an FSD.

Absent the FSDs, other than with respect to SCL’s allocated liability to the 1983 Pension Scheme as a result of withdrawal, the Pension Schemes Trustees likely could only indirectly obtain payment of the pension funding deficits from SCL via SCSL, pursuant to the 1989 Services Agreement entered into by SCL and SCSL on August 18, 1989 (the “1989 Services Agreement”).  Pursuant to the 1989 Services Agreement, SCSL agreed to provide SCL and the rest of the group with management, administration, financial and other services.  In exchange, the 1989 Services Agreement obligates SCL to reimburse SCSL for any “costs of services” incurred by SCSL in providing services to SCL and SCL’s subsidiaries (to the extent such subsidiaries fail to repay SCSL).  Cost of services is defined to include, among other things, the cost of remuneration and employee benefits.  It is arguable that, under the 1989 Services Agreement, employee benefits includes pension costs attributable to SCSL or non-SCSL employees.  Under this interpretation of the 1989 Services Agreement, the Pension Schemes Trustees’ would have a claim for any § 75 Debt against SCSL and then SCSL would have a claim for any § 75 Debt against SCL.

Due at least in part to the 1989 Services Agreement, SCSL qualifies as a “service company” under the 2004 Act, which gives the U.K. Pensions Regulator authority to issue an FSD against SCL as a “target person” to the extent that U.K. Pensions Regulator finds it reasonable to do so based on certain statutory criteria discussed in ARTICLE III.D.1.  Once issued, an FSD constitutes an obligation to provide financial support to pay for the § 75 Debt.

Also as a result of SCSL’s status as a “service company” under the 2004 Act, once an FSD is issued, the Pension Schemes Trustees would arguably have claims against members of the Debtors’ control group, including Non-Debtor Subsidiaries, for all or a portion of the § 75 Debt.  This could result in the Pension Schemes Trustees or the U.K. Pensions Regulator forcing the Non-Debtor Subsidiaries into foreign insolvency proceedings.  Because many of the Non-Debtor Subsidiaries hold substantial Intercompany Claims against the Debtors and the Non-Debtor Subsidiaries, which they book as assets, Non-Debtor Subsidiaries forced into insolvency proceedings would be compelled to seek collection on the Intercompany Claims, in turn forcing the Non-Debtor Subsidiaries liable on such Intercompany Claims into their own insolvency proceedings.  Thus, ultimately, the failure to resolve the Pension Schemes Trustees’ claims against all of the Debtors and Non-Debtor Affiliates could result in a domino effect, a “meltdown” scenario resulting in cascading liquidations of the Non-Debtor Subsidiaries, that would make it extremely difficult, if not impossible, to achieve a confirmable plan.

4.                                       Securitization Facility

Since December 1996, as part of a securitized financing, SCL regularly sold certain of its rights, title, and interest in its shipping containers, and associated rights to lease revenues relating to those containers, to its special purposes subsidiary, SPC Holdings Ltd.  After formation of GE SeaCo in 1998, a substantial majority of the containers owned by SPC Holdings Ltd. were leased to, or managed by, GE SeaCo pursuant to the MLA and EMA.  Under an indenture (as amended at certain times prior to October 3, 2006, the “Original Indenture”) with The Bank of New York, as Indenture Trustee, Sea Containers SPC Ltd. issued secured notes to finance the purchase of the shipping containers and the associated lease revenues (the secured notes, the Original Indenture, and related documents, all as amended from time to time, the “Securitization Facility”).  The Securitization Facility was secured by substantially all of Sea Containers SPC Ltd.’s assets, including its containers and its interests.  SCL did not guarantee Sea Containers SPC Ltd.’s obligations under the Securitization Facility, but did pledge its Class B Quotas in GE SeaCo under the EMAs and MLAs.

On October 3, 2006, SCL sold Sea Containers SPC Ltd. most of its remaining containers, and Sea Containers SPC Ltd. entered into an amendment and restatement of the Original Indenture (the “Amended Indenture”) to refinance approximately $107 million in outstanding notes issued under the Original Indenture and provide for the issuance of $54 million in new notes.  Wachovia Capital Markets, LLC and Ableco Finance LLC (collectively, the “Noteholders”) held the notes issued under the Amended Indenture.

C.                                     The Debtors’ Management

1.                                       SCL’s Board of Directors

SCL’s board of directors is comprised of five directors:

Robert M. Riggs.  Mr. Riggs has served as a director of SCL since 1976 and as non-executive Chairman of SCL’s board of directors since March 2006.  Mr. Riggs retired as a partner of Carter Ledyard & Milburn LLP, a law firm, in 2003 and as Senior Counsel in 2007.

John D. Campbell.  Mr. Campbell has served as a director of SCL since 1980.  Mr. Campbell was a member of Appleby, a law firm, until March 1999 and retired as Senior Counsel in July 2003.  Additionally, Mr. Campbell is a non-executive director of OEH and a member of its Audit, Compensation, and Nominating and Governance Committees.  Mr. Campbell also is a non-executive director and Chairman of the Board of The Bank of Bermuda Ltd. (an indirect subsidiary of HSBC Holdings plc), and non-executive director and Chairman of the Nominations and Governance Committee of Argus Group Holdings Limited, a Bermuda public company.

W. Murray Grindrod.  Mr. Grindrod has served as a director of SCL since 1986.  Mr. Grindrod had been the Chairman of Grindrod Ltd., a shipping, transport, and financial services company.

Charles N.C. Sherwood.  Mr. Sherwood has served as a director of SCL since 1996.  Mr. Sherwood is a partner of Permira Advisers Ltd., a private equity investment firm.

Michael J.L. Stracey.  Mr. Stracey joined the SCL group as an officer in 1973, and has served as a director of SCL since 1986.  Mr. Stracey was Executive Vice President (Finance) for SCL until his retirement in 1997.

2.                                       Debtors’ Principal Officers

The management team of the Debtors is comprised of highly capable professionals with restructuring and industry experience:

Robert MacKenzie.  Mr. MacKenzie has served as President and Chief Executive Officer since January 4, 2006.  Mr. MacKenzie is a British national and a chartered accountant. His recent career has encompassed being:  Group Finance Director of BET plc 1991-1994 (a conglomerate of businesses engaged in services, distribution, and equipment leasing principally in Europe); Chief Executive and then Chairman of National Parking Corporation 1995-1999 (operator of parking facilities, bus services, and emergency roadside repair services in Britain); Chairman of PHS Group plc 2000-2005 (provider of workplace support services in Britain); and most recently senior advisor to the Texas Pacific Group (a private equity investment firm).

Laura Barlow.  Ms. Barlow, also a British national, has served as Chief Restructuring Officer since May 2007 and Chief Financial Officer since April 2007.  She is a Managing

Director of AlixPartners, LLP (“AlixPartners”) and its affiliate AP Services, LLC (“AP Services”).  AP Services was retained by SCL in connection with its chapter 11 restructuring.  Ms. Barlow has remained a Managing Director of AlixPartners and AP Services while serving as SCL’s Chief Restructuring and Chief Financial Officer.  Since joining AlixPartners in 2003, Ms. Barlow also has served as an advisor to a number of private and public companies, including serving as joint Chief Restructuring Officer of Stolt Offshore S.A., a listed global offshore oil services business from November 2003 to April 2004.  Ms. Barlow joined AlixPartners from Marconi plc, where she operated in an interim restructuring management role and prior to that was a director in the restructuring and corporate finance practice at Arthur Andersen.

Edwin S. Hetherington.  Mr. Hetherington has served as Assistant Secretary of SCL since January 2007, having served as Vice President, General Counsel, and Secretary of SCL from 1997-2006 and Secretary of SCL from 1980-1997.  Mr. Hetherington also is Vice President, General Counsel, and Secretary of Orient-Express Hotels Ltd., a former affiliate of SCL engaged in the hospitality business and listed on the New York Stock Exchange.

Mark Wilson.  Mr. Wilson, a British national, has served as an officer of SCL since October 2006 and served as a consultant to SCL from January-October 2006.  Mr. Wilson joined International Leisure Group, a large U.K. travel and airline business, in 1989 as a Senior Financial Officer and remained there until 1995 to assist the administrative receivers in negotiating the major commercial claims with aircraft and engine manufacturers, leasing companies, and financial institutions.   In 1995, Mr. Wilson became Finance and Regulation Director of Severn Trent Water Ltd, a large U.K. water utility.  In 2004, Mr. Wilson was promoted to CFO of Severn Trent PLC, a FTSE 100 company.

ARTICLE III.
THE CHAPTER 11 CASES

On October 15, 2006, the Debtors Filed voluntary petitions for relief under chapter 11 of the Bankruptcy Code. The Debtors continue to conduct their businesses and manage their properties as debtors in possession pursuant to Bankruptcy Code § § 1107(a) and 1108.

The following is a general summary of these Chapter 11 Cases including, without limitation, the events leading to the chapter 11 filings, the stabilization of the Debtors’ operations following the chapter 11 filings, certain administrative matters during these Chapter 11 Cases, and the Debtors’ restructuring initiatives since the chapter 11 filings.

A.                                   Events Leading to the Chapter 11 Cases

As part of its prepetition restructuring initiatives, SCL reduced its overall indebtedness by approximately $630 million, primarily using the proceeds from the sale of its interests in OEH, Silja, and other ferry assets.  The Company continued, however, to experience a steady decline in liquidity primarily due to a decline in positive cash flow from its operations.  The Company experienced losses in connection with its remaining ferry interests due to increased oil prices, an overall decline in passenger volume, increased competition from market competitors, and the incurrence of ship lay-up costs.  While once profitable, the Debtors’ GNER rail business started to lose money due to the terms of the new franchise agreement, increased competition, reduction in domestic rail travel following the 2005 London bombings, and higher fuel and electricity costs.  The Debtors also incurred costs related to reductions in overhead.

In April 2006, the Debtors faced the potential of significant additional costs when certain shareholders filed a class-action lawsuit against SCL and three individual defendants, alleging that SCL made false and misleading statements between March 2004 and March 2006 regarding the financial health of the Company.  The shareholders alleged that SCL failed to record in a timely fashion $500 million in impairments to the value of certain assets in SCL’s ferry and container businesses, overstated the Company’s earnings, and overstated the gain on the sale of SCL’s equity interest in OEH.

In the months prior to the Petition Date, the Company started to explore different strategic and financial alternatives and initiated discussions with advisors to an ad hoc committee of Public Note holders and the indenture trustee regarding a potential restructuring of the Company’s unsecured financial obligations.  Notwithstanding their efforts to restructure their financial obligations and operations on an out-of-court basis, the Debtors were forced to commence these Chapter 11 Cases on October 15, 2006, because: (a) they did not have sufficient cash to pay $115 million in Public Note obligations that came due on the Petition Date; and (b) the risk of certain creditors taking precipitous enforcement actions against the Debtors and their assets could have jeopardized the value of the Company as a whole and the Debtors’ ability to successfully reorganize their operations and balance sheet.

B.                                     Stabilization of Operations

As of the Petition Date, all actions and proceedings against the Debtors and all actions to obtain property from the Debtors were stayed automatically under Bankruptcy Code § 362.  On the Petition Date, to minimize disruption of the Debtors’ operations during these Chapter 11 Cases, the Debtors Filed with the Bankruptcy Court certain “first day” motions requesting authority to make certain payments and honor certain obligations.  Much of this relief was granted by the Bankruptcy Court and has facilitated the administration of these Chapter 11 Cases.  These motions and orders are described below, but these summaries are not a substitute for a complete understanding of the underlying motions, applications, or the resulting orders.  You are urged to review the full text of all such motions and orders, which are available for your review by visiting www.seacontainers.com.

1.                                       Motion to Pay SCSL Employee Wages and Associated Benefits

As of the Petition Date, the Company had approximately 5,119 employees worldwide.  Of this number, SCSL had 93 employees and SCL employed only Robert D. MacKenzie and Edwin S. Hetherington.

Upon filing these Chapter 11 Cases, the Debtors believed that any delay in paying prepetition or postpetition compensation and benefits to their employees could have presented personal hardships for many employees and irreparably harmed employee morale.  Further, many employees of SCSL assumed additional job responsibilities related to the Company’s restructuring.  Therefore, the Debtors requested, and the Bankruptcy Court approved, authority to pay certain prepetition compensation and benefits owed to employees of SCSL (Docket No. 16).

The Debtors further were authorized to continue their employee benefits programs during the Chapter 11 Cases in the ordinary course of business.

2.                                       Motion to Continue Using Existing Cash Management System, Bank Accounts, Business Forms, and Investment Guidelines

On the Petition Date, the Debtors Filed a motion seeking the continuation of: (a) domestic and international cash management systems, (b) existing checks and business forms and existing investment guidelines, and (c) the arrangement by which SCSL processes the payroll of certain of the Company’s Non-Debtor Subsidiaries.  The motion also sought to allot administrative priority status to all postpetition Intercompany Claims against a Debtor by another Debtor arising out of an intercompany transaction.  On October 17, 2006 and November 8, 2006, the Bankruptcy Court granted the motion on an interim basis (Docket Nos. 15 and 97).

Subsequent to the entry of the interim orders, both the United States Trustee (the “U.S. Trustee”) and the Official Committee of Unsecured Creditors informally objected to the Debtors’ motion.  The parties ultimately reached a consensus regarding the contents of a final order, which the Bankruptcy Court entered on January 12, 2007 (Docket No. 248).  The final order requires that the Debtors hold substantially all of their non-operating funds in their domestic concentration account.  However, the Debtors are permitted to (a) maintain funds overnight in other accounts to the extent that funds are to be disbursed outside the United States on the next business day, (b) maintain balances in foreign accounts up to $800,000, and (c) continue to hold balances as security for certain of their insurance obligations.  The final order also requires that the Debtors provide 15 days notice to the Creditors’ Committees of any proposed loan, dividend payment, or repayment of intercompany claims to be made by a Non-Debtor Subsidiary to any other Non-Debtor Subsidiary or to the Debtors except when it is a nominal payment, a repayment or reimbursement to SCSL for shared operating expenses and payroll processing, or transferred or repaid to SC Treasury.

C.                                     Certain Administrative Matters in the Chapter 11 Cases

1.                                       Applications for Retention of Debtors’ Professionals

To assist the Debtors in carrying out their duties as debtors in possession and to otherwise represent their interests in these Chapter 11 Cases, the Debtors employed, with authorization from the Bankruptcy Court, the following professionals:  (a) Sidley Austin LLP (“Sidley”) as general bankruptcy counsel; (b) Kirkland & Ellis LLP (“K&E”), as special litigation counsel, and later as general bankruptcy counsel as described below; (c) Young Conway Stargatt & Taylor, as Delaware counsel; (d) PricewaterhouseCoopers LLP, as restructuring advisor, investment banker, and accounting and tax advisor; (e) PricewaterhouseCoopers Legal LLP, as U.K. pension and labor counsel; (f) Collinson Grant Ltd., as human resource consultants; (g) Towers Perrin, as compensation consultants; (h) Carter Ledyard & Milburn LLP, as special counsel for general domestic legal matters; (i) Appleby Hunter Bailhache, as special counsel for Bermuda legal affairs; (j) Richards Butler LLP, as special counsel for certain foreign legal matters; (k) Vollman Brothers, as special corporate and financial advisors solely regarding the Helsinki-Tallinn transaction, and later for additional potential transactions; (l) Deloitte & Touche LLP, as auditors; (m) PricewaterhouseCoopers Business Solutions S.A., as financial advisor with respect to the potential sale of the Debtors’ shares of Periandros S.A.; (n) 333 Capital Pty Ltd, as advisor to SCL and Sea Containers Australia Limited regarding the sale of International Reefer Services Pty Ltd and Independent Reefer Services Ltd; (o) AP Services, LLC as interim managers and restructuring consultants; and (p) Rothschild Inc., as valuation consultants.

a.                                       K&E

As noted above, K&E initially was retained as the Debtors’ special conflicts litigation counsel for the sole purpose of prosecuting or defending certain litigation and contested matters involving GE Capital related to GE SeaCo.  The Debtors retained K&E in this role because Sidley, the Debtors’ original general reorganization and bankruptcy counsel, was precluded from litigating various matters with GE Capital, which also is a Sidley client.  The disputes with GE Capital regarding GE SeaCo escalated throughout the course of these Chapter 11 Cases and broadened to encompass fundamental aspects of the Debtors’ reorganization.  As a result, K&E’s role necessarily expanded to address these disputes.  The Debtors concluded that, in light of the increasing centrality of disputes with GE Capital to the Debtors’ reorganization efforts and the limitations upon Sidley’s ability to act adversely to GE Capital, it was more efficient for K&E to assume the role as lead bankruptcy counsel for the remainder of these Chapter 11 Cases.  To ensure that the Debtors’ estates were not adversely affected by the transition of bankruptcy matters from Sidley, and to avoid subjective differences of opinion as to whether specific work or time entries were associated with the transition, K&E and the Debtors agreed that K&E would not charge the Debtors for $250,000 for attorney time billings in connection with K&E’s expanded retention.

Sidley assisted in the transition of representation to K&E and phased-out its role as Debtors’ lead bankruptcy counsel.  On February 22, 2007, the Debtors Filed an application for an order amending the original retention order of K&E to authorize the Debtors to employ and retain K&E as their general bankruptcy counsel nunc pro tunc to February 7, 2007.  On March 9, 2007, the Bankruptcy Court approved the amended order (Docket No. 401).

b.                                      AP Services, LLC

On April 17, 2007, the Debtors Filed an application to authorize the employment of AP Services to provide certain temporary employees and interim management to oversee and manage the Debtors in their restructuring efforts.  Specifically, the Debtors sought the designation of Laura Barlow as Chief Financial Officer and Chief Restructuring Officer and Craig Cavin as Restructuring Manager, both of whom would be assisted by other AP Services staff.  The Bankruptcy Court approved the application on May 8, 2007 (Docket No. 589).

c.                                       Rothschild Inc.

On September 11, 2007, the Debtors Filed an application to authorize the employment of Rothschild Inc. to provide a valuation of the Company’s 50% ownership stake in GE SeaCo which will include a valuation report and potential testimony in support thereof.  The Bankruptcy Court approved the application on September 27, 2007 (Docket No. 1049).

2.                                       Interim Compensation Procedures and Appointment of Fee Auditor

To streamline the professional compensation process, enable the Bankruptcy Court and all parties in interest to more effectively monitor professionals’ fees, and to reduce the financial burden imposed on the Professionals while awaiting final approval of their fees and expenses, the Debtors Filed a motion seeking the establishment of, and the Court authorized, procedures for interim compensation for services rendered and reimbursement of expenses incurred by retained professionals and expense reimbursement procedures for members of any official committees appointed in these Chapter 11 Cases (Docket No. 91).

Upon the Bankruptcy Court’s own motion and request that the Debtors, the U.S. Trustee, and the Official Committee of Unsecured Creditors consult upon the appointment of a fee auditor  (the “Fee Auditor”), the parties agreed on the appointment of Warren H. Smith & Associates, P.C.  On December 19, 2006, the Bankruptcy Court entered an order appointing Warren H. Smith & Associates, P.C. as Fee Auditor to act as a special consultant to the Court for professional fee and expense review and analysis (Docket No. 198).

3.                                       Ordinary Course Professionals

Prior to the Petition Date, the Debtors regularly used the services of various attorneys, accountants, financial advisors, and other professionals in the ordinary course of their respective business operations (the “Ordinary Course Professionals”).  The Ordinary Course Professionals provide services to the Debtors in a variety of discrete matters unrelated to these Chapter 11 Cases, including, but not limited to, general litigation, employment and labor law, intellectual property law, general corporate and securities law, accounting, auditing, financial advisory, and tax matters.

The Debtors requested, and the Bankruptcy Court approved, authority to employ and compensate the Ordinary Course Professionals (the “OCP Order”) (Docket No. 216).  Pursuant to the OCP Order, the Debtors are authorized to pay Ordinary Course Professionals fees and expenses up to $35,000 per month and a total of up to $200,000 for these Chapter 11 Cases.  The Ordinary Course Professionals are not subject to the interim compensation procedures.

On May 8, 2007, upon the motion of the SCL Committee (defined below), the Bankruptcy Court amended the OCP Order to authorize the Debtors and the Creditors’ Committees to retain and compensate English Barristers utilizing the same Ordinary Course Professional procedures (Docket No. 596).  Further, with certain conditions, the Bankruptcy Court authorized the Debtors and the Creditors’ Committees to consult with English Barristers on discrete matters and seek compensation for such consultation as an expense on their respective fee application, rather than under the Ordinary Course Professional procedures.

On June 28, 2007, the Debtors Filed a certification of counsel regarding a further amendment of the OCP Order to permit a modest increase in the monthly fee cap from August through October 2007 for one Ordinary Course Professional, Ian Durant, who provides business consultancy services and was actively involved in the change of control arbitration discussed in ARTICLE III.E.1.  The Bankruptcy Court entered the order on September 27, 2007 (Docket No. 1055).

On February 26, 2008, upon the Debtors’ motion, the Bankruptcy Court further amended the OCP Order solely to increase the aggregate cap for the fees and expenses incurred by Ordinary Course Professionals during these Chapter 11 Cases from $200,000 to $300,000 (Docket No. 1506).

4.                                       Creditors’ Committees

On October 27, 2006, the U.S. Trustee appointed an official committee of unsecured creditors pursuant to Bankruptcy Code § 1102.  The members of the creditors’ committee were: Bank of New York, the 1983 Pension Scheme Trustees, Aspen Trustees, Ltd. (n/k/a Capita ATL Pensioin Trustees Limited), the 1990 Pension Scheme Trustees, HSH Nordbank AG, Trilogy Capital LLC, Dune Capital LLC, and Mariner Investment Group, Inc.  The creditors committee was comprised of two “subcommittees”: the “Financial Members Subcommittee” which became the SCL Committee and the “Pensions Subcommittee” which became the SCSL Committee, both as described below.

Because of the large number of Non-Debtor Subsidiaries and the complex intercompany relationships and sizable intercompany claims that exist among the Debtors and their Non-Debtor Subsidiaries, these Chapter 11 Cases and the associated restructuring have required analyzing, and ultimately will necessitate resolution of, difficult Intercompany Claims issues.  To facilitate the evaluation and resolution of these issues, on December 4, 2006, the counsel for the official committee of unsecured creditors sent a letter to the U.S. Trustee requesting the appointment of two official committees.  On January 23, 2007, the U.S. Trustee appointed a creditors’ committee for each of the operating Debtors in these cases: the Official Committee of Unsecured Creditors for SCL (the “SCL Committee”) and the Official Committee of Unsecured Creditors for SCSL (the “SCSL Committee” and together with the SCL Committee, the “Creditors’ Committees”).

The members of the SCL Committee were: Bank of New York, HSH Nordbank AG (“HSH”), Trilogy Capital LLC (“Trilogy”), Dune Capital LLC (“Dune”), and Mariner Investment Group, Inc. (“Mariner”).  The Bank of New York subsequently resigned from the SCL Committee, and on April 25, 2007, the U.S. Trustee appointed HSBC Bank USA, National Association, as Indenture Trustee (“HSBC”), to the SCL Committee.  On or around June 4, 2007, HSH resigned from the SCL Committee.  The SCL Committee retained Bingham McCutchen LLP as its legal advisers, Morris Nichols Arsht & Tunnell LLP as its conflicts and Delaware local counsel, Houlihan Lokey Howard & Zukin Capital, Inc. as its financial advisors, and Conyers Dill & Pearman as its legal advisers for Bermuda matters.

The members of the SCSL Committee were: the 1983 Pension Scheme Trustees, the 1990 Pension Scheme Trustees, and Debevoise & Plimpton LLP.  On January 25, 2007, the U.S. Trustee replaced Debevoise & Plimpton LLP with Robert George Finch.  The SCSL Committee retained Willkie Farr & Gallagher LLP as its legal advisers, Pepper Hamilton LLP as its Delaware local counsel and Kroll Ltd. as its financial advisors.

On June 22, 2007, in connection with a motion to approve debtor in possession (“DIP”) financing (discussed below), the U.S. Trustee Filed a notice disbanding the SCL Committee (Docket No. 747).  The U.S. Trustee asserted that certain members of the SCL Committee could potentially become conflicted due to their participation in the proposed DIP financing facility.  The Debtors opposed this action.  When it became clear that the Court would not approve the DIP financing unless the allegedly conflicted committee members resigned from the SCL Committee, these members tendered their resignations.  The U.S. Trustee held a second committee formation meeting on July 11, 2007, to reconstitute the SCL Committee.  Because of a lack of attendance at that second formation meeting, no new members were appointed to the SCL Committee.

The Debtors have consulted with the Creditors’ Committees concerning all key aspects of these Chapter 11 Cases.  The Debtors have kept the Creditors’ Committees informed about their operations and the Creditors’ Committees have, together with the Debtors’ management and advisors, participated actively in, among other things, many aspects of the Debtors’ restructuring.  The Debtors and their advisors have met with the Creditors’ Committees and their advisors on numerous occasions, including in connection with Plan negotiations.  As discussed below, the Debtors and the Creditors’ Committees also engaged in intensive negotiations regarding the Pension Schemes’ Claims and their recovery under the Plan.  These negotiations ultimately resulted in a settlement of the Pension Schemes Claims among the Debtors, the SCSL Committee, and the Pension Schemes Trustees and the filing of the Plan.

D.                                    Postpetition Events Regarding the Pension Schemes

As discussed in ARTICLE II.B.3, liabilities under the 1983 Pension Scheme and 1990 Pension Scheme due to the § 75 Debt constitute the Debtors’ most significant pension obligations.

1.                                       FSD Proceedings

Despite the Company’s prepetition attempt to reach a settlement regarding the Pension Schemes’ Claims, as discussed in ARTICLE II.B.3, on September 29, 2006, the U.K. Pensions Regulator sent the first warning letter to SCL regarding the possible issuance of FSDs due to the group’s financial position and the level of the Pension Schemes’ deficits.  Under § 43 of the 2004 Act, the U.K. Pensions Regulator has authority to issue FSDs to an affiliate of the principal or participating employers of an underfunded pension scheme, which is associated or connected with the participating or principal employers of an occupational benefits scheme, but is not itself a participating employer of the scheme, to provide financial support to such schemes when the principal or participating employer is either a service company or insufficiently resourced.  An FSD requires the affiliate of the principal or participating employer to put in place financial support, but does not necessarily require the affiliate to make a monetary contribution to the pension scheme.  In determining whether to issue an FSD, the U.K. Pension Regulator must evaluate if it is “reasonable” to require the affiliate of the principal or participating employer to put in place financial support to guarantee an occupational pension scheme throughout its life.  In making such evaluation, the U.K. Pension Regulator considers: (a) the relationship of the targeted affiliate to the principal and participating employers; (b) the value of the benefits received by the targeted affiliate from any participating employers; (c) the connection or involvement of the targeted affiliate to the occupational benefits scheme; (d) the financial condition of the targeted affiliate; and (e) any other factor that is relevant and reasonable.  If an FSD is issued, the targeted affiliate must propose to the U.K. Pensions Regulator financial support arrangements to fund the pension scheme within the time period prescribed by the U.K. Pensions Regulator.  An FSD may be for an amount up to the § 75 Debt whether real or contingent.

On October 19, 2006, the U.K. Pensions Regulator issued warning notices stating it was considering issuing FSDs in respect of the Pension Schemes and instituted proceedings pursuant to § § 43 and 96(2) of the 2004 Act (and in accordance with the Explanatory Note to the Pensions Act and the Pensions Regulator Regulations 2005) in respect of the Pension Schemes.  The warning notice named SCL as a “Target Person,” meaning that at a later date SCL may be directed to provide financial support to the Pension Schemes, and stated that such support would be for the portion of the funding deficit of the Pension Schemes attributable to SCSL (the “SCSL Scheme Deficits”).  After receiving the warning notice, the Company engaged in discussions with the Pension Schemes Trustees and the Pensions Regulator to try to reach a consensual resolution with respect to all of the Pension Schemes’ claims.  These discussions continued until early 2007.

On April 26, 2007, the U.K. Pensions Regulator, with the support of the Pension Schemes Trustees, issued an amended warning notice in respect of FSDs against SCL for the SCSL Scheme Deficits.  SCL asserted the issuance of FSDs was unreasonable and that the FSD process would interfere with consensual negotiations expected to take place between the Creditors’ Committees to resolve the Pension Schemes’ claims within the chapter 11 process.  SCL further argued that FSDs were unnecessary as the Pension Schemes Trustees potentially had recourse for the SCSL Scheme Deficits under the 1989 Services Agreement between SCL and SCSL and other processes available through these Chapter 11 Cases, including their representation on the SCSL Committee.  The Pension Schemes Trustees asserted that issuance of the FSDs was necessary to ensure that the SCSL Scheme Deficits were adequately funded and that recourse to the 1989 Services Agreement was not sufficient, as SCL had not accepted liability for the SCSL Scheme Deficits under the 1989 Services Agreement.

On June 15, 2007, after reviewing the representations and other evidence submitted by SCL, the Pension Schemes Trustees and the U.K. Pensions Regulator, the Determinations Panel of the Pensions Regulator (the “Determinations Panel”)(12) found that the U.K. Pensions Regulator’s issuance of FSDs against SCL for the SCSL Scheme Deficits would satisfy the reasonableness requirement of § 43 of the 2004 Act.  In particular, the Determinations Panel concluded that:  SCL received considerable benefits from SCSL on account of the 1989 Services Agreement; SCL had financial resources available to fund the SCSL Scheme Deficits; and SCL was closely connected to the Pension Schemes, as its members provided services that benefited SCL.

On July 23, 2007, SCL appealed the Determinations Panel’s decision with the Pensions Regulator Tribunal, which considers whether and on what terms FSDs should be issued and addresses all issues de novo.  However, after an adverse ruling on certain interlocutory matters related to the appeal, and after consultation with, among others, SCL’s U.K. pension counsel,

(12)	The Determinations Panel is an independent committee of at least three people with legal, business, or pension knowledge, which meets to determine whether to invoke certain regulatory functions.

and as a result of positive discussions (further described below) regarding a consensual resolution of the Pension Schemes’ claims, SCL withdrew the appeal on January 31, 2008.  On February 5, 2008, after withdrawal of the appeal, the U.K. Pensions Regulator issued FSDs to SCL requiring it to put in place arrangements whereby it is liable for the SCSL Scheme Deficits that are due or may become due.

Prior to issuing FSDs in respect of the SCSL Scheme Deficits, the U.K. Pensions Regulator notified SCL on July 9, 2007, that at the request of the Pension Schemes Trustees, the U.K. Pensions Regulator also was considering issuing FSDs against SCL on account of the debts owed or which may be owed by the Pension Schemes’ non-Debtor participating employers under § 75 of the 1995 Act.  The Debtors have confirmed to the Pensions Regulator that they believe the issuance of these further FSDs would be unreasonable.  The Debtors also confirmed that they would resist the issuance of such FSDs.

As further described below, in early February 2008, the Debtors, the Pension Schemes Trustees, and the SCSL Committee agreed to a settlement that resolves all of the Pension Schemes’ claims, including the SCSL Scheme Deficits and the non-Debtor participating employers’ § 75 debt.  As part of this settlement, the Debtors and the Pension Schemes Trustees have agreed that in response to the FSDs already issued (and any additional FSDs that may be issued) by the U.K. Pensions Regulator, the Debtors shall propose, and the Pension Schemes Trustees shall support, financial support arrangements consistent with the terms of the Pension Schemes Settlement Agreement.  As described in ARTICLE III.D.5., on March 19, 2008, the Debtors, in conjunction with the Pension Schemes Trustees, applied to the U.K. Pensions Regulator for approval that the terms of the Pension Schemes Settlement Agreement constitute adequate financial support in respect of the FSDs.  The U.K. Pensions Regulator confirmed in a letter dated April 23, 2008 that, provided the Bankruptcy Court approved such arrangements and that the Pension Schemes were satisfied they retained eligibility for the Pension Protection Fund, the U.K. Pension Regulator intended to approve the settlement as an arrangement that satisfies the FSD.

2.                                       Equalization and Employment Claims

a.                                       Equalization

The Debtors became aware that certain pension benefits for certain of the Pension Schemes’ members may not have been “equalized” as intended.  In 1990, the European Court of Justice determined that the U.K. was bound by European Union legislation providing that identical pension benefits should be provided to all regardless of gender.  The process by which pension schemes aligned pension benefits, including, for example, normal retirement date and accrual rate, was referred to as “equalization.”  In order to equalize a pension scheme, the trustees of the scheme alter the scheme’s provisions, in accordance with the alteration method(s) prescribed in a scheme’s deed and rules, to reflect equal benefits for men and women.  Under English law, if a scheme is not properly equalized, all members are automatically entitled to equal benefits, which in this case includes a right to retire at the earliest retirement age and accrue benefits at the more generous rate.  Historically, female members of a scheme would be entitled to retire earlier and accrue pension benefits more quickly than male members.

The Pension Scheme deeds with respect to all members of the Pension Schemes who joined the Pension Schemes on or after 1991 were allegedly equalized in 1993 (1983 Pension Scheme) and 1995 (1990 Pension Scheme).  However, the equalization status has not been conclusively established for members of the Pension Schemes who were members before January 1, 1991 (“Pre-1991 Members”).  An announcement was made in July 1994 to Pre-1991 Members who were members of the 1983 Pension Scheme regarding equalization, but it is unclear whether this announcement properly effectuated equalization of the retirement age in accordance with the 1983 Pension Scheme’s governing deed and rules and English law.  Irrespective of the validity of the 1994 announcement as to Pre-1991 Members, it is possible that, in December 2005, the 1983 Pension Scheme was equalized by a deed of amendment which purportedly altered the retirement age to 65.  The equalization status of the retirement age for Pre-1991 Members of the 1990 Pension Scheme has not yet been conclusively established.

If the Pension Schemes were not properly equalized for the Pre-1991 Members, such members may be entitled to greater pension benefits and rights from the Pension Schemes than they are currently entitled to or, if they are pensioners, in receipt of.  The implication of a failure to effectively equalize for members would be an increase in the § 75 Debt of the Pension Schemes.  The Debtors and the Pension Schemes Trustees are in the process of preparing for complex English Court proceedings necessary to determine whether, when and to what extent the Pension Schemes were properly equalized.  The Debtors anticipate that full adjudication of the question of whether equalization occurred will not occur until the first half of 2009 at the earliest.  As described in ARTICLE III.D.5., and as further discussed below, under the Pension Schemes Settlement Agreement, the Debtors have agreed to a Plan distribution reserve (i.e., the Equalization Claim Reserve) on account of claims up to $69 million to satisfy potential Equalization Claim.

b.                                      Equalization-Related Employee Claims

If the 1983 Pension Scheme is found to have been properly equalized (in full or in part), it is possible that some members of the 1983 Pension Scheme may possess causes of action against their employer in relation to the provision of benefits, and/or information regarding benefits, since 1994.  To the extent SCL, SCSL, Reorganized SCL, Reorganized SCSL, or a Non-Debtor Subsidiary is found liable under these causes of action, the relevant Debtor, Reorganized Debtor, or Non-Debtor Subsidiary will maintain a claim against the Equalization Trust (collectively, the “Equalization-Related Employee Claims”).  Distribution to the affected employees will be made from proceeds received by the relevant Debtor, Reorganized Debtor, or Non-Debtor Subsidiary from the Equalization Claim Reserve administered by the Equalization Trustees.

The Debtors believe that, should such potential employees claims exist, the number of potential claimants will be less than the number of members who would indirectly benefit, in the form of increased pension benefits, if the 1983 Pension Scheme were not equalized.  The Debtors also believe that the maximum value of such potential claims would be significantly less than the Equalization Claim of the 1983 Pension Scheme if equalization of Pre-1991 Members did not occur in 1994.  To the Debtors’ knowledge, no such potential employee claims exist in relation to the 1990 Pension Scheme.

3.                                       Pension Scheme Claims

In July 2007, the Pension Schemes Trustees Filed Proofs of Claims in these Chapter 11 Cases against SCL and SCSL.  After removing duplicative claims, the Debtors estimate claims from the 1983 Pension Scheme and 1990 Pension Scheme to be in excess of $240 million and $55 million, respectively.  The Pension Scheme Claims primarily are based upon (a) alleged funding deficit liability, including the SCSL Scheme Deficits, (b) § 75 Debts, (c) past due contributions, (iv) life insurance costs and future benefits accruals, and (d) alleged Pension Schemes’ contribution obligations.  In addition, both Pension Schemes’ Claims include a claim to reflect the additional § 75-based claim which would exist if the Pension Schemes were not properly equalized (in full or part) as discussed above.  The Claims asserted on account of the alleged improper equalization amount to at least $60 million with respect to the 1983 Pension Scheme and an unliquidated amount with respect to the 1990 Pension Scheme.  The Pension Schemes Trustees also Filed Proofs of Claim against SCC.  The Debtors believe these Claims are without merit as SCC has not been, and is not, a participating or principal employer under either Pension Scheme.

4.                                       Objection to Pension Scheme Claims and Settlement Negotiations

On September 17, 2007, the SCL Committee Filed an objection to two Proofs of Claim Filed against SCL by the Trustees of the 1983 Pension Scheme and the 1990 Pension Scheme.  The SCL Committee maintained that the Pension Schemes Trustees have no right to assert direct Claims against SCL based on the FSDs.  According to the SCL Committee, under the best case scenario for the Pension Schemes Trustees, SCSL would have a Claim against SCL under the 1989 Services Agreement for the SCSL Scheme Deficits.  The SCL Committee further contended that the Pension Schemes’ Claims should not have been calculated under the U.K. buy-out method, which it asserts is inapplicable to a claim Filed in a U.S. bankruptcy case.  The SCL Committee contended that the validity and amount of the Pension Schemes’ Claims should be governed by U.S. law, which according to the SCL Committee, may require that the Pension Schemes’ Claims be discounted to present value in accordance with the “prudent investor rule,” as opposed to the U.K. mandated annuity buy-out amount pursuant to § 75 of the 1995 Act.  Furthermore, the SCL Committee asserted that the postpetition actions taken by the U.K. Pensions Regulator, including the issuance of an FSD against SCL, violated the automatic stay under Bankruptcy Code.

In light of the substantial Claims Filed by the Pension Schemes Trustees, the complex interrelationship between the Pension Schemes’ Claims and Intercompany Claims, and the vehement objection Filed by the SCL Committee, it has long been clear that resolution of these issues was an essential prerequisite to the Debtors’ formulation of a chapter 11 plan.  To that end, since March 2007, the Debtors, the SCSL Committee, the Pension Schemes Trustees, the SCL Committee and each of their advisors thoroughly analyzed, considered and debated the merits of each party’s position.  In the course of the parties’ due diligence and discussions of the pension related issues, it became apparent that the existence of potentially large pension claims against certain Non-Debtor Subsidiaries could substantially complicate an orderly wind-down of the Company’s Non-Container-Leasing Businesses and delay and reduce recoveries for creditors at SCL if not resolved.

After several months, the parties narrowed the gaps between the Pension Schemes Trustees’ and the SCL Committee’s respective views regarding the ultimate resolution of the Pension Schemes Trustees’ Claims.  Nonetheless, as of mid-December 2007, there were still significant differences between the parties and enormous resources being spent by the Debtors, the SCL Committee, and the SCSL Committee in the U.K. and the U.S. in connection with the ongoing pension dispute.  Ultimately, the Debtors concluded that the best way they could act as fiduciaries for all Creditors of the Debtors’ Estates was to attempt to reach an appropriate settlement through direct negotiations with the Pension Schemes Trustees and the SCSL Committee, while continuing to advise the SCL Committee of the negotiations.  Accordingly, in early February 2008, after months of discussions among the parties regarding all of the issues raised by, and related to, the Pension Scheme Claims, the Debtors, the SCSL Committee, and the Pension Schemes Trustees entered into the Pension Schemes Settlement Agreement under which the Pension Schemes Claims are resolved fully and completely.

5.                                       Pension Schemes Settlement Agreement and Its Implementation

a.                                       Bankruptcy Court Approval

Under the Pension Schemes Settlement Agreement, the 1983 Pension Scheme will receive a $153.8 million Allowed Unsecured Claim against SCL, and the 1990 Pension Scheme will receive a $40.2 million Allowed Unsecured Claim against SCL.  Furthermore, under the terms of the Pension Schemes Settlement Agreement, an Equalization Claim Reserve will be established on account of a $69 million Equalization Claim.  The Debtors also shall pay $5 million to the Pension Schemes on account of certain administrative ordinary course expenses.  If the Debtors agree to pay, or this Courts approves payment of, chapter 11 advisory fees to any of the Debtors’ prepetition creditors as administrative expenses, the Pension Schemes may additionally seek reimbursement of their chapter 11 advisory fees.  Finally, the Pension Schemes Settlement Agreement is in full and final satisfaction of all of the Pension Scheme Claims against SCL, SCSL, and the Non-Debtor Subsidiaries.

On February 18, 2008, the Debtors Filed a motion to approve the Pension Schemes Settlement Agreement.  The SCL Committee contested the settlement and served extensive discovery and deposition requests on the Debtors, the Pension Schemes Trustees, the SCSL Committee, the Debtors’ financial advisors and the Pension Schemes’ actuaries.  The parties responded to the SCL Committee’s document requests and depositions of the Debtors, the Debtors’ financial advisors, the SCSL Committee, the Pension Schemes Trustees and the Pension Schemes’ actuary occurred in late April 2008 and early May 2008.  On May 16, 2008, the SCL Committee Filed a formal objection to the Pension Schemes Settlement Agreement, to which the Debtors and SCSL Committee Filed extensive reply briefs.  The Bankruptcy Court held a contested hearing with respect to the Pension Schemes Settlement Agreement on May 28 and 29 and June 6, 2008.  As part of the hearing, the Debtors introduced extensive evidence supporting the Pension Schemes Settlement Agreement.  On June 27, 2008, the Debtors and the SCL Committee Filed post-hearing briefs in further support of their respective positions with respect to the Pension Schemes Settlement Agreement.  The Bankruptcy Court issued an opinion [approving the Pension Schemes Settlement Agreement on August     , 2008.](13)

b.                                      U.K. Actions Regarding Pension Schemes Settlement Agreement

Concurrently with seeking Bankruptcy Court approval of the Pension Schemes Settlement Agreement, the Debtors and the Pension Schemes Trustees are taking actions in the U.K. to obtain certain regulatory approval, necessary to implement the Pension Schemes Settlement Agreement in the U.K.  In particular, the parties worked to prepare definitive documentation of the Pension Schemes Settlement Agreement prior to the Bankruptcy Court hearing.  The definitive Pension Schemes Settlement Agreement was Filed with the Bankruptcy Court on May 23, 2008 (Docket No. 1831).  Additionally, on March 19, 2008, the Debtors, in connection with the Pension Schemes Trustees, sought approval from the U.K. Pensions Regulator that the Pension Schemes Trustees’ Allowed Unsecured Claims against SCL under the Pension Schemes Settlement Agreement constituted adequate financial support arrangements for purposes of satisfying the FSDs.  On April 23, 2008, the U.K. Pensions Regulator confirmed to the Debtors that it would approve the terms of the Pension Schemes Settlement Agreement as satisfying the FSDs provided that the Bankruptcy Court approves the Pension Schemes Settlement Agreement.  Further, the Pension Schemes Settlement Agreement is subject to the Pension Schemes’ continued eligibility for protection by the Pension Protection Fund.  Since March 2008, the Debtors and the Pension Schemes Trustees engaged in discussions to ensure that implementation of the Pension Schemes Settlement Agreement would not prejudice the Pension Schemes’ rights to enter the Pension Protection Fund if necessary in the future.

A scheme ceases to be eligible for protections by the Pension Protection Fund where the trustees of the scheme enter into a legally enforceable agreement with an employer in relation to the scheme, the effect of which is to reduce the amount of any debt due to the scheme from the employer under § 75 of the 1995 Act.  Certain exceptions allow for a scheme to retain eligibility if:

i.                                        the legal agreement is certified by the scheme actuary as above the Pension Protection Fund level of funding and has been approved by the Pension Protection Fund; or

ii.                                     the agreement to reduce the debt is approved by the English Court by way of a scheme of arrangement under part 26 of the Companies Act 2006.

In order to maintain Pension Protection Fund eligibility, the debts owed to the Pension Schemes will therefore either be certified by the scheme actuary as above the Pension Protection

(13)

The Debtors expect the Bankruptcy Court to issue an opinion regarding the Pension Schemes Settlement Agreement shortly. The Debtors have prepared the Plan and this Disclosure Statement assuming that the Bankruptcy Court will approve the Pension Schemes Settlement Agreement. As set forth above, the Debtors believe that consummation of the Plan is highly unlikely absent settlement of the Pension Schemes Claims and that under such circumstances projected recoveries and actual distributions would be materially reduced from those reflected in this Disclosure Statement.

Fund level of funding and approved by the Pension Protection Fund or reduced under an English Court approved scheme of arrangement.

The Pension Protection Fund has to date been unable to provide confirmation of the Pension Schemes’ continued eligibility.  The 1983 Pension Scheme Trustees and the 1990 Pension Scheme Trustees presently are working with the Debtors to ensure that the implementation of the Pension Schemes Settlement Agreement will not jeopardize the Pension Schemes’ Pension Protection Fund eligibility.  However, to afford the 1990 Pension Scheme maximum Pension Protection Fund eligibility and ensure that the Pension Schemes Settlement Agreement can be given effect even if the Pension Protection Fund is unable to approve it, the 1990 Pension Scheme will participate in the U.K. Scheme of Arrangement.  The 1983 Pension Scheme also will participate in the U.K. Scheme of Arrangement if it does not receive confirmation from the Pension Protection Fund of continued Pension Protection Fund eligibility prior to the hearing to approve this Disclosure Statement.

Moreover, as the Pension Schemes Settlement Agreement does not constitute a compromise of debt, to ensure the Pension Schemes retain Pension Protection Fund eligibility, the 1983 Pension Scheme Claims (to the extent it participates in the U.K. Scheme of Arrangement) and the 1990 Pension Scheme Claims each shall be compromised for £1 under the U.K. Scheme of Arrangement.

c.                                       Equalization Claim Reserve

Pursuant to the Pension Schemes Settlement Agreement, a reserve of consideration on account of the Equalization Claim in an amount of $69 million shall be established on the Effective Date.  The Allowed Equalization Claim shall be added to and treated as if they were part of the Allowed Pension Schemes Claims.  The Equalization Claim Reserve shall be allocated between the Pension Schemes pursuant to instructions from the Pension Schemes Trustees.  The Allowed Equalization Claim, once established pursuant to a final determination or upon dismissal of any appeal, shall be paid out of the Equalization Claim Reserve.  It is currently contemplated that the Equalization Claim Reserve shall be held by the Equalization Trustees as described below.

d.                                      Equalization Trust

The Equalization Trustees will hold the Equalization Claim Reserve under the Plan in trust pending resolution of the Equalization Claim and the Equalization-Related Employee Claims.  In effect, the Equalization Trust through the Equalization Claim Reserve will provide for distributions on a Pro Rata basis to the Pension Schemes Trustees and/or Reorganized SCL, Reorganized SCSL and certain Non-Debtor Subsidiaries on account of claims of employees of SCL, SCSL and/or certain Non-Debtor Subsidiaries that give rise to Equalization-Related Employee Claims upon resolution of the Equalization Claim by a court of compotent jurisdiction.  The Debtors have set aside value in the Equalization Claim Reserve appropriate for what the Debtors believe is the upper bound of the Allowed Equalization Claim and Equalization-Related Employee Claims.  Pursuant to the Pension Schemes Settlement Agreement, distributions from the Equalization Claim Reserve shall first be available to satisfy any Allowed Equalization Claim.  Any value remaining in the Equalization Claim Reserve after satisfaction of the Allowed Equalization Claim will be available to satisfy any Allowed Equalization-Related Employee Claims.

The Pension Schemes Trustees will commence proceedings before the English Court to determine the Equalization Claim.  Once a court of competent jurisdiction renders a non-appealable judgment upon the issue of equalization of the Pension Schemes, and upon appropriate advice from counsel and calculations provided by the Pension Schemes’ actuary, the Equalization Trustees will be authorized to make distributions on account of the Equalization Claim, if any.  With respect to potential employee claims that give rise to Equalization-Related Employee Claims, to the extent the 1983 Pension Scheme is found to have been properly equalized in whole or in part, legal advice from employment and equalization counsel will be sought, as will actuarial calculations on any potential liability with respect to any such employee claims.  Affected employees may then make a claim against SCL, SCSL, or the relevant Non-Debtor Subsidiary, as applicable, the liquidator of the affected entity will decide whether to accept or reject the claim and, if accepted, the Equalization Trustees will make distributions to the relevant liquidator at a stipulated dividend rate, as calculated and agreed with reference to the Debtors’ entity priority model as of March 31, 2008.  The relevant liquidator will transfer any distributions received from the Equalization Trustees to the affected employee.

E.                                      GE SeaCo Related Matters

1.                                       GE SeaCo Arbitrations

The governing agreements relating to the GE SeaCo joint venture contain dispute resolution and arbitration provisions that require arbitration with respect to most matters disputed between GE Capital and SCL.  During these Chapter 11 Cases, the Debtors and GE Capital litigated to a judgment one arbitration proceeding and commenced two further arbitrations, which were stayed by agreement between the parties.  The first arbitration proceeding involved an alleged potential change of control at SCL and the second and third related to the validity of certain claims asserted by GE Capital and GE SeaCo entities against the Debtors and the Non-Debtor Subsidiaries.  The Debtors ultimately achieved beneficial results with respect to each arbitration proceeding.

a.                                       GE SeaCo “Change of Control” Arbitration

GE Capital’s Stay Relief Motion.  Shortly following the Petition Date, on November 21, 2006, GE Capital Filed a motion for relief from the automatic stay to proceed to arbitration with SCL regarding whether a “change of control” occurred at SCL under the GE SeaCo Members Agreement.  Under the Members Agreement, a change of control is defined as “the acquisition of power, directly or indirectly, to direct the affairs of GE Capital or SCL, as the case may be, or to elect a majority of the board of directors of GE Capital or SCL, as the case may be, except that such term shall not include the acquisition of such power with respect to SCL by any Person or group of Persons of which J.B. Sherwood holds stock or other equity interest sufficient to direct or cause the direction of the management and policies thereof.”

GE Capital contended that a change of control occurred at SCL because James Sherwood resigned as SCL’s President, Chief Executive Officer, and Chairman of the Board and as a

director of Contender 2 Ltd. (“Contender 2”), a Bermuda Non-Debtor Subsidiary of SCL that controls the majority of the voting shares of SCL.  Specifically, Sherwood stepped down as SCL’s President and Chief Executive Officer on an interim basis in November 2005, stepped down on a permanent basis on January 4, 2006, and resigned from the SCL Board on March 20, 2006.  The resignations from SCL allegedly triggered a change in control, according to GE Capital, because after his ultimate resignation as Chairman on March 20, 2006, Sherwood no longer had the power to “direct the affairs of SCL” and GE Capital alleged, Sherwood controlled the selection of the board of directors of SCL by controlling the decisions and actions of Contender 2.  As a result, GE Capital alleged, it had the right, under the Members’ Agreement and GE SeaCo’s Articles of Organization, to purchase SCL’s 50% membership interest in GE SeaCo.  In addition, GE Capital sought stay relief to have GE SeaCo valued by a third party arbiter if it was successful in the underlying change of control dispute.

On December 10, 2006, SCL Filed a limited objection to GE Capital’s motion for relief from the automatic stay.  The objection contended that stay relief with respect to the change of control issue should be limited to whether a change of control occurred on or after February 17, 2006, because of a contractual statute of limitations under the Members’ Agreement.  With respect to the valuation issue, SCL objected that the stay relief was premature and potentially unnecessary given that the threshold change of control dispute had yet to be resolved.  The SCL Committee joined in SCL’s objection to GE Capital’s stay relief motion and additionally requested a right to participate in the arbitration.

Prior to the hearing on the motion, GE Capital withdrew its request for provisional stay relief with respect to the valuation issue, but proceeded with the change of control issue.  The Bankruptcy Court ruled in favor of GE Capital and ruled that the stay should be lifted to allow the arbitration to proceed with respect to the change of control issue (Docket No. 204).  The Bankruptcy Court declined to limit the arbitration to whether a change of control occurred on or after February 17, 2006 finding that the relevance of the February 17 date was within the province of the arbitrator.

Arbitration Process and Award.  On January 16, 2007, GE Capital served a notice of arbitration on SCL regarding whether a change of control occurred.  Thereafter, on February 28, 2007, John H. Wilkinson was nominated as arbitrator.  The arbitrator tentatively scheduled the arbitration hearing for August 29-30 and September 5—8 and then rescheduled the arbitration hearing for October 15-19 and October 31.  During August, September and October 2007, the Debtors undertook discovery, completed document production, and prepared for, defended, and took depositions related to the change of control dispute.  The Debtors’ extensive preparation of the change of control arbitration culminated in hearings conducted in mid- and late-October, which ultimately concluded on November 5, 2007.  On November 16, 2007, the parties submitted post-hearing briefs to the arbitrator.

On December 4, 2007, the arbitrator rendered a decision in favor of SCL.  The arbitrator determined that James Sherwood’s departure from SCL did not constitute a change of control under the Members’ Agreement.  In particular, the arbitrator found that SCL’s board of directors as a whole, and not James Sherwood acting alone, directed the affairs of SCL.  The arbitrator also concluded that Mr. Sherwood did not control the selection of SCL’s board of directors.  Finally, the arbitrator held that even if a change of control had occurred, GE Capital’s notice of its intent to purchase SCL’s interest in GE SeaCo was untimely under the Members’ Agreement.  The arbitrator determined that if a change of control had occurred, it would have taken place on January 4, 2006 when James Sherwood permanently resigned as President and Chief Executive Officer of SCL.  As GE Capital’s notice of intent to purchase SCL’s GE SeaCo interest was not provided to SCL within six months after Mr. Sherwood’s January 2006 resignation, as required under the Members’ Agreement, the arbitrator determined that the notice was of no effect.

Pursuant to the Members’ Agreement and as part of the arbitrator’s decision, SCL is entitled to recover the reasonable fees and expenses it incurred in defending against the arbitration.  On January 7, 2008, SCL submitted its request to the arbitrator specifying the amount of fees and costs for which it sought reimbursement, and GE Capital served its response on February 26, 2008.  As part of the GE SeaCo Framework Agreement that was approved by the Bankruptcy Court on June 4, 2008, GE Capital and SCL agreed to a mutual release of all claims they maintained against each other, including the release of SCL’s claim for reimbursement of fees and expenses.

b.                                      GE-GES Claims Arbitration

GE-GES Claims.  As indicated, SCL and GE Capital entities were involved in a second arbitration during these Chapter 11 Cases.  The arbitration arose from proofs of claim in the aggregate amount of $150 million Filed by certain GE Capital and GE SeaCo entities against SCL and SCSL in these Chapter 11 Cases (the “GE-GES Claims”).  The GE-GES Claims generally allege that GE Capital and GE Sea Co entities are entitled to payments from SCL and SCSL on account of:  (a) certain intercompany charges by the GE SeaCo group against the SCL group; (b) certain overpayments to SCL under the EMAs, MLAs, and other lease agreements; (c) disgorgement of fees paid to SCSL under the JV Services Agreement; (d) certain service and other general and administrative expense overcharges; and (e) mismanagement of GE SeaCo’s participation in the 1983 Pension Scheme.

The GE-GES Claims arose under the governing agreements relating to the GE SeaCo joint venture and, therefore, those agreements arguably required arbitration of the GE-GES Claims.  The Debtors and GE SeaCo made substantial progress in negotiating an agreed order on lifting the automatic stay to permit arbitration of the GE-GES Claims.  The parties agreed that the majority of the GE-GES Claims would be arbitrated in a combined arbitration, separate from the ongoing change of control arbitration.  However, certain issues remained unresolved and, on September 7, 2007, GE SeaCo Filed a motion for relief from the automatic stay to proceed with arbitration of the GE-GES Claims.  On September 24, 2007, the Debtors Filed a response to GE SeaCo’s motion.  Generally, the parties disagreed on the treatment of the claims relating to intercompany amounts due and owing, whether a separate arbitration was necessary to resolve these claims, and the level of participation in the arbitration by the SCL Committee.  At a hearing on September 27, 2007, the Bankruptcy Court provided guidance on certain outstanding issues and ruled that the Creditors’ Committees could participate as full parties-in-interest at the arbitration.  Subsequent to that hearing, the parties agreed on a form of order to arbitrate the GE-GES Claims, which was entered by the Bankruptcy Court on October 9, 2007 (Docket No. 1081).

Arbitration Process and Resolution.  On October 24, 2007, GE SeaCo initiated arbitration of six of the GE-GES Claims, including the $56 million disgorgement claim and the $18.2 million EMA claim.  On November 26, 2007, SCL and various subsidiaries filed a notice of defense and asserted several counterclaims.  Further, on January 4, 2008, the SCL parties filed a motion to dismiss all of the claims submitted to arbitration, which was joined by the SCL Committee and the SCSL Committee.  On March 3, 2008, the arbitrator granted the motion to dismiss, in part, but allowed GE SeaCo to re-file certain of the dismissed claims.  On March 10, 2008, GE SeaCo filed an amended notice of arbitration with respect to those claims previously dismissed by the arbitrator.  As further described below, the arbitration was stayed in connection with the entry into a Framework Agreement by GE Capital Corporation, SCL and GE SeaCo for the settlement and release of all pending claims between the parties, including the GE-GES Claims.  Upon the Bankruptcy Court’s approval, in connection with the Plan, of the definitive settlement agreement that will implement the terms of the GE SeaCo Framework Agreement, the arbitration will be dismissed.

c.                                       Intercompany GES-SCL Claims Settlement

The parties deferred proceeding with a third arbitration with respect to approximately $90 million in intercompany-related claims.  Resolution of those claims involved reconciling the historical intercompany balances and charges owing as between GE SeaCo and its subsidiaries on the one hand and SCL and its subsidiaries on the other, which included outstanding prepetition and postpetition intercompany balances and charges.  Pursuant to the settlement, the GE SeaCo and SCL group ledgers were reconciled, GE SeaCo and its affiliates agreed to release their intercompany-related Claims Filed in these Chapter 11 Cases, and the GE SeaCo parties agreed to set aside approximately $650,000 in a segregated account, which has been used to pay down the remaining intercompany-related Claims.  The Bankruptcy Court approved the settlement by order dated March 15, 2008  (Docket No. 1547).

2.                                       Formulating a Chapter 11 Plan Around SCL’s Container Interests

As of the Petition Date, much of the value of the Estates remained locked in their GE SeaCo interests.  During these Chapter 11 Cases, the Debtors and their advisors, along with the Creditors’ Committees, analyzed ways to unlock and distribute that value to their Creditors through a chapter 11 plan.  On August 9, 2007, to obtain addition information to value their GE SeaCo interests, SCL Committee Filed a joint motion with the SCL Committee, which the SCSL Committee later joined, pursuant to Bankruptcy Rule 2004 seeking a court order compelling GE SeaCo to produce information regarding GE SeaCo’s operations, historical, current, and projected financial results, and other balance sheet information.  Ultimately, after resolution of certain differences among the Debtors, GE SeaCo, the Creditors’ Committees, GE SeaCo provided all required documents by mid-September 2007 and the Debtors and the Creditors’ Committees completed the depositions of four key GE SeaCo managers on September 28, 2007.

However, even after obtaining additional information in connection with the Bankruptcy Rule 2004 examination, structuring a plan transaction continued to be complicated by certain provisions in the GE SeaCo Members’ Agreement and other governing agreements that condition or restrict the transfer and ownership of GE SeaCo quotas.  Specifically, under the Members’ Agreement, a sale or transfer of SCL’s quotas in GE SeaCo could be subject to a right of first offer, which allows GE Capital to in effect preempt the sale by purchasing the quotas on the same proposed terms.  The Members’ Agreement also contains tag-along rights, which allow GE Capital to require the purchasing party to buy a pro-rata share of GE Capital’s quotas.  In addition, a risk existed that a plan transaction and/or distribution of equity interests in the reorganized Debtors could give rise to assertions by GE Capital that the Plan constituted a change of control as defined in the Members’ Agreement, which, as noted above, was the subject of a prior arbitration between the parties.  At a minimum, these restrictions cast a shadow of uncertainty over a chapter 11 plan and created an additional risk of protracted proceedings (including new arbitrations).  To avoid such uncertainty, cost and delay it was clear that emergence on a consensual basis with GE SeaCo and GE Capital was the preferred path.

3.                                       Entry into the GE SeaCo Framework Agreement

In light of the obstacles to implementation of a chapter 11 plan presented by the GE SeaCo governing agreements, and the continuing drain on the estates from the ongoing GE-GES Claims arbitration, the Debtors, GE Capital, and GE SeaCo initiated discussions regarding a global settlement.  Those discussions quickly progressed to the exchange of drafts of a GE SeaCo Framework Agreement.  After intensive negotiations with GE Capital and GE SeaCo, and close coordination with the Creditors’ Committees, a settlement was reached on April 25, 2008.  On June 5, 2008, the Bankruptcy Court approved the GE SeaCo Framework Agreement (Docket No. 1887).  The parties currently are working to complete the definitive documentation related to the GE SeaCo Framework Agreement, which will be submitted to, and approved by, the Bankruptcy Court in connection with Confirmation of the Plan.

The principal terms of the GE SeaCo Framework Agreement generally fall into the following categories: (a) facilitating confirmation of the Plan and emergence through GE Capital’s waiver of the “right of first offer,” change of control, and other rights under the GE SeaCo governing agreements (solely for purposes of the plan); (b) termination of the MLAs and certain amendments to the GE SeaCo governing agreements to update and streamline GE SeaCo’s governance and operations; (c) clarifications regarding Newco’s post-emergence governance and ownership, all in light of the Debtors’ anticipated emergence from chapter 11 and the distribution of equity in Newco; (d) clarifying and supplementing certain reporting and informational requirements relating to GE SeaCo to enhance the liquidity of Newco Equity interests; (e) creating securities registration rights in GE SeaCo that may facilitate a future disposition of Newco’s interests in GE SeaCo; and (f) a global settlement and release of outstanding claims among the Debtors, GE Capital and GE SeaCo.  In short, the GE SeaCo Framework Agreement was a milestone in the case at least as important as the Pension Schemes Settlement Agreement.  Through the settlement, and the documentation thereof, the parties hope to establish a normalized relationship, enhance the value of GE SeaCo and, in doing so, enhance the value of GE SeaCo Class A Quotas for Newco and SCL’s Creditors.

F.                                      Group Simplification

As discussed above, prior to the Petition Date, the Company began to dispose of certain Non-Container-Leasing Businesses and return its operational focus to its core marine container leasing business.  The Company continued these efforts throughout these Chapter 11 Cases.  The Company has sold many of its

Non-Container-Leasing Businesses and liquidated certain of its Non-Debtor Subsidiaries.  As a result, the Company has made substantial progress in simplifying what was a complicated corporate group structure.  The Plan contemplates that, after the Effective Date, the liquidator of SCL will continue to simplify the SCL group by assisting in the wind-down and liquidation of the Company’s remaining assets and operations.  It is likely that eventually the majority (if not all) of the Non-Debtor Subsidiaries will be wound-down or liquidated and any assets remaining after meeting obligations to creditors of the Non-Debtor Subsidiaries will be repatriated to SCL by repayment of intercompany indebtedness, dividends, or other means.

1.                                       Funding of Non-Debtor Subsidiaries

As part of their prepetition planning, and because many of the Non-Debtor Subsidiaries could not fund their operations on a stand-alone basis, the Debtors formed Sea Containers Treasury Limited (“SC Treasury”) as a financing vehicle to fund the Non-Debtor Subsidiaries.  Initially, SCL seeded SC Treasury with approximately $10.5 million.  SC Treasury loaned this capital to various Non-Debtor Subsidiaries to fund and support their operations to allow for an orderly and value-maximizing marketing and sale process.

The SC Treasury payment mechanism proved effective in preserving value in the Non-Container-Leasing Businesses.  Accordingly, after the commencement of these Chapter 11 Cases, SC Treasury continued to fund the operations of the Non-Debtor Subsidiaries.  To ensure continued liquidity for the Non-Debtor Subsidiaries, the Debtors sought and obtained approval on March 20, 2007 for additional funding to finance a continued marketing process for the Non-Container-Leasing Businesses and to prevent creditors of Non-Container-Leasing Businesses from initiating foreign insolvency or foreclosure proceedings that would impair the Debtors’ restructuring efforts.  Specifically, SCL was authorized to, among other things, make senior loans to:  (a) Finnjet Bermuda Ltd. in the aggregate amount of $2.5 million (the “Finnjet Reserve”); (b) Sea Containers Finance Ireland Limited in the aggregate amount of $900,000 (the “SCFI Reserve”); and (c) certain of SCL’s other non-debtor subsidiaries in the aggregate amount of $1 million (the “Contingency Reserve”) (Docket No. 436).  The additional funding was authorized to be provided on a secured basis.  The Debtors also were authorized to re-allocate funds among the different funding baskets.  Upon the Debtors’ motion, on July 16, 2007, the Bankruptcy Court amended the order to reallocate and increase the funding as follows: (i) increase the Finnjet Reserve by $1.9 million; (ii) increase the SCFI Reserve by $1 million; and (iii) increase the Contingency Reserve by $1.5 million.  The funds provided by SCL to SC Treasury during these Chapter 11 Cases have allowed the Company to maximize the value of its Non-Container-Leasing Businesses.

On November 2, 2007, the Bankruptcy Court further amended the SC Treasury funding order to reallocate (a) $300,000 from the Finnjet Reserve, (b) $100,000 received by SC Treasury from SC Opera on account of an intercompany receivable, and (c) $500,000 of the Contingency Reserve to Periandros S.A. (“Periandros”) and Paulista Containers Maritismos Ltda. (“Paulista”), both Non-Debtor Subsidiaries, to satisfy certain of their outstanding liabilities ($400,000 of repair and maintenance costs incurred by Periandros and $500,000 of land taxes and associated legal costs by Paulista).  The funding by SC Treasury, along with periodic upsizings and reallocations approved by the Court, has allowed the Debtors to sustain the Non-Debtor Subsidiaries and maximize their value.

All funding requests over a de minimis amount made to SC Treasury are subject to significant review, which takes into account the cost-benefit analysis of funding each applicable Non-Debtor Subsidiary.  Each material funding request is analyzed by SC Treasury’s directors in conjunction with SCSL and the Creditors’ Committees, to ensure that it will maximize value for the Company’s assets.  Final approval is given by the Chief Financial Officer of SCL and directors of SC Treasury.

2.                                       Non-Core Business Disposals

As discussed, since the Petition Date, the Company has sold or disposed of several ferry vessels, container storage and servicing facilities, property investments, and other Non-Container-Leasing Businesses or assets and liquidated certain Non-Debtor Subsidiaries.  As result of these postpetition sales, the Debtors have reduced their overall debt obligations and obtained over $160 million of funds for the Estates and Creditors, approximately $80 million of which has been repatriated to the Debtors as of the filing of this Disclosure Statement.  After the Effective Date, as part of efforts to simplify the SCL group and wind-down their non-container leasing operations, the liquidator and/or directors of the relevant companies will continue to market and sell or dispose of the Non-Container-Leasing Businesses and assets.

a.                                       Postpetition Ferry Business Sales

Speedrunner 1.  Prior to the Petition Date, SCL and Speed Shipping Co. Ltd. (“Speed Shipping”) were co-owners of the Aegean Speed Lines NE joint venture.  The joint venture’s sole operation was Speedrunner 1, a passenger ferry vessel.  The joint venture had generated significant losses since its inception and was expected to generate a loss for 2007.  On February 26, 2007, Hoverspeed GB Limited, a wholly owned Non-Debtor Subsidiary of SCL, sold Speedrunner 1 to Speed Shipping for $2 million.  After payment of certain costs and expenses, the sale proceeds were used to repay Hoverspeed GB Limited’s intercompany indebtedness to Ferry & Port Holdings Ltd ($1.8 million) and SC Treasury ($60,000), both Non-Debtor Subsidiaries of SCL.  As part of the sale of Speedrunner 1, SCL also sold its 50% interest in Aegean Speed Lines NE to Speed Shipping for the nominal consideration of €1, and the Bankruptcy Court approved the sale on December 20, 2006 (Docket No. 200).

Superseacat 3 and 4.  Hoverspeed Italia Srl, a Non-Debtor Subsidiary of SCL, owned two passenger and freight ferry vessels, Superseacat 3 and 4.  Debt on both vessels was secured by mortgages in favor of Goldman Sachs and guaranteed by SCL (for both vessels) and Sea Containers British Isles Limited (for Superseacat 4 only).  On April 1, 2008, the vessels were sold to a Greek shipping merchant for approximately $24.4 million.  The sale proceeds were less than the approximately $44 million of mortgage debt that remained outstanding at the time of the sale, and Goldman Sachs has Filed Unsecured Claims against SCL on account of its guarantees.  As part of the vessel sale, Sea Containers Estonia Limited sold fifty percent of its interests in SC Finland Oy to the purchaser for a nominal consideration of €1.

Seacat Diamante.  On December 18, 2006, Seacat Limited, a U.K. registered Non-Debtor Subsidiary of SCL, sold the Seacat Diamante vessel to a Spanish purchaser for net proceeds of $11.1 million.  A deposit of $1.4 million was received prior to filing of the chapter 11 cases and paid to SCL.  The remaining $9.9 million of sale proceeds (including accrued deposit interest) were repatriated primarily to SCL.

Seacat Scotland.  On March 30, 2007, Seacat 4 Ltd., a Non-Debtor subsidiary of SCL, completed the sale of the Seacat Scotland vessel to a Greek purchaser for net proceeds of $2.1 million.  The proceeds were used to reduce the outstanding mortgage debt on the vessel, which is due to Trilogy Portfolio Company LLC (“Trilogy”).  SCL guaranteed and is a joint borrower of the mortgage debt, and Trilogy Filed an Unsecured Claim against SCL on account of the guarantee.  Approximately $5.6 million remains outstanding under the mortgage.

Seacat France.  On February 7, 2007, Seacat Ltd., a Bermuda registered Non-Debtor Subsidiary of SCL (and a different SCL subsidiary than Seacat Limited, which sold the Seacat Diamante vessel) completed the sale of Seacat France to a U.K. purchaser for net proceeds of $1.2 million.  The net proceeds were repatriated to SCL.

SC Opera.  Sea Containers Opera Ltd (“SC Opera”) was established to conduct the operation of the “Opera” ferry vessel in the Baltic Sea.  On May 29, 2007, after substantial marketing efforts and extensive negotiation, SC Opera agreed to sell the Opera vessel to a German purchaser for approximately $41.8 million in net proceeds.  In connection with the Opera sale, the Debtors negotiated an arrangement to upstream approximately $40.2 million to SCL and $1.1 million to SC Treasury from the proceeds.  In addition, upon the Debtors’ motion, the Bankruptcy Court authorized SCL to waive approximately $16.2 million in Intercompany Claims against SC Opera to facilitate SCL’s portion of the sale proceeds being immediately upstreamed (Docket No. 916).

Finnjet.  On December 6, 2007, after substantial marketing efforts and extensive negotiations, Finnjet Bermuda Ltd. (“Finnjet”) completed the sale of its only asset, the Finnjet ferry vessel, to a North American purchaser for approximately $11 million.  After payment of certain costs and expenses, the proceeds of the sale were paid to SCL ($4.8 million) and SC Treasury ($6 million).  Finnjet also sold spare parts and equipment from the vessel for $700,000.  Finally, Finnjet retained a forfeited deposit of $1.15 million when a previous bidder failed to complete a proposed purchase.  The Company has upstreamed the sale proceeds to SCL.

Speedinvest.  On January 29, 2002, SCL entered into a joint venture agreement with Triformity Holdings S.A. (“Triformity”), an affiliate of a major shipping operator, pursuant to which each owned a 50% interest in Speedinvest Ltd. (“Speedinvest”).  Triformity manages Speedinvest, which provides ferry services between Italy and Croatia during the summer travel season of July and August.  Since 2005, the joint venture has suffered significant losses.  On November 16, 2007, SCL sold its Speedinvest shares to Triformity for approximately $1.35 million.  As part of the sale, the parties also agreed to transfer approximately $1 million of Speedinvest’s sale proceeds to Seacat 2 Limited (“SeaCat 2”), a wholly-owned Non-Debtor Subsidiary of SCL, to pay Speedinvest’s lease debt on the “Pescara Jet” vessel.  Upon the Debtors’ motion, the Bankruptcy Court entered an order on October 17, 2007 approving the sale of SCL’s shares in Speedinvest to Triformity and the transfer of certain of the Speedinvest sale proceeds to Seacat 2  (Docket No. 1098).

On March 1, 2007, in connection with the company’s sale of its Speedinvest interests described above, Seacat 2 sold its only asset, the Pescara Jet vessel, to an affiliate of Triformity for $2.25 million.  SeaCat 2 upstreamed the sale proceeds, along with the approximately $1 million it received from Speedinvest on account of the Pescara Jet lease debt, to SCL.

SeaStreak.  The Company operated a passenger ferry route between central New Jersey and Manhattan, through two direct subsidiaries of Sea Containers America Inc. (“SC America”), SeaStreak America, Inc. and Highlands Landing Corporation (collectively, “SeaStreak”).  On March 31, 2008, SC America sold its 100% interests in SeaStreak to New England Fast Ferries (“NEFF”) for $3 million.  The vessels employed in SeaStreak’s operations were owned by two banks and chartered to SeaStreak.  SCL and SC America guaranteed SeaStreak’s obligations under the relevant charter agreements.  On March 25, 2008, the Bankruptcy Court approved the entry by SCL and SC America into agreements terminating the charters.  As a result of their entry into the charter termination agreements, SCL and SC America eliminated approximately $17.6 million in guarantee obligations under the charters.

Talllink.  As discussed in ARTICLE II.A.5, in July 2006, Sea Containers Finland Limited (“SC Finland”) sold its 100% interests in Silja, which operated a passenger and freight ferry service in the Baltic Sea, to Tallink Grupp S.A. (“Tallink”).  As part of the sale, SC Finland received 5 million ordinary shares in Tallink.  On September 6, 2007, SC Finland sold its shares in Tallink to a third party for net proceeds of approximately €26.2 million (approximately $40.8 million).(14)  SC Finland is currently attempting to resolve its third-party creditor claims prior to upstreaming remaining funds to SCL and other intercompany creditors.

b.                                      Postpetition Container Manufacture and Storage Business Sales

Australian Containers Business.  The Australian Containers Business was operated by GE SeaCo and leased certain containers owned by GE SeaCo and three Non-Debtor Subsidiaries of SCL for use in Australia and Australian territorial waters.  Prior to the Petition Date, SCL determined that the Australian Containers Business was unprofitable and should be divested.  On November 2, 2007, following on the Debtors’ motion, the Bankruptcy Court entered an order authorizing SCL to effectuate certain actions in connection with the sale of the business (Docket No. 1150).  As a result of this sale, after payment of certain intercompany balances and third party creditors, the Non-Debtor Subsidiaries received $5.38 million of the sale proceeds, which were upstreamed to SCL.  As of the filing of this Disclosure Statement, Sea Containers Australia Limited (“SC Australia”) has repatriated approximately $8.1 million to SCL in connection with the sale of the Australian Container Business and other Australian asset disposals.  Additionally, a further $2 million is expected to be repatriated to SCL by SC Australia by August 31 2008.

Cooltainer.  Cooltainer New Zealand Limited and Cooltainer Australia Pty Limited (collectively, “Cooltainer”) provides freight forwarding services between and around Australia

(14)

For all sale proceeds that were received in a currency other than U.S. dollars and continue to be held in such non-U.S. currency, these sale proceeds have been converted for purposes of this Disclosure Statement only to their U.S. dollar equivalent at the applicable exchange rate on July 30, 2008 as set forth by the Federal Reserve Bank of New York.

and New Zealand.  On July 13, 2007, SC Australia sold its 100% equity interests in Cooltainer to the incumbent management team for net proceeds of A$2.4 million ($2.3 million).

Melbourne Container Park.  Melbourne Container Park, a subsidiary of SC Australia, was a container storage, cleaning, and repair business based in Australia.  On July 16, 2007, the business and assets of Melbourne Container Park were sold to a local third party for net proceeds of A$820,000 ($775,000).  In July 2008, upon expiration of the warranties provided in the sale and purchase agreement, the sale proceeds will be repatriated to SCL.

Hyde Park Tank.  Hyde Park Tank, a subsidiary of SC Australia, was a tank storage, cleaning and repair business based in Australia, which provides services to tank shipping and leasing businesses operating in the region including GE SeaCo.  On October 12, 2007, the assets of Hyde Park Tank were sold to a local third party for net proceeds of A$910,000 ($860,000).  The net proceeds will flow to SCL upon resolution of an employee accident claim investigation.

IRS NZ/Aus.  International Reefer Services Pty Limited and Independent Reefer Services Limited are both indirect subsidiaries of SC Australia and each operates a repair business for refrigerated shipping containers in Australia and New Zealand, respectively.  SCL and SC Australia retained 333 Capital to market the businesses.  As a part of the marketing process, 333 Capital provided information regarding the businesses to interested parties.  On May 1, 2008, the Australia business was sold for net proceeds of A$815,000 ($770,000) and the New Zealand business was sold for net proceeds of NZ$1.6 million ($1.2 million).

Seaco Parts, Inc.  Seaco Parts Inc., a direct subsidiary of SC America, is a reefer spare parts business trading primarily with U.S. and Central American customers.  In May 2008, the business was marketed and sold in a share sale to a local third party for $500,000 (including $250,000 of Cash).

c.                                       Postpetition Rail Business Sales

GNER.  As discussed in ARTICLE II.A.4., effective December 9, 2007, GNER no longer provided rail services due to the termination of its operating franchise and management contract.  Following the termination of its operations, GNER received certain incentive payments based upon cost and revenue performance.  GNER received approximately £20 million ($40 million) of performance-related fees and £4 million ($8 million) in respect of the net fixed asset value of GNER.  These amounts are stated before the deduction of taxes and other reserves.

Sea Containers Railway Services. As discussed in ARTICLE II.A.4., Sea Containers Railway Services Limited maintained certain ancillary rail assets.  The Company sold these assets for £4.1 million ($8.1 million) in cash (before tax).  It is anticipated that the second car park, which is the last remaining unliquidated asset of Sea Containers Railway Services Limited, will be sold by September 30, 2008.

d.                                      Postpetition Leisure, Property, and Publishing Interest Sales

F&S/ILNS.  Fairways & Swinford (Travel) Limited (“F&S”) (n/k/a 0438490 Travel Limited), which operated a travel agency, the Illustrated London News and Sketch Ltd. (n/k/a 1882420 Limited) (“ILNS”), and the Illustrated London News Group (a division of Ferry & Port

Holdings Limited) which operated The Illustrated London News, a contract publishing business, are indirect subsidiaries of SCL.  The assets of F&S were sold to a trade purchaser on August 31, 2007 for approximately $600,000.  On December 21, 2007, ILNS and Ferry & Port Holdings Limited sold The Illustrated London News to the business’s management for approximately £125,000 ($250,000) with deferred consideration of £125,000 ($250,000) to be paid in December 2008.

As a condition to the closings, the purchasers of the travel agency and the magazine required clean title to certain computer equipment used by F&S and the Illustrated London News Group.  Title to the computer equipment previously was assigned to The Bank of Scotland (“BoS”) under a financing agreement.  The Debtors requested and were denied an assignment from BoS of the computer equipment involved in the sales.  BoS Filed a Proof of Claim asserting a Secured Claim against SCSL for the aggregate amount of £830,996.83 (approximately $1.55 million as of the Petition Date) (the “BoS Claim”).  To this end, BoS and the Debtors entered into a global settlement which assigned the computer equipment back to SCSL, SCSL paid £60,000 (approximately $120,000) as a settlement of the secured portion of the BoS Claim, and provided BoS with an Unsecured Claim against SCSL for the remaining amount.  The Bankruptcy Court approved the settlement on September 26, 2007 (Docket No. 1048).

Sea Containers Texas Properties.  Between November 2006 and April 2007, SeaCo Texas Properties Inc., a wholly-owned subsidiary of SC America, sold plots of undeveloped land it owned in Houston, Texas for total net proceeds of approximately $1.3 million.  The net proceeds were distributed to SC America.

Brasiluvas.  Brasiluvas Agricola Ltda., an indirect subsidiary of SCL operates a grape farm in Brazil.  In 2006, the Company asked a local investment bank to market the business but its efforts were unsuccessful.  The intermediate parent company, Sea Containers Brasil Ltda., retained a farm broker to market the business and its properties.  In June 2008, Brasiluvas’ assets were sold to a trade purchaser for approximately 5.5 million Brazilian Reais ($3.5 million).

e.                                       Non-Debtor Subsidiary Liquidations

SC Asia.  On May 8, 2007, after selling the only significant asset of SC Asia, a leasehold property for $2.8 million, the Company commenced voluntary solvent, liquidation proceedings under Singapore law to enable SC Asia to upstream excess Cash to SCL.  On July 16, 2007, the Company sought and received Bankruptcy Court approval to take necessary steps to voluntarily liquidate SC Asia and resolve SC Asia’s Intercompany Claims (Docket No. 828).  On account of SC Asia’s intercompany payables, SCSL received approximately $1.1 million and SCL received approximately $600,000.  SC Asia also assigned approximately $400,000 in intercompany receivables to SCL.  The Company then commenced voluntary liquidation proceedings under Singapore law and appointed a liquidator.  The Debtors estimate that after the liquidation of SC Asia’s remaining, non-material assets, and the payment of intercompany balances and third-party creditors, SCL will receive an additional $1.2 million from SC Asia.

Sea Containers Germany Gmbh and Sea Containers Mobilbox Gmbh.  Sea Containers Germany Gmbh previously owned container assets, the last of which were sold in December 2006.  Sea Containers Mobilbox was the operating company for Sea Containers Germany Gmbh.

At a September 14, 2007 board meeting, the directors of Sea Containers Germany Gmbh resolved to solvently wind up the registered legal entity.  Joint liquidators were appointed, and the Debtors expect $600,000 before tax (net of liquidation costs) to be repatriated to SCL following completion of the liquidation proceedings in September 2008.  The shares of Sea Containers Mobilbox Gmbh were sold to a third party for $100,000 on July 11, 2008.

f.                                             Continued Marketing Efforts With Respect to the Non-Container-Leasing Businesses

Superseacat 2.  Viking (formerly Superseacat 2) is a fast ferry currently on charter to Isle of Man Steam Packet Co (“IoMSPC”), a former affiliate of SCL. The vessel is the subject of a finance lease from Nordea which had terminated on June 30, 2007.  An agreement has been reached with Nordea to extend the lease whereby Nordea will continue to lease the vessel to Superseacat 2 Ltd., which will in turn continue to charter the vessel to IoMSPC until such time as a purchaser for the vessel is found.  Nordea will market the vessel and Superseacat 2 Ltd will receive 100% of the proceeds below $8.0 million and 60% of the proceeds in excess of $8.0 million, after payment of the lease debt (currently $7.7 million) and transaction costs.

IoMSPC is owed approximately $1.5 million from Sea Containers Ports and Ferries Ltd in respect of the Merchant Navy Officers Pension Fund pension liability that arose during the period when SCL owned IoMSPC.  If this liability is not otherwise satisfied, IoMSPC has the right to deduct $1.5 million from the Viking charter sale proceeds. As part of the Viking sale, SCL intends to negotiate a settlement with IoMSPC regarding the remaining Merchant Navy Officers Pension Fund liability.

Charleston Marine Containers, Inc.  This subsidiary of SCL manufactures containers from a factory site in Charleston, South Carolina and continues to operate profitably.  The company is marketing the business and several parties have expressed interest in the business.  The sale is anticipated to be completed by September 30, 2008.

Yorkshire Marine Containers Limited.  This indirect subsidiary of SCL manufactures containers from a factory in Yorkshire, in northern England, and continues to operate profitably.  The Company has recently executed an exclusivity agreement with a preferred bidder with a view to completing the sale of the business and operations in August 2008.

Corinth Canal.  Periandros S.A. (“Periandros”) is a wholly owned subsidiary of SCSL.  Periandros has a concession agreement with the Greek government to operate the Corinth Canal for a 30-year period and make certain capital investments to develop the canal.  Periandros’ capital obligations are secured by two bonds from The Commercial Bank of Greece totaling €3.3 million ($5.2 million) as well as a guarantee from SCL.

The concession agreement only allows for the disposal of 40% of Periandros’ interest in the concession without consent of the Greek Government.  SCSL has retained PricewaterhouseCoopers in Athens to market Periandros and its interest in the concession agreement.  SCSL has received several expressions of interest and has begun discussions with certain interested parties.  Additionally, the Debtors are engaged in discussions with the Greek

Government regarding the disposal restrictions in the concession agreement to facilitate a sale of all of 100% of Periandos interest in the concession.

Ivory Coast.  The Ivory Coast banana plantation is operated by Societe Bananiere de Motobe, a joint venture company, 70% of which is owned by SCL.  The other 30% is owned by two third parties, one of which is the managing agent of the plantation.  The other shareholders have the right of first and last refusal to acquire SCL’s shares in the event of disposal.  Vollman Brothers has been retained to market the business, which is anticipated to be sold by September 30, 2008.

Paulista/Santos.  These two marine container repair and storage depots are based in Santos, Brazil.  Paulista Containers Maritimos Ltda. (“Paulista”) is a direct subsidiary of SCL and Santos Tank Containers Ltda. (“Santos”) is an indirect subsidiary of SCL.  In December 2007 SCL concluded that it was not in the interest of the Debtors’ estates to continue funding Paulista’s operating losses. As a result, Paulista has appointed Brazilian operational restructuring advisors, Galeazzi & Associados (“Galeazzi”) to close the depot storage business and assist Paulista in filing for Judicial Restructuring, the Brazilian equivalent of Chapter 11.  The filing of the Judicial Restructuring was approved by the court on February 15, 2008.  Paulista filed its plan of reorganization on April 30, 2008.  In June 2008, Paulista sold its depots and certain other assets for approximately $14 million.  The sale is anticipated to close in connection with Paulista’s exit from Judicial Restructuring proceedings in October 2008.  Santos has not filed for a Brazilian restructuring procedure and is anticipated to be sold or solvently closed down by December 31, 2008.

G.                                     Settlement of Intercompany Claims and the Non-Debtor Subsidiary Reserve

Historically, in the normal operations of their businesses, the Company engaged in intercompany transactions involving transfers of Cash and other property to, among other things, fund the Debtors’ and the Non-Debtor Subsidiaries’ operations.  Because of such transactions, significant intercompany payables and receivables have built up among the legal entities in the Company.  The Debtors’ books and records reflect $1.130 billion and $82.4 million in aggregate Intercompany Claims against SCL and SCSL, respectively, as of October 15, 2006.  However, when taking into aggregate account receivables owed to SCL and SCSL, SCL maintains a net aggregate intercompany receivable of $560.8 million and SCSL maintains a net aggregate intercompany receivable of $29.7 million, each as of October 15, 2006, the Petition Date.

In addition, as indicated, the Non-Debtor Subsidiaries have direct and indirect Intercompany Claims against other legal entities in the Company, including SCL and SCSL.  In many cases, these Intercompany Claims may constitute a significant asset of the Non-Debtor Subsidiary.  To the extent of any shortfall in other assets, directors of the Non-Debtor Subsidiaries, mindful of their fiduciary duties to stakeholders, will consider an Intercompany Claim as a source for recovery by third-party creditors.  Actions by the Debtors to compromise or eliminate these Intercompany Claims could cause directors of Non-Debtors Subsidiaries or third-party creditors to institute collection actions or insolvency proceedings in foreign jurisdictions that could detrimentally impact the Estates.  Such actions could cause cross-jurisdictional disputes that would greatly complicate administration of these Chapter 11 Cases, delay or prevent emergence, exponentially increase the costs of the Debtors’ reorganization, and jeopardize the recovery by the Debtors’ Creditors.  This risk is magnified by the Company’s complex corporate structure.

To implement an orderly wind-down of the Company and to avoid competing proceedings in multiple non-U.S. jurisdictions, the Debtors’ Plan does not compromise or discharge Intercompany Claims, allowing them to pass through the Plan unaffected.  In effect, the Plan retains the currently existing intercompany payables and receivables among the legal entities in the Company (including for the Debtors).  Thereafter, the Non-Debtor Subsidiaries will settle their debts to third-party creditors, wind-down operations, and dissolve.  In connection with these actions to the extent necessary, the Non-Debtor Subsidiary Reserve, which will be transferred by the Plan Administrator to the Non-Debtor Subsidiary Trustees, will be available to help satisfy certain claims of the Non-Debtor Subsidiaries.  It is anticipated that $[          ] in value will comprise the Non-Debtor Subsidiary Reserve and be transferred to the Non-Debtor Subsidiary Trustees for certain identified claims.  It is anticipated that this value will consist of [              ].  The value in the Non-Debtor Subsidiary Reserve reflects projected recoveries at a dividend rate for Creditors of the relevant Non-Debtor Subsidiary to reflect what such Creditors would have received in a simultaneous liquidation of all group companies as set forth under the certain financial model prepared by the Debtors as of March 31, 2008, and modified as appropriate, with the assistance of their advisors (the “Entity Priority Model”).  The Entity Priority Model estimates for the Debtors and certain Non-Debtor Subsidiaries distributions to creditors of such Debtors and Non-Debtor Subsidiaries, utilizing certain assumptions, including the assumption that such Debtors and Non-Debtor Subsidiaries would be simultaneously liquidated in accordance with the local law of a Debtor’s or Non-Debtor Subsidiary’s country of incorporation, as applicable.  Further, the Entity Priority Model, and the data and assumptions contained therein, have been shared with the Creditors’ Committees, the Plan Administrator, the JPLs, and directors of the Non-Debtor Subsidiaries, and the advisors for the foregoing parties.

The Debtors’ assessment that the Non-Debtor Subsidiary Trust is adequately funded from the Non-Debtor Subsidiary Reserve derives in part from the Entity Priority Model.  The Entity Priority Model allowed the Debtors to understand potential recoveries to third party creditors of the Non-Debtor Subsidiaries, assuming a simultaneous liquidation of the SCL group.  After careful analysis of potential Non-Debtor Subsidiary third-party creditor claims under the Entity Priority Model, the Debtors believe that the Non-Debtor Subsidiary Trustees will have sufficient assets to satisfy the claims of known Non-Debtor Subsidiary third-party creditors as if the Non-Debtor Subsidiary had been placed into liquidation.  Once all third-party creditors have been dealt with by the Non-Debtor Subsidiaries, the Intercompany Claims will be resolved as part of the liquidation of SCL, SCSL and the Non-Debtor Subsidiaries.

The Debtors’ assessment that the proposed treatment of Intercompany Claims and the Non-Debtor Subsidiary Reserve is reasonable is further buttressed by the close consultation with the directors of the Non-Debtor Subsidiaries, who have been separately represented by legal counsel.  The Debtors’ management and advisors have held several meetings with the Non-Debtor Subsidiary directors throughout these Chapter 11 Cases.  These directors and their advisors have reviewed the Debtors’ restructuring plans, including the treatment of Intercompany Claims, the Non-Debtor Subsidiary Reserve, the Non-Debtor Subsidiary Trust, the Equalization Claim Reserve, and the Equalization Trust.  The Debtors also have shared the Entity Priority Model as it has been developed and the directors have indicated their assent to the treatment of

Creditors of Non-Debtors Subsidiaries under the Non-Debtor Subsidiary Trust and the use of the Entity Priority Model to estimate recoveries and stipulate percentages.

More particularly, the directors of the Non-Debtor Subsidiaries understand that the Plan will not compromise Intercompany Claims, and that the Plan will not provide for any form of dividend to be paid to Non-Debtor Subsidiaries from SCL in relation to Intercompany Claims.  These directors have indicated that they support, and have no objection, to the Plan and the restructuring transactions contemplated in the Plan.  Further, the directors of the Non-Debtor Subsidiaries have indicated that they will not pursue any claim or action against the Debtors or Newco, including any Intercompany Claim or any other claim or action arising out of, or in connection with, the Plan.

Lastly, the Debtors have worked closely with the Plan Administrator, currently serving as the JPL in Bermuda, who it is anticipated will serve as liquidator of many of the Non-Debtor Subsidiaries and the Reorganized Debtors.  The JPLs, pursuant to the order appointing them, have reviewed the Plan, including reviewing the Entity Priority Model.  As a result of that review, the JPLs intend to undertake the appointment as Plan Administrator, Equalization Trustees, and the Non-Debtor Subsidiary Trustees, and will use all reasonable endeavors to give effect to the provisions of the Bermuda Scheme of Arrangement, and, in doing so, implement the provisions of the Plan through the Bermuda Scheme of Arrangement.

In sum, in setting aside sufficient reserves and establishing trust mechanisms under the Plan, in light of the close consultation with the Non-Debtor Subsidiary directors and the Plan Administrator, and upon Confirmation of the Plan and approval of the Bermuda Scheme of Arrangement and the U.K. Scheme of Arrangement, the Debtors have gained sufficient comfort in the method of dealing with Intercompany Claims, in the context of the overall restructuring.

H.                                    Other Events During the Chapter 11 Cases

Following the filing of the Debtors’ chapter 11 petitions and the initial stabilization of their operations, the Debtors focused on pursuing a number of restructuring initiatives to prepare for their successful emergence from chapter 11.  Several of these initiatives are described in further detail below.

1.                                       Commencement of the Bermuda Proceedings

Because SCL is incorporated in Bermuda, the Debtors sought to ensure that parties could not interfere with the Debtors restructuring under chapter 11 by taking actions against SCL in Bermuda.  Accordingly, on October 16, 2006, one day after the Debtors Filed their chapter 11 petitions, SCL filed a petition with the Bermuda Court for its winding up and an appointment of the JPLs with limited powers in a parallel proceeding in the Bermuda Court.  The appointment of the JPLs provides SCL with the additional protection of a statutory moratorium that ensures that no creditor or other party with standing can take action against SCL or its assets in Bermuda (unless they obtain leave of the Bermudian Court).  The JPLs are charged with monitoring SCL and reporting to the Bermuda Court regarding SCL’s activities, including progress in these Chapter 11 Cases.

2.                                       Services Claim

SCSL’s Services Claim is an Intercompany Claim it maintains against SCL on account of the 1989 Services Agreement.  As described above, under the 1989 Services Agreement, SCL, in general, would be liable to SCSL for the cost of services provided by SCSL to any Non-Debtor Subsidiary or SCC that was not funded by SCL or paid for by such Non-Debtor Subsidiary or SCC.  A significant portion of the Services Claim arises on account of the § 75 Debt and the expected shortfall on recovery of claims against other group companies.  In discussions regarding the Pension Scheme Claims, the Services Claim and the extent that SCL could set off against that claim were discussed and analyzed extensively among the Debtors, the Pension Schemes Trustees, and the Creditors’ Committees, and the Debtors took extensive legal advice in connection with, among other things, the scope and validity of the 1989 Services Agreement.  As described above, the Pension Schemes Trustees have agreed to accept direct claims against SCL with respect to the Pension Scheme Claims.  Therefore, the Pension Schemes Settlement Agreement substantially reduces SCSL’s Services Claim.  However, as part of the pension settlement, the parties are obligated to ensure that non-Pension Scheme-related Creditors of SCSL do not receive a windfall recovery from the Pension Schemes agreeing to relinquish their Claims against SCSL.

To calculate the appropriate distribution to non-Pension Scheme-related SCSL Creditors, the Debtors employed the Entity Priority Model to model SCSL’s dividend rate in a liquidation scenario, making certain assumptions as to the validity of the 1989 Services Agreement.  The calculation under the Entity Priority Model further assumes the validity of the existing Intercompany Claims among the Debtors and the Non-Debtor Subsidiaries.  In effect, therefore, the 1989 Services Agreement will flow through the Plan and will be novated or otherwise terminated or resolved as part of the post-Confirmation wind-down of the SCL group and resolution of Intercompany Claims.

3.                                       Automatic Stay

The filing of the bankruptcy petition on the Petition Date triggered the immediate imposition of the automatic stay under Bankruptcy Code § 362, which, with limited exceptions, enjoined the commencement or continuation of all collection efforts and actions by creditors and claimants, the enforcement of Liens against property of the Debtors, and continuation of litigation against the Debtors.  The automatic stay remains in effect until the Debtors’ emergence from chapter 11.

a.                                       Securities Class Action

As described in ARTICLE. III.A., in April 2006, certain shareholders and noteholders filed U.S. securities class-action lawsuits in the United States District Court for the Southern District of New York against SCL and four individual defendants.  The initial complaints were subsequently amended to include only three individual defendants, and the lawsuits were consolidated into one action in October 2006.  Pursuant to the automatic stay, the class-action lawsuits were stayed against SCL on the Petition Date.

On March 12, 2007, AIG Europe (U.K.) Ltd., as general agents of New Hampshire Insurance Company, the issuer of the Company’s director and officer liability insurance, Filed a motion for relief from the automatic stay to permit New Hampshire to reimburse any defense costs incurred by the individual defendants in connection with the class-action lawsuit.  On April 5, 2007, the Bankruptcy Court granted the motion (Docket No. 498).

In December 2006, the individual defendants filed a joint motion to dismiss the consolidated complaint in the class-action lawsuits because the consolidated complaint failed to state the alleged securities law claims properly. The motion was granted by the court on September 25, 2007.  On November 14, 2007, the shareholders and noteholders filed a second consolidated complaint against the individual defendants.  The shareholders and noteholders did not file any amended complaint against SCL.  On December 21, 2007, the individual defendants filed another motion to dismiss the second consolidated compliant.  On May 15, 2008, the court granted the motion with prejudice.  On June 10, 2008, the plaintiffs filed a notice of appeal to the United States Court of Appeals for the Second Circuit.

The Debtors believe that SCL does not maintain liability with respect to the allegations raised by the securities class-action plaintiffs.  As a result, the Debtors intend to file an objection to disallow the Claims Filed by the securities class-action plaintiffs in these Chapter 11 Cases.

4.                                       Employee Matters and Non-Insider Retention Plan

a.                                       Statutory Notice and Redundancy Payments

As of the Petition Date, the Debtors had approximately 95 employees, most of whom were employed by SCSL.  SCSL employees provide various managerial, technical, accounting, and administrative services to the Company.  As part of their restructuring, and as the Debtors continued to sell Non-Container-Leasing Businesses and consolidate their operations, the Debtors have reduced their workforce.  Employees dismissed by the Debtors are entitled to certain statutorily mandated payments under the Employment Rights Act 1996 (England) (the “ERA”).

The ERA sets forth the minimum notice period employers must give employees upon dismissal and/or termination of an employment contract.  An employee can waive notice or accept payment in lieu of the notice.  Upon termination of an employee’s employment contract, the Debtors are obligated under the ERA to pay the employee either by having the employee work the minimum notice period or making a payment in lieu of the notice.

In addition to these statutory notice payments, the ERA mandates that employers make payments to any employee dismissed by the Debtors by reason of redundancy, provided that the employee had been employed with the Debtors for two years as of the date of dismissal.  Under the ERA, an employee is dismissed for redundancy if the dismissal is attributable to the employer ceasing to carry on the business for which the employee worked or the employer’s need for that employee’s services ceased or diminished.  As a result, the Debtors’ reduction of their workforce as part of their restructuring has required redundancy payments to certain employees.  On January 22, 2007, the Debtors obtained final Bankruptcy Court approval to make the required statutory notice and redundancy payments (Docket No. 286).  The total amount of these payments was approximately $2.1 million.

b.                                      Non-Insider Retention Plan

To retain certain critical, non-insider employees the Debtors believed necessary to the restructuring, the Debtors developed and sought authority to implement a non-insider retention plan (the “Retention Plan”).

The Debtors initially proposed to include twelve employees in the Retention Plan.  Because of an objection by the U.S. Trustee to two employees as potentially being “insiders” under the Bankruptcy Code, the Debtors reduced the participants in the Retention Plan to ten employees.  On May 8, 2007, the Bankruptcy Court authorized the Debtors to implement the Retention Plan and to make all payments contemplated by the Retention Plan (Docket No. 590).

Under the Retention Plan, as approved, the Debtors have agreed to make cash payments in three installments to the ten employees.  The first payment, representing thirty percent of the total potential retention payments was paid in October 2007.  An additional thirty percent was paid January 15, 2008, and the final forty percent was paid in April 2008.  The total cost of these payments was £455,000 or $891,800 (plus approximately £60,000 in social security costs associated with the payments).

After April 15, 2008, in light of expiration of the existing retention plan, and to ensure the continued retention of certain necessary employees, the Debtors determined to amend the Retention Plan and provide additional payments to seven participants of the Retention Plan.  Under the amended Retention Plan, the Debtors agreed to make payments in two installments in July and October 2008.  The total payments under the amended Retention Plan will not exceed £184,000, and the Debtors retain the discretion to decrease payments if any of the participants do not meet objective criteria.  On May 13, 2008, the Bankruptcy Court approved of the amended Retention Plan (Docket No. 1753).

5.                                       Section 365(d)(4) Deadline and Sea Containers House Settlement

As of the Petition Date, SCSL was party to three Unexpired Leases of nonresidential real property - two relating to the Company’s administrative office in London and one relating to certain archive storage facilities.  By order dated January 12, 2007, the Bankruptcy Court extended the time within which the Debtors must assume or reject unexpired leases of nonresidential real property pursuant to Bankruptcy Code § 365(d)(4), through and including May 13, 2007 (Docket No. 262).  Under amended § 365(d)(4), however, the Debtors could not obtain further extensions of the § 365(d)(4) deadline absent landlord consent.

Sea Containers House Settlement.  The Company maintains its administrative office at 20 Upper Ground, London, SE1, U.K. (the “Administrative Office”).  Through two lease agreements (together, the “Administrative Office Leases”), SCSL leased the Administrative Office from Archlane Limited, with a guarantee from SCL.  The Administrative Office Leases were scheduled to expire on December 24, 2011.  However, faced with the May 13, 2007 365(d)(4) deadline which could not be extended without consent from Archlane Limited, the Debtors recognized that they must either: (a) assume the Administrative Office Leases; (b)

assume and sublease the Administrative Office Leases; or (c) enter into a settlement and termination agreement with the Administrative Office Landlord.

The Debtors carefully analyzed each of these three options.  Assumption of the Administrative Office Leases was not feasible because the Debtors were in the process of drastically downsizing their operations as part of their restructuring.  The Administrative Office Leases would have burdened the Estates with the approximate 4.5 years remaining at the time under the leases.  Assumption and rejection of the Administrative Office Leases could have exposed the Debtors’ estates to future administrative claims for two years of monetary obligations under the leases, in addition to unsecured claims against SCSL (and possibly SCL on account of its guarantee) under Bankruptcy Code § § 502(b)(6) and 503(b)(7).  Similarly, assigning or subleasing the Administrative Office Leases was not an attractive option because, among other reasons, a sublease required the prior consent of Archlane Limited, and the leases imposed other restrictions, limitations and responsibilities on SCSL in connection with subletting the Administrative Office.  In addition, the Debtors likely would have had to make significant up-front expenditures to refurbish the Administrative Office prior to their sublease or assignment in order to make the space attractive to new tenants.  Finally, given the London market and the many restrictions under the leases, there could be no guarantee that the Debtors’ income from subletting the Administrative Office would even approach the amount of the Debtors’ monthly obligations to Archlane Limited.

Accordingly, the Debtors determined that entering into a settlement and termination agreement with Archlane Limited was the best option for the Debtors’ Estates.  After intensive negotiations, the Debtors and Archlane Limited reached a settlement in principle, subject to final approval and documentation by the parties.  The settlement provided that Archlane Limited would surrender the current Administrative Office Leases and release the Debtors from all Claims thereunder as consideration for a payment of approximately $14,000,000, and the Debtors would enter into new shorter-term leases with Archlane Limited that would allow the Debtors to remain in certain portions of the Administrative Office for a shorter period.  To provide the Debtors and Archlane Limited with sufficient time to finalize the settlement, on May 8, 2007, the Debtors, with the consent of Archlane Limited, sought and received an extension of the § 365(d)(4) deadline to May 18, 2007.  The Bankruptcy Court approved the settlement on May 18, 2007 (Docket No. 655).

Arches Lease.  The Debtors also maintain certain storage facilities identified as Arches 1-12, 15 and 16 beneath Southwark Bridge, Southern Approach, Park Street, London SE1 (the “Storage Facilities”).  The Debtors pay annual rent of $150,000 for the Storage Facilities pursuant to a lease (the “Arches Lease”) between SCSL and the Mayor and Communality and Citizens of the City of London as Trustee of the Bridges House Estate.  The Arches Lease does not expire until December 25, 2011, but was subject to the May 13, 2007 365(d)(4) deadline.  The Storage Facilities are used by the Debtors for archival storage of company records, and over 5,000 boxes are stored at the facilities.

After an analysis of the relative benefits and burdens of assumption or rejection of the Arches Lease, the Debtors determined, in an exercise of their sound business judgment, that little, if any, cost saving opportunities would be gained by rejection of the Arches Lease.  The Debtors estimated that removal of their records from the Storage Facilities and relocation to alternative premises for storage would cost over $200,000.  This significant cost related to relocation, the Debtors concluded, mitigated any benefits of rejecting the Arches Lease.  Accordingly, following on the Debtors’ motion, the Bankruptcy Court entered an order on May 8, 2007, approving the Debtors’ request to assume the Arches Lease.  (Docket No. 591)

6.                                       Securitization and DIP Financing

a.                                       Securitization Dispute

On March 20, 2007, the Noteholders under the Securitization Facility notified SCL of an alleged default under the Amended Indenture.  The Debtors disputed that any such default had occurred.  The purported basis for the default was a breach of certain representations, warranties, and covenants under the Amended Indenture in connection with taxes that may be owed to foreign taxing bodies.

Because of the alleged default, the Noteholders accelerated the obligations under the Securitization Facility and threatened to foreclose their liens on Sea Containers SPC Ltd.’s assets.  The Debtors believed that such a foreclosure would have harmed the Debtors’ estates for several reasons.  First, the Debtors believed that Sea Containers SPC Ltd.’s had enterprise value above its level of indebtedness.  The Debtors feared that this equity value, which otherwise would be available to the Debtors’ estates, would be reduced, or even destroyed, by the “fire sale” conditions of a foreclosure.  Second, and perhaps more importantly, the business and operational ramifications of a foreclosure, which would have been very complex, could have adversely affected SCL’s equity interest in GE SeaCo, one of the Debtors’ most valuable assets.  Finally, a foreclosure could have led to additional claims being asserted against SCL’s estate (including, among other things, that a foreclosure on the stock of SPC and the resulting loss of control over that entity could have exposed SCL to litigation or contract-based claims by SPC).

For these reasons, the Debtors pursued a dual-track strategy, attempting to negotiate a forbearance agreement with the Noteholders while at the same time seeking replacement financing to enable a repayment of indebtedness at SPC (that would also provide working capital for the Debtors to ensure adequate liquidity during these Chapter 11 Cases).

b.                                      Motion for Authority to Enter Into a Commitment Letter

As described more fully in the Debtors’ Motion for Authority to Enter Into a Commitment Letter for a DIP Facility, Pay Certain Expenses and Incur Certain Indemnification Obligations (the “Commitment Letter Motion”) (Docket No. 561) and Debtors’ Motion for Authority to Obtain Postpetition Financing for Working Capital and to Capitalize Certain Subsidiaries (the “DIP Facility Motion”) (Docket No. 711), the Debtors concluded that the DIP Facility represented the most advantageous financing option available to the Debtors.  As a first step to obtaining the necessary financing, the Debtors Filed the Commitment Letter Motion seeking authority to enter into a commitment letter and term sheet (collectively, the “Commitment Letter”) that set forth the terms of the DIP Facility, as well as to pay certain out-of-pocket costs and expenses and indemnify the DIP Lenders in connection with the DIP Facility.

The relief requested in the Commitment Letter Motion was necessary because the DIP Lenders required reimbursement of their costs and expenses as a condition to negotiating and consummating the DIP Facility.  The DIP Lenders were incurring substantial expenses in connection with negotiating the Commitment Letter, including the fees and expenses of legal counsel, and these expenses would continue through consummation of the DIP Facility.  As a result of these expenses, absent the relief requested in the motion, the DIP Lenders were not willing to negotiate and document the DIP Facility.

The Bankruptcy Court granted the Commitment Letter Motion on May 8, 2007.  Thereafter, the Debtors entered into the Commitment Letter and began negotiating the DIP Facility.

c.                                       Motion to Obtain DIP Financing

With the June 30, 2007 foreclosure deadline looming, all parties worked in earnest to negotiate the definitive terms of the DIP Facility.  On June 8, 2007, to obtain court approval for the DIP financing that would ultimately repay Sea Containers SPC Ltd.’s Securitization Facility by June 30, 2007, the Debtors Filed a motion to enter into the DIP Facility, even though the parties had not yet finalized the terms of the credit agreement (Docket No. 711).  On June 15, 2007, the Debtors Filed the executed credit agreement (Docket No. 731).

GE Capital, GE SeaCo, and the U.S. Trustee all objected to the motion.  GE Capital and GE SeaCo questioned the Debtors’ business judgment in entering into the term loan, asserting, among other things, that the Debtor had no equity in Sea Containers SPC Ltd. to protect.  The U.S. Trustee also challenged the Debtors’ business judgment based on a lack of a sufficient factual record, among other arguments.  On July 3, 2007, after an intensive two-day court proceeding that included expert and other testimony, the Court overruled the objections and authorized the Debtors’ entry into the DIP facility (Docket No. 788).  Subsequently, on July 23, 2007, the Debtors closed on the DIP facility, which consists of a term loan of up to $145 million and a revolving credit facility of up to $25 million.

SCL used the proceeds of the term loan to make a capital contribution to SPC Holdings, a Non-Debtor Subsidiary in which SCL holds the entire economic interest.  In turn, SPC Holdings Ltd. made a capital contribution to Sea Containers SPC Ltd.  Sea Containers SPC Ltd. then used the proceeds of the capital contribution, together with other funds available to it, to repay the Securitization Facility and prevent foreclosure by the Noteholders.

The revolving credit facility is available to SCL during the term of the DIP Facility.  Amounts under the revolver may be borrowed from time to time, paid and then re-borrowed.  The Debtors have not used funds from the revolving credit facility, but will do so as needed, to pay for operating and administrative expenses and other general corporate expenses in the ordinary course of business during these Chapter 11 Cases.

7.                                       Exit Financing

In connection with the Plan, as is common in chapter 11 cases of the Debtors’ size and complexity, a critical component will be the Exit Facility, which is required to repay the DIP Facility, fund certain payments contemplated under the Plan, and provide working capital for Newco.  The Debtors have engaged in discussions with multiple lenders to ensure that they obtain the most competitive exit financing package.  On October 23, 2007, to induce potential exit lenders to commit the significant time and resources required to negotiate and execute a term sheet and commitment letter, the Debtors sought authorization from the Bankruptcy Court to use estate funds to pay the reasonable and actual due diligence fees and expenses incurred by potential exit financing lenders in developing, negotiating, and documenting an Exit Financing commitment.  On November 20, 2007, the Bankruptcy Court entered an order under which the Debtors may reimburse the lenders for such fees and expenses up to $1.5 million in aggregate with no lender entitled to more than $500,000 in expense reimbursement (Docket No. 1206).

The Debtors are engaged in extensive negotiations regarding the Exit Facility.  The terms of the Exit Facility remain subject to further negotiation and entry into a binding term sheet.  Therefore, although the Debtors believe that they will be able to obtain such Exit Facility on terms acceptable to them, there can be no assurance that they will ultimately be able to do so.  The Exit Facility and the required supporting documentation will have been executed on or prior to the date contemplated to be the Effective Date.

8.                                       Exclusivity

Bankruptcy Code § 1121(b) establishes an initial period of 120 days after the Petition Date during which only the debtor may file a plan.  If the debtor files a plan within such 120-day period, Bankruptcy Code § 1121(c)(3) extends the exclusivity period by an additional 60 days to permit the debtor to seek acceptances of such plan.  Bankruptcy Code § 1121(d) also permits the bankruptcy court to extend these exclusivity periods “for cause.”  Without further order of the Bankruptcy Court, the Debtors’ initial exclusivity period to file a plan would have expired on February 12, 2007.

However, by orders dated January 16, 2007, June 5, 2007, September 27, 2007, December 11, 2007, and February 25, 2008 the Bankruptcy Court extended the periods of the Debtors’ exclusive periods.  Bankruptcy Code § 1121(d)(2) establishes a limit on a debtor’s ability to extend its exclusive periods of 18 months (filing a plan) and 20 months (for soliciting acceptances) following the chapter 11 petition date.  Accordingly, the Debtors cannot seek any further extensions of their exclusive periods.

9.                                       Avoidance Actions

The Debtors have analyzed potential avoidance of prepetition transfers under Bankruptcy Code § § 547 and 550 and have identified approximately $10 million of potentially preferential transfers in the aggregate.  The Debtors have not Filed any preference actions or actions to avoid statutory Liens under Bankruptcy Code § 545.  The Debtors currently are engaged in discussions with advisors to the Creditors’ Committees with respect to the benefits and associated costs of prosecuting such actions.

10.                                 Other Causes of Action

To preserve certain claims which the Debtors or their related group companies may have in connection with the Equalization Claim, the Debtors took steps to preserve potential Causes of Action which may arise against certain third parties. The steps the Debtors have taken are subject to confidentiality and are purely preservatory in nature at this stage.

I.                                        Claims Bar Date, Claims Objections and Claims Estimations

On May 18, 2007, the Bankruptcy Court entered the order fixing the bar date for Filing Proofs of Claims except for any Claims maintained by current or former employees at July 16, 2007 (Docket No. 653).  On July 9, 2008, the Bankruptcy Court entered a supplemental order fixing the bar date for current and former employees holding or wishing to assert certain Claims against any of the Debtors at August 25, 2008 (Docket No. 1985).  Claims of current or former employees that arise as a result of, or in connection with, participation in either of the Pension Schemes are not subject to the August 25, 2008 bar date.

As of  June 30, 2008, the Claims register in these Chapter 11 Cases contained approximately 146 Proofs of Claim.

1.                                      Omnibus Objections

The Debtors believe that many of the Filed Proofs of Claim are invalid, untimely, duplicative, or overstated, and, therefore, the Debtors are in the process of objecting to such Claims.

On August 17, 2007, the Debtors Filed their first omnibus objection to 16 claims on various grounds, including that the (a) claims were amended and superseded by subsequent claims Filed by the same claimants, (b) claims were duplicative of other claims filed by the same claimants, (c) claims were Filed on account of equity security interests in the Debtors, and (d) claims were improperly registered against the Debtors.  On September 27, 2007, the Bankruptcy Court entered an order granting the first omnibus objection (Docket No. 1050).  On November 29, 2007, the order was partially vacated with respect to one of the claims when the claimant argued it did not receive proper notice of the objection (Docket No. 1231).  The Debtors then withdrew their objection with respect to that claim without prejudice.

On March 13, 2008, the Debtors Filed their second omnibus objection to 13 claims on various grounds, including that the (a) claims were amended and superseded by subsequent claims Filed by the same claimants, (b) claims filed by noteholders were duplicative of claims Filed by the indenture trustee, and (c) claims were improperly registered against the Debtors.

2.                                      The Debtors’ Estimate of Allowed Claims

As of June 30, 2008, the total amount of Claims remaining on the Claims Register against the Debtors were as follows:  7 Secured Claims in the total amount of approximately $700,000; 5 Administrative Claims in the total amount of approximately $6.2 million; no Priority Tax Claims; 1 Other Priority Claim in the total amount of approximately $400,000; and 90 Unsecured Claims in the total amount of approximately $4.6 billion.

SCL.  The Debtors estimate that at the conclusion of the Claims objection, reconciliation, estimation, and resolution process that, for SCL they will have successfully disallowed any Administrative, Priority Tax, and Other Priority Claims against SCL and that the total Allowed Secured Claims against SCL will be approximately $600,000.  In connection with these Chapter 11 Cases, the total amount of Unsecured Claims Filed against SCL was approximately $2.5 billion.  The total amount of Unsecured Claims Filed against SCL includes Claims Filed by the Pension Scheme Trustees in the aggregate amount of approximately $1.4 billion and a Claim Filed by the U.S. securities class-action plaintiffs in the amount of approximately $500 million.  Claims ultimately Allowed against SCL and SCSL are subject to implementation of the Pension Schemes Settlement Agreement and will be adjusted accordingly.  As of the filing of this Disclosure Statement, the Debtors estimate that the amount of Allowed Unsecured Claims against SCL will be approximately $630 million.

SCSL.  The Debtors estimate that at the conclusion of the Claims objection, reconciliation, estimation, and resolution process that, for SCSL they will have successfully disallowed all Administrative, Priority Tax, and Other Priority Claims that were filed against SCSL and that the total Allowed Secured Claims against SCSL will be approximately $100,000.  In connection with these Chapter 11 Cases, the total amount of Unsecured Claims Filed against SCSL was approximately $1.9 billion.  The total amount of Unsecured Claims Filed against SCSL includes Claims Filed by the Pension Scheme Trustees in the aggregate amount of approximately $1.8 billion.  As with SCL, Claims ultimately Allowed against SCL and SCSL are subject to implementation of the Pension Schemes Settlement Agreement and will be adjusted accordingly.  As of the filing of this Disclosure Statement, the Debtors estimate that the amount of Allowed Unsecured Claims against SCSL will be approximately $2 million.

SCC.  The Debtors estimate that at the conclusion of the Claims objection, reconciliation, estimation, and resolution process that, for SCL they will have successfully disallowed all Administrative, Priority Tax, Other Priority Claims, Secured and Unsecured Claims that were Filed against SCC.

The estimate of Allowed Administrative Claims includes obligations to pay Cure, Professional Claim, the Retention Plan, and certain Administrative Claim requests reflected on the Claims Register and docket for which the Debtors reasonably expect there to be a recovery.

These estimates are based upon a number of assumptions, and there is no guarantee that the ultimate total amount of Allowed Claims in each category will conform to the Debtors’ estimates.  Numerous Claims have been asserted in unliquidated amounts.  Further, additional Claims may be Filed or identified during the Claims objection, reconciliation, estimation and resolution process that may materially affect the foregoing estimates.  Although the Debtors believe that certain Claims are without merit and intend to object to all such Claims, there can be no assurance that these objections will be successful.

ARTICLE IV.
SUMMARY OF THE CHAPTER 11 PLAN

THE FOLLOWING SECTIONS SUMMARIZE CERTAIN KEY INFORMATION CONTAINED IN THE PLAN.  THIS SUMMARY REFERS TO, AND IS QUALIFIED IN ITS ENTIRETY BY, REFERENCE TO THE PLAN, THE PLAN SUPPLEMENT, AND THE EXHIBITS AND DEFINITIONS CONTAINED IN EACH DOCUMENT.  THE TERMS OF THE PLAN WILL GOVERN IN THE EVENT ANY INCONSISTENCY ARISES BETWEEN THIS SUMMARY AND THE PLAN.

THE BANKRUPTCY COURT HAS NOT YET CONFIRMED THE PLAN DESCRIBED IN THIS DISCLOSURE STATEMENT.  IN OTHER WORDS, THE TERMS OF THE PLAN DO NOT YET BIND ANY PERSON OR ENTITY.  IF THE BANKRUPTCY COURT DOES CONFIRM THE PLAN, HOWEVER, THEN IT WILL BIND AMONG OTHER ENTITIES, ALL HOLDERS OF CLAIMS AND INTERESTS, THE EQUALIZATION TRUST, ALL ENTITIES RECEIVING PROPERTY UNDER THE PLAN, AND OTHER PARTIES IN INTEREST.

The Plan contemplates the reorganization of SCL, the transfer of the Container Interests to Newco in consideration for Newco Equity and Cash, the issuance of the Newco Repatriation Note to Newco, reflecting a loan from Newco to enable Reorganized SCL to satisfy the balance of the DIP Facility and fund its Post-Emergence Costs, and the resolution of the outstanding Claims against and Interests in the Debtors pursuant to section 1121(a) of the Bankruptcy Code.  In general, but subject to the specific provisions set forth in the Plan, the obligations owed to Unsecured Creditors of SCL will be satisfied by the distribution by SCL of Newco Equity, distributed on a Pro Rata basis, and the residual value, if any, in Reorganized SCL, the Equalization Trust, the Non-Debtor Subsidiary Trust, and the Equalization Determination Costs Reserve, and existing Interests in SCL will not receive any distribution on account of such Interests, although they will remain outstanding until the dissolution of Reorganized SCL under Bermuda law.

As further described herein, SCL and SCSL will proceed with the Bermuda Scheme of Arrangement and the U.K. Scheme of Arrangement to implement the Plan with respect of SCL and SCSL.  The Bermuda Scheme of Arrangement and the U.K. Scheme of Arrangement will reflect the terms of the Plan and distributions to Creditors under the Bermuda Scheme of Arrangement, the U.K. Scheme of Arrangement, and the Plan will be coordinated.

The Debtors believe that the Plan, the Bermuda Scheme of Arrangement, and the U.K. Scheme of Arrangement are in the best interests of Creditors.  If the Plan is not Confirmed, the Debtors believe that they will be forced either to file an alternate chapter 11 plan or liquidate under chapter 7 of the Bankruptcy Code.  Under these alternative scenarios the Debtors believe that the Holders of Claims would realize a less favorable distribution of value, or, in certain cases, no distribution.

Additionally, in the event that the Plan is not confirmed by the Bankruptcy Court, SCL and SCSL will remain insolvent and, as such, the respective Boards, absent an alternative, may be forced to seek a winding up order from the Bermuda Court for SCL and from the English Court for SCSL.  This will involve Court-supervised liquidation procedures in Bermuda and the U.K. with liquidators in place, and the Boards will no longer be empowered to act on behalf of SCL and SCSL, except to the extent separately authorized to do so.  Under the Bermuda and U.K. insolvency regimes, the holders of secured claims will rank ahead of unsecured creditors in realizing their security.  The SCL and SCSL liquidations supervised by the Bermuda Court and English Court, respectively, will involve similar costs and risks to a chapter 7 liquidation procedure, as described above, with the additional cost of the fees and expenses of the Bermuda and U.K. liquidators and their counsel and representatives.

The Debtors believe that confirmation of the Plan is preferable to any alternative mentioned above because, as further described in ARTICLE VI.C, the Plan maximizes the distributions to all Classes of Creditors and any alternative to Confirmation will result in reduced recoveries and substantial delays in the distribution of any recoveries available under such alternative.

A.                                    Overview of a Chapter 11 Plan

The consummation of a chapter 11 plan is the principal objective of a chapter 11 case.  A chapter 11 plan sets forth the means for satisfying claims against, and interests in, a debtor.  Confirmation of a chapter 11 plan makes the plan binding upon the debtor, any issuer of securities under the plan, any person or entity acquiring property under the plan, and any creditor of or equity holder in the debtor, whether or not such creditor or equity holder is impaired under or has accepted the plan, or receives or retains any property under the plan.  Subject to certain limited exceptions, and except as otherwise provided in the plan or the confirmation order itself, a confirmation order discharges the debtor from any debt that arose prior to the date of confirmation of the plan and substitutes it for those debts the obligations specified under the confirmed plan.

A chapter 11 plan may specify that the legal, contractual, and equitable rights of the holders of claims or interests in certain classes are to remain unaltered by the restructuring effectuated by the plan.  Such classes are referred to as “unimpaired” and, because of such favorable treatment, are deemed to accept the plan.  Accordingly, a debtor need not solicit votes from the holders of claims or equity interests in such unimpaired classes.  A chapter 11 plan also may specify that certain classes will not receive any distribution of property or retain any claim against a debtor.  Such classes are deemed to reject the plan and, therefore, need not be solicited to vote to accept or reject the plan.  Any classes that are receiving a distribution of property under the plan but are not “unimpaired” will be solicited to vote to accept or reject the plan.

Bankruptcy Code § 1123 provides that a chapter 11 plan shall classify the claims of a debtor’s creditors and equity interest holders.  In compliance therewith, the Plan divides Claims and Interests into various Classes and sets forth the treatment for each Class.  A debtor also is required, under Bankruptcy Code § 1122, to classify claims and interests into classes that contain claims and interests that are substantially similar to the other claims and interests in such classes.  The Debtors believe that the Plan has classified all Claims and Interests in compliance with § 1122, but it is possible that a Holder of a Claim or Interest may challenge the classification of Claims and Interests and that the Bankruptcy Court may find that a different classification is required for the Plan to be confirmed.  In such event, the Debtors intend, to the extent permitted by the Bankruptcy Court and the Plan, to make such modifications of the classifications under the Plan to permit Confirmation and to use the Plan acceptances received in this solicitation for the purpose of obtaining the approval of the reconstituted Class or Classes of which the accepting Holder ultimately is deemed to be a member.  Any such reclassification could adversely affect the Class in which such Holder initially was a member, or any other Class under the Plan, by changing the composition of such Class and the vote required of that Class for approval of the Plan.

B.                                    Administrative and Priority Tax Claims

In accordance with Bankruptcy Code § 1123(a)(1), DIP Facility Claims, Administrative Claims and Priority Tax Claims have not been classified and thus are excluded from the Classes of Claims and Interests set forth in ARTICLE III of the Plan.

1.                                      DIP Facility Claim

In full satisfaction, settlement, release, and discharge of and in exchange for the Allowed DIP Facility Claim, on the Effective Date, the DIP Facility Claim shall be paid in full in Cash by SCL with  proceeds of the Exit Facility.

2.                                      Administrative Claims and Bar Date for Administrative Claims

Subject to the provisions of Bankruptcy Code § § 328, 330(a), and 331, in full satisfaction, settlement, release, and discharge of and in exchange for each Allowed Administrative Claim, including the Equalization Determination Costs, each Holder tof the Plan shall be paid the full unpaid amount of such Claim in Cash in accordance with the terms of the applicable contract, if any, (1) on or as soon as reasonably practicable after the Effective Date, (2) if such Claim is Allowed after the Effective Date, on or as soon as reasonably practicable after the date such Claim is Allowed, or (3) upon such other terms as may be agreed upon by the Debtors and such Holder or otherwise upon an order of the Bankruptcy Court; provided, however, that the Allowed Pension Schemes Administrative Claims shall not be treated as set forth above.  With respect to the Allowed Pension Schemes Administrative Claims, the unpaid portion, if any, of the Allowed Pension Schemes Administrative Claims shall be paid within five days of receipt of court approval of the Pension Schemes Settlement Agreement.

Except as otherwise provided in ARTICLE XI of the Plan with respect to Professional Claims, and except as otherwise provided with respect to the Allowed Pension Schemes Administrative Claims and the Equalization Determination Costs, unless previously Filed, requests for payment of Administrative Claims must be Filed and served on the Plan Administrator pursuant to the procedures specified in the Confirmation Order and the notice of entry of the Confirmation Order no later than the Administrative Claim Bar Date.  Holders of Administrative Claims that are required to File and serve a request for payment of such Administrative Claims that do not File and serve such a request by the applicable Bar Date shall be forever barred, estopped and enjoined from asserting such Administrative Claims against the Debtors or Newco or their estates and property and such Administrative Claims shall be deemed discharged as of the Effective Date.  As of the Effective Date, all such Claims shall be subject to the permanent injunction set forth in ARTICLE X.E. of the Plan.  Objections to such requests must be Filed and served on the Reorganized Debtors, Newco and the requesting party by the later of (a) 180 days after the Effective Date and (b) 90 days after the Filing of the applicable request for payment of Administrative Claims, if applicable.

3.                                      Priority Tax Claims

In full satisfaction, settlement, release, and discharge of and in exchange for each Allowed Priority Tax Claim, each Holder tof the Plan shall be paid (i) in full in Cash on the Distribution Date or (ii) Cash or Cash Equivalents in an amount agreed to by the Debtors or the

Plan Administrator, as applicable, and such Holder; provided, however, that such parties may further agree for the payment of such Allowed Priority Tax Claim at a later date.

C.                                    Classification and Treatment of Claims and Interests

1.                                      Classification of Claims and Interests

All Claims and Interests, except DIP Facility Claims, Administrative Claims, and Priority Tax Claims, are classified as listed in ARTICLE I.G. and ARTICLE IV.C.2.  A Claim or Interest is classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of that Class and is classified in a different Class to the extent that any portion of the Claim or Interest qualifies within the description of such different Class.  A Claim or Interest is classified in a particular Class for the purpose of receiving distributions pursuant to the Plan only to the extent that such Claim or Interest is an Allowed Claim in that Class and has not been paid, released, or otherwise satisfied prior to the Effective Date.

2.                                      Treatment of Classes of Claims and Interests

a.                                      Class 1—Other Secured Claims

Classification.  Class 1 consists of all Other Secured Claims.

Treatment.  The legal, equitable and contractual rights of the Holders of Allowed Class 1 Other Secured Claims are unaltered by the Plan.  Unless otherwise agreed to by the Holders of the Allowed Class 1 Other Secured Claims and the Debtors, in full satisfaction, settlement, release, and discharge of and in exchange for the Allowed Secured Claim in Class 1, each Holder tof the Plan shall be: (i) paid in full in Cash; (ii) satisfied in full by a return to such Holder of the collateral securing such Allowed Claim, without representation or warranty by or recourse against the Debtors, Reorganized SCL or Newco; or (iii) treated in any other manner such that the Claim shall otherwise be rendered Unimpaired pursuant to Bankruptcy Code § 1124.

Voting.  Class 1 is Unimpaired, and the Holders of Class 1 Claims are conclusively deemed to have accepted the Plan pursuant to Bankruptcy Code § 1126(f).  Therefore, the Holders of Class 1 Claims are not entitled to vote to accept or reject the Plan.

b.                                      Class 2A—SCL Other Priority Claims

Classification.  Class 2A consists of all Other Priority Claims against SCL.

Treatment.  The legal, equitable and contractual rights of the Holders of Allowed Class 2A SCL Other Priority Claims are unaltered by the Plan.  Unless otherwise agreed to by the Holders of the Allowed Class 2A SCL Other Priority Claims and the Debtors, in full satisfaction, settlement, release, and discharge of and in exchange for each and every Allowed SCL Other Priority Claim in Class 2A, each Holder tof the Plan shall be paid in full in Cash or Cash Equivalents on the Effective Date or as soon practicable thereafter.

Voting.  Class 2A is Unimpaired, and the Holders of Class 2A Claims are conclusively deemed to have accepted the Plan pursuant to Bankruptcy Code § 1126(f).  Therefore, the Holders of Class 2A Claims are therefore not entitled to vote to accept or reject the Plan.

c.                                       Class 2B—SCL Other Unsecured Claim

Classification.  Class 2B consists of all Other Unsecured Claims against SCL.

Treatment.  In full satisfaction, settlement, release, and discharge of and in exchange for each and every Allowed Class 2B Claim, each Holder tof the Plan shall receive its Pro Rata share of the SCL Unsecured Distribution.

Voting.  Class 2B is Impaired, and Holders of Class 2B Claims are entitled to vote to accept or reject the Plan.

d.                                      Class 2C—SCL Pension Schemes Claims

Classification.  Class 2C consists of all Pension Schemes Claims against SCL.

Treatment.  In full satisfaction, settlement, release, and discharge of and in exchange for each and every Allowed Claim in Class 2C, each Holder tof the Plan shall be treated and receive the consideration as set forth in the Pension Schemes Settlement Agreement, including, without limitation, each Holder’s Pro Rata share of the SCL Unsecured Distribution on account of Allowed Pension Schemes Unsecured Claims.

Voting.  Class 2C is Impaired, and Holders of Class 2C Claims are entitled to vote to accept or reject the Plan.

e.                                       Class 3A—SCSL Other Unsecured Claims

Classification.  Class 3A consists of all Other Unsecured Claims against SCSL.  For the avoidance of doubt, SCSL Other Unsecured Claims does not include Pension Schemes Claims, Senior Note Claims, the Equalization Claim or Equalization-Related Employee Claims.

Treatment.  In full satisfaction, settlement, release, and discharge of and in exchange for each and every Allowed Class 3A Claim, each Holder tof the Plan shall be treated and receive its Pro Rata share of the SCSL Unsecured Distribution.

Voting. Class 3A is Impaired, and Holders of Class 3A Claims are entitled to vote to accept or reject the Plan.

f.                                        Class 3B—SCSL Pension Schemes Claims

Classification.  Class 3B consists of all Pension Schemes Claims against SCSL.

Treatment.  In full satisfaction, settlement, release, and discharge of and in exchange for each and every Claim in Class 3B, each Holder tof the Plan shall be treated and receive the consideration as set forth in the Pension Schemes Settlement Agreement, including, without limitation, each Holder’s Pro Rata share of the SCL Unsecured Distribution on account of the Allowed Pension Schemes Unsecured Claims.

Voting.  Class 3B is Impaired, and Holders of Class 3B Claims are entitled to vote to accept or reject the Plan.

g.                                       Class 4A—SCC Pension Schemes Claims

Classification.  Class 4A consists of all Pension Schemes Claims against SCC.

Treatment.  In full satisfaction, settlement, release, and discharge of and in exchange for each and every Claim in Class 4A, each Holder tof the Plan shall be treated and receive the consideration as set forth in the Pension Schemes Settlement Agreement, including, without limitation, each Holder’s Pro Rata share of the SCL Unsecured Distribution on account of the Allowed Pension Schemes Unsecured Claims.

Voting.  Class 4A is Impaired, and Holders of Class 4A Claims are entitled to vote to accept or reject the Plan.

h.                                      Class 4B—SCC Interests

Classification.  Class 4B consists of all Interests in SCC.

Treatment.  Class 4B Interests will be Reinstated and the legal, equitable and contractual rights of the Holders of Allowed Class 4B SCC Interests shall be unaltered by the Plan.

Voting.  Class 4B is Unimpaired, and Holders of Class 4 Claims are conclusively deemed to have accepted the Plan pursuant to Bankruptcy Code § 1126(f).  The Holders of Class 4B Interests are therefore not entitled to vote to accept or reject the Plan.

i.                                          Class 5—SCL Common Stock Interests

Classification.  Class 5 consists of all Common Stock Interests in SCL.

Treatment.  Each Holder of a Common Stock Interest in SCL shall not receive any distribution under the Plan on account of such interest.

Voting.  Class 5 is Impaired, and Holders of Class 5 Interests are conclusively deemed to reject the Plan.  Holders of Class 5 Interests are therefore not entitled to vote to accept or reject the Plan.

3.                                      Subordination

The classification and treatment of all Claims under ARTICLE III.C. of the Plan conforms with contractual, legal and equitable subordination rights relating thereto, including the treatment of any Securities-related claims under section 510(b) of the Bankruptcy Code, and any and all rights shall be settled, compromised and released pursuant thereto.

4.                                      Treatment of Intercompany Claims

Except as otherwise set forth in the Plan, there shall be no distributions on account of Intercompany Claims, including the Services Claim.  Pursuant to Bankruptcy Code § § 1126(f) and 1126(g), Holders of Intercompany Claims against any Debtor, including the Services Claim, are not entitled to vote to accept or reject the Plan.

Notwithstanding the foregoing, the Plan Administrator may Reinstate, extinguish or cancel, as applicable, all Intercompany Claims and the Services Claim, including, without limitation, any or all relevant agreements, instruments, and documents underlying such Intercompany Claims as of the Effective Date, provided, however, under no circumstances shall acts of the Plan Administrator in any way impact or dilute the SCL Unsecured Distribution, the SCSL Unsecured  Distribution, or distributions anticipated under the EPM.  In connection with the wind down and resolution of Intercompany Claims, the Plan Administrator shall consult with and provide regular reports to Newco.  To the extent that the Reinstatement by the Plan Administrator of any Intercompany Claim could (a) impact or dilute distributions to SCL Other Unsecured Creditors or (b) impact or dilute the value of Newco Equity, Newco may object to such Reinstatement in any venue.

5.                                      Treatment of Intercompany Interests

Intercompany Interests will be Reinstated in order to implement the Plan.

6.                                      Special Provisions Governing Unimpaired Claims

Except as otherwise provided of the Plan, nothing under the Plan shall affect the Debtors’ or Newco’s rights in respect of any Unimpaired Claims, including, without limitation, all rights in respect of legal and equitable defenses to or setoffs or recoupments against any such Unimpaired Claims.

7.                                      Discharge of Claims and Interests

Except as otherwise provided of the Plan, on the Effective Date and effective as of the Effective Date:  (a) the rights afforded in the Plan and the treatment of all Claims and Interests shall be in exchange for and in complete satisfaction, discharge, and release of all Claims and Interests of any nature whatsoever, including any interest accrued on such Claims from and after the Petition Date, against the Debtors or any of their assets, properties or Estates; (b) the Plan shall bind all Holders of Claims and Interests, notwithstanding whether any such Holders (i) Filed a Proof of Claim or (ii) failed to vote to accept or reject the Plan or voted to reject the Plan; (c) all Claims and Interests shall be satisfied, discharged, and released in full (except to the extent that the Plan expressly provides for the retention or Reinstatement of such Interests), and the Debtors’ liability with respect thereto shall be extinguished completely, including any liability of the kind specified under Bankruptcy Code § 502(g); and (d) all Persons and Entities shall be precluded from asserting against the Debtors, the Debtors’ Estates, Newco, Reorganized SCL, Reorganized SCSL, Reorganized SCC, their successors and assigns, their assets and properties, any other Claims or Interests based upon any documents, instruments, or any act or omission, transaction or other activity of any kind or nature that occurred prior to the Effective Date.  Notwithstanding anything contained in ARTICLE III.G. of the Plan:  (a) the discharge or release of the Pension Schemes Claims shall be consistent with the treatment set forth in the Pension Schemes Settlement Agreement; and (b) solely with respect to the Pension Schemes Claims, the releases and discharges in this ARTICLE III.G. of the Plan shall be limited to the limited extent necessary to ensure to the reasonable satisfaction of the Pension Schemes Trustees that each of the Pension Schemes is eligible to enter the Pension Protection Fund and is able to trigger Pension Protection Fund assessment period; provided that in all events, notwithstanding such limitation, the Pension Schemes’ sole recourse for recovery on the Pension Schemes Claims, and their sole satisfaction of such Claims, shall be their Pro Rata share of the SCL Unsecured Distribution with respect to the Allowed Pension Schemes Unsecured Claims, the Allowed Pension Schemes Administrative Claims, the Equalization Claim Reserve, and the Equalization Determination Costs Reserve, as applicable.  Furthermore, the Pension Schemes Trustees shall not be entitled to, and hereby waive, any right to any additional recovery from the Debtors, Reorganized SCL, Reorganized SCSL, Newco, the Equalization Trust, the Non-Debtor Subsidiary Trust, any Debtor Releasee, and any Exculpated Party.

Further, notwithstanding anything in ARTICLE III.G. of the Plan or this Disclosure Statement to the contrary, the foregoing discharge and release of Claims and Interest shall not include or be deemed to include (a) a release of any liabilities or obligations of the parties to the Mutual Release Agreement arising or to be performed under the Master Transaction Agreement (or any transactions or agreements entered into pursuant to the Master Transaction Agreement) and (b) any (i) recurring ordinary course operating obligations of the parties to the Mutual Release Agreement or their affiliates and subsidiaries (e.g., EMA payments, depot payments, payments to Yorkshire Marine Containers Limited or General Electric Capital Container Finance Corporation and payment of commissions in respect of equipment sales) that accrued during either the fiscal quarter in which the Effective Date (as defined in the Mutual Release Agreement) occurs or the immediately preceding fiscal quarter or (ii) claims based on acts or omissions that occur after the date of the GE SeaCo Framework Agreement and that constitute fraud, willful misconduct, or breaches of the Joint Venture Documents (as defined in the Mutual Release Agreement).

Upon Confirmation, the Debtors and all property dealt with of the Plan shall be free and clear of all such claims and interests, including, without limitation, Liens, security interests and any and all other encumbrances.  For the avoidance of doubt, the sole source of recovery on account of an Equalization Claim or Equalization-Related Employee Claim shall be from the Equalization Trust, with no recourse to Newco, the Debtors, or the Reorganized Debtors.  Likewise, the sole source of recovery for any Non-Debtor Subsidiary (or any liquidator or successor tof the Plan) on account of a Non-Debtor Subsidiary Known Third Party Claim shall be from the Non-Debtor Subsidiary Trust, with no recourse to Newco, the Debtors or the Reorganized Debtors.  For the avoidance of doubt, Holders of Intercompany Claims against the Debtors or an Affiliate of the Debtors will have no recourse to Newco, the Debtors or the Reorganized Debtors, unless such Intercompany Claims are Reinstated or compromised by the Plan Administrator as set forth in the Plan.

8.                                      Acceptance or Rejection of the Plan

a.                                      Presumed Acceptance of Plan

Classes 1, 2A, and 4B are Unimpaired under the Plan and are, therefore, presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.  Therefore, such Classes are not entitled to vote on the Plan and the vote of such Holders of Claims shall not be solicited.

b.                                      Voting Classes

Each Holder of an Allowed Claim as of the Voting Record Date in each of Classes 2B, 2C, 3A, 3B, and 4A  shall be entitled to vote to accept or reject the Plan.

c.                                       Acceptance by Impaired Classes of Claims:

Pursuant to Bankruptcy Code § 1126(c) and except as otherwise provided in Bankruptcy Code § 1126(e), an Impaired Class of Claims has accepted the Plan if the Holders of at least two-thirds in dollar amount and more than one-half in number of the Allowed Claims in such Class actually voting have voted to accept the Plan.

d.                                      Presumed Rejection of the Plan:

Class 5 is Impaired and Holders of Class 5 Claims and Interests shall receive no distributions under the Plan on account of their Claims and Interests and are therefore, presumed to have rejected the Plan pursuant to Bankruptcy Code § 1126(g).  Therefore, Holders of Class 5 Claims and Interests are not entitled to vote on the Plan and the vote of such Holders shall not be solicited.

e.                                       Confirmation Pursuant to Bankruptcy Code § §  1129(a)(10) and 1129(b)

Bankruptcy Code § 1129(a)(10) shall be satisfied for purposes of Confirmation by acceptance of the Plan by an Impaired Class.  The Debtors request Confirmation of the Plan pursuant to Bankruptcy Code § 1129(b) with respect to any Impaired Class that does not accept the Plan pursuant to Bankruptcy Code § 1126.  The Debtors reserve the right to modify the Plan and seek Confirmation consistent with the Bankruptcy Code.

f.                                        Controversy Concerning Impairment

If a controversy arises as to whether any Claims, or any Class of Claims, are Impaired, the Bankruptcy Court shall, after notice and a hearing, determine such controversy on or before the Confirmation Date.

g.                                       Voting on Plan and Bermuda Scheme of Arrangement

The Ballots sent to certain creditors of SCL provide for dual voting on the Plan and (by way of special proxy, if required) the Bermuda Scheme of Arrangement.  Voters have the option of voting either in favor of both the Plan and Bermuda Scheme of Arrangement or against both the Plan and the Bermuda Scheme of Arrangement.  Creditors wishing to vote on the Bermuda Scheme of Arrangement in a way not contemplated by the Ballots may contact SCL and receive a special proxy to do so.  If a Creditor of SCL did not file a Proof of Claim in the Chapter 11 Cases prior to the Bar Date, and its failure to do so was not the result of willful default or lack of reasonable diligence as determined by the chairman of the Bermuda meeting of Bermuda Scheme Creditors in his or her sole discretion, such Creditor may vote on the Bermuda Scheme of Arrangement prior to the Voting Deadline, either by submitting a proxy or by voting in person at the Bermuda meeting of Bermuda Scheme Creditors, provided that such Creditor submits a voting form or form of proxy to the JPLs on or before the Voting Deadline.

h.                                      Voting on Plan and U.K. Scheme of Arrangement

The Ballots sent to the 1990 Pension Scheme Trustees and the 1983 Pension Scheme Trustees (on account of their SCSL Pension Schemes Claims) and Holders of SCSL Other Unsecured Claims provide for dual voting on the Plan and the U.K. Scheme of Arrangement.  Voters have the option of voting either in favor of both the Plan and U.K. Scheme of Arrangement or against both the Plan and the U.K. Scheme of Arrangement.  Creditors wishing to vote on the U.K. Scheme of Arrangement in a way not contemplated by the Ballot may contact SCSL and receive a special proxy to do so.  If a Creditor of SCSL did not file a Proof of Claim in the Chapter 11 Cases prior to the Bar Date, and its failure to do so was not the result of willful default or lack of reasonable diligence, as determined by the chairman of the U.K. meeting of U.K. Scheme Creditors in his or her sole discretion, such Creditor may vote on the U.K. Scheme of Arrangement prior to the Voting Deadline, either by submitting a proxy or by voting in person at the meeting of creditors, provided that such Creditor submits a voting form or form of proxy to SCSL on or before the Voting Deadline.

9.                                      No Duplication of Claims or Distributions

All Claims scheduled by or Filed against the Debtors in the Chapter 11 Cases on or before the Bar Date are deemed to have been submitted against those Debtors under the U.K. Scheme of Arrangement or the Bermuda Scheme of Arrangement to the extent the U.K. Scheme of Arrangement or the Bermuda Scheme of Arrangement purports to compromise such Claims.  Any holder of an Allowed Claim that receives, under the U.K. Scheme of Arrangement or the Bermuda Scheme of Arrangement, distribution of Cash or other property on account of such Claim, shall not receive any distribution under the Plan on account of such Claim.  Any holder of an Allowed Claim that receives under the Plan distribution of Cash or other property on account of such Claim shall not receive any distribution under the U.K. Scheme of Arrangement or the Bermuda Scheme of Arrangement on account of such Claim.  Notwithstanding the foregoing, the Pension Scheme Trustees will each receive distributions pursuant to the Plan as set forth in the Plan in addition to a distribution of £1 each in the U.K. Scheme of Arrangement.  The process of adjudicating and allowing Claims shall be conducted in the Bankruptcy Court and shall bind all Creditors (except those who are qualified to submit Claims in the Bermuda Scheme of Arrangement or the U.K. Scheme of Arrangement only in accordance with ARTICLE III.H.7 or ARTICLE III.H.8 of the Plan, which such Claims will be adjudicated pursuant to the mechanism set forth in the Bermuda Scheme of Arrangement or the U.K. Scheme of Arrangement, as applicable).

D.                                    Provisions for Implementation of the Plan

1.                                      Corporate Existence

Except to the extent that a Debtor ceases to exist pursuant hereto, each Debtor shall continue to exist after the Effective Date as a separate corporate entity, with all the powers of a corporation pursuant to the applicable law in the jurisdiction in which each applicable Debtor is incorporated or formed and pursuant to the respective certificate of incorporation and byelaws in effect prior to the Effective Date, except to the extent such certificate of incorporation, byelaws and other constitutional documents are amended by the Plan or otherwise and, to the extent such documents are amended, such documents are deemed to be authorized pursuant hereto and without the need for any other approvals, authorizations, actions or consents.

2.                                      Sources of Consideration for Plan Distributions

The Plan and the Bermuda Scheme of Arrangement contemplate (a) the transfer of the Container Interests to Newco in consideration for Newco Equity and Cash, (b) the issuance of the Newco Repatriation Note to Newco, reflecting a loan from Newco to enable Reorganized SCL to satisfy the balance of the DIP Facility and fund its wind-down costs, (c) the distribution of the SCL Unsecured Distribution to Holders of Allowed SCL Other Unsecured Claims and Holders of Allowed Pension Schemes Unsecured Claims, (d) the distribution of the SCSL Unsecured Distribution to Holders of SCSL Other Unsecured Claims, and (e) the establishment of the Equalization Trust, the Non-Debtor Subsidiary Trust and the Equalization Determination Costs Reserve.

a.                                      Formation of Newco

Prior to the Effective Date, the Debtors shall take the steps necessary so that Newco shall be duly formed and come into existence as a valid and legally existing Bermudian corporation.  The specific formation documents with respect to Newco shall be included in the Plan Supplement.

b.                                      Transfer of the Container Interests to Newco

After the formation of Newco, on the Effective Date and subject to an order by the Bermuda Court authorizing such action, pursuant to the Business Transfer Agreement and in accordance with Bankruptcy Code § 1123(a)(5)(B), the Debtors will transfer and assign all rights, title, and interests in the Container Interests to Newco.  Except as expressly provided of the Plan or in the Confirmation Order, the Container Interests shall vest in Newco free and clear of any Claims or Liens.

c.                                       Issuance of Newco Equity

On or before the Effective Date or as soon as reasonably practicable thereafter, Newco shall issue all Newco Equity, notes, instruments, Certificates and other documents required to be issued pursuant to the Plan and the Bermuda Scheme of Arrangement.  The Plan Administrator shall be authorized, among other things, to distribute Newco Equity on a Pro Rata basis to

Holders of Allowed SCL Other Unsecured Claims and Holders of Allowed Pension Schemes Unsecured Claims.

Securities Registration Exemption.  Pursuant to Bankruptcy Code §1145, the offering, issuance, and distribution of any Securities contemplated by the Plan and any and all settlement agreements incorporated tof the Plan, including the Newco Equity, shall be exempt from, among other things, the registration requirements of section 5 of the Securities Act and any other applicable state or local law requiring registration prior to the offering, issuance, distribution, or sale of Securities.  Any Securities issued under the Plan, including Newco Equity, will be issued under Bankruptcy Code § 1145, will be freely tradable by the recipients tof the Plan, and subject to (a) the provisions of Bankruptcy Code § 1145(b)(1) relating to the definition of an underwriter in section 2(a)(11) of the Securities Act, and compliance with any rules and regulations of the Securities and Exchange Commission, if any, applicable at the time of any future transfer of such Securities or instruments, (b) the restrictions, if any, on the transferability of such Securities and instruments, under applicable law or otherwise and (c) applicable regulatory approval.

Issuance and Distribution of the Newco Equity.  The Newco Equity, when distributed pursuant hereto, will be duly authorized, validly issued, and, if applicable, fully paid and non-assessable.  Each distribution and issuance referred to in ARTICLE III of the Plan shall be governed by the terms and conditions set forth in the Plan applicable to such distribution or issuance and by the terms and conditions of the instruments evidencing or relating to such distribution, which terms and conditions shall bind each Entity receiving such distribution or issuance.

Listing of the Newco Equity.  Newco will use commercially reasonable efforts to obtain and maintain a listing on an exchange for Newco Equity.  Reorganized SCL will use commercially reasonable efforts to assist Newco, including, but not limited to, using commercially reasonable efforts to provide Newco with historical information reasonably requested by Newco until such time as Reorganized SCL ceases to exist, at which point Reorganized SCL will transfer all relevant historical information to Newco.

d.                                      Exit Facility

On the Effective Date, Newco shall enter into the Exit Facility (a) in part, to obtain the funds necessary to acquire the Container Interests from SCL at fair value and otherwise, to provide a loan to Reorganized SCL to enable Reorganized SCL to satisfy the DIP Facility, (b) to pay all fees and expenses incurred in connection with the Exit Facility and (c) for working capital, capital expenditures and other lawful corporate purposes of Newco.  Newco may use the Exit Facility for any purpose permitted thereunder.  Confirmation of the Plan shall be deemed approval of the Exit Facility (including the transactions contemplated thereby, such as any supplementation or additional syndication of the Exit Facility, and all actions to be taken, undertakings to be made, and obligations to be incurred in connection therewith, including the payment of all fees, indemnities, and expenses provided for tof the Plan) and authorization for Newco to enter into and execute the Exit Facility documents and such other documents as the Exit Facility Lenders may reasonably require to effectuate the treatment afforded to such lenders pursuant to the Exit Facility, subject to such modifications as Newco may deem to be reasonably necessary.

e.          Equalization Trust

On the Effective Date, Reorganized SCL, acting by the Plan Administrator, shall execute the Equalization Trust Deed and take all other steps necessary to establish the Equalization Trust pursuant to the Equalization Trust Deed as further described in ARTICLE V of the Plan. On the Effective Date, and in accordance with and pursuant to the terms of the Plan and Bankruptcy Code § § 1123(a)(5)(B) and 1123(b)(3), Reorganized SCL, acting by the Plan Administrator, will transfer the Equalization Claim Reserve to the Equalization Trustees free and clear of any encumbrance, charge, mortgage, pledge, claim, or Lien. Upon determination of the amount of any Allowed Equalization Claim in accordance with the terms of the Pension Schemes Settlement Agreement, the Allowed Equalization Claim shall be added to and treated as if it were part of the Allowed Pension Schemes Unsecured Claims. Upon the dissolution of the Equalization Trust, (a) any property remaining (not including Newco Equity) shall revert to Reorganized SCL for distribution in accordance with ARTICLE IV.B.9 and ARTICLE IX.B.4 of the Plan and (b) any Newco Equity remaining shall be canceled.

f.          Non-Debtor Subsidiary Trust

On the Effective Date, Reorganized SCL, acting by the Plan Administrator, shall execute the Non-Debtor Subsidiary Trust Deed and take all other steps necessary to establish the Non-Debtor Subsidiary Trust pursuant to the Non-Debtor Subsidiary Trust Deed as further described in ARTICLE VI of the Plan. On the Effective Date, and in accordance with and pursuant to the terms of the Plan and Bankruptcy Code § § 1123(a)(5)(B) and 1123(b)(3)(B), Reorganized SCL, acting by the Plan Administrator, will transfer to the Non-Debtor Subsidiary Trustees, the Non-Debtor Subsidiary Reserve free and clear of any encumbrance, charge, mortgage, pledge, claim, or Lien. Upon the dissolution of the Non-Debtor Subsidiary Trust, (a) any property remaining (not including Newco Equity) shall revert to Reorganized SCL for distributions in accordance with ARTICLE IV.B.9 and ARTICLE IV.B.4 of the Plan and (b) any Newco Equity remaining shall be canceled.

g.         Equalization Determination Costs Reserve

On the Effective Date, the Plan Administrator will establish the Equalization Determination Costs Reserve. The Plan Administrator shall hold the Equalization Determination Costs Reserve in trust for the sole purpose of paying the Equalization Determination Costs to the Pension Scheme Trustees. The Pension Scheme Trustees shall submit any invoices, statements or bills evidencing Equalization Determination Costs along with a request for payment to the Plan Administrator. Within 30 days following receipt of a request for payment, the Plan Administrator shall disburse payment in Cash in U.K. pounds to the applicable Pension Scheme Trustees to the extent the Plan Administrator is satisfied that the requested disbursements are reasonably characterized as Equalization Determination Costs.

Upon satisfaction of the Equalization Determination Costs and the determination by the Plan Administrator that no further Equalization Determination Costs will be incurred, but in no event later than three months after the amount of the Equalization Claim is determined, any amounts remaining in the Equalization Determination Costs Reserve shall revert to Reorganized

SCL for distribution in accordance with in accordance with ARTICLE IV.B.9 and ARTICLE IX.B.4 of the Plan.

h.         Payment of Post-Emergence Costs

The Plan Administrator will pay the Post-Emergence Costs using Cash at Reorganized SCL. Any entity seeking reimbursement of Post-Emergence Costs shall submit any invoices, statements or bills, along with a request for payment setting forth the basis of such reimbursement, to the Plan Administrator; provided, however, that the JPLs, the Equalization Trustees, and the Non-Debtor Subsidiary Trustees must submit all invoices or requests for payment no later than 60 days after the liquidation of Reorganized SCL, dissolution of the Equalization Trust, or dissolution of the Non-Debtor Subsidiary Trust, as applicable. Within 30 days following receipt of a request for payment, the Plan Administrator shall disburse payment to the applicable requesting party to the extent the Plan Administrator is satisfied that the requested reimbursement is reasonably characterized as Post-Emergence Costs.

i.           Payment of the Newco Repatriation Note

Subject to repayment of any claims entitled to priority under the Bermuda Scheme of Arrangement or the liquidation of Reorganized SCL, and payment of the Plan Administrator Costs and the Post-Emergence Costs, in the event that any Cash or other property (other than Newco Equity) reverts to Reorganized SCL from Non-Debtor Subsidiaries, the Equalization Trust, the Non-Debtor Subsidiary Trust or the Equalization Determination Costs Reserve, such property shall first be applied to pay down the Newco Repatriation Note. After the Newco Repatriation Note is paid in full, such excess Cash or property received by Reorganized SCL shall be distributed in accordance with ARTICLE IX.B.4 of the Plan.

3.             Corporate Governance, Directors and Officers, and Corporate Action

a.          Corporate Governance

Newco. As shall be set forth in the organizational documents for Newco as Filed in the Plan Supplement, the board of directors of Newco shall consist of 7 members; provided, however, that no director may be a Person whose appointment is prohibited under the terms of the GE SeaCo Framework Agreement. In accordance with Bankruptcy Code § 1129(a)(5), the Debtors will disclose in the Plan Supplement, to the extent known:  (a) the identities and affiliations of any Person proposed to serve as a board member of Newco; and (b) the nature of compensation for any member of the board who is an Insider.

On or as soon as reasonably practicable after the Effective Date, Newco shall adopt constitutional documents that will prohibit the issuance of non-voting securities as required by Bankruptcy Code §  1123(a)(6). After the Effective Date, Newco may amend its constitutional documents as permitted by relevant corporate law.

Reorganized SCL. On and after the Effective Date, operation, management and control of Reorganized SCL shall be the general responsibility of the JPLs, which shall take appropriate steps to:  (a) manage, control, wind down, and liquidate Reorganized SCL pursuant to, and in accordance with, the Bermuda Scheme of Arrangement and Bermuda law and (b) obtain a Final

Order of the Bermuda Court discharging the JPLs of their duties with respect to Reorganized SCL.

Reorganized SCSL. On and after the Effective Date, operation, management and control of Reorganized SCSL shall be the general responsibility of the liquidators or administrators of SCSL, which shall take appropriate steps to (a) implement the U.K. Scheme of Arrangement, (b) manage, control, wind down, and liquidate Reorganized SCSL pursuant to, and in accordance with English law and (c) obtain a Final Order of the English Court discharging the liquidators or administrators of their duties with respect to Reorganized SCSL.

Reorganized SCC and the Non-Debtor Subsidiaries. On and after the Effective Date, to the extent permitted by applicable law, operation, management and control of Reorganized SCC and the Non-Debtor Subsidiaries shall be the general responsibility of the respective liquidators, which shall thereafter, to the extent permitted by applicable law, have the responsibility for the management, control, wind down, and liquidation of Reorganized SCC and the Non-Debtor Subsidiaries. The liquidators shall facilitate and assist in the transfer to Reorganized SCL of any net Cash from the liquidation of each of the Non-Debtor Subsidiaries.

b.         Corporate Action

Prior to or on the Effective Date (as appropriate), all matters provided for hereunder that would otherwise require approval of the shareholders or directors of the Debtors or Newco shall be deemed to have been so approved and shall be in effect prior to or on the Effective Date (as appropriate) pursuant to applicable law and without any requirement of further action by the shareholders or directors of the Debtors, or the need for any approvals, authorizations, actions or consents.

The Debtors or Newco, as applicable may take all actions to execute, deliver, File or record such contracts, instruments, releases and other agreements or documents and take such actions as may be necessary or appropriate to effectuate and implement the provisions of the Plan in accordance with Bankruptcy Code § 1142(a), including, without limitation, the distribution of Newco Equity to be issued pursuant hereto, the adoption and filing (as necessary) of the new organizational documents, the appointment of directors, officers, managers for Newco, consummation of the Exit Facility, and all actions contemplated thereby, without the need for any approvals, authorizations, actions or consents except for those expressly required pursuant hereto. The secretary and any assistant secretary of each Debtor shall be authorized to certify or attest to any of the foregoing actions.

4.             GE SeaCo Definitive Settlement Documents and Pension Schemes Settlement Agreement

The Plan shall be implemented by the Plan Administrator in a manner that is consistent with the GE SeaCo Definitive Settlement Documents and the Pension Schemes Settlement Agreement. To the extent there are any discrepancies between the terms of the Plan and the terms contained in the GE SeaCo Definitive Settlement Documents or the Pension Schemes Settlement Agreement, the terms of the GE SeaCo Definitive Settlement Documents or the Pension Schemes Settlement Agreement, as applicable, shall govern. Further, the Confirmation

Order shall constitute an order of the Bankruptcy Court approving the GE SeaCo Definitive Settlement Documents.

5.             Resolution of Intercompany Claims

On and after the Effective Date, the Plan Administrator, in consultation and coordination with the Non-Debtor Subsidiaries and any administrators or liquidators tof the Plan, is authorized to forgive, resolve, or compromise Intercompany Claims by, against, and among Non-Debtor Subsidiaries and to take such actions as are necessary and otherwise assist in the wind down and liquidation of certain Non-Debtor Subsidiaries, all in accordance with applicable law.

Upon dissolution of the Equalization Trust or the Non-Debtor Subsidiary Trust, (1) any property remaining (not including Newco Equity) shall revert to Reorganized SCL or its successor for distribution in accordance with ARTICLE IV.B.9 and ARTICLE IX.B.4 of the Plan and (2) any Newco Equity remaining shall be canceled.

6.             Implementation of the Plan in Bermuda and the United Kingdom

The Plan Administrator and Reorganized SCL shall have the authority to take any actions reasonably necessary or appropriate to implement the Plan in Bermuda or any other foreign jurisdiction, including by and through the Bermuda Scheme of Arrangement, transferring the Container Interests to Newco, coordinating with the JPLs and the Non-Debtor Subsidiaries, and appearing before the Bermuda Court and seeking any reasonably necessary or appropriate relief to implement or carry out the Plan in Bermuda, including cancellation, annulment, and extinguishment of Subordinated Securities Claims and SCL Interests in Bermuda. The Plan Administrator and Reorganized SCSL shall have the authority to take any actions reasonably necessary or appropriate to implement the Plan in the United Kingdom or any other foreign jurisdiction, including by and through the U.K. Scheme of Arrangement, coordinating with the liquidators of SCSL, and appearing before the English Court and seeking any reasonably necessary or appropriate relief to implement or carry out the Plan in the U.K.

7.             Litigation and Resolution of Equalization Claim

On the Effective Date, the ELR will assume responsibility for managing the litigation in respect of the Equalization Claim on behalf of Reorganized SCL in the English Court or other relevant court of competent jurisdiction. The ELR will be an agent of the Plan Administrator and will be authorized to manage the litigation in respect of the Equalization Claim and to pursue and consummate settlement discussions with the Pension Schemes regarding the Equalization Claim, in either case as directed by the Plan Administrator or the liquidators, to the extent necessary to exercise their fiduciary duties.

8.             Implementation of the Pension Schemes Settlement Agreement

Pursuant to the Pension Schemes Settlement Agreement, one or more of the Debtors’ Affiliates that are participating employers in the Pension Schemes, including, without limitation, SeaCat Scotland Guernsey Limited, Sea Containers Ferries Scotland Limited, and SC Maritime Limited, may institute liquidation proceedings or schemes of arrangement under section 899 of the U.K. Companies Act 2006 (as successor to section 425 of the U.K. Companies Act 1985 by operation of section 1297 of the U.K. Companies Act 2006), as applicable, and may take such other actions as necessary to ensure implementation of the Pension Schemes Settlement Agreement and compliance with the conditions tof the Plan.

9.             Vesting of the Assets On or After the Effective Date

Except as otherwise provided of the Plan or in any agreement, instrument or other document relating thereto, on or after the Effective Date, all property of each Estate and any property acquired by any of the Debtors pursuant hereto shall vest in Newco, Reorganized SCL, Reorganized SCSL, Reorganized SCC, the Equalization Trust or the Non-Debtor Subsidiary Trust, as applicable, free and clear of all Liens, claims, charges or other encumbrances. Except as provided of the Plan, on and after the Effective Date, Newco, Reorganized SCL, Reorganized SCSL, or Reorganized SCC, as applicable, may operate its business and may use, acquire, or dispose of property and compromise or settle any post-Confirmation Claims, without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, other than those restrictions expressly imposed by the Plan and the Confirmation Order.

10.           Release of Liens, Claims and Equity Interests

:  Except as otherwise specifically provided of the Plan or in any contract, instrument, release or other agreement or document entered into or delivered in connection with the Plan including, without limitation, the Pension Schemes Settlement Agreement, on the Effective Date and concurrently with the applicable distributions made pursuant to ARTICLE IX of the Plan, all Claims, Interests, mortgages, deeds of trust, Liens, pledges or other security interests against the property of any Estate shall be fully released and discharged.

11.           Cancellation of Debt and Equity Interests and Related Obligations

On the Effective Date, except as otherwise specifically provided for of the Plan:  (1) all Equity Interests, the Indentures, the Senior Notes, and any other Certificate, note, instrument, bond, indenture, purchase right, option, warrant, or other documents directly or indirectly evidencing or creating any debt interests in the Debtors, their Affiliates, subsidiaries, and their successors in interests giving rise to any Claim or Interest (except such Certificates, notes, other instruments or documents evidencing indebtedness or obligations of the Debtors that are Reinstated pursuant to the Plan), shall be canceled and discharged solely as to the Debtors, their Affiliates, subsidiaries, and successors in interests and (2) the obligations of the Debtors, their Affiliates, subsidiaries, and successors in interest pursuant, relating, or pertaining to the Indentures, the Senior Notes, any other agreements, indentures, certificates of designation, bylaws, or certificate or articles of incorporation or similar documents governing Equity Interests and any other Certificates, notes, instruments, bonds, indentures, purchase rights, options, warrants, or other documents evidencing or creating any debt interests in the Debtors, their Affiliates, subsidiaries, and their successors in interests (except such agreements or Certificates, notes or other instruments evidencing debt interests of the Debtors that are specifically Reinstated pursuant to the Plan) shall be fully released and discharged; provided, however, that notwithstanding Confirmation, the Indentures, any such other indenture or agreement that governs the rights of the Holder of a Claim shall continue in effect solely for purposes of: (a) allowing Holders to receive distributions under the Plan; (b) allowing and preserving the rights of the Indenture Trustee and any other Servicer to make distributions on account of such Claims as provided in ARTICLE IX of the Plan; (c) permitting the Indenture Trustee or any other Servicer to maintain any rights and Liens, including the Indenture Trustee Charging Lien, it may have against property other than the Debtors’, Newco’s, or the Reorganized Debtors’ property for fees, costs, and expenses pursuant to such indenture or other agreement; and (d) governing the rights and obligations of non-Debtor parties to such agreements vis-à-vis each other; provided further, however, that the preceding proviso shall not affect the discharge of Claims or Interests pursuant to the Bankruptcy Code, the Confirmation Order, or the Plan, or result in any expense or liability to the Debtors, Newco, or the Reorganized Debtors. Neither the Debtors, Newco nor the Reorganized Debtors shall have any obligations to any Servicer for any fees, costs, or expenses, except as expressly otherwise provided in the Plan. Nothing in this section shall be construed to discharge any debt owed by or claims against Non-Debtor Subsidiaries, including Intercompany Claims against or Intercompany Interests in Non-Debtor Subsidiaries, except as otherwise specifically addressed in the Plan.

12.           Employee Benefits

On the Effective Date, the Debtors’ existing employee benefit policies, plans and agreements that are not identified in the Plan Supplement and have not been terminated by the Debtors prior to the Effective Date shall terminate pursuant to the Plan. On the Effective Date, all Claims related to such employee benefits shall be deemed satisfied and expunged from the Claims Register as of the Effective Date without any further notice to or action, order, or approval of the Bankruptcy Court.

13.           Creation of Professional Fee Escrow Account

On the Effective Date, the Plan Administrator shall establish the Professional Fee Escrow Account and reserve an amount necessary to pay all of the Accrued Professional Compensation.

14.           Preservation of Rights of Action

a.          Vesting of Causes of Action

On the Effective Date and in accordance with Bankrutpcy § § 1123(a)(5)(B) and 1123(b)(3), (a) any Causes of Action that the Debtors may hold against any Entity relating to, arising from, or on account of the Container Interests shall vest in Newco free and clear of all Claims and Interests and (b) any Causes of Action that the Debtors may hold against any Entity relating to, arising from, or on account of the Non-Container Interests shall vest in the Reorganized Debtors free and clear of all Claims and Interests. Except as otherwise provided in the Plan or Confirmation Order, (a) Newco shall have the right to institute, prosecute, abandon, settle, or compromise, as appropriate, any and all Causes of Action relating to, arising from, or on account of the Container Interests, including, without limitation, such Causes of Action listed in the Plan Supplement as transferred to Newco, whether existing as of the Petition Date or thereafter arising, in its sole discretion and without further order of the Bankruptcy Court, in any court or other tribunal, including, without limitation, in an adversary proceeding filed in one or more of the Chapter 11 Cases and (b) the Reorganized Debtors shall have the right to institute, prosecute, abandon, settle, or compromise, as appropriate, any and all Causes of Action relating to, arising from, or on account of the Non-Container Interests, including, without limitation, such Causes of Action listed in the Plan Supplement as retained by the Reorganized Debtors, whether existing as of the Petition Date or thereafter arising, in their sole discretion and without further order of the Bankruptcy Court, in any court or other tribunal, including, without limitation, in an adversary proceeding filed in one or more of the Chapter 11 Cases. Causes of Action relating to, arising from, or on account of the Container Interests and any recoveries therefrom shall remain the sole property of Newco and Holders of Claims shall have no right to any such recovery.

b.         Preservation of All Causes of Action Not Expressly Settled or Released

Unless a claim or Cause of Action against a Holder of a Claim or Interest or other Entity is expressly waived, relinquished, released, compromised, or settled in the Plan or any Final Order (including, without limitation, the Confirmation Order), the Debtors expressly reserve such claim or Cause of Action for later adjudication by (a) Newco if such claim or Cause of Action relates to, arises from, or is on account of the Container Interests or (b) the Reorganized Debtors if such claim or Cause of Action relates to, arises from, or is on account of the Non-Container Interests, including, without limitation, claims and Causes of Action not specifically identified or of which the Debtors may presently be unaware or which may arise or exist by reason of additional facts or circumstances unknown to the Debtors at this time or facts or circumstances that may change or be different from those the Debtors now believe to exist and, therefore, no preclusion doctrine, including, without limitation, the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, waiver, estoppel (judicial, equitable or otherwise), or laches will apply to such claims or Causes of Action upon or after the Confirmation or Consummation of the Plan based on the Disclosure Statement, the Plan or the Confirmation Order, except where such claims or Causes of Action have been expressly waived, relinquished, released, compromised, or settled in the Plan or a Final Order. In addition, Newco or the Reorganized Debtors, as applicable, expressly reserve the right to pursue or adopt any claims or Causes of Action not so waived, relinquished, released, compromised, or settled that are alleged in any lawsuit in which the Debtors are a defendant or an interested party, against any Entity, including the plaintiffs or co-defendants in such lawsuits. Any Entity to whom the Debtors have incurred an obligation (whether on account of services, purchase, sale of goods, or otherwise), or who has received services from the Debtors or a transfer of money or property of the Debtors, or who has transacted business with the Debtors, or leased equipment or property from the Debtors should assume that such obligation, transfer, or transaction may be reviewed by Newco or the Reorganized Debtors, as applicable, subsequent to the Effective Date and may, to the extent not theretofore expressly waived, relinquished, released, compromised, or settled, be the subject of an action after the Effective Date, whether or not: (a) such Entity has Filed a Proof of Claim against the Debtors in the Chapter 11 Cases; (b) such Entity’s Proof of Claim has been objected to; (c) such Entity’s Claim was included in the Debtors’ Schedules; or (d) such Entity’s scheduled Claim has been objected to by the Debtors or has been identified by the Debtors as contingent, unliquidated, or Disputed.

15.           Exemption from Certain Transfer Taxes

Pursuant to Bankrutpcy Code § 1146(a), any transfers of property pursuant hereto shall not be subject to any stamp tax or other similar tax or governmental assessment in the United States, and the Confirmation Order shall direct the appropriate state or local governmental officials or agents to forgo the collection of any such tax or governmental assessment and to accept for filing and recordation instruments or other documents pursuant to such transfers of property without the payment of any such tax or governmental assessment. Such exemption specifically applies, without limitation, to all documents necessary to evidence and implement the provisions of and the distributions to be made under the Plan.

E.             Equalization Trust

1.             Establishment and Purpose of Equalization Trust

On the Effective Date, Reorganized SCL, acting by the Plan Administrator, shall transfer the Equalization Claim Reserve to the Equalization Trustees. The Equalization Trustees shall, in an expeditious but orderly manner, distribute Newco Equity or the proceeds tof the Plan from the Equalization Claim Reserve to Equalization Trust Claimants in accordance with the Plan and the Equalization Trust Deed and not unduly prolong its duration. The Equalization Trust shall not be deemed a successor in interest of the Debtors for any purpose other than as specifically set forth in the Plan or in the Equalization Trust Deed.

The Equalization Claim and/or Equalization-Related Employee Claims shall be channeled solely to the Equalization Trust. The Equalization Trust Deed shall provide that the Equalization Trustees shall cooperate with Newco, Reorganized SCL, Reorganized SCSL, Reorganized SCC, and/or the Non-Debtor Subsidiaries in any and all such actions and proceedings that may be brought against them directly for recovery of the Equalization Claim and/or Equalization-Related Employee Claims. The Plan Administrator shall consult from time to time with the ELR regarding the status of the Equalization Trust and distributions tof the Plan, the value of the assets in the Equalization Trust, and any other matter pertaining to the Equalization Trust.

2.             Transfer of Assets to the Equalization Trust

Reorganized SCL, acting by the Plan Administrator, will establish the Equalization Trust on behalf of the Equalization Trust Claimants pursuant to the Equalization Trust Deed and shall take all other steps necessary to establish the Equalization Trust. On the Effective Date, and in accordance with and pursuant to the terms of the Plan and Bankruptcy Code § § 1123(a)(5)(B) and 1123(b)(3)(B), Reorganized SCL, acting by the Plan Administrator, will transfer to the Equalization Trustees all of its rights, title and interests in the Equalization Claim Reserve free and clear of any encumbrance, charge, mortgage, pledge, claim, or Lien. The Equalization Trustees shall agree to accept and hold the Equalization Claim Reserve in the Equalization Trust for the benefit of the Equalization Trust Claimants, to be applied for the purposes of and according to the terms of the Equalization Trust and subject to the terms of the Plan and the Equalization Trust Deed. All parties shall execute any documents or other instruments as necessary.

3.             Appointment of the Equalization Trustees

On the Effective Date and in accordance with the Equalization Trust Deed, the Equalization Trustees will be appointed, and any successor Equalization Trustee thereafter shall be appointed and serve in accordance with the Equalization Trust Deed. In lieu of two individual Equalization Trustees, a corporate trustee may act as the sole Equalization Trustee if duly appointed pursuant to the Equalization Trust Deed. The Equalization Trustees or any successor thereto will administer the Equalization Trust in accordance with the Equalization Trust Deed.

4.             Distributions; Withholding

The Equalization Trustees will make distributions to the Equalization Trust Claimants to satisfy the Equalization Claim or Equalization-Related Employee Claims accepted by the Equalization Trustees in accordance with the Equalization Trust Deed, the Pension Schemes Settlement Agreement, and the Plan, as applicable.

The Equalization Trustees may withhold from amounts distributable to any Person any and all amounts, determined in the Equalization Trustees’ sole discretion, to be required by the Plan, the Equalization Trust Deed, any law, regulation, rule, ruling, directive, treaty or other governmental requirement.

5.             Trust Expenses

The Equalization Trustees will be reimbursed by Reorganized SCL for the Equalization Trustee Costs. The Pension Schemes will be reimbursed out of the Equalization Determination Costs Reserve for the Equalization Determination Costs.

6.             Discharge of Liabilities to Holders of Pension Schemes Claims

The transfer to, vesting in and assumption by the Equalization Trustees of the Equalization Claim Reserve as contemplated of the Plan shall, as of the Effective Date, discharge all obligations and liabilities of and bar recovery or any action against the Debtor Releasees and their respective estates, Affiliates, and subsidiaries, for or in respect of the Equalization Claim and all Equalization-Related Employee Claims against the Debtors, Newco, Reorganized SCL, Reorganized SCSL, Reorganized SCC, or the Non-Debtor Subsidiaries and their respective estates, Affiliates and subsidiaries, as set forth in the Confirmation Order. After confirmation by counsel for the Equalization Trustees that based on the outcome of the litigation to determine the status of the Pension Schemes’ equalization Equalization-Related Employee Claims may potentially exist, the Pension Schemes’ actuary will calculate the potential maximum aggregate amount of such Claims, if any, and thereafter, each Equalization-Related Employee Claim shall be allowed only after such Claim has been determined to be valid by the liquidators of the entities against which such Claim is asserted; provided that the calculation by the Pension Schemes’ actuary shall not constitute an admission of the validity or the amount of any such potential Equalization-Related Employee Claims, and the Debtors, Reorganized SCL, Reorganized SCSL, and the Non-Debtor Subsidiaries fully reserve all rights and defenses with respect to any such potential Claims. Allowed Equalization-Related Employee Claims will be satisfied from the assets of the Equalization Trust, including any indemnity from the Equalization Trust to such entity, as stipulated in the Equalization Trust Deed.

The ability of a Holder of an Equalization Claim or an Equalization-Related Employee Claim to receive a distribution from the Equalization Trust shall be limited to its Pro Rata share (as set forth in the Plan and in the Trust Deed) of the assets that are in the Equalization Trust as of the date of a distribution and that are not otherwise reserved for payment of the Equalization Claim or Equalization-Related Employee Claims that may yet become Allowed.

7.             Equalization Trust Indemnity Obligations:

The Equalization Trustees shall be indemnified out of the assets of the Equalization Trust in respect of:

i.              all liabilities and expenses properly incurred by them in the execution or purported execution of the Equalization Trust or of any powers vested in them relating to the Equalization Trust; and

ii.             all actions, proceedings, costs, expenses, claims, demands, losses, charges, demands, taxes, duties and other liabilities in respect of any matter or thing done or omitted in any way relating to the Equalization Trust, other than liabilities arising as a consequence of fraud or other dishonest conduct, or knowingly or recklessly acting or omitting to act in a manner they knew or ought to have known was in breach of trust or gross negligence.

8.             Investment of Trust Funds:

The Equalization Trustees have the right to invest or apply the assets in the Equalization Trust as if they were absolutely and beneficially entitled to them, except that the Equalization Trustees’ right to invest or apply the assets is restricted to (1) purchasing or subscribing for stocks, shares, debenture stocks, bearer securities or other investments, (2) placing monies on deposit with a bank, insurance company, building society, finance company or local authority and (3) giving guaranties, indemnities or undertakings. The Equalization Trustees may also appoint an investment manager and delegate to him or her investment decisions regarding the assets in the Equalization Trust. The Equalization Trustees will not be liable for any loss or depreciation of any investments, securities, stocks or policies in which any part of the Equalization Trust is placed, or for any delay in making an application or investment, or for the safety of any securities or documents of title deposited by the Equalization Trustees for safe custody, or for any exercise of the powers vested in them (and without prejudice to the generality of the foregoing for any waiver of the rights to any dividends attributable to any shares forming part of the Equalization Trust or the negligence or fraud of any agent employed by the Equalization Trustees), or any other matter, except that an Equalization Trustee will be liable for any losses or liability arising from (a) his or its fraudulent or dishonest conduct, (b) knowingly or recklessly acting or omitting to act in a manner which he knew or ought to have known was in breach of trust and (c) gross negligence. The Equalization Trustees will not be liable for losses or depreciation of any investments in which any part of the Equalization Trust is placed arising from the acts or defaults of an investment manager who was duly appointed pursuant to the Equalization Trust Deed, so long as the Equalization Trustees have taken reasonable steps to satisfy themselves that the investment manager has the appropriate knowledge and experience for managing investments of the type held by the Equalization Trust.

9.             Dissolution of the Equalization Trust

In accordance with the Equalization Trust Deed, the Equalization Trust will be dissolved, all Cash in the Equalization Trust will be transferred to Reorganized SCL, and all Newco Equity in the Equalization Trust will be canceled. The duties, responsibilities and powers of the Equalization Trustees will terminate in accordance with the terms of the Equalization Trust Deed.

10.           Excess Trust Assets

Subject to repayment of any claims entitled to priority under the Bermuda Scheme of Arrangement or the liquidation of Reorganized SCL, and payment of the Plan Administrator Costs and the Post-Emergence Costs, to the extent there are any residual assets (including Cash but excluding Newco Equity) remaining at the time the Equalization Trust is dissolved, such excess assets in the Equalization Trust (including Cash but excluding Newco Equity) shall be transferred to Reorganized SCL for: (1) payment of the Newco Repatriation Note and (2) to the extent Cash remains thereafter, distribution in accordance with ARTICLE IX.B.4 of the Plan. The duties, responsibilities and powers of the Equalization Trustees will terminate in accordance with the terms of the Equalization Trust Deed.

F.             Non-Debtor Subsidiary Trust

1.             Establishment and Purpose of the Non-Debtor Subsidiary Trust

On the Effective Date, Reorganized SCL, acting by the Plan Administrator, shall transfer the Non-Debtor Subsidiary Reserve to the Non-Debtor Subsidiary Trustees. The Non-Debtor Subsidiary Trustees shall, in an expeditious but orderly manner, distribute Newco Equity or the proceeds tof the Plan and Cash from the Non-Debtor Subsidiary Reserve to Non-Debtor Subsidiary Trust Claimants in accordance with the Plan and the Non-Debtor Subsidiary Trust Deed and not unduly prolong its duration. The Non-Debtor Subsidiary Trust shall not be deemed a successor in interest of the Debtors for any purpose other than as specifically set forth in the Plan or in the Non-Debtor Subsidiary Trust Deed.

2.             Transfer of Assets to the Non-Debtor Subsidiary Trust

Reorganized SCL, acting by the Plan Administrator, will establish the Non-Debtor Subsidiary Trust on behalf of the Non-Debtor Subsidiary Trust Claimants pursuant to the Non-Debtor Subsidiary Trust Deed and shall take all other steps necessary to establish the Non-Debtor Subsidiary Trust. On the Effective Date, and in accordance with and pursuant to the terms of the Plan and Bankruptcy Code § § 1123(a)(5)(B) and 1123(b)(3)(B), Reorganized SCL, acting by the Plan Administrator, will transfer to the Non-Debtor Subsidiary Trustees all of its rights, title and interests in the Non-Debtor Subsidiary Reserve free and clear of any encumbrance, charge, mortgage, pledge, claim, or Lien. The Non-Debtor Subsidiary Trustees shall agree to accept and hold the Non-Debtor Subsidiary Reserve in the Non-Debtor Subsidiary Trust for the benefit of the Non-Debtor Subsidiary Trust Claimants, subject to the terms of the Plan and the Non-Debtor Subsidiary Trust Deed. All parties shall execute any documents or other instruments as necessary to cause title to the Non-Debtor Subsidiary Reserve to be transferred to the Non-Debtor Subsidiary Trustees.

3.             Appointment of the Non-Debtor Subsidiary Trustees

On the Effective Date and in accordance with the Non-Debtor Subsidiary Trust Deed, the JPLs will be appointed Non-Debtor Subsidiary Trustees and, thereafter, as approved by order of the Bermuda Court, any successor Non-Debtor Subsidiary Trustee shall be appointed and serve in accordance with the Non-Debtor Subsidiary Trust Deed. In lieu of two individual Non-Debtor Subsidiary Trustees, a corporate trustee may act as the sole Non-Debtor Subsidiary Trustee if duly appointed pursuant to the Non-Debtor Subsidiary Trust Deed. The Non-Debtor Subsidiary Trustees or any successor thereto will administer the Non-Debtor Subsidiary Trust in accordance with the Non-Debtor Subsidiary Trust Deed.

4.             Distributions; Withholding

The Non-Debtor Subsidiary Trustees will make distributions to the Non-Debtor Subsidiary Trust Claimants to satisfy Non-Debtor Subsidiary Known Third Party Claims accepted by the Non-Debtor Subsidiary Trustees in accordance with the Non-Debtor Subsidiary Trust Deed and the Plan, as applicable. The Non-Debtor Subsidiary Trustees may withhold from amounts distributable to any Person any and all amounts, determined in the Non-Debtor Subsidiary Trustees’ sole discretion, to be required by the Plan, the Non-Debtor Subsidiary Trust Deed, any law, regulation, rule, ruling, directive, treaty or other governmental requirement.

5.             Trust Expenses

The Non-Debtor Subsidiary Trustees will be reimbursed by Reorganized SCL for the Non-Debtor Subsidiary Costs.

6.             Non-Debtor Subsidiary Indemnification Obligations

The Non-Debtor Subsidiary Trustees shall be indemnified out of the assets of the Non-Debtor Subsidiary Trust in respect of:

i.             all liabilities and expenses properly incurred by them in the execution or purported execution of the Non-Debtor Subsidiary Trust or of any powers vested in them relating to the Non-Debtor Subsidiary Trust, other than liabilities and expenses arising as a consequence of fraud and other dishonest conduct, or knowingly or recklessly acting or omitting to act in a manner they knew or ought to have known was in breach of trust, or gross negligence; and

ii.            all actions, proceedings, costs, expenses, claims, demands, losses, charges, damages, taxes, duties and other liabilities in respect of any matter or thing done or omitted in any way relating to the Non-Debtor Subsidiary Trust, other than liabilities arising as a consequence of fraud or other dishonest conduct, or knowingly or recklessly acting or omitting to act in a manner they knew or ought to have known was in breach of trust, or gross negligence.

7.             Investment of Trust Funds

The Non-Debtor Subsidiary Trustees have the right to invest or apply the assets in the Non-Debtor Subsidiary Trust as if they were absolutely and beneficially entitled to them, except that the Non-Debtor Subsidiary Trustees’ right to invest or apply the assets is restricted to (a) purchasing or subscribing for stocks, shares, debenture stocks, bearer securities or other investments, (b) placing monies on deposit with a bank, insurance company, building society, finance company or local authority and (c) giving guaranties, indemnities or undertakings. The Non-Debtor Subsidiary Trustees will not be liable for any loss of, depreciation in or default upon any of the investments, securities, stocks or policies in which all or any part of the Non-Debtor Subsidiary Reserve may at any time be invested or applied, or for any delay in the investment or application of all or any part of the Non-Debtor Subsidiary Reserve, or for the safety of any securities or documents of title deposited by the Non-Debtor Subsidiary Trustees for safe custody, or for the exercise of any power vested in the Non-Debtor Subsidiary Trustees (and without prejudice to the generality of the foregoing for any waiver of the rights to any dividends attributable to any shares forming part of the Non-Debtor Subsidiary Reserve or the negligence or fraud of any agent employed by him or by any other Non-Debtor Subsidiary Trustee), or by reason of any other matter or thing, except that a Non-Debtor Subsidiary Trustee or a director, officer or employee of a corporate trustee shall be liable for any losses arising from:  (a) his fraudulent or other dishonest conduct; (b) his knowingly or recklessly acting or omitting to act in a manner which he knew or ought to have known was in breach of trust; or (c) gross negligence.

8.             Dissolution of the Non-Debtor Subsidiary Trust

On the earlier of:  (a) December 31, 2010 or (b) the date falling two days after the date on which each Non-Debtor Subsidiary Trust Claimant has received its proportion of the Non-Debtor Subsidiary Reserve required to satisfy all of its Non-Debtor Subsidiary Known Third Party Claims, the Non-Debtor Subsidiary Trust will be dissolved, all Cash in the Non-Debtor Subsidiary Trust will be transferred to Reorganized SCL, and all Newco Equity in the Non-Debtor Subsidiary Trust will be canceled.

9.             Excess Trust Assets

Subject to repayment of any claims entitled to priority under the Bermuda Scheme of Arrangement or the liquidation of Reorganized SCL, and payment of the Plan Administrator Costs and the Post-Emergence Costs, to the extent there are any residual assets (including Cash but excluding Newco Equity) remaining at the time the Non-Debtor Subsidiary Trust is dissolved, such excess assets in the Non-Debtor Subsidiary Trust (including Cash but excluding Newco Equity) shall be transferred to Reorganized SCL for: (i) payment of the Newco Repatriation Note and (ii) to the extent Cash remains, distribution in accordance with ARTICLE IX.B.4 of the Plan. The duties, responsibilities and powers of the Non-Debtor Subsidiary Trustees will terminate in accordance with the terms of the Non-Debtor Subsidiary Trust Deed.

G.                                     Treatment of Executory Contracts and Unexpired Leases

1.                                       Assumption and Rejection of Executory Contracts and Unexpired Leases

a.                             Rejection of Executory Contracts and Unexpired Leases

Except as otherwise provided of the Plan, each Executory Contract and Unexpired Lease shall be deemed automatically rejected pursuant to Bankruptcy Code § § 365 and 1123 as of the Effective Date, unless any such Executory Contract or Unexpired Lease: (a) is listed on the schedule of “Assumed Executory Contracts and Unexpired Leases” in the Plan Supplement; (b) has been previously assumed by the Debtors by Final Order of the Bankruptcy Court or has been assumed by the Debtors by order of the Bankruptcy Court as of the Effective Date, which order becomes a Final Order after the Effective Date; (c) is the subject of a motion to assume or reject pending as of the Effective Date; (d) is an Executory Contract related to any Intercompany Claim; or (e) is otherwise assumed pursuant to the terms of the Plan; provided, however, that the Services Agreement will continue in effect through the Effective Date without being assumed or rejected.

The Confirmation Order will constitute an order of the Bankruptcy Court approving such rejections pursuant to Bankruptcy Code § § 365 and 1123 as of the Effective Date. Non-Debtor parties to Executory Contracts or Unexpired Leases that are deemed rejected as of the Effective Date shall have the right to assert any Claim on account of the rejection of such Executory Contracts or Unexpired Leases, including under Bankruptcy Code § 502(g); provided that the Non-Debtor parties must comply with ARTICLE VII.B of the Plan.

Further, the Plan Supplement will contain a schedule of “Rejected Executory Contracts and Unexpired Leases;” provided, however, that any Executory Contract and Unexpired Lease not previously assumed, assumed and assigned, or rejected by an order of the bankruptcy Court, and not listed in the schedule of “Rejected Executory Contracts and Unexpired Leases” will be rejected on the Effective Date, notwithstanding its exclusion from such schedule. Each contract and lease listed on the schedule of “Rejected Executory Contracts and Unexpired Leases” will be rejected only to the extent that any such contract or lease constitutes an Executory Contract or Unexpired Lease.

b.                            Assumption of Executory Contracts and Unexpired Leases

On the Effective Date, the Reorganized Debtors shall assume all of the Executory Contracts and Unexpired Leases listed on the schedule of “Assumed Executory Contracts and Unexpired Leases” in the Plan Supplement and all Indemnification Obligations; provided, however, that if either of the Creditors’ Committees provides written notice to the Debtors of its objection to the inclusion of one or more Executory Contracts or Unexpired Leases on the schedule of “Assumed Executory Contracts and Unexpired Leases” or to the Debtors’ proposed Cure Claim, then such contracts or leases may only be assumed by the Debtors by motion brought upon appropriate notice and opportunity to object. With respect to each such Executory Contract and Unexpired Lease listed on the schedule of “Assumed Executory Contracts and Unexpired Leases” in the Plan Supplement, the Debtors shall have designated a proposed amount of the Cure Claim, and the assumption of such Executory Contract and Unexpired Lease may be conditioned upon the disposition of all issues with respect to such Cure Claim. The Confirmation Order shall constitute an order of the Bankruptcy Court approving any such assumptions pursuant to Bankruptcy Code § § 365(a) and 1123.

(i)                                     Modification of Executory Contracts and Unexpired Leases Containing Equity Ownership Restrictions

Each Executory Contract and Unexpired Lease to be assumed under the Plan includes any modifications, amendments, supplements, restatements, or other agreements that in any manner affects such contract or lease, unless any such modification, amendment, supplement, restatement, or other agreement is rejected pursuant hereunder.

(ii)                                  Proofs of Claim Based on Executory Contracts or Unexpired Leases that Have Been Assumed

Any and all Proofs of Claim based upon Executory Contracts or Unexpired Leases that have been assumed in the Chapter 11 Cases, including hereunder, except Proofs of Claim asserting Cure Claims, pursuant to the order approving such assumption, including the Confirmation Order, shall be deemed disallowed and expunged from the Claims Register as of the Effective Date without any further notice to or action, order or approval of the Bankruptcy Court.

c.                             Assignment of Executory Contracts and Unexpired Leases to Newco

On the Effective Date, except to the extent otherwise determined by the Debtors, all Executory Contracts and Unexpired Leases related to the Container Interests shall be automatically assumed and assigned to Newco pursuant to Bankruptcy Code § §365(f) and 1123, notwithstanding any restrictions on such assumption and assignment, and the Confirmation Order shall specifically provide for the approval of such assignments.

2.                                       Claims Based on Rejection of Executory Contracts or Unexpired Leases

Notwithstanding anything in the Bar Date Order or the Employee Bar Date Order to the contrary, if the rejection of an Executory Contract or Unexpired Lease, including pursuant hereto, gives rise to a Claim by the non-Debtor party or parties to such contract or lease, such Claim will be forever barred and will not be enforceable against the Debtors, Newco, their respective successors or their respective properties unless a Proof of Claim is Filed and served on the Plan Administrator no later than 30 days after the Effective Date. All Allowed Claims arising from the rejection or repudiation of the Debtors’ Executory Contracts and Unexpired Leases shall be classified as Other Unsecured Claims against the applicable Debtor and shall be treated in accordance with ARTICLE III.B.3 of the Plan and ARTICLE III.B.5 of the Plan.

3.                                       Cure of Defaults for Executory Contract and Unexpired Leases Assumed Pursuant to the Plan

With respect to any Executory Contract or Unexpired Lease to be assumed pursuant hereto, all Cure Claims will be satisfied at the option of the Debtors or their assignee, if any, by payment of the Cure Claim in Cash on the Effective Date or as soon as reasonably practicable thereafter or on such other terms as the parties to each such Executory Contract or Unexpired Lease may otherwise agree without any further notice to or action, order or approval of the Bankruptcy Court.

Requests for payment of Cure Claims with respect to any Executory Contract or Unexpired Lease to be assumed pursuant hereto must be Filed and served on the Debtors or Newco no later than 30 days after the Effective Date. Holders of Cure Claims that do not File and serve such a request by such date shall be forever barred, estopped, and enjoined from asserting such Cure Claims against the Debtors, Reorganized SCL, Reorganized SCSL, Reorganized SCC, Newco, or their respective property, and such Cure Claims shall be deemed discharged as of the Effective Date.

In the event of a dispute regarding:  (a) the amount of any Cure Claim; (b) the ability of Newco or any assignee, as applicable, to provide “adequate assurance of future performance” (within the meaning of Bankruptcy Code § 365) under such Executory Contract or Unexpired Lease to be assumed; or (c) any other matter pertaining to assumption or assumption and assignment of such Executory Contract or Unexpired Lease, the payment of any Cure Claim will be made following the entry of a Final Order resolving the dispute and approving the assumption of such Executory Contract or Unexpired Lease; provided, however, that Newco or any assignee, as applicable, may settle any dispute regarding the amount of any Cure Claim without any further notice to or action, order or approval of the Bankruptcy Court.

For assumptions of Executory Contracts or Unexpired Leases between Debtors, the Debtor assuming such contract may cure any monetary default:  (a) by treating such amount as either a direct or indirect contribution to capital or distribution (as appropriate); or (b) through adjusting an intercompany account balance accordingly in lieu of payment in Cash.

4.                                       Reservation of Rights

Neither the exclusion nor inclusion of any contract or lease by the Debtors on any Exhibit to the Plan, nor anything contained in the Plan, will constitute an admission by the Debtors that any such contract or lease is or is not in fact an Executory Contract or Unexpired Lease or that the Debtors or Newco, or their respective Affiliates, have any liability thereunder. If there is a dispute regarding whether a contract or lease is or was executory or unexpired at the time of assumption or rejection, then the Debtors will have 30 days following entry of a Final Order resolving such dispute to amend their decision to assume or reject such contract or lease.

The Debtors, Reorganized SCL, Reorganized SCSL, Reorganized SCL, and Newco reserve the right, upon two Business Days’ notice to the Creditors’ Committees, to alter, amend, modify, or supplement the schedule of “Assumed Executory Contracts and Unexpired Leases” and “Rejected Executory Contracts and Unexpired Leases” until and including the Effective Date, or as otherwise provided by court order. The Creditors’ Committees will be deemed to have reserved their right to object to any proposed amendments, alterations, modifications or supplements to the schedules of “Assumed Executory Contracts and Unexpired Leases” and “Rejected Executory Contracts and Unexpired Leases” until the date that is two Business Days after receipt of the notice described in ARTICLE VII.D. of the Plan.

H.                                    Procedures for Resolving Contingent, Unliquidated, and Disputed Claims

1.                                       Allowance of Claims and Interests

After the Effective Date, Newco, the Reorganized Debtors, or the Plan Administrator, as applicable, shall have and retain any and all rights and defenses the Debtors had with respect to any Claim immediately prior to the Effective Date, including the Causes of Action referenced in ARTICLE IV.N. of the Plan. Except as expressly provided of the Plan, no Claim shall become an Allowed Claim unless and until such Claim is deemed Allowed under ARTICLE I.A.19 of the Plan or the Bankruptcy Code.

2.                                       Claims and Interests Administration Responsibilities

Except as otherwise specifically provided of the Plan, after the Confirmation Date but before the Effective Date, the Debtors, and after the Effective Date, the Plan Administrator shall have authority to File, withdraw, or litigate to judgment, objections to any and all Claims. From and after the Effective Date, the Plan Administrator may compromise or settle any Disputed Claim without any further notice to or action, order, or approval by the Bankruptcy Court. The Plan Administrator shall have the sole authority to administer and adjust the Claims Register to reflect any such settlements or compromises without any further notice to or action, order, or approval by the Bankruptcy Court.

3.                                       Estimation of Claims and Interests

Before the Effective Date, the Debtors, and after the Effective Date, the Plan Administrator may at any time request that the Bankruptcy Court estimate (a) any Disputed Claim pursuant to applicable law and (b) any contingent or unliquidated Claim pursuant to applicable law, including, without limitation, Bankruptcy Code § 502(c) for any reason, regardless of whether any party previously has objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court shall retain jurisdiction to estimate any such Claim, including during the litigation of any objection to any Claim or during the appeal relating to such objection. In the event that the Bankruptcy Court estimates any contingent or unliquidated Claim, that estimated amount shall constitute either the Allowed amount of such Claim or a maximum limitation on such Claim for all purposes under the Plan (including for purposes of distributions), and the Plan Administrator may elect to pursue any supplemental proceedings to object to any ultimate distribution on such Claim. Notwithstanding any provision otherwise in the Plan, a Claim that has been expunged from the Claims Register but that is subject to appeal or has not been the subject of a Final Order, shall be deemed to be estimated at zero dollars, unless otherwise ordered by the Bankruptcy Court. Notwithstanding Bankruptcy Code § 502(j), in no event shall any Holder of a Claim that has been estimated pursuant to Bankruptcy Code § 502(c) or otherwise be entitled to seek reconsideration of such estimation unless such Holder has Filed a motion requesting the right to seek such reconsideration on or before twenty days after the date on which such Claim is estimated. All of the aforementioned Claims and objection, estimation and resolution procedures are cumulative and not exclusive of one another. Claims may be estimated and subsequently compromised, settled, withdrawn or resolved by any mechanism approved by the Bankruptcy Court.

4.                                       Expungement or Adjustment to Claims Without Objection

Any Claim that has been paid, satisfied, superseded, or compromised in full may be expunged on the Claims Register by the Plan Administrator, and any Claim that has been amended may be adjusted thereon by the Plan Administrator, in both cases without a claims objection having to be Filed and without any further notice to or action, order, or approval by the Bankruptcy Court. Further, to the extent a Holder of a Claim receives a distribution on account of such Claim and receives payment from a party that is not a Debtor, the Plan Administrator, Reorganized SCL, Reorganized SCSL, or Reorganized SCC, on account of such Claim, such Holder shall, within two weeks of receipt tof the Plan, repay or return the distribution to the Plan Administrator, to the extent the Holder’s total recovery on account of such Claim from the third party and under the Plan exceeds the amount of such Claim as of the date of any such distribution hereunder. Beginning on the end of the first full calendar quarter that is at least 90 days after the Effective Date, the Plan Administrator shall File every calendar quarter a list of all Claims that have been paid, satisfied, superseded or amended during such prior calendar quarter.

5.                                       No Interest

Unless otherwise specifically provided for in the Plan or agreed to by the Debtors, the Confirmation Order, the DIP Facility, or a postpetition agreement in writing between the Debtors and a Holder of a Claim, postpetition interest shall not accrue or be paid on Claims, and no Holder of a Claim shall be entitled to interest accruing on or after the Petition Date on any Claim or right. Additionally, and without limiting the foregoing, interest shall not accrue or be paid on any Disputed Claim with respect to the period from the Effective Date to the date a final distribution is made on account of such Disputed Claim, if and when such Disputed Claim becomes an Allowed Claim.

6.                                       Disallowance of Claims or Interests

The Debtors or the Plan Administrator, as applicable, shall retain all rights to commence and pursue any and all avoidance actions and other litigation under Bankruptcy Code § § 522(f), 522(h), 544, 545, 547, 548, 549, or 724(a). Any and all Claims held by Entities from which property is recoverable by the Plan Administrator under Bankruptcy Code § § 542, 543, 550, or 553 or that the Debtors or the Plan Administrator allege is a transferee of a transfer avoidable under Bankruptcy Code § § 522(f), 522(h), 544, 545, 547, 548, 549, or 724(a), shall be deemed disallowed pursuant to Bankruptcy Code § 502(d), and Holders of such Claims may not receive any distributions on account of such Claim until such time as such Causes of Action against that Entity have been settled or a Bankruptcy Court order with respect thereto has been entered and all sums due, if any, to the Debtors by that Entity have been turned over or paid to the Plan Administrator.

EXCEPT AS OTHERWISE AGREED, ANY AND ALL PROOFS OF CLAIM FILED AFTER THE APPLICABLE BAR DATE SHALL BE DEEMED DISALLOWED AND EXPUNGED AS OF THE EFFECTIVE DATE WITHOUT ANY FURTHER NOTICE TO OR ACTION, ORDER, OR APPROVAL OF THE BANKRUPTCY COURT, AND HOLDERS OF SUCH CLAIMS MAY NOT RECEIVE ANY DISTRIBUTIONS ON ACCOUNT OF SUCH

CLAIMS, UNLESS ON OR BEFORE THE CONFIRMATION HEARING SUCH LATE CLAIM HAS BEEN DEEMED TIMELY FILED BY A BANKRUPTCY COURT ORDER.

7.                                       Amendments to Claims

On or after the Effective Date, a Claim may not be Filed or amended without the prior authorization of the Bankruptcy Court or the Plan Administrator, and any such new or amended Claim Filed shall be deemed disallowed in full and expunged without any further notice to or action, order, or approval by the Bankruptcy Court.

I.                                         Provisions Governing Distributions

1.                                       Distributions on Account of Claims and Interests Allowed as of the Effective Date

Except as otherwise provided of the Plan, a Final Order, or as agreed to by the relevant parties, the Plan Administrator shall make initial distributions under the Plan on account of Claims Allowed on or before the Effective Date, including a Pro Rata distribution to the Equalization Claim Reserve, on the Distribution Date; provided, however, that Allowed Priority Tax Claims, unless otherwise agreed, shall be paid (a) in full in Cash on the Distribution Date or (b) in Cash or Cash Equivalents in an amount agreed to by the Debtors or the Plan Administrator, as applicable, and such Holder; provided, however, that such parties may further agree for the payment of such Allowed Priority Tax Claim at a later date.

2.                                       Distributions on Account of Claims Allowed After the Effective Date or Assets Realized After the Effective Date

a.                             Payments and Distributions on Disputed Claims and Interests

Except as otherwise provided in the Plan, a Final Order, or as agreed to by the relevant parties, distributions under the Plan on account of Disputed Claims that become Allowed after the Effective Date shall be made on the Periodic Distribution Date that is at least 30 days after the Disputed Claim becomes an Allowed Claim; provided, however, that Disputed Priority Tax Claims that become Allowed Priority Tax Claims after the Effective Date, unless otherwise agreed, shall be paid (a) in full in Cash on the Distribution Date or (b) in Cash or Cash Equivalents in an amount agreed to by the Debtors or the Plan Administrator, as applicable, and such Holder; provided, however, that such parties may further agree for the payment of such Allowed Priority Tax Claim at a later date.

b.                            Special Rules for Distributions to Holders of Disputed Claims

Notwithstanding any provision otherwise in the Plan and except as otherwise agreed by the relevant parties:  (a) no partial payments and no partial distributions shall be made with respect to a Disputed Claim until all such disputes in connection with such Disputed Claim have been resolved by settlement or Final Order; (b) any Entity that holds both an Allowed Claim and a Disputed Claim shall not receive any distribution on the Allowed Claim unless and until all objections to the Disputed Claim have been resolved by settlement or Final Order and the Claims have been Allowed; and (c) the Plan Administrator shall maintain a segregated reserve account for any distributions held back on account of Disputed Claims. In the event that there are

Disputed Claims requiring adjudication and resolution, the Plan Administrator shall establish appropriate reserves for potential payment of such Claims. Subject to ARTICLE IX.C.5 of the Plan, all distributions made pursuant to the Plan on account of an Allowed Claim shall be made together with any dividends, payments, or other distributions made on account of, as well as any obligations arising from, the distributed property as if such Allowed Claim had been an Allowed Claim on the dates distributions were previously made to Holders of Allowed Claims included in the applicable Class.

c.                             Disputed Claims Reserve

On the Effective Date, the Plan Administrator shall maintain in reserve Newco Equity as the Disputed Claims Reserve to pay Holders of Allowed Claims pursuant to the terms of the Plan. The amount of Newco Equity withheld as a part of the Disputed Claims Reserve for the benefit of a Holder of a Disputed Claim shall be equal to the number of shares the Plan Administrator estimates is necessary to satisfy the distributions required to be made pursuant to the Plan when each Disputed Claim is ultimately determined to be an Allowed Claim or is disallowed. Notwithstanding anything in the applicable Holder’s Proof of Claim or otherwise to the contrary, the Holder of a Disputed Claim shall not be entitled to receive or recover a distribution under the Plan on account of a Claim in excess of the amount:  (a) stated in the Holder’s Proof of Claim, if any, as of the Distribution Record Date; or (b) if the Claim is contingent or unliquidated as of the Distribution Record Date, the amount that the Plan Administrator elects to withhold on account of such claim in the Disputed Claims Reserve. As Disputed Claims are Allowed, the Plan Administrator shall distribute, in accordance with the terms of the Plan, Newco Equity to Holders of Allowed SCL Other Unsecured Claims, and the Disputed Claims Reserve shall be adjusted accordingly.

d.                            Distributions for Assets Realized After the Effective Date

Subject to repayment of any claims entitled to priority under the Bermuda Scheme of Arrangement or the liquidation of Reorganized SCL, payment of the Plan Administrator Costs and the Post-Emergence Costs, and satisfaction of the Newco Repatriation Note, as Reorganized SCL receives property that:  (a) reverts upon dissolution of the Equalization Trust or the Non-Debtor Subsidiary Trust; (b) remains unclaimed or undistributed from the SCSL Unsecured Distribution; (c) remains in the Disputed Claims Reserve after allowance of or expungement of all Disputed Claims; or (d) reverts from the Equalization Determination Costs Reserve, the Plan Administrator shall distribute, in accordance with the terms of the Plan, such property to Holders of Allowed Claims entitled to Pro Rata distributions from the SCL Unsecured Distribution, including a Pro Rata distribution to the Equalization Claim Reserve, to the extent the Equalization Trust has not yet dissolved.

3.                                       Delivery of Distributions

a.                             Record Date for Distributions

On the Distribution Record Date, the Claims Register shall be closed and any party responsible for making distributions pursuant to ARTICLE IX of the Plan shall instead be authorized and entitled to recognize only those record Holders listed on the Claims Register as of the close of business on the Distribution Record Date. Notwithstanding the foregoing, if a Claim, other than one based on a publicly traded Certificate, is transferred twenty or fewer days before the Distribution Record Date, the Plan Administrator shall make distributions to the transferee only to the extent practical and in any event only if the relevant transfer form contains an unconditional and explicit certification and waiver of any objection to the transfer by the transferor.

b.                            Plan Administrator and Distributions by Servicers

The Plan Administrator shall make all distributions required under the Plan, except that distributions to Holders of Allowed Claims governed by a separate agreement and administered by a Servicer shall be deposited with the appropriate Servicer, at which time such distributions shall be deemed complete, and the Servicer shall deliver such distributions in accordance with the Plan and the terms of the governing agreement.

The Debtors or the Plan Administrator, as applicable, shall pay to the Servicers all reasonable and documented fees and expenses of the Servicers without the need for any approvals, authorizations, actions or consents of the Bankruptcy Court. The Servicers shall submit detailed invoices to the Debtors or the Plan Administrator, as applicable, for all fees and expenses for which the Servicer seeks reimbursement and the Debtors or the Plan Administrator, as applicable, shall object in writing to those fees and expenses, if any, that they deem to be unreasonable. In the event that the Debtors or the Plan Administrator, as applicable, object to all or any portion of the amounts requested to be reimbursed in a Servicer’s invoice, the Debtors or the Plan Administrator, as applicable, and such Servicer shall endeavor, in good faith, to reach mutual agreement on the amount of the appropriate payment of such disputed fees and/or expenses. In the event that the Debtors or the Plan Administrator, as applicable, and a Servicer are unable to resolve any differences regarding disputed fees or expenses, either party shall be authorized to move to have such dispute heard by the Bankruptcy Court.

c.                             Delivery of Distributions in General

Except as otherwise provided of the Plan, and notwithstanding any authority to the contrary, distributions to Holders of Allowed Claims  shall be made to Holders of record as of the Distribution Record Date by the Plan Administrator or a Servicer, as appropriate:  (a) to the signatory set forth on any of the Proofs of Claim Filed by such Holder or other representative identified tof the Plan (or at the last known addresses of such Holder if no Proof of Claim is Filed or if the Debtors have been notified in writing of a change of address); (b) at the addresses set forth in any written notices of address changes delivered to the Plan Administrator after the date of any related Proof of Claim; (c) at the addresses reflected in the Schedules if no Proof of Claim has been Filed and the Plan Administrator has not received a written notice of a change of address; or (d) on any counsel that has appeared in the Chapter 11 Cases on the Holder’s behalf. The Debtors and the Plan Administrator, as applicable, shall not incur any liability whatsoever on account of any distributions under the Plan.

d.                            Delivery of Distributions to Indenture Trustee

Consistent with Bankruptcy Rule 3003(c), the Debtors shall recognize the Proofs of Claim filed by the Indenture Trustee in respect of the Senior Notes. Accordingly, any Claim, proof of which is filed by the registered or Beneficial Holder of any Senior Note, may be disallowed as duplicative of the Claim of the Indenture Trustee, without need for further action or Bankruptcy Court order. The Distributions to be made under the Plan to Holders of Senior Notes shall be made to the Indenture Trustee, which, subject to the right of the Indenture Trustee to assert its Indenture Trustee Charging Lien against the Distributions, shall transmit the Distributions to the Holders of such Senior Notes. All payments to Holders of Senior Notes shall only be made to such Holders after the surrender by each such Holder of the Senior Note Certificates, or in the event that such Certificate is lost, stolen, mutilated or destroyed, upon the holder’s compliance with the requirements set forth in ARTICLE IX.C.12 of the Plan. Upon surrender of such Senior Note Certificates, the Indenture Trustee shall cancel and destroy such Senior Notes. As soon as practicable after surrender of Senior Note Certificates, the Indenture Trustee shall distribute to the holder tof the Plan such Holders’ Pro Rata share of the Distribution, but subject to the rights of the Indenture Trustee to assert its Indenture Trustee Charging Lien against such Distribution.

e.                             Accrual of Dividends and Other Rights

For purposes of determining the accrual of dividends or other rights after the Effective Date, the Newco Equity shall be deemed distributed as of the Effective Date regardless of the date on which it is actually issued, dated, authenticated, or distributed even though the Plan Administrator shall not pay any such dividends or distribute such other rights until distributions of the Newco Equity actually take place.

f.                               Compliance Matters

In connection with the Plan, to the extent applicable, the Plan Administrator shall comply with all tax withholding and reporting requirements imposed on it by any Governmental Unit, and all distributions pursuant to the Plan shall be subject to such withholding and reporting requirements. Notwithstanding any provision in the Plan to the contrary, the Plan Administrator shall be authorized to take all actions necessary or appropriate to comply with such withholding and reporting requirements, including liquidating a portion of the distribution to be made under the Plan to generate sufficient funds to pay applicable withholding taxes, withholding distributions pending receipt of information necessary to facilitate such distributions, or establishing any other mechanisms it believes are reasonable and appropriate. The Plan Administrator reserves the right to allocate all distributions made under the Plan in compliance with all applicable wage garnishments, alimony, child support, and other spousal awards, Liens, and encumbrances. For tax purposes, distributions in full or partial satisfaction of Allowed Claims shall be allocated first to the principal amount of Allowed Claims, with any excess allocated to unpaid interest that accrued on such Claims.

g.                            Foreign Currency Exchange Rate

Except as otherwise provided in the Plan, the Pension Schemes Settlement Agreement, or a Bankruptcy Court order, as of the Effective Date, any Claim asserted in currency other than U.S. dollars shall be automatically deemed converted to the equivalent U.S. dollar value using the exchange rate as of Monday, October 16, 2006, as quoted at 4:00 p.m. (EDT), mid-range spot rate of exchange for the applicable currency as published in The Wall Street Journal, National Edition, on October 17, 2006. For the avoidance of doubt, (a) the exchange rate for Pounds shall be £1 = $1.8614; (b) the exchange rate for Euros shall be €1 = $1.2532; and (c) the exchange rate for Australian dollars shall be AU$1 = US$0.7544.

h.                            De Minimis, Undeliverable, and Unclaimed Distributions

Fractional and De Minimis Distributions. Notwithstanding any other provision of the Plan, the Plan Administrator shall not be required to make distributions or payments of less than $50 (whether Cash or otherwise). Further, the Plan Administrator shall not be required to make a distribution to any Holder of an Allowed Claim if the amount to be distributed to such Holder on a particular Periodic Distribution Date would not constitute a final distribution to such Holder and is or has a value less than $100. The Plan Administrator shall not be required to distribute fractional shares of Newco Equity, but is permitted to round to the nearest whole share, with half shares or less being rounded down.

Undeliverable Distributions. If any distribution to a Holder of an Allowed Claim is returned to the Plan Administrator as undeliverable, no further distributions shall be made to such Holder unless and until the Plan Administrator is notified in writing of such Holder’s then-current address, at which time all currently due missed distributions shall be made to such Holder on the next Periodic Distribution Date. Undeliverable distributions shall remain in the possession of the Plan Administrator until such time as a distribution becomes deliverable, or such distribution reverts to Reorganized SCL pursuant to ARTICLE IX.C.8.c of the Plan. Undeliverable distributions shall not be entitled to any interest, dividends, or other accruals of any kind.

Reversion. Any distribution under the Plan that is an Unclaimed Distribution for a period of six months after distribution shall be deemed unclaimed property under Bankruptcy Code § 347(b) and such Unclaimed Distribution (a) shall revest in Reorganized SCL for distribution in accordance with ARTICLE IV.B.9 and ARTICLE IX.B.4 of the Plan and (b) to the extent such Unclaimed Distribution is Newco Equity, shall be deemed canceled. Upon such revesting, the Claim of any Holder or its successors with respect to such property shall be canceled, discharged, and forever barred notwithstanding any applicable federal or state escheat, abandoned, or unclaimed property laws to the contrary. This provision shall apply with equal force whether such distributions are issued by the Debtors or made pursuant to any indenture or Certificate (but only with respect to the initial distribution by the Servicer to Holders that are entitled to be recognized under the relevant indenture or Certificate and not with respect to Entities to whom those recognized Holders distribute), notwithstanding any provision in such indenture or Certificate to the contrary and notwithstanding any otherwise applicable federal or state escheat, abandoned, or unclaimed property law.

i.                                Manner of Payment Pursuant to the Plan

Any payment in Cash to be made pursuant to the Plan shall be made at the election of the Plan Administrator by check or by wire transfer. Checks issued by the Plan Administrator or applicable Servicer on account of Allowed Claims shall be null and void if not negotiated within ninety days after issuance, but may be requested to be reissued until the distribution revests in the Plan Administrator pursuant to ARTICLE IX.C.8.c of the Plan. The Debtors or the Plan Administrator, as applicable, may agree with any Holder of an Allowed Claim that is to receive Newco Equity under the Plan to satisfy such Allowed Claim with Cash generated from the sale of Newco Equity. The Plan Administrator or one or more third-party brokers or dealers, may effectuate such sales of Newco Equity, and such Newco Equity sold shall be entitled to the exemption set forth in ARTICLE IV.B.3.a of the Plan.

j.                                Letter of Transmittal to Holders of Senior Notes

As soon as practicable after the Effective Date, the Debtors with the cooperation of the Indenture Trustee shall send a letter of transmittal to each Holder of a Senior Note, advising such Holder of the effectiveness of this Plan and providing instructions to such Holder to deliver to the Indenture Trustee its Senior Notes in exchange for the Distributions to be made pursuant to this Plan. Delivery of any Senior Note will be effected, and risk of loss and title thereto shall pass, only upon delivery of such Senior Note to the Indenture Trustee in accordance with the terms and conditions of such letter of transmittal, such letter of transmittal to be in such form and have such other provisions as the Debtors may reasonably request.

k.                             Surrender of Canceled Instruments or Securities

On the Effective Date or as soon as reasonably practicable thereafter, each Holder of a Certificate shall surrender such Certificate to the Plan Administrator or a Servicer (to the extent the relevant Claim or Interest is governed by an agreement and administered by a Servicer), or to the Indenture Trustee for Holders of Senior Notes in accordance with ARTICLE IX.C.4 of the Plan. Such Certificate shall be canceled solely with respect to the Debtors and their Affiliates, subsidiaries, and successors, and such cancellation shall not alter the obligations or rights of any non-Debtor third parties vis-à-vis one another with respect to such Certificate. No distribution of property pursuant to the Plan shall be made to or on behalf of any such Holder unless and until such Certificate is received by the Plan Administrator or the Servicer, as applicable, or the unavailability of such Certificate is reasonably established to the satisfaction of the Plan Administrator or the Servicer, as applicable, pursuant to the provisions of ARTICLE IX.C.12 of the Plan. Any Holder who fails to surrender or cause to be surrendered such Certificate or fails to execute and deliver an affidavit of loss and indemnity acceptable to the Plan Administrator or the Servicer prior to the first anniversary of the Effective Date, shall have its Claim or Interest discharged with no further action, be forever barred from asserting any such Claim or Interest against Newco or its property, be deemed to have forfeited all rights, Claims, and Interests with respect to such Certificate, and not participate in any distribution under the Plan; provided further that all property with respect to such forfeited distributions, including any dividends or interest attributable thereto, shall revert to Newco, notwithstanding any federal or state escheat, abandoned, or unclaimed property law to the contrary. Moreover, notwithstanding anything to the contrary contained in the Plan or this Disclosure Statement, ARTICLE IX.C.11 of the Plan shall not apply to any Claims Reinstated pursuant to the terms of the Plan.

l.                                Lost, Stolen, Mutilated, or Destroyed Debt Securities

Any Holder of Allowed Claims evidenced by a Certificate, including the Senior Notes, that has been lost, stolen, mutilated, or destroyed shall, in lieu of surrendering such Certificate, deliver to the Plan Administrator or Servicer, if applicable, an affidavit of loss acceptable to the Plan Administrator or Servicer setting forth the unavailability of the Certificate, and such additional indemnity as may be required reasonably by the Plan Administrator or Servicer to hold the Plan Administrator or Servicer harmless from any damages, liabilities, or costs incurred in treating such Holder as a Holder of an Allowed Claim. Upon compliance with this procedure by a Holder of an Allowed Claim evidenced by such a lost, stolen, mutilated, or destroyed Certificate, such Holder shall, for all purposes pursuant to the Plan, be deemed to have surrendered such Certificate.

4.                                       Setoff

The Plan Administrator may, pursuant to Bankruptcy Code § 553 or applicable non-bankruptcy law, set off against any Allowed Claim and the distributions to be made pursuant hereto on account of such Claim (before any distribution is made on account of such Claim), any claims, rights and Causes of Action of any nature that any of the Reorganized Debtors may hold against the Holder of any such Allowed Claim; provided, however, that neither the failure to effect such a setoff nor the allowance of any Claim hereunder constitutes a waiver or release by the Plan Administrator of any such claims, rights and causes of action that the Reorganized Debtors may possess against any such Holder. For the avoidance of doubt, the Plan Administrator’s foregoing right of setoff shall not apply to the Allowed Pension Schemes Unsecured Claims, the Allowed Pension Schemes Administrative Claims, the Allowed Equalization Claim, or the Equalization Determination Costs, except to the extent that the Pension Schemes recover value from former participating employers.

J.             Settlement, Release, Injunction, and Related Provisions

1.                                       Compromise and Settlement of Claims and Controversies

Notwithstanding anything contained of the Plan to the contrary, the allowance, classification, and treatment of all Allowed Claims and the respective distributions and treatments hereunder take into account and conform to the relative priority and rights of the Claims and Interests in each Class in connection with any contractual, legal, and equitable subordination rights relating thereto, whether arising under general principles of equitable subordination, Bankruptcy Code § § 510(b) and (c), or otherwise. As of the Effective Date, any and all such rights described in the preceding sentence are settled, compromised and released pursuant hereto. Pursuant to Bankruptcy Code § 510, the Plan Administrator reserves the right to re-classify any Allowed Claim or Interest in accordance with any contractual, legal, or equitable subordination relating thereto; provided, however, that the Plan Administrator shall not have the right to reclassify the Allowed Pension Schemes Unsecured Claims, the Allowed Pension Schemes Administrative Claims, the Allowed Equalization Claim, or the Equalization

Determination Costs. Pursuant to Bankruptcy Code § 363 and Bankruptcy Rule 9019 and in consideration for the distributions and other benefits provided pursuant to the Plan, the provisions of the Plan shall constitute a good faith compromise of all Claims, Interests, and controversies relating to the contractual, legal, and subordination rights that a Holder of a Claim may have with respect to any Allowed Claim, or any distribution to be made on account of such an Allowed Claim. The entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the compromise or settlement of all such Claims, Interests, controversies, as well as a finding by the Bankruptcy Court that such compromise or settlement is in the best interests of the Debtors, their Estates, and all Holders of Claims and Interests and is fair, equitable, and reasonable. In accordance with the provisions of this Plan, and pursuant to Bankruptcy Code § 363 and Bankruptcy Rule 9019(a), without any further notice to or action, order, or approval of the Bankruptcy Court, after the Effective Date, the Plan Administrator may compromise and settle Claims against the Reorganized Debtors and Causes of Action against other Entities.

2.                                       Releases by the Debtors

Notwithstanding anything contained of the Plan to the contrary, pursuant to section Bankruptcy Code § 1123(b), and except as otherwise specifically provided in the Plan or the Plan Supplement, for good and valuable consideration provided by each of the Debtor Releasees, including, without limitation:  (1) the discharge of debt and all other good and valuable consideration paid pursuant hereto or otherwise; and (2) the services of the Debtor Releasees in facilitating the expeditious implementation of the transactions contemplated hereby, on the Effective Date and effective as of the Effective Date, the Debtor Releasees are deemed released and discharged by each of the Debtors and the Estates from any and all claims, obligations, rights, suits, damages, Causes of Action, remedies, and liabilities whatsoever, including any derivative claims asserted on behalf of the Debtors, whether known or unknown, foreseen or unforeseen, liquidated or unliquidated, contingent or fixed, currently existing or hereafter arising, in law, at equity, whether for tort, fraud, contract, violations of federal or state securities laws or otherwise, that the Debtors or Newco, or their Affiliates would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of any of the Debtors or any of their Estates, and further including those based on or relating to, or in any manner arising from, in whole or in part, the Debtors, the Chapter 11 Cases, the Plan, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor and any Debtor Releasees, the restructuring of Claims and Interests prior to or in the Chapter 11 Cases, the negotiation, formulation, or preparation of the Plan, the Disclosure Statement, the Bermuda Scheme of Arrangement, the U.K. Scheme of Arrangement, or related agreements, instruments, or other documents, including, without limitation, the GE SeaCo Framework Agreement and the GE SeaCo Definitive Settlement Documents, upon any other act or omission, transaction, agreement, event, or other occurrence taking place, in each case to the extent incurred on or prior to the Effective Date, other than in each case claims or liabilities arising out of or relating to any act or omission of a Debtor Releasees that constitutes a failure to perform the duty to act in good faith, with the care of an ordinarily prudent person, and in a manner such Debtor Releasee reasonably believed to be in the best interests of the Debtors (to the extent such duty is imposed by applicable non-bankruptcy law) where such failure to perform constitutes willful misconduct or gross negligence; provided, however, that the foregoing “Debtor Release” shall not operate to release any claims, obligations, Causes of Action, or liabilities based on or relating to, or in any manner arising from, any act or omission of any advisor (including, but not limited to, actuaries, attorneys, professional advisors, and consultants), or any director or officer, with a duty to the Debtors as of or prior to, October 15, 2006, in connection with the potential Equalization Claim, the potential Equalization-Related Employee Claims, Equalization Determination Costs, and any costs incurred or funded by SCL, SCSL and various Non-Debtor Subsidiaries in relation to the investigation, conduct, and determination of the potential Equalization Claim and the potential Equalization-Related Employee Claims.

Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, pursuant to Bankruptcy Rule 9019, of the Debtor Release, which includes by reference each of the related provisions and definitions contained of the Plan, and further, shall constitute the Bankruptcy Court’s finding that the Debtor Release is:  (1) in exchange for the good and valuable consideration provided by the Debtor Releasees, a good faith settlement and compromise of the claims released by the Debtor Release; (2) in the best interests of the Debtors and all Holders of Claims; (3) fair, equitable and reasonable; and (4) approved after due notice and opportunity for hearing; and (5) a bar to any of the Debtors or Reorganized SCL asserting any claim released by the Debtor Release against any of the Debtor Releasees.

3.                                       Third Party Releases

Notwithstanding anything contained of the Plan to the contrary and except as provided in ARTICLE IV.D. of the Plan or ARTICLE X.C. of the Plan, as of the Effective Date, in consideration for the obligations of the Debtors and the Debtor Releasees under the Plan and the Cash, Cash Equivalents, other contracts, instruments, releases, agreements, or documents to be entered into or delivered in connection with the Plan, each Releasing Party is deemed to forever release, waive, and discharge the Debtors and the Debtor Releasees from any and all claims, obligations, rights, suits, damages, Causes of Action, remedies, and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, liquidated or unliquidated, contingent or fixed, currently existing or hereafter arising, in law, at equity, whether for tort, fraud, contract, violations of federal or state securities laws or otherwise, that are based on any act, omission, transaction, or other occurrence taking place on or prior to the Effective Date, based on or relating to, or in any manner arising from, in whole or in part, the Debtors, the Chapter 11 Cases, the Plan, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the restructuring of Claims and Interests prior to or in the Chapter 11 Cases, the negotiation, formulation, or preparation of the Plan, the Disclosure Statement, the Bermuda Scheme of Arrangement, the U.K. Scheme of Arrangement, or related agreements, instruments, or other documents, including, without limitation, the GE SeaCo Framework Agreement and the GE SeaCo Definitive Settlement Documents, that such Releasing Party has, had, or may have against any of the Debtors or the Debtor Releasees and their respective properties (which release will be in addition to the discharge of claims and termination of Interests provided of the Plan and under the Confirmation Order and the Bankruptcy Code); provided, however, that the foregoing “Third Party Release” shall not operate to release (1) the Reorganized Debtors’ or Newco’s rights to enforce obligations under the Plan and the contracts, instruments, releases, agreements, and documents delivered thereunder and (2) claims, obligations, Causes of Action, or liabilities based on or relating to, or in any manner arising from, any act or omission of any advisor (including, but not limited to, actuaries, attorneys, professional advisors, and consultants), or any director or officer, with a duty to the Debtors as of or prior to, October 15, 2006 in connection with the potential Equalization Claim, the potential Equalization-Related Employee Claims, Equalization Determination Costs, and any costs incurred or funded by SCL, SCSL and various Non-Debtor Subsidiaries in relation to the investigation, conduct, and determination of the potential Equalization Claim and the potential Equalization-Related Employee Claims; provided further that (a) solely as to the Pension Scheme Trustees, the Third Party Release set forth in ARTICLE X.C. of the Plan shall be limited to the limited extent necessary to ensure to the reasonable satisfaction of the Pension Schemes Trustees that each of the Pension Schemes is eligible to enter the Pension Protection Fund and is able to trigger the Pension Protection Fund assessment period, it being understood that (i) in all events, notwithstanding such limitation, the Pension Schemes’ sole recourse for recovery on the Pension Schemes Claims, and their sole satisfaction of such Claims, shall be their Pro Rata share of the SCL Unsecured Distribution with respect to the Allowed Pension Schemes Unsecured Claims, the Allowed Pension Schemes Administrative Claims, the Equalization Claim Reserve, and the Equalization Determination Costs Reserve, as applicable and (ii) nothing contained in ARTICLE X.C. of the Plan shall be deemed a release or waiver of any claims against Non-Debtor Subsidiaries that are or were participating employers under the Pension Schemes, to the extent necessary to effectuate and implement the Pension Schemes Settlement Agreement and (b) solely as between and among the SCL Parties (as defined in the Mutual Release Agreement), on the one hand, and the GE/GE SeaCo Settlement Parties, on the other hand, with respect to claims, obligations, rights, suits, damages, Causes of Action, remedies, and liabilities relating to or in connection with GE SeaCo and GE SeaCo America, to the extent of any inconsistency between this ARTICLE X.C. of the Plan and the Mutual Release Agreement, the Mutual Release Agreement shall govern and supersede the releases set forth in ARTICLE X.C. of the Plan.

Entry of the Confirmation Order will constitute the Bankruptcy Court’s approval pursuant to Bankruptcy Code § 363 and Bankruptcy Rule 9019 of the Third Party Release, which includes by reference each of the related provisions and definitions contained of the Plan, and further, will constitute the Bankruptcy Court’s finding that such release is:  (1) in exchange for the good and valuable consideration provided by the Debtors and the Debtor Releasees and the Releasing Parties, representing good faith settlement and compromise of the claims released of the Plan; (2) in the best interests of the Debtors and all Holders of Claims; (3) fair, equitable, and reasonable; (4) approved after due notice and opportunity for hearing; and (5) a bar to any of the Releasing Parties asserting any claim released by the Releasing Parties against any of the Debtors or the Debtor Releasees or their respective property.

4.                                       Exculpation

Except as otherwise specifically provided herein, no Exculpated Party shall have or incur, and each Exculpated Party is hereby released and exculpated from any Exculpated

Claim, except for any liability of any Exculpated Party that results from an act or omission that is determined in a Final Order to have constituted gross negligence or willful misconduct, but in all respects such Exculpated Party shall be entitled to reasonably rely upon the advice of counsel with respect to its duties and responsibilities pursuant to the Plan; provided that the foregoing exculpation shall not operate to release claims, obligations, Causes of Action, or liabilities based on or relating to, or in any manner arising from, any act or omission of any advisor (including, but not limited to, actuaries, attorneys, professional advisors, and consultants), or any director or officer, with a duty to the Debtors as of or prior to, October 15, 2006, in connection with the potential Equalization Claim, the potential Equalization-Related Employee Claims, Equalization Determination Costs, and any costs incurred or funded by SCL, SCSL and various Non-Debtor Subsidiaries in relation to the investigation, conduct, and determination of the potential Equalization Claim and the potential Equalization-Related Employee Claims. For the avoidance of doubt, the Debtors and the Reorganized Debtors (and each of their respective Affiliates, agents, directors, officers, employees, advisors, and attorneys) have, and upon Confirmation of the Plan shall be deemed to have, participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code with regard to the distributions of the Securities pursuant hereto, and therefore are not, and on account of such distributions shall not be, liable at any time for the violation of any applicable law, rule, or regulation governing the distributions made pursuant hereto; provided further that:  (1) solely as to the Pension Scheme Trustees, the exculpation set forth in ARTICLE X.D. of the Plan shall be limited to the limited extent necessary to ensure to the reasonable satisfaction of the Pension Schemes Trustees that each of the Pension Schemes is eligible to enter the Pension Protection Fund and is able to trigger the Pension Protection Fund assessment period, it being understood that: (a) in all events, notwithstanding such limitation, the Pension Schemes’ sole recourse for recovery on the Pension Schemes Claims, and their sole satisfaction of such Claims, shall be their Pro Rata share of the SCL Unsecured Distribution with respect to the Allowed Pension Schemes Unsecured Claims, the Allowed Pension Schemes Administrative Claims, the Equalization Claim Reserve, and the Equalization Determination Costs Reserve, as applicable; and (b) nothing contained in ARTICLE X.D. of the Plan shall be deemed an exculpation, release, or waiver of any claims against Non-Debtor Subsidiaries that are or were participating employers under the Pension Schemes, to the extent necessary to effectuate and implement the Pension Schemes Settlement Agreement; and (2) solely as between and among the Debtors, their subsidiaries, and affiliates that are SCL Parties (as defined in the Mutual Release Agreement), on the one hand, and the GE/GE SeaCo Settlement Parties, on the other hand, with respect to claims, obligations, rights, suits, damages, Causes of Action, remedies, and liabilities relating to or in connection with GE SeaCo and GE SeaCo America, to the extent of any inconsistency between ARTICLE X.D. of the Plan and the Mutual Release Agreement, the Mutual Release Agreement shall govern and supersede the exculpations set forth in ARTICLE X.D. of the Plan.

5.                                       Injunction

Except as otherwise expressly provided of the Plan, all Entities who have held, hold, or may hold claims, Interests, Causes of Action, or liabilities against the Debtors, the Debtor Releasees, or the Exculpated Parties that have been released pursuant to ARTICLE X of the Plan or are subject to exculpation pursuant to ARTICLE X.D. of the Plan are permanently enjoined and precluded, from and after the Effective Date, from: (1) commencing or continuing in any manner any suit, action or other proceeding of any kind against any Entity so released, discharged, or exculpated or the property or estate of any Entity so released, discharged, or exculpated on account of or respecting any such released, discharged, or exculpated claims, Interests, Causes of Action, or liabilities; (2) enforcing, attaching, collecting, or recovering by any manner or means any judgment, award, decree, or order against any Entity so released, discharged, or exculpated or the property or estate of any Entity so released, discharged, or exculpated on account of or respecting any such released, discharged, or exculpated claims, Interests, Causes of Action, or liabilities; (3) creating, perfecting, or enforcing any Lien, claim, or encumbrance of any kind against any Entity so released, discharged, or exculpated or the property or estate of any Entity so released, discharged, or exculpated on account of or respecting any such released, discharged, or exculpated claims, Interests, Causes of Action, or liabilities; (4) asserting any right of setoff, subrogation, or recoupment of any kind against any obligation due from any Entity so released, discharged, or exculpated or the property or estate of any Entity so released, discharged, or exculpated on account of or respecting any such released, discharged, or exculpated claims, Interests, Causes of Action, or liabilities unless such Holder has Filed a motion requesting the right to perform such setoff on or before the Confirmation Date, and notwithstanding an indication in a Proof of Claim or Interest or otherwise that such Holder asserts, has, or intends to preserve any right of setoff pursuant to Bankruptcy Code § 553 or otherwise; and (5) commencing or continuing in any manner any action or other proceeding of any kind against the Entity so released, discharged, or exculpated or the property or estate of any Entity so released, discharged, or exculpated on account of or in connection with or with respect to any such released, discharged, or exculpated claims, Interests, Causes of Action, or liabilities released or settled pursuant to the Plan.

6.                                       Reimbursement or Contribution

If the Court disallows a Claim for reimbursement or contribution of an Entity pursuant to Bankruptcy Code § 502(e)(1)(B), then to the extent that such Claim is contingent as of the time of allowance or disallowance, such Claim shall be forever disallowed notwithstanding Bankruptcy Code § 502(j), unless prior to the Effective Date:  (a) such Claim has been adjudicated as noncontingent; or (b) the relevant Holder of a Claim has Filed a noncontingent Proof of Claim on account of such Claim and a Final Order has been entered determining such Claim as no longer contingent.

K.            Allowance and Payment of Certain Administrative Claims

1.                                       Professional Claims

a.                             Final Fee Applications

All final requests for payment of Claims of a Professional shall be Filed no later than forty-five days after the Effective Date. After notice and a hearing in accordance with the procedures established by the Bankruptcy Code and prior Bankruptcy Court orders, the Allowed amounts of such Professional Claims shall be determined by the Bankruptcy Court.

b.                            Payment of Interim Amounts

Except as otherwise provided of the Plan, Professionals shall be paid pursuant to the Interim Compensation Order.

c.                             Professional Fee Escrow Account

In accordance with ARTICLE XI.A.4 of the Plan, on the Effective Date, the Plan Administrator shall fund the Professional Fee Escrow Account with Cash equal to the aggregate Professional Fee Reserve Amount for all Professionals. The Professional Fee Escrow Account shall be maintained in trust for the Professionals with respect to whom fees or expenses have been held back pursuant to the Interim Compensation Order. The remaining amount of Professional Claims owing to the Professionals shall be paid in Cash to such Professionals by the Plan Administrator from the Professional Fee Escrow Account when such Claims are Allowed by a Bankruptcy Court order. When all Professional Claims have been paid in full, amounts remaining in the Professional Fee Escrow Account, if any, shall be paid to Newco.

d.                            Professional Fee Reserve Amount

To receive payment for unbilled fees and expenses incurred through the Effective Date, on or before the Effective Date, the Professionals shall estimate their Accrued Professional Compensation prior to and as of the Effective Date and shall deliver such estimate to the Debtors no later than 30 days after Confirmation. If a Professional does not provide an estimate, the Plan Administrator may estimate the unbilled fees and expenses of such Professional; provided, however, that such estimate shall not be considered an admission with respect to the fees and expenses of such Professional. The total amount so estimated as of the Effective Date shall comprise the Professional Fee Reserve Amount.

e.                             Substantial Contribution Compensation and Expenses

Except as otherwise specifically provided in the Plan, any Entity who requests compensation or expense reimbursement for making a substantial contribution in the Chapter 11 Cases pursuant to Bankruptcy Code § § 503(b)(3), (4), and (5) must File an application and serve such application on counsel for the Debtors or the Plan Administrator, as applicable, and as otherwise required by the Bankruptcy Court and the Bankruptcy Code on or before the Administrative Claim Bar Date or be forever barred from seeking such compensation or expense reimbursement.

2.                                       Other Administrative Claims

Except with respect to the Allowed Pension Schemes Administrative Claims and the Equalization Determination Costs, all requests for payment of an Administrative Claim must be Filed with the Claims and Solicitation Agent and served upon counsel to the Debtors or the Plan Administrator, as applicable, on or before the Administrative Claim Bar Date. Any request for payment of an Administrative Claim that is not timely Filed and served shall be disallowed automatically without the need for an objection by the Debtors or the Plan Administrator. On or after the Effective Date, the Plan Administrator may settle and pay any Administrative Claim in the ordinary course of business without any further notice to or action, order, or approval of the Bankruptcy Court. In the event that the Debtors or the Plan Administrator, as applicable, object to an Administrative Claim, the Bankruptcy Court shall determine the Allowed amount of such Administrative Claim. Notwithstanding the foregoing, no request for payment of an Administrative Claim need be Filed with respect to an Administrative Claim previously Allowed by Final Order.

L.             Conditions Precedent to Confirmation and Consummation of the Plan

1.                                       Conditions to Confirmation

The following are conditions precedent to Confirmation that must be satisfied or waived in accordance with ARTICLE XII.C. of the Plan:

a.                                     The Bankruptcy Court shall have approved the Disclosure Statement, in a manner acceptable to the Debtors, in their sole and absolute discretion and after consultation with the Creditors’ Committees, as containing adequate information with respect to the Plan within the meaning of Bankruptcy Code § 1125.

b.                                    The most current version of the Plan Supplement and all of the schedules, documents, and exhibits contained of the Plan shall have been Filed in form and substance acceptable to the Debtors, in their sole and absolute discretion, subject to consultation with the Creditors’ Committees.

c.                                     The proposed Confirmation Order shall be in form and substance acceptable to the Debtors in their sole and absolute discretion and after consultation with the Creditors’ Committees.

d.                                    (1) The Bankruptcy Court shall have entered an order approving the Pension Schemes Settlement Agreement or (2) the Creditors’ Committees shall have reached a consensual resolution with respect to the treatment of the Pension Schemes Claims.

e.                                     The GE SeaCo Definitive Settlement Documents shall have been approved as part of the Confirmation Order.

f.                                       The SCL board of directors shall have issued all resolutions necessary to approve the Plan, the Bermuda Scheme of Arrangement, the U.K. Scheme of Arrangement and any other actions necessary to effectuate the Plan.

2.                                       Conditions Precedent to Consummation

The following are conditions precedent to Consummation that must be satisfied or waived in accordance with ARTICLE XII.C. of the Plan:

a.                                     The Exit Facility shall have been executed and delivered by all of the Entities that are parties thereto, and all conditions precedent to the consummation tof the Plan shall have been waived or satisfied in accordance with the terms tof the Plan, and funding pursuant to the Exit Facility shall have occurred.

b.                                     The Confirmation Order shall have become a Final Order in form and substance acceptable to the Debtors in their sole and absolute discretion.

c.             The GE SeaCo Settlement Closing shall have taken place.

d.                                    The Plan Administrator shall have accepted appointment.

e.                                     The conditions in the Bermuda Scheme of Arrangement (except for the effectiveness of the Plan) shall have been satisfied or waived in accordance with the terms of the Bermuda Scheme of Arrangement.

f.                                       The conditions in the U.K. Scheme of Arrangement (except for the effectiveness of the Plan) shall have been satisfied or waived in accordance with the terms of the U.K. Scheme of Arrangement.

3.                                       Waiver of Conditions Precedent

At any time, the Debtors may waive any of the conditions to Confirmation or Consummation set forth in ARTICLE XII of the Plan, except for the conditions in ARTICLE XII.A.4 of the Pland, ARTICLE XII.B.4 of the Plan , and ARTICLE XII.B.5 of the Plan which may not be waived, subject to two Business Days’ notice to and consultation with the Creditors’ Committees with regard to such waiver, without any notice to other parties-in-interest and without any further notice to or action, order, or approval of the Bankruptcy Court, and without any formal action other than proceeding to confirm or consummate the Plan; provided, however, that the Debtors must serve notice of waiver of conditions upon the JPLs; provided further that the Debtors may only waive the condition precedent to Consummation that the GE SeaCo Settlement Closing shall have taken place with the prior written consent to such waiver from each GE/GE SeaCo Settlement Party that is a signatory to the GE SeaCo Definitive Settlement Documents. A failure to satisfy or waive any condition to Confirmation or Consummation may be asserted as a failure of Confirmation or Consummation regardless of the circumstances giving rise to such failure (including any action or inaction by the party asserting such failure). The failure of the Debtors or Newco, as applicable, to exercise any of the foregoing rights shall not be deemed a waiver of any other rights, and each such right shall be deemed an ongoing right, which may be asserted at any time.

4.                                       Effect of Non-Occurrence of Conditions to Consummation

Each of the conditions to Consummation must be satisfied or duly waived pursuant to ARTICLE XII.C. of the Plan. If prior to Consummation, the Confirmation Order is vacated by Bankruptcy Court order, then except as provided in any order of the Bankruptcy Court vacating the Confirmation Order, the Plan, the Bermuda Scheme of Arrangement and the U.K. Scheme of Arrangement will be null and void in all respects, including the discharge of Claims and termination of Interests pursuant to the Plan and Bankruptcy Code § 1141 and the assumptions, assignments, or rejections of Executory Contracts or Unexpired Leases pursuant to ARTICLE VII of the Plan, and nothing contained in the Plan, the Disclosure Statement, the Bermuda Scheme of Arrangement or the U.K. Scheme of Arrangement shall:  (a) constitute a waiver or release of any claims by or Claims or Causes of Action against or Interests in the Debtors; (b) prejudice in any manner the rights of the Debtors, Holders of Claims or any other Entity; or (c) constitute an admission, acknowledgment, offer, or undertaking of any sort by the Debtors, Holders of Claims or any other Entity.

5.                                       Satisfaction of Conditions Precedent to Confirmation

Upon entry of a Confirmation Order, each of the conditions precedent to Confirmation, as set forth in ARTICLE XII.A. of the Plan, shall be deemed to have been satisfied or waived in accordance with the Plan.

M.           Modification, Revocation, or Withdrawal of the Plan

1.                                       Modification and Amendments

Subject to certain restrictions and requirements set forth in Bankruptcy Code § 1127 and Bankruptcy Rule 3019 and those restrictions on modifications set forth in the Plan, the Debtors, subject to two Business Days’ notice to and consultation with the Creditors’ Committees, reserve the exclusive right to alter, amend, or modify materially the Plan or any exhibits included tof the Plan at any time prior to entry of the Confirmation Order and to solicit acceptances of any amendment to or modification of the Plan, if necessary, through and until the Effective Date. After the entry of the Confirmation Order and prior to Consummation, the Debtors may initiate proceedings in the Bankruptcy Court to amend or modify the Plan, or remedy any defect or omission, or reconcile any inconsistencies in the Plan, the Disclosure Statement, or the Confirmation Order, in such matters as may be necessary to carry out the purposes and intent of the Plan. Notwithstanding anything to the contrary of the Plan, the Debtors shall not, without the prior written consent of each GE/GE SeaCo Settlement Party that is a signatory to the GE SeaCo Definitive Settlement Documents, at any time alter, amend, or modify the Plan or any exhibits included tof the Plan in any manner that would modify in any way the rights hereunder, including under the GE SeaCo Definitive Settlement Documents, of the GE/GE SeaCo Settlement Parties.

2.                                       Effect of Confirmation on Modifications

Entry of a Confirmation Order shall mean that all modifications or amendments to the Plan since the solicitation tof the Plan are approved pursuant to Bankruptcy Code § 1127(a) and do not require additional disclosure or resolicitation under Bankruptcy Rule 3019.

3.                                       Revocation or Withdrawal of Plan

The Debtors reserve the right to revoke or withdraw the Plan prior to the Confirmation Date and to File subsequent chapter 11 plans. If the Debtors revoke or withdraw the Plan, or if Confirmation or Consummation does not occur, then:  (a) the Plan shall be null and void in all respects; (b) any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain of any Claim or Interest or Class of Claims or Interests), assumption or rejection of Executory Contracts or Unexpired Leases effected by the Plan, and any document or agreement executed pursuant to the Plan, shall be deemed null and void except as may be set forth in a separate order entered by the Bankruptcy Court; and (c) nothing contained in the Plan shall:  (i) constitute a waiver or release of any Claims by or against or Interests in, the Debtors or any other Entity; (ii) prejudice in any manner the rights of the Debtors or any other Entity; or (iii) constitute an admission, acknowledgement, offer, or undertaking of any sort by the Debtors or any other Entity.

N.            Retention of Jurisdiction

1.                                       Bankruptcy Court

As set forth in ARTICLE XIV of the Plan, notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, and except as provided in the Pension Schemes Settlement Agreement or the GE Definitive Settlement Documents, the Bankruptcy Court shall retain exclusive jurisdiction over all matters arising out of, or related to, the Chapter 11 Cases, the Debtors, and the Plan pursuant to Bankruptcy Code § § 105(a) and 1142, including jurisdiction to:

a.                                       allow, disallow, determine, liquidate, classify, estimate, or establish the priority, Secured or unsecured status, or amount of any Claim, including the resolution of any request for payment of any Administrative Claim and the resolution of any and all objections to the Secured or unsecured status, priority, amount, or allowance of Claims;

b.                                      decide and resolve all matters related to the granting and denying, in whole or in part, any applications for allowance of compensation or reimbursement of expenses to Professionals authorized pursuant to the Bankruptcy Code or the Plan;

c.                                       determine whether any party in interest, including, without limitation, any party asserting a Claim, is subject to the jurisdiction of the Bankruptcy Court;

d.                                      resolve any matters related to the assumption, assumption and assignment or rejection of any Executory Contract or Unexpired Lease to which any Debtor is a party or with respect to which any Debtor or Newco may be liable and to hear, determine and, if necessary, liquidate any Claims arising therefrom, including any Cure Claims;

e.                                       ensure that distributions to Holders of Allowed Claims are accomplished pursuant to the provisions of the Plan and adjudicate any and all disputes arising from or relating to distributions under the Plan;

f.                                         adjudicate, decide, or resolve any motions, adversary proceedings, contested or litigated matters, and any other matters that are pending as of the Effective Date or that may be commenced in the future, and grant or deny any applications involving a Debtor that may be pending on the Effective Date or instituted by the Plan Administrator or Newco after the Effective Date; provided that the Plan

Administrator and Newco shall reserve the right to commence actions in all appropriate forums and jurisdictions;

g.                                       adjudicate, decide, or resolve any and all matters related to Causes of Action;

h.                                      adjudicate, decide, or resolve any and all matters related to Bankruptcy Code § 1141;

i.                                          enter and implement such orders as may be necessary or appropriate to execute, implement, or consummate the provisions of the Plan and all contracts, instruments, releases, indentures, and other agreements or documents created in connection with the Plan, the Plan Supplement, or the Disclosure Statement;

j.                                          resolve any cases, controversies, suits, disputes, or Causes of Action that may arise in connection with the Consummation, interpretation, or enforcement of the Plan or the Confirmation Order, or any Entity’s obligations incurred in connection with the Plan, including enforcement of any settlements approved pursuant to the Confirmation Order, except as provided in such settlements;

k.                                       issue injunctions and enforce them, enter and implement other orders, or take such other actions as may be necessary or appropriate to restrain interference by any Entity with Consummation or enforcement of the Plan;

l.                                          resolve any cases, controversies, suits, disputes, or Causes of Action with respect to the releases, injunctions, and other provisions contained in ARTICLE X of the Plan and enter such orders as may be necessary or appropriate to implement or enforce such releases, injunctions, and other provisions;

m.                                    enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked, or vacated;

n.                                      enforce all orders previously entered by the Bankruptcy Court;

o.                                      determine any other matters that may arise in connection with or relate to the Plan, the Disclosure Statement, the Confirmation Order, or any contract, instrument, release, indenture, or other agreement or document created in connection with the Plan or the Disclosure Statement;

p.                                      consider any modifications of the Plan, to cure any defect or omission, or to reconcile any inconsistency in any Bankruptcy Court order, including the Confirmation Order;

q.                                      hear and determine matters concerning state, local, and federal taxes in accordance with Bankruptcy Code § § 346, 505, and 1146;

r.                                         determine whether a party is subject to jurisdiction of the Bankruptcy Court in the first instance;

s.                                        hear any other matter not inconsistent with the Bankruptcy Code; and

t.                                          enter an order or Final Decree concluding or closing these Chapter 11 Cases.

2.                                       No Limitation on Bermuda Court

Notwithstanding the foregoing, nothing in ARTICLE XIV of the Plan shall be construed as a limitation on the jurisdiction of the Bermuda Court in the Bermuda Wind Up Proceedings or in respect of the Bermuda Scheme of Arrangement. The Bermuda Court shall have exclusive jurisdiction over the liquidation of Reorganized SCL and the claims resolution process solely with respect to claims permitted to be filed against SCL in the Bermuda Court; provided, however, the Bankruptcy Court shall have jurisdiction over actions, claims, or other matters impacting on the Plan or implementation of the Plan.

3.                                       No Limitation on English Court:

Notwithstanding the foregoing, nothing in ARTICLE XIV of the Plan shall be construed as a limitation on the jurisdiction of the English Court in the winding up proceedings initiated by SCSL in the English Court or in respect of the U.K. Scheme of Arrangement. After the Effective Date, the English Court shall have exclusive jurisdiction over the liquidation of Reorganized SCSL; provided, however, the Bankruptcy Court shall have jurisdiction over actions, claims, or other matters impacting on the Plan or implementation of the Plan.

O.            Miscellaneous Provisions

1.                                       Immediate Binding Effect

Subject to ARTICLE XIII of the Plan and notwithstanding Bankruptcy Rules 3020(e), 6004(h), or 7062 or otherwise, upon the occurrence of the Effective Date, the terms of the Plan and the Plan Supplement shall be immediately effective and enforceable and deemed binding upon the Debtors, Newco, the Plan Administrator, and any and all Holders of Claims or Interests (irrespective of whether such Claims or Interests are deemed to have accepted the Plan), all Entities that are parties to or are subject to the settlements, compromises, releases, discharges, and injunctions described in the Plan, each Entity acquiring property under the Plan, and any and all non-Debtor parties to Executory Contracts and Unexpired Leases with the Debtors.

2.                                       Additional Documents

On or before the Effective Date, the Debtors may File such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan, subject to consultation with the Creditors’ Committees. The Debtors, the Plan Administrator, or Newco, as applicable, and all other parties in interest shall, from time to time, prepare, execute, and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of the Plan.

3.             Payment of Statutory Fees

All fees payable pursuant to section 1930(a) of title 28 of the United States Code after the Effective Date, as determined by the Bankruptcy Court at a hearing, shall be paid for each quarter (including any fraction tof the Plan) prior to the closing of these Chapter 11 Cases when due or as soon thereafter as practicable.

4.             Dissolution of Committees

On the Effective Date, the Creditors’ Committees shall be dissolved and their respective members shall be deemed released of all their duties, responsibilities, and obligations in connection with the Chapter 11 Cases or the Plan or its implementation; provided, however, that the Creditors’ Committees shall continue to exist for the limited purpose of:  (a) preparing, filing, objecting, and prosecuting or defending any objections to Professional fee applications covering any period prior to the Effective Date; (b) prosecuting, defending, or participating in any motions for reconsideration, motions, appeals, or similar proceedings relating to the implementation or interpretation of the Plan or the Pension Schemes Settlement Agreement; and (c) considering substantial contribution claims. The reasonable and documented fees and expenses of the Professionals of the Creditors’ Committees arising in connection with the foregoing shall constitute obligations of Reorganized SCL and shall be paid by the Plan Administrator when due.

5.             Reservation of Rights

Except as expressly set forth in the Plan, the Plan shall have no force or effect unless the Bankruptcy Court enters the Confirmation Order. Neither the Filing of the Plan, any statement or provision contained of the Plan, nor the taking of any action by any Debtor with respect to the Plan, the Disclosure Statement, or the Plan Supplement shall be or shall be deemed to be an admission or waiver of any rights of (a) any Debtor with respect to the Holders of Claims or Interests or any other Entity or (b) any Holder of a Claim or Interest or other Entity prior to the Effective Date.

6.             Successors and Assigns

The rights, benefits, and obligations of any Entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of any heir, executor, administrator, successor or assign, Affiliate, officer, director, agent, representative, attorney, beneficiary, or guardian, if any, of each Entity.

7.             Service of Documents

After the Effective Date, any pleading, notice, or other document required by the Plan to be served on or delivered to the Plan Administrator shall be served on:

Debtors	Counsel to Debtors
Sea Containers Ltd. Sea Containers House 20 Upper Ground London, United Kingdom SE 1 9 PF Attn.: Laura Barlow

Young Conaway Stargatt & Taylor

The Brandywine Building

1000 West Street, 17th Fl.

P.O. Box 391

Wilmington, Delaware 19899-0391

Attn.:   Robert S. Brady, Esq.

Attn.:   Edmon L Morton, Esq.

and

Kirkland & Ellis LLP

200 East Randolph Street

Chicago, Illinois 60601

Attn.:   David L. Eaton, Esq.

             David A. Agay, Esq.

United States Trustee	Counsel to the DIP Lenders
Office of the United States Trustee for the District of Delaware 844 N. King Street, Room 2207 Lock Box 35 Wilmington, Delaware 19801 Attn.: David L. Buchbinder, Esq.	Gibson, Dunn & Crutcher LLP 200 Park Avenue, 47th Floor New York, New York 10166-0193 Attn.: Janet M. Weiss, Esq.

Counsel to SCL Committee	Counsel to the SCSL Committee

Morris Nichols Arsht & Tunnell

1201 North Market Street

P.O. Box 1347

Wilmington, Delaware 19899-1347

Attn.:   William H. Sudell, Esq.

and

Bingham McCutchen LLP

399 Park Avenue

New York, New York 10022-4689

Attn.:   Ronald J. Silverman, Esq.

Pepper Hamilton LLP

1313 Market Street, Suite 5100

P.O. Box 1709

Wilmington, Delaware 19899-1709

Attn.:   David B. Stratton, Esq.

and

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, New York 10019

Attn.:   Marc Abrams, Esq. Michael J. Kelly, Esq.

The Plan Administrators
Address To Come.

After the Effective Date, the Plan Administrator has authority to send a notice to Entities that to continue to receive documents pursuant to Bankruptcy Rule 2002, they must file a renewed request to receive documents pursuant to Bankruptcy Rule 2002. After the Effective Date, the Plan Administrator is authorized to limit the list of Entities receiving documents pursuant to Bankruptcy Rule 2002 to those Entities who have Filed such renewed requests.

In accordance with Bankruptcy Rules 2002 and 3020(c), within ten Business Days of the date of entry of the Confirmation Order, the Debtors shall serve the Notice of Confirmation by United States mail, first class postage prepaid, by hand, or by overnight courier service to all parties having been served with the Confirmation Hearing Notice; provided, however, that no notice or service of any kind shall be required to be mailed or made upon any Entity to whom the Debtors mailed a Confirmation Hearing Notice, but received such notice returned marked “

undeliverable as addressed,” “moved, left no forwarding address” or “forwarding order expired,” or similar reason, unless the Debtors have been informed in writing by such Entity, or are otherwise aware, of that Entity’s new address. To supplement the notice described in the preceding sentence, within twenty days of the date of the Confirmation Order the Debtors shall publish the Notice of Confirmation once in:  Wall Street Journal (Global Edition); Financial Times; London Gazette; Royal Gazette; and Lloyd’s List. Mailing and publication of the Notice of Confirmation in the time and manner set forth in the this paragraph shall be good and sufficient notice under the particular circumstances and in accordance with the requirements of Bankruptcy Rules 2002 and 3020(c), and no further notice is necessary.

Within ten Business Days of the occurrence of the Effective Date, the Plan Administrator shall serve the Notice of Effective Date by United States mail, first class postage prepaid, by hand, or by overnight courier service to all parties having been served with the Notice of Confirmation as set forth in ARTICLE XV.G.3 of the Plan.

8.             Term of Injunctions or Stays

Unless otherwise provided of the Plan or in the Confirmation Order, all injunctions or stays in effect in these Chapter 11 Cases pursuant to Bankruptcy Code § § 105 or 362 or any order of the Bankruptcy Court, and extant on the Confirmation Date (excluding any injunctions or stays contained in the Plan or the Confirmation Order) shall remain in full force and effect until the Effective Date. All injunctions or stays contained in the Plan or the Confirmation Order shall remain in full force and effect in accordance with their terms.

9.             Entire Agreement

Except as otherwise indicated, the Plan supersedes all previous and contemporaneous negotiations, promises, covenants, agreements, understandings, and representations on such subjects, all of which have become merged and integrated into the Plan.

10.           Governing Law

Except to the extent that the Bankruptcy Code, Bankruptcy Rules or Bermuda law apply or unless otherwise specifically stated, the laws of the State of New York, without giving effect to the principles of conflict of laws, shall govern the rights, obligations, construction, and implementation of the Plan, any agreements, documents, instruments, or contracts executed or entered into in connection herewith (except as otherwise set forth in those agreements, in which case the governing law of such agreement shall control), and corporate governance matters; provided, however, that corporate governance matters relating to Debtors not incorporated in New York shall be governed by the laws of the state of incorporation of the applicable Debtor, as applicable.

11.           Exhibits

All exhibits and documents included in the Plan Supplement are incorporated into and are an integral part of the Plan that shall be approved by the Bankruptcy Court pursuant to the Confirmation Order. After the exhibits and documents are Filed, copies of such exhibits and documents shall have been available upon written request to the Debtors’ counsel at the addresses above or by downloading such exhibits and documents from the Debtors’ private website at http://www.bmcgroup.com/scl or the Bankruptcy Court’s website at www.deb.uscourts.gov. To the extent any exhibit or document is inconsistent with the terms of the Plan, unless otherwise ordered by the Bankruptcy Court, the non-exhibit or non-document portion of the Plan shall control.

12.           Non-severability of Plan Provisions

All provisions of the Plan are integral thereto and no provision may be deleted or modified without the Debtors’ consent, in their sole discretion.

13.           Waiver or Estoppel

Each Holder of a Claim or an Interest shall be deemed to have waived any right to assert any argument, including the right to argue that its Claim or Interest should be Allowed in a certain amount, in a certain priority, Secured or not subordinated by virtue of an agreement made with the Debtors or their counsel, the Creditors’ Committees or their counsel, or any other Entity, if such agreement was not disclosed in the Plan, the Disclosure Statement, or papers Filed with the Bankruptcy Court prior to the Confirmation Date.

14.           Conflicts

Except as set forth in the Plan, to the extent that any provision of this Disclosure Statement, the Plan Supplement, or any other order (other than the Confirmation Order) referenced in the Plan (or any exhibits, schedules, appendices, supplements, or amendments to any of the foregoing), conflict with or are in any way inconsistent with any provision of the Plan, the Plan shall govern and control.

ARTICLE V.
SUMMARY OF THE SCHEMES OF ARRANGEMENT

A.            Bermuda Scheme of Arrangement

The following is a brief summary of the Bermuda Scheme of Arrangement that will be proposed for the Bermuda Scheme Creditors. The Bermuda Scheme Creditors consist of Holders of SCL Pension Schemes Claims and SCL Other Unsecured Claims other than Claims employees have or may assert against SCL that give rise to Equalization-Related Employee Claims against SCL, as such claims will not be compromised under the Bermuda Scheme of Arrangement. Holders of SCL Other Unsecured Claims other than Claims employees have or may assert against SCL that give rise to Equalization-Related Employee Claims and Holders of SCL Pension Schemes Claims will each constitute a separate class of Claims under the Bermuda Scheme of Arrangement. Claims of Bermuda Scheme Creditors Filed in these Chapter 11 Cases are deemed submitted in Bermuda and the process of adjudicating and allowing Claims will be conducted in the U.S. and will bind all creditors (except those who are qualified to submit Claims in the Bermuda Scheme of Arrangement only, whose Claims will be adjudicated by the administrators of the Bermuda Scheme of Arrangement). Consequently, Bermuda Scheme Creditors voting on the Plan also will vote on the Bermuda Scheme of Arrangement. Bermuda Scheme Creditors will receive the Bermuda Scheme of Arrangement and the Bermuda Scheme of Arrangement Explanatory Statement as part of the Solicitation Package. Bermuda Scheme Creditors who vote to accept the Plan will be deemed to have voted to accept the Bermuda Scheme of Arrangement, however, a Bermuda Scheme Creditor shall be entitled to vote separately and request a special form of proxy from SCL if such Bermuda Scheme Creditor wishes to vote in a manner other than that allowed in the Ballot received as part of the Solicitation Package. Bermuda Scheme Creditors that are eligible to vote on the Bermuda Scheme of Arrangement only, may vote by completing the voting form or form of proxy attached to the Bermuda Scheme of Arrangement materials.

Following a successful application to the Bermuda Court to convene a meeting of each class of Bermuda Scheme Creditors, which application shall have exhibited to it the draft Bermuda Scheme of Arrangement materials, Bermuda Scheme Creditors permitted to submit a Claim in the Bermuda Scheme of Arrangement will receive the Bermuda Scheme of Arrangement materials, which include the Bermuda Scheme of Arrangement, the Bermuda Scheme of Arrangement Explanatory Statement, this Disclosure Statement, a claim form for the purpose of lodging a claim in the Bermuda Scheme of Arrangement and a proxy for purposes of voting on the Bermuda Scheme of Arrangement. The only Bermuda Scheme Creditors who are entitled to submit a Claim in the Bermuda Scheme of Arrangement are those who can demonstrate that their failure to file a timely Claim in the Chapter 11 Cases was not the result of willful default or lack of reasonable diligence. The summaries of the Bermuda Scheme of Arrangement provided in this Disclosure Statement and in the Bermuda Scheme of Arrangement Explanatory Statement are qualified in their entirety by the Bermuda Scheme of Arrangement itself, which is controlling in the event of any inconsistency.

1.             Background to the Commencement of the Bermuda Proceeding

The Bermuda proceeding was commenced because SCL is incorporated in Bermuda, and the Board of Directors of SCL determined that the Bermuda proceeding was necessary to facilitate a coordinated reorganization of SCL. The appointment of the JPLs imposed a moratorium preventing creditors from taking or continuing any legal proceedings in Bermuda against SCL or its assets. The JPLs, pursuant to the order appointing them, have reviewed the Plan and the Bermuda Scheme of Arrangement. SCL has formed the view that it is in the best interests of Creditors to facilitate the Debtors’ restructuring under chapter 11 of the Bankruptcy Code by providing the Plan, and in Bermuda, by providing a scheme of arrangement for the Bermuda Scheme Creditors pursuant to the Bermuda Companies Act of 1981 (the “Bermuda Act”). The JPLs intend to undertake the roles envisaged for the Plan Administrators and Bermuda Scheme of Arrangement administrators, and will use all reasonable endeavors to give effect to the provisions of the Bermuda Scheme of Arrangement and in so doing implement the Plan.

2.             What is a Scheme of Arrangement?

A scheme of arrangement is a compromise or arrangement between a company and some or all of its creditors. It is governed by section 99 of the Bermuda Act. A scheme becomes binding on creditors when:

•                  a majority in number of those voting, representing three-quarters in value of those voting in each class of creditors, vote in person or by proxy in favor of the scheme at a specially convened meeting;

•                  the Bermuda Court subsequently makes an order approving the scheme; and

•                  a copy of that order is delivered to the Bermuda Companies Registrar for registration.

3.             What is Proposed?

SCL is subject to two different legal proceedings, one in Bermuda and the other in the United States. The purpose of the Bermuda Scheme of Arrangement is to implement the terms of the Plan in accordance with Bermudian law. Although both proceedings have as a basic principle the fair distribution of a company’s assets among its creditors, there are differences between the two systems. In order to ensure that Bermuda Scheme Creditors are treated equally (and that there are no double recoveries), the Bermuda Scheme of Arrangement and the Plan together enable a common system of distribution to be established. Bermuda Scheme Creditors who have Filed Claims under the Plan will be deemed to have claimed in the Bermuda Scheme of Arrangement and will therefore not be required to submit a separate claim in the Bermuda Scheme of Arrangement. Bermuda Scheme Creditors that assert claims only in the Bermuda Scheme of Arrangement and whose failure to file a timely Claim in the Chapter 11 Cases was not the result of willful default or lack of reasonable diligence, and who have been admitted to the Bermuda Scheme of Arrangement by its administrators will not be prejudiced as a result, and will receive a single distribution in the same way as all other Claims which are Allowed.

The Bermuda Scheme of Arrangement mirrors the provisions of the Plan in respect of SCL. In summary, the Bermuda Scheme of Arrangement provides for, in accordance with the terms of the Plan, the transfer of the Container Interests to Newco, and the distribution of Newco Equity to Bermuda Scheme Creditors in exchange for full and final discharge, satisfaction and cancellation of their claims.

4.             Which Creditors are Affected?

The Bermuda Scheme of Arrangement will only apply to the Bermuda Scheme Creditors because no other Creditors’ Claims are being compromised as part of the Bermuda Scheme of Arrangement. Accordingly, only the Bermuda Scheme Creditors will be entitled to vote in the Bermuda Scheme of Arrangement.

The Bermuda Scheme of Arrangement will not  affect or apply to the Claims of SCL Creditors that have DIP Facility Claims, Administrative Claims, Priority Tax Claims, Other Secured Claims, SCL Other Priority Claims, the Services Claim, Intercompany Claims, Claims employees have or may assert against SCL that give rise to Equalization-Related Employee Claims, or any other Claims to the extent that they have a valid security interest or certain rights of set-off in Bermuda. The Bermuda Scheme of Arrangement also will not affect any Claims maintained against SCSL or SCC or Creditors’ postpetition claims in the Bermuda Proceedings.

In addition, claims entitled to priority under Bermudian law will not be affected or compromised under the Bermuda Scheme of Arrangement. Under Bermudian law, claims that are entitled to priority under a scheme of arrangement consist of certain governmental taxes and fees, employee wages, directors’ fees, and the fees and expenses incurred by an administrator or liquidator effectuating the terms of the scheme of arrangement. These priority claims are not compromised by a scheme of arrangement. After careful review, SCL believes that the only priority claims under the Bermuda Scheme of Arrangement to which it will be exposed are claims on account of the fees and expenses incurred by the administrators of the Bermuda Scheme of Arrangement and the liquidators of SCL.

5.             What will be the Effect of the Passing of the Bermuda Scheme of Arrangement on the Plan?

The Bermuda Scheme of Arrangement, the U.K. Scheme of Arrangement, and the Plan are inter-conditional; one will not become effective without the others.

6.             Treatment of SCL’s Shareholders

Under the laws of Bermuda, shareholders are not entitled to a dividend in the liquidation of a company until all creditors have been paid in full. As SCL is insolvent and in a winding up proceeding in Bermuda, its shareholders would have no right to distributions. They have no right to participate in the Bermuda Scheme of Arrangement which is a creditors’ scheme of arrangement, dealing only with the Bermuda Scheme Creditors.

7.             Voting on the Bermuda Scheme of Arrangement

Once the Bermuda Court approves the Bermuda Scheme of Arrangement and Bermuda Explanatory Statement for distribution to Bermuda Scheme Creditors, the Bermuda Court will schedule a meeting for each class of Bermuda Scheme Creditors to consider and, if thought fit, approve the Bermuda Scheme of Arrangement provided such Creditors’ Bermuda Scheme of Arrangement Claim has been allowed for voting purposes. A Claim can become allowed for voting purposes in the Bermuda Scheme of Arrangement in any of the following ways:

•                  if a Claim was Filed or scheduled in these Chapter 11 Cases and the Holder of such Claim is entitled to vote on the Plan; or

•                  if the Bermuda Scheme Creditor that submits a voting form or form of proxy in the Bermuda Scheme of Arrangement prior to the Voting Deadline demonstrates that its failure to file a Claim in these Chapter 11 Cases on or before the July 16, 2007 Bar Date was not the result of willful default or lack of reasonable diligence, and such Claim (i) is set out as prescribed in the voting form or form of proxy included as part of the Bermuda Scheme of Arrangement materials, (ii) is signed by the Holder or by a person authorized on his behalf, and (iii) is lodged solely with SCL on or before the Voting Deadline and has not been objected to by SCL.

Claims of the Bermuda Scheme Creditors Filed in these Chapter 11 Cases on or before the July 16, 2007 Bar Date are deemed submitted in the Bermuda proceeding and Holders of such Claims will not be allowed to submit additional Claims in the Bermuda Scheme of Arrangement. To the extent a Bermuda Scheme Creditor demonstrates that its failure to file a timely Claim in the Chapter 11 Cases was not the result of willful default or lack of reasonable diligence, to be entitled to receive any distributions under the Bermuda Scheme of Arrangement, such Creditor’s Claim must be lodged by no later than four weeks from the date the Bermuda Scheme of Arrangement becomes effective (the “Bermuda Scheme of Arrangement Bar Date”). However, the Holder of such Claim will not be entitled to vote on the Bermuda Scheme of Arrangement unless it submits its voting form or form of proxy on or before the Voting Deadline.

The Chairman of the Bermuda Creditors’ meeting may, for voting purposes only, reject a Claim in whole or in part, if he considers that it does not constitute a fair and reasonable assessment of the sums owed to the relevant Creditor. The Chairman’s decision is final and binding. He will, however, advise the Creditor of his decision prior to the meeting, if possible, and, in any event, afterwards.

The value of a Claim for voting purposes in the Bermuda Scheme of Arrangement will be taken net of any applicable security or set-off rights.

The amount of a Claim admitted for voting purposes by the Chairman of the Bermuda  Creditors’ meeting does not constitute an admission of the existence or amount of any liability of SCL and will not bind SCL, the JPLs, the administrators of the Bermuda Scheme of Arrangement or the Bermuda Scheme Creditors.

The Ballots received as part of the Solicitation Package will provide for dual voting on the Plan and the Bermuda Scheme of Arrangement. Bermuda Scheme Creditors who vote to accept the Plan will be counted and deemed to have voted in favor of the Bermuda Scheme of Arrangement. Bermuda Scheme Creditors who wish to vote in a manner other than that set out in the Ballot may request a special form of proxy from SCL in order to vote separately on the Bermuda Scheme of Arrangement.

Bermuda Scheme Creditors that did not receive the Solicitation Package and are permitted to submit a Claim in the Bermuda Scheme of Arrangement will receive copies of the Bermuda Scheme of Arrangement Explanatory Statement, this Disclosure Statement, the Bermuda Scheme of Arrangement, and a proxy form. These Creditors may either attend the Bermuda Creditors’ meeting of their respective class in person or they may vote by proxy. Appointing a proxy will not prevent a Bermuda Scheme Creditor from attending and voting in person at the Bermuda Creditors’ meeting of such Creditor’s class should they wish to do so. However, the proxy will not be entitled to vote if the relevant Bermuda Scheme Creditor votes in person at the meeting.

The Bermuda Scheme of Arrangement Explanatory Statement, which will be provided to all Bermuda Scheme Creditors, contains a recommendation by the board of directors of SCL that Bermuda Scheme Creditors vote in favor of the Bermuda Scheme of Arrangement.

8.             Voting Record Date for Holders of Claims in the Bermuda Scheme of Arrangement

The value, for voting purposes, of Claims in the Bermuda Scheme of Arrangement will be established as of October 15, 2006. However, the record date for establishing which Creditors will be entitled to vote in the Bermuda Scheme of Arrangement is July 16, 2007, except for Bermuda Scheme Creditors that lodge a claim in the Bermuda Scheme of Arrangement only and who failed to file a timely Claim in the Chapter 11 Cases (and such failure was not the result of willful default or lack of reasonable diligence), in which case the record date shall be the Voting Deadline. This is because SCL believes that it is in the best interests of all the Debtors’ creditors for the Bermuda Scheme of Arrangement and the Plan to be as closely coordinated as possible. SCL’s board of directors is also satisfied that no Bermuda Scheme Creditors will be prejudiced by the setting of the record date in this way. Only Bermuda Scheme Creditors whose Claims have been allowed for voting purposes in the Bermuda Scheme of Arrangement will be entitled to vote in the Bermuda Scheme of Arrangement.

9.             Corporate Representatives

Eligible Bermuda Scheme Creditors who are entitled to vote in the Bermuda Scheme of Arrangement separately from the Plan at the meetings of Bermuda Scheme Creditors convened by the Bermuda Court may, if they wish, attend and vote at the Bermuda Creditors’ meeting in person, instead of appointing a proxy to attend and vote on their behalf. In the case of a corporation, it must appoint an individual to attend the meeting as its representative. To vote at the meeting, the representative must produce a form of appointment evidencing that he or she is authorized to act as the corporation’s representative at the meeting. Any Bermuda Scheme Creditor that has voted on the Plan may also attend the meeting in person, however, any proxy of such Bermuda Scheme Creditor shall not be entitled to vote.

10.           Court Approval and Filing with the Registrar of Companies of Bermuda

For the Bermuda Scheme of Arrangement to become effective, the Bermuda Court must sanction the Scheme after it has been approved by the requisite majority of each class of Bermuda Scheme Creditors. The Bermuda Court may impose such conditions as it thinks fit to the Bermuda Scheme of Arrangement but cannot impose any material changes. A copy of the order sanctioning the Bermuda Scheme of Arrangement must then be delivered to the Bermuda Companies Registrar.

The Confirmation Hearing for the Plan will occur prior to the application to the Bermuda Court for sanction of the Bermuda Scheme of Arrangement. If the Plan is not confirmed neither the Bermuda Scheme of Arrangement nor the U.K. Scheme of Arrangement will take effect. If either the Bermuda Scheme of Arrangement or the U.K. Scheme of Arrangement is not approved and sanctioned, the Plan will not become effective.

If the Bermuda Scheme of Arrangement is sanctioned by the Bermuda Court and the order is delivered to the Bermuda Registrar, it will be effective and binding on all of the Bermuda Scheme Creditors, including those who may have voted against the Bermuda Scheme of Arrangement or the Plan, or who did not vote, provided that all other conditions are met.

11.           Directors’ Interests

Directors of SCL may be shareholders and/or creditors of SCL. To the extent that they are, the effect of the Bermuda Scheme of Arrangement on their interests does not differ from its effect on the like interests of other shareholders or creditors of SCL.

B.            U.K. Scheme of Arrangement

The following is a brief summary of the U.K. Scheme of Arrangement that will be proposed for the Holders of U.K. Scheme Claims. The U.K. Scheme Claims consist of the 1990 Pension Scheme Claims. The U.K. Scheme Claims also will consist of:  (a) the 1983 Pension Scheme Claims if the 1983 Pension Scheme does not receive confirmation prior to the hearing to approve this Disclosure Statement that it continues to be eligible for Pension Protection Fund protection; and (b) SCSL Other Unsecured Claims other than Claims employees have or may assert against SCSL that give rise to Equalization-Related Employee Claims if the Debtors determine prior to the hearing to approve this Disclosure Statement that compromising these SCSL Other Unsecured Claims will facilitate implementation of the Plan. The SCSL Pension Schemes Claims and SCSL Other Unsecured Claims that are being compromised under the U.K. Scheme of Arrangement will each constitute a separate class of Claims under the U.K. Scheme of Arrangement.

U.K. Scheme Claims Filed in these Chapter 11 Cases are deemed submitted in the U.K. and the process of adjudicating and allowing Claims will be conducted in the U.S. and will bind all Creditors (except those who are qualified to submit Claims in the U.K. Scheme of Arrangement only, whose Claims will adjudicated by the administrators of the U.K. Scheme of Arrangement). As a result, Holders of U.K. Scheme Claims voting on the Plan also will vote on the U.K. Scheme of Arrangement. Holders of U.K. Scheme Claims will receive the U.K. Scheme of Arrangement and the U.K. Scheme of Arrangement Explanatory Statement as part of the Solicitation Package. Holders of U.K. Scheme Claims who vote to accept the Plan will be deemed to have voted to accept the U.K. Scheme of Arrangement. If a Holder of a U.K. Scheme Claim wishes to vote in a manner other than that allowed by the Ballot, such Holder may request a special form of proxy from SCSL.

Following a successful application to the English Court to convene a meeting of each class of Holders of U.K. Scheme Claims, which application shall have exhibited to it the draft U.K. Scheme of Arrangement materials, the Holders of U.K. Scheme Claims permitted to submit their Claims only in the U.K. Scheme of Arrangement will receive a copy of the U.K. Scheme of Arrangement materials which include the U.K. Scheme, the U.K. Scheme of Arrangement Explanatory Statement, this Disclosure Statement, and a proxy for purposes of voting on the U.K. Scheme. Only those Holders of U.K. Scheme Claims that demonstrate that their failure to file a timely Claim in the Chapter 11 Cases was not the result of willful default or lack of reasonable diligence will be entitled to submit a Claim in the U.K. Scheme. Such Creditors will be able to vote on the U.K. Scheme, assuming they lodge their voting form or form of proxy in the U.K. Scheme of Arrangement prior to the Voting Deadline. The summaries of the U.K. Scheme of Arrangement provided in this Disclosure Statement and in the U.K. Scheme of Arrangement Explanatory Statement are qualified in their entirety by the U.K. Scheme of Arrangement itself, which is controlling in the event of any inconsistency.

1.             Background to the Commencement of the U.K. Scheme of Arrangement

The Debtors, in consultation with their advisors, have determined that to ensure the effectiveness of the Plan in the U.K. and to implement the Pension Schemes Settlement Agreement it is necessary for SCSL to propose a scheme of arrangement for the Holders of U.K. Scheme Claims pursuant to Part 26 of the Companies Act 2006 of Great Britain (the “U.K. Act”).

Pursuant to the Pension Schemes Settlement Agreement, the Pension Schemes Trustees have received a direct $194 million claim against SCL on account of the SCL Pension Schemes Claims. The U.K. Scheme of Arrangement is being proposed, together with schemes of arrangement for certain Non-Debtor Subsidiaries, to ensure that the Pension Schemes Settlement Agreement is implemented in accordance with its terms and that the 1990 Pension Scheme and the 1983 Pension Scheme (to the extent it participates in the U.K. Scheme of Arrangement) maintain Pension Protection Fund eligibility.

2.             What is a Scheme of Arrangement?

A scheme of arrangement is a compromise or arrangement between a company and some or all of its creditors. It is governed by section Part 26 of the U.K. Act. A scheme becomes binding on creditors when:

•                  a majority in number of those voting, representing three-quarters in value of those voting in each class of creditors, vote in person or by proxy in favor of the scheme at a specially convened meeting;

•                  the English Court subsequently makes an order approving the scheme; and

•                  a copy of that order is delivered to the Registrar of Companies for the U.K. for registration.

3.             What is Proposed?

To assist with the Debtors’ chapter 11 reorganization, implement the Pension Schemes Settlement Agreement and ensure that the Holders of U.K. Scheme Claims are treated equally in the U.S. and the U.K., the U.K. Scheme of Arrangement and the Plan together enable a common system of distribution to be established. The Holders of U.K. Scheme Claims who have Filed Claims under the Plan will be deemed to have claimed in the U.K. Scheme of Arrangement and will not be required to submit a separate claim in the U.K. Scheme of Arrangement.

The U.K. Scheme of Arrangement mirrors the provisions of the Plan in respect of the Holders of U.K. Scheme Claims. In summary, the U.K. Scheme of Arrangement provides, in accordance with the terms of the Plan and the Pension Schemes Settlement Agreement, that the Pension Schemes Trustees of the 1983 Pension Scheme and the 1990 Pension Scheme will receive their distributions under the Plan plus £1. Additionally, under the U.K. Scheme of Arrangement, the Holders of SCSL Other Unsecured Claims will receive their distributions under the Plan.

4.             Which Creditors are Affected?

The U.K. Scheme of Arrangement will only apply to Holders of U.K. Scheme Claims because no other Creditors of SCSL are being compromised as part of the U.K. Scheme of Arrangement. Accordingly, only the Holders of U.K. Scheme Claims will be entitled to vote in the U.K. Scheme of Arrangement.

The U.K. Scheme of Arrangement will not affect or apply to the Claims of SCSL Creditors that have DIP Facility Claims, Administrative Claims, Priority Tax Claims, Other Secured Claims, Intercompany Claims, Claims employees have or may assert against SCSL that give rise to Equalization-Related Employee Claims, or any other Claims to the extent that they have a valid security interest or certain rights of set-off in U.K. Additionally, to the extent they are not included in the U.K. Scheme of Arrangement proposed by SCSL, the U.K. Scheme of Arrangement will not affect the 1983 Pension Scheme Claims or SCSL Other Unsecured Claims. The U.K. Scheme of Arrangement also will not affect any Claims maintained against SCL or SCC.

5.             What will be the Effect of the Passing of the U.K. Scheme of Arrangement on the Plan?

The U.K. Scheme of Arrangement, the Bermuda Scheme of Arrangement and the Plan are inter-conditional; one will not become effective without the others.

6.             Treatment of SCL’s Equity Interests in SCSL

Under the laws of the England & Wales, shareholders are not entitled to a dividend in the liquidation of a company until all creditors have been paid in full. As SCSL is insolvent and winding-down its operations, Sea Containers British Isles Limited, as SCSL’s sole shareholder, would have no right to distributions. Sea Containers British Isles Limited, as shareholder, has no right to participate in the U.K. Scheme of Arrangement which is a creditors scheme of arrangement, dealing only with the Holders of U.K. Scheme Claims.

7.             Voting on the U.K. Scheme of Arrangement

Once the English Court approves the U.K. Scheme of Arrangement and U.K. Explanatory Statement for distribution to Holders of the U.K. Scheme Claims, the English Court will schedule a meeting for each class of U.K. Scheme Claims to consider and, if thought fit, approve the U.K. Scheme of Arrangement provided such U.K. Scheme Claim has been allowed for voting purposes. Similar to the Bermuda Scheme of Arrangement, a Claim can become allowed for voting purposes in the U.K. Scheme of Arrangement in any of the following ways:

•                  if a Claim was Filed or scheduled in these Chapter 11 Cases and the Holder of such Claim is entitled to vote on the Plan; or

•                  if the Holder of a U.K. Scheme Claim that submits a voting form or form of proxy in the U.K. Scheme of Arrangement prior to the Voting Deadline demonstrates that its failure to file a Claim in the Chapter 11 Cases on or before the July 16, 2007 Bar Date was not the result of willful default or lack of reasonable diligence, and such Claim

(i) is set out as prescribed in the voting form or form of proxy included as part of the U.K. Scheme of Arrangement materials, (ii) is signed by the Holder or by a person authorized on his behalf, and (iii) is lodged solely with SCSL on or before the Voting Deadline and has not been objected to by SCSL.

U.K. Scheme Claims Filed in these Chapter 11 Cases on or before the July 16, 2007 Bar Date are deemed submitted in the U.K. proceeding and Holders of such Claims will not be allowed to submit additional Claims in the U.K. Scheme. To the extent a Holder of a U.K. Scheme Claim demonstrates that its failure to file a timely Claim in the Chapter 11 Cases was not the result of willful default or lack of reasonable diligence, to be entitled to receive any distributions under the U.K. Scheme of Arrangement, such Creditor’s Claim must be lodged in the U.K. Proceedings by no later than four weeks from the date the U.K. Scheme of Arrangement becomes effective (the “U.K. Scheme of Arrangement Bar Date”). However, the Holder of such Claim will not be entitled to vote on the U.K. Scheme of Arrangement unless it submits its voting form or form of proxy on or before the Voting Deadline. The 1990 Pension Scheme Claims and the 1983 Pension Scheme Claims (to the extent it participates in the U.K. Scheme of Arrangement) are deemed submitted in the U.K. proceeding and, consequently, the 1990 Pension Scheme and the 1983 Pension Scheme (to the extent it participates in the U.K. Scheme of Arrangement) cannot submit additional Claims in the U.K. Scheme of Arrangement.

The Chairman of the U.K. Creditors’ meeting may, for voting purposes only, reject a Claim in whole or in part, if he considers that it does not constitute a fair and reasonable assessment of the sums owed to the relevant Creditor. The Chairman’s decision is final and binding. He will, however, advise the Creditor of his decision prior to the meeting, if possible, and, in any event, afterwards.

The value of a Claim for voting purposes in the U.K. Scheme of Arrangement will be taken net of any applicable security or set-off rights.

The amount of a Claim admitted for voting purposes by the Chairman of the U.K. Creditors’ meeting does not constitute an admission of the existence or amount of any liability of SCSL and will not bind SCSL, the U.K. Scheme of Arrangement Administrator or Holders of U.K. Scheme Claims.

The Ballots received as part of the Solicitation Package will provide for dual voting on the Plan and the U.K. Scheme. Holders of U.K. Scheme Claims who vote to accept the Plan will be counted and deemed to have voted in favor of the U.K. Scheme. Holders of U.K. Scheme Claims who wish to vote in a manner other than that set forth in the Ballot may request a special form of proxy from SCSL in order to vote separately on the U.K. Scheme of Arrangement.

Holders of U.K. Scheme Claims that did not receive the Solicitation Package and are permitted to submit a Claim in the U.K. Scheme of Arrangement will receive copies of the U.K. Scheme of Arrangement Explanatory Statement, this Disclosure Statement, the U.K. Scheme of Arrangement, and a proxy form. These Holders may either attend the U.K. Creditors’ meeting of their respective class in person or they may vote by proxy. Appointing a proxy will not prevent a U.K. Scheme Claim Holder from attending and voting in person at the U.K. Creditors’ meeting of such Holder’s Class should they wish to do so. However, the proxy will not be entitled to vote if the relevant Holder of the U.K. Scheme Claim votes in person at the meeting.

8.             Voting Record Date for Holders of Claims in the U.K. Scheme of Arrangement

The value, for voting purposes, of the 1990 Pension Scheme’s Claims in the U.K. Scheme of Arrangement will be established in accordance with the Pension Schemes Settlement Agreement. The value for voting purposes of all other U.K. Scheme Claims will be established as October 15, 2006. However, the record date for establishing which U.K. Scheme of Arrangement creditors will be entitled to vote in the U.K. Scheme of Arrangement is July 16, 2007, except for the Holders of U.K. Scheme Claims that submit a claim in the U.K. Scheme of Arrangement only and who failed to file a timely Claim in the Chapter 11 Cases (and such failure was not the result of willful default or lack of reasonable diligence), in which case the record date shall be the Voting Deadline. This is because SCSL believes that it is in the best interests of all the Debtors’ creditors for the U.K. Scheme of Arrangement and the Plan to be as closely coordinated as possible. SCSL is also satisfied that no Holders of U.K. Scheme Claims will be prejudiced by the setting of the record date in this way. Only the Holders of U.K. Scheme Claims whose Claims have been allowed for voting purposes in the U.K. Scheme of Arrangement will be entitled to vote in the U.K. Scheme of Arrangement.

9.             Court Approval and Filing with the Registrar of Companies of the U.K.

For the U.K. Scheme of Arrangement to become effective, the English Court must sanction the U.K. Scheme of Arrangement after it has been approved by the requisite majority of Holders U.K. Scheme Claims of each class. The English Court may impose such conditions as it thinks fit to the U.K. Scheme of Arrangement but cannot impose any material changes. A copy of the order sanctioning the U.K. Scheme of Arrangement must then be delivered to the Registrar of Companies for the U.K. (the “U.K. Registrar”).

If the U.K. Scheme of Arrangement is sanctioned by the English Court and the order is delivered to the U.K. Registrar, subject to the approval of the Plan by the Bankruptcy Court and the requisite conditions regarding the effectiveness of the Bermuda Scheme of Arrangement being met, it will be effective and binding on all of the Holders of U.K. Scheme Claims including those who may have voted against the U.K. Scheme of Arrangement or the Plan, or who did not vote.

ARTICLE VI.
STATUTORY REQUIREMENTS FOR CONFIRMATION OF THE PLAN

The following is a brief summary of the Plan Confirmation process. Holders of Claims and Interests are encouraged to review the relevant provisions of the Bankruptcy Code and/or to consult their own attorneys.

A.            The Confirmation Hearing

Bankruptcy Code § 1128(a) requires the Bankruptcy Court, after notice, to hold a hearing on Confirmation of the Plan (the “Confirmation Hearing”). Bankruptcy Code § 1128(b) provides that any party-in-interest may object to Confirmation of the Plan.

THE BANKRUPTCY COURT HAS SCHEDULED THE CONFIRMATION HEARING FOR [NOVEMBER 10,] 2008 AT [        ]. EASTERN PREVAILING TIME BEFORE THE HONORABLE KEVIN J. CAREY, UNITED STATES BANKRUPTCY JUDGE, IN THE UNITED STATES BANKRUPTCY COURT FOR THE DISTRICT OF DELAWARE, 824 NORTH MARKET STREET, WILMINGTON, DELAWARE 19801.  THE CONFIRMATION HEARING MAY BE ADJOURNED FROM TIME TO TIME BY THE BANKRUPTCY COURT WITHOUT FURTHER NOTICE EXCEPT FOR AN ANNOUNCEMENT OF THE ADJOURNED DATE MADE AT THE CONFIRMATION HEARING OR ANY ADJOURNMENT THEREOF.

OBJECTIONS TO CONFIRMATION OF THE PLAN MUST BE FILED WITH THE BANKRUPTCY COURT AND SERVED ON THE DEBTORS OR BEFORE [NOVEMBER 1,] 2008 AT [       ] EASTERN PREVAILING TIME IN ACCORDANCE WITH THE SOLICITATION NOTICE AND PROCEDURES.  UNLESS OBJECTIONS TO CONFIRMATION ARE TIMELY SERVED AND FILED IN COMPLIANCE WITH THIS SOLICITATION PROCEDURES ORDER, THE SOLICITATION NOTICE, AND THE VOTING PROCEDURES, THEY WILL NOT BE CONSIDERED BY THE BANKRUPTCY COURT.

B.                                     Confirmation Standards

To Confirm the Plan, the Bankruptcy Court must find that the Plan satisfies the applicable Confirmation requirements of Bankruptcy Code § 1129 listed below:

1.                                       The Plan complies with the applicable provisions of the Bankruptcy Code;

2.                                       The Debtors, as Plan proponents, will have complied with the applicable provisions of the Bankruptcy Code;

3.                                       The Plan has been proposed in good faith and not by any means forbidden by law;

4.                                       Any payment made or promised under the Plan for services or for costs and expenses in, or in connection with, these Chapter 11 Cases, or in connection with the Plan and incident to the case, has been disclosed to the Bankruptcy Court, and any such payment made before the Confirmation of the Plan is reasonable, or if such payment is to be fixed after the Confirmation of the Plan, such payment is subject to the approval of the Bankruptcy Court as reasonable;

5.                                       With respect to each Class of Impaired Claims or Interests, either each Holder of a Claim or Interest of such Class has accepted the Plan or will receive or retain under the Plan on account of such Claim or Interest, property of a value, as of the Effective Date of the Plan, that is not less than the amount that such Holder would receive or retain if the Debtors were liquidated on such date under chapter 7 of the Bankruptcy Code;

6.                                       Each Class of Claims or Interests that is entitled to vote on the Plan either has accepted the Plan or is not impaired under the Plan, or the Plan can be confirmed without the approval of each voting Class pursuant to Bankruptcy Code § 1129(b);

7.                                       Except to the extent that the Holder of a particular Claim will agree to a different treatment of its Claim, the Plan provides that Allowed Administrative and Allowed Other Priority Claims will be paid in full on the Effective Date, or as soon as reasonably practicable thereafter;

8.                                       At least one Class of Impaired Claims or Interests has accepted the Plan, determined without including any acceptance of the Plan by any insider holding a Claim in that Class;

9.                                       Confirmation of the Plan is not likely to be followed by the liquidation or the need for further financial reorganization of the Debtors or any successors thereto under the Plan, unless such liquidation or reorganization is proposed in the Plan;

10.                                 All required filing fees described in 28 U.S.C. § 1930, including the fees of the U.S. Trustee, will be paid as of the Effective Date; and

11.                                 The Plan addresses payment of retiree benefits in accordance with Bankruptcy Code § 1114.

The Debtors believe that the Plan satisfies the requirements of Bankruptcy Code § 1129, including, without limitation, that: (a) the Plan satisfies or will satisfy all of the statutory requirements of chapter 11 of the Bankruptcy Code, (b) the Debtors have complied or will have complied with all of the requirements of chapter 11, and (c) the Plan has been proposed in good faith and not by any means forbidden by law.

C.                                     Best Interests of Creditors Test/Liquidation Analysis and Valuation Analysis

Under Bankruptcy Code § 1129(a)(7), confirmation of a plan also requires finding that the plan is in the “best interests” of creditors.  Under the “best interests” test, the Bankruptcy Court must find (subject to certain exceptions) that the Debtors’ Plan provides, with respect to each Impaired Class, that each Holder of an Allowed Claim or Interest in such Impaired Class: (i) has accepted the Plan; or (ii) will receive or retain under the Plan property of a value, as of the Effective Date, that is not less than the amount that such Holder would receive or retain if the Debtors were liquidated under chapter 7 of the Bankruptcy Code.  To make these findings, the Bankruptcy Court must (a) estimate the cash proceeds that a chapter 7 trustee would generate if each of the Debtors’ Chapter 11 Cases were converted to liquidation cases under chapter 7 of the Bankruptcy Code and the assets of the Debtors’ estates were liquidated; (b) determine the liquidation distribution that each non-accepting Holder of a Claim or an Interest would receive from such liquidation proceeds under the priority scheme dictated in chapter 7; and (c) compare such Holder’s liquidation distribution to the distribution under the Plan that such Holder would receive if the Plan were Confirmed.

In chapter 7 cases, unsecured creditors and interest holders of a debtor are paid from available assets generally in the following order, with no junior class receiving any payments until all amounts due to senior classes have been paid fully or any such payment is provided for:

(a) holders of secured claims (to the extent of the value of their collateral); (b) holders of priority claims; (c) holders of unsecured claims; (d) holders of claims expressly subordinated by its terms or by order of the bankruptcy court; and (e) holders of equity interests.

Of the foregoing groups of Claims, under the Plan, the DIP Facility Claims, Administrative Claims, Priority Tax Claims, Other Secured Claims, SCL Other Priority Claims, and Intercompany Claims are either unclassified or “Unimpaired,” meaning, in general, that the Plan will leave their legal, equitable, and contractual rights unaltered.  As a result, Holders of such Claims are deemed to accept the Plan and are not entitled to vote on the Plan.  In addition, as further discussed below, Holders of SCL Common Stock Interests are deemed to reject the Plan and, therefore, are not entitled to vote on the Plan.  The remainder of the Classes of Claims are “Impaired” under the Plan and are entitled to vote on the Plan.  Because the Bankruptcy Code requires that Creditors either accept the Plan or receive at least as much under the Plan as they would in a hypothetical chapter 7 liquidation, the operative “best interests” inquiry in the context of the Debtors’ Plan is whether in a chapter 7 liquidation, after accounting for recoveries by Secured, Priority, and Administrative Creditors, the Creditors and Interest Holders, who are “Impaired,” will receive more or less than under the Debtors’ Plan.  If the probable distribution to Impaired Creditors or Interest Holders is greater under a hypothetical chapter 7 liquidation than the distributions to be received by such Holders under the Plan, then the Plan is not in the best interests of Impaired Creditors and Interest Holders.

Because the Debtors propose to distribute Newco Equity to the Unsecured Creditors under the Plan, the Bankruptcy Court must evaluate the value of the Newco Equity to be distributed to Unsecured Creditors in comparison to the recoveries those unsecured creditors would receive in a hypothetical chapter 7 of the Debtors.

1.                                     Liquidation Analysis

The Debtors have prepared the Liquidation Analysis with respect to each of SCL, SCSL, and SCC.  The Debtors believe that if the Chapter 11 Cases were converted to cases under chapter 7 of the Bankruptcy Code, the value of any distributions would be less than the value of distributions under the Plan due to a number of factors, including the foreclosure of the DIP Lenders on their collateral, the likely reduction in asset sale proceeds resulting from enforced monetization within a relatively short time frame, increased administrative costs, the likely initiation of cross-border insolvency proceedings and the related reduction in repatriation proceeds, increased claims and potential litigation surrounding the Pension Schemes Settlement Agreement and the GE SeaCo Framework Agreement, including the likely termination of the GE SeaCo Framework Agreement, and the potential for a significant delay in the distribution of proceeds as the chapter 7 trustee and its advisors need time to become knowledgeable about these Chapter 11 Cases and the Claims.

The Debtors believe that any hypothetical liquidation analysis of SCL and SCSL is necessarily speculative.  The determination of the costs of, and proceeds from, the hypothetical liquidation of SCL’s and SCSL’s assets is an uncertain process involving the extensive use of estimates and assumptions that, although considered reasonable by the Debtors, are inherently subject to significant business, economic, and competitive uncertainties and contingencies beyond the control of the Debtors and their advisors.  Inevitably, some assumptions in the

Liquidation Analysis would not materialize in an actual chapter 7 liquidation, and unanticipated events and circumstances could affect the ultimate results in an actual chapter 7 liquidation.  The Debtors and their advisors prepared the Liquidation Analysis for the sole purpose of generating a reasonable good-faith estimate of the proceeds that would be generated if the SCL’s and SCSL’s assets were liquidated in accordance with chapter 7 of the Bankruptcy Code.

The Liquidation Analysis is not intended and should not be used for any other purpose.  The underlying financial information in the Liquidation Analysis was not compiled or examined by independent accountants.  NEITHER THE DEBTORS NOR THEIR ADVISORS MAKE ANY REPRESENTATION OR WARRANTY THAT THE ACTUAL RESULTS WOULD OR WOULD NOT APPROXIMATE THE ESTIMATES AND ASSUMPTIONS REPRESENTED IN THE LIQUIDATION ANALYSIS.  ACTUAL RESULTS COULD VARY MATERIALLY.

In preparing the Liquidation Analysis, the Debtors analyzed the potential recoveries to Creditors under, and costs incurred in connection with, a chapter 7 liquidation.  In particular, in preparing the Liquidation Analysis, the Debtors and PwC, evaluated the range of possible values of all of SCL’s assets, including SCL’s owned containers, receivables owed to SCL from GE SeaCo on account of earnings and disposals of SCL’s owned containers and the GE SeaCo Class B Quotas (collectively, the “Owned Container Assets”), the GE SeaCo Class A Quotas and the Company’s assets other than the Owned Container Assets and the GE SeaCo Class A Quotas (collectively, the “Residual Assets”).  The Owned Container Assets consist primarily of SCL’s owned container fleet, which is in run-off (meaning that containers are sold and not replaced as they approach the end of their useful lives).

The Debtors also estimated the Allowed Claims based upon a review of Claims listed on the Debtors’ Schedules and Proofs of Claim Filed to date.  In addition, the Liquidation Analysis includes estimates of Allowed Claims not currently asserted in these Chapter 11 Cases, but which could be asserted and Allowed in a chapter 7 liquidation, including (but not limited to) Administrative Claims, wind-down costs, trustee fees, tax liabilities and the costs of future disputes and litigation.  To date, the Bankruptcy Court has not estimated or otherwise fixed the total amount of Allowed Claims set forth in the Liquidation Analysis.  The Debtors’ estimate of Allowed Claims set forth in the Liquidation Analysis should not be relied on for any other purpose, including determining the value of any distribution to be made on account of Allowed Claims and Interests under the Plan.  The Liquidation Analysis presents “High” and “Low” estimates of proceeds that would be available for distribution to Creditors under a chapter 7 liquidation.  These estimates present a range of assumptions regarding costs that would be incurred in connection with a  chapter 7 liquidation and the funds that would be available for distribution to Creditors.

NOTHING CONTAINED IN THE LIQUIDATION ANALYSIS IS INTENDED TO BE OR CONSTITUTES A CONCESSION OR ADMISSION OF THE DEBTORS.  THE ACTUAL AMOUNT OF ALLOWED CLAIMS IN THE CHAPTER 11 CASES COULD MATERIALLY AND SIGNIFICANTLY DIFFER FROM THE ESTIMATED AMOUNTS SET FORTH IN THE LIQUIDATION ANALYSIS.

2.                                       Plan Recovery Analysis

PwC has prepared a Plan Recovery Analysis that presents estimates of the proceeds that would be available for distribution to Creditors if the Plan were Confirmed and effectuated according to its terms.  In preparing the Plan Recovery Analysis, the Debtors and their advisors, in principal part, evaluated the value of SCL’s assets, including the Owned Container Assets, the Residual Assets, the GE SeaCo Class A Quotas, and estimated amounts of Claims against the Debtors’ Estates, claims against the Non-Debtor Subsidiaries and the reserves established under the Plan.  Similar to the Liquidation Analysis, the Plan Recovery Analysis presents “High” and “Low” estimates of proceeds that would be available for distribution to Creditors.  These estimates include a range of assumptions regarding costs that would be incurred to implement the Plan and the funds that would be available for distribution to Creditors under the Plan.

NEITHER THE DEBTORS NOR PWC MAKE ANY REPRESENTATION THAT THE ACTUAL OUTCOME WILL BE BETWEEN THE TWO CASES IF THE PLAN WERE TO BECOME EFFECTIVE AND ACTUAL RESULTS COULD VARY MATERIALLY FROM THOSE SHOWN HERE.  FURTHER, THIS DISCUSSION OF THE PLAN RECOVERY ANALYSIS SHOULD BE READ IN CONJUNCTION WITH THE DISCUSSION OF THE RISK FACTORS CONTAINED IN ARTICLE VII.

The Plan Recovery Analysis contains estimates of the value of SCL’s assets.  In estimating the value of these assets, PwC, among other things:  (a) prepared a valuation range of the Owned Container Assets; (b) incorporated the valuation range prepared by Rothschild in respect of SCL’s GE SeaCo Class A Quotas; and (c) relied upon information prepared and provided by the Debtors and their advisors that have marketed the Residual Assets during these Chapter 11 Cases as to the value of the Residual Assets.

Further, in conducting its analysis of the valuation of the Owned Container Assets, PwC considered the following factors:  (a) the terms and conditions of the EMAs and the MLAs; (b) projections for the Owned Container Assets prepared by the Debtors; (c) debt capacity and cost of debt for the Owned Container Assets on a stand-alone basis; (d) the cost of equity of the Owned Container Assets on a stand-alone basis; and (e) certain other analyses as PwC deemed necessary under the circumstances.

In addition, PwC considered a range of potential risk factors related to the Owned Container Assets, including:  (a) the third party management of the Owned Container Assets; (b) the run-off nature of the Owned Container Assets; and (c) the age profile of the Owned Container Assets.

In calculating the value of the Owned Container Assets for purposes of the Plan Recovery Analysis, PwC discounted the Debtors’ projected container cash flows to equity holders after accounting for pro forma financing costs.  The projected cash flows were discounted at an appropriate cost of equity.  For the reasons described below, the discounted cash flow method for valuation was deemed superior to other commonly used methods (such as comparable transaction multiples and comparable trading multiples) due to the unique age characteristics of the SCL container fleet and the run-off nature of the portfolio.

In particular, with respect to comparable transaction multiples, almost no new containers have been added to the SCL container fleet since the inception of the GE SeaCo joint venture in 1998.  As a result, the average age of the SCL container fleet is in excess of twelve years old.  Since the Owned Container Assets are believed to be older than most other container portfolios, it is difficult to identify comparable container portfolios whose transaction multiples would be an appropriate benchmark for a hypothetical sale of the Owned Container Assets.

Trading multiples of publicly quoted container leasing companies also are not an appropriate basis upon which to determine the value of the Owned Container Assets since such trading multiples implicitly assume an ongoing business that will continue into perpetuity.  Given the run-off nature of the SCL container portfolio, trading multiples of other container leasing businesses would not be comparable to the hypothetical trading multiple of the SCL container portfolio.

In preparing the Plan Recovery Analysis, PwC also relied on:  (a) the Debtors’ estimate of future operating expenses and professional fees for the Debtors’ and Newco; (b) the Debtors’ estimate of claims and claim priorities determined through the process described in ARTICLE III.I.; and (c) such other analyses as PwC deemed necessary under the circumstances.

Further, as set forth above, the Plan Recovery Analysis takes account of Rothschild’s valuation of SCL’s GE SeaCo Class A Quotas.  In conducting its analysis of the valuation of SCL’s GE SeaCo Class A Quotas, Rothschild considered, among other things, the following factors:  (a) the terms and conditions of the governing agreements of the GE SeaCo joint venture; (b) the projections for GE SeaCo as prepared by the Debtors; (c); the current market conditions within which GE SeaCo operates; (d) future market trends and key risks as identified by the Debtors; and (e) conducted such other analyses as Rothschild deemed necessary under the circumstances.  Rothschild also considered a range of potential risk factors, including: (i) change in market conditions; (ii) variations in ability to fund future growth; (iii) the ability of GE SeaCo to grow the fleet in line with forecasts; and (iv) variations in the cost and return on acquiring new containers.

Rothschild employed generally accepted valuation techniques in its analysis of the value of SCL’s GE SeaCo Class A Quotas.  The three methodologies upon which Rothschild primarily relied are (i) comparable public company trading multiple analysis, (ii) comparable acquisition multiple analysis and (iii) discounted (equity) cash flow (“D(E)CF”) analysis.  These valuation methodologies reflect both the likely value the market would attribute to the business plan and operations of GE SeaCo, as well as longer term view of the intrinsic value of the cash flow projections in this business plan.

Comparable Public Company Trading Multiple Analysis.  In a comparable public company trading multiple analysis, a subject company is valued by comparing it with the valuation of publicly held companies in reasonably similar lines of business.  The comparable public companies are chosen based on, among other attributes, their similarity to the subject company’s size, operating performance and profitability, market presence, expected growth levels of the comparable companies relative to GE SeaCo and the nature of the comparable companies’ businesses.  The price that an investor is willing to pay in the public markets for each company’s publicly traded securities represents that company’s current and future prospects as well as the rate of return required on the investment.  Numerous financial multiples and ratios were developed to measure each company’s valuation and relative performance.  These trading multiples were then applied to historic financials or projections, as appropriate, of GESeaCo to determine the range of enterprise values and equity values using this methodology.

Comparable Acquisition Analysis.  The comparable acquisition analysis was the second valuation methodology used to determine the value of SCL’s GE SeaCo Class A Quotas.  This approach entails calculating multiples of historic EBITDA, earnings, net assets and other measures based upon prices paid in mergers and acquisitions of companies similar to GE SeaCo.  These multiples were then applied to the GE SeaCo’s historic financials to determine the implied range of enterprise and equity values using this methodology.

D(E)CF Analysis.  The third valuation methodology that was used to determine the value of SCL’s GE SeaCo Class A Quotas was the discounted (equity) cash flow method.  The discounted (equity) cash flow of a business represents the present value of after-tax cash flows available to equity holders using an appropriate set of discount rates.  The D(E)CF approach takes into account the projected operating cash flows of the subject company by using company projections as the basis for the financial model.  The underlying concept of the D(E)CF approach is that after-tax cash flows are estimated for a projection period and a terminal value is estimated to determine the going concern value of the subject company at the end of the projection period.  These cash flows are then discounted at an appropriate cost of equity, which is determined by referring to, among other things, the cost of equity for other comparable companies in the industry.

PwC and Rothschild assumed, without independent verification, the accuracy, completeness, and fairness of all of the financial and other information available to it from public sources or as provided to PwC and Rothschild by the Debtors or their representatives.  PwC and Rothschild also assumed that the financial projections provided by the Debtors have been reasonably prepared on a basis reflecting the Debtors’ best estimates and judgment as to future operating and financial performance.  To the extent the valuation is dependent upon the Debtors’ or GE SeaCo’s achievement of the projections, the valuation must be considered speculative.  PwC and Rothschild do not make any representation or warranty as to the fairness of the terms of the Plan.

In addition to the foregoing, PwC relied upon the following assumptions in the Plan Recovery Analysis:

•                  The Effective Date occurs on or about November 30, 2008;

•                  General financial, equity, and credit market conditions as of the Effective Date are assumed not to differ materially from those conditions prevailing as of the date of this Disclosure Statement;

•                  The valuation of the Debtors’ assets does not change between the date of this Disclosure Statement (or June 30, 2008 in the case of the GE SeaCo Class A Quotas and the Owned Container Assets) and the Effective Date;

•                  The assets of the Equalization Trust and the Non-Debtor Subsidiary Trust will be sufficient to settle all claims designed to be satisfied with the assets of such Trusts and no residual value in the Trusts will be available to be released to Creditors of the Debtors;

•                  There is no material change to the agreements between SCL, relevant SCL subsidiaries, and GE SeaCo between the time of filing of this Disclosure Statement and the Effective Date other than as contemplated under the GE SeaCo Framework Agreement; and

•                  There will not be any material changes in the tax status of the Debtors or the Non-Debtor Subsidiaries after the date of this Disclosure Statement.

The Debtors have estimated that the value of the potential range of recoveries for the Holders of SCL Other Unsecured Claims and the Pension Schemes Claims, can range from approximately 47% to approximately 61%.  Additionally, the Debtors have estimated that the value of the potential range of recoveries for the Holders of SCSL Other Unsecured Claims can range from approximately 45% to approximately 60%.

The estimated recovery percentages shown above reflect, among other things, an estimate of the total recoverable value of the Debtors’ assets as well as an estimate of the costs which SCL is likely to incur in confirming and implementing the Plan (including the winding up of the SCL group).  Substantially all of the value to be distributed to Holders of Other Unsecured Claims and the Pension Schemes will be in the form of Newco Equity.  Although the Debtors expect to generate value from the sale of the Residual Assets and repatriation to the Debtors of such sale proceeds and other Cash currently held by Non-Debtor Subsidiaries, a significant portion of such value and the Debtors’ current Cash balances will be used to repay a portion of the DIP Facility, repay the Newco Repatriation Note and to fund costs which Reorganized SCL is likely to incur or reserves which SCL will need to establish, in confirming and implementing the Plan.

As a result of such analyses, review, discussions, considerations and assumptions, PwC presented to the Debtors estimates that the total enterprise value (“TEV”) of Newco will be approximately $422 million to $499 million.  PwC reduced such TEV estimates by the estimated pro forma net debt levels of Newco (approximately $96 million net of the Repatriation Note of $50 million) to calculate the estimated total equity value of Newco.  PwC estimates that Newco’s equity value will range fro $323 million to $403 million, with a midpoint value of $363 million or approximately $0.51 per share of Newco Equity, assuming one share is issued for each $1 of Allowed Claim against SCL.

These estimated ranges of values and recoveries represent a hypothetical value that reflects the estimated intrinsic value of the Debtors derived through the application of various valuation methodologies.  As noted above, PwC’s and Rothschild’s estimates are based on economic, market, financial and other conditions as they exist on, and on the information made available as of, the date of this Disclosure Statement.  It should be understood that, although subsequent developments may affect PwC’s and Rothschild’s conclusions, after the

Confirmation Hearing on the Plan, PwC and Rothschild do not have any obligation to update, revise or reaffirm their estimates.

The summary set forth above does not purport to be a complete description of the analyses performed by PwC or Rothschild. The preparation of an estimate involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods in the particular circumstances and, therefore, such an estimate is not readily susceptible to summary description.  The value of an operating business is subject to uncertainties and contingencies that are difficult to predict and will fluctuate with changes in factors affecting the financial conditions and prospects of such a business.  As a result, the estimate of implied equity value set forth herein is not necessarily indicative of actual outcomes, which may be significantly more or less favorable than those set forth herein.  In addition, estimates of implied equity value do not purport to be appraisals, nor do they necessarily reflect the values that might be realized if assets were sold.  Depending on the results of the Debtors’ operations or changes in the financial markets, PwC’s and Rothschild’s valuation analysis as of the Effective Date may differ from that disclosed herein.

In addition, the valuation of newly issued securities, such as the Newco Equity is subject to additional uncertainties and contingencies, all of which are difficult to predict.  Actual market prices of such securities at issuance will depend upon, among other things, prevailing interest rates, conditions in the financial markets, the liquidity of the market in the newly issued securities, the anticipated initial securities holdings of prepetition Creditors, some of which may prefer to liquidate their investment rather than hold it on a long-term basis, and other factors that generally influence the prices of securities.  Actual market prices of such securities also may be affected by other factors not possible to predict.  Accordingly, the implied equity value estimated by PwC does not necessarily reflect, and should not be construed as reflecting, values that will be attained in the public or private markets.

THE FOREGOING PLAN RECOVERY ANALYSIS IS BASED UPON A NUMBER OF ESTIMATES AND ASSUMPTIONS THAT ARE INHERENTLY SUBJECT TO SIGNIFICANT UNCERTAINTIES AND CONTINGENCIES BEYOND THE CONTROL OF THE DEBTORS OR THE REORGANIZED DEBTORS.  ACCORDINGLY, THERE CAN BE NO ASSURANCE THAT THE RANGES REFLECTED IN THE VALUATION WOULD BE REALIZED IF THE PLAN WERE TO BECOME EFFECTIVE, AND ACTUAL RESULTS COULD VARY MATERIALLY FROM THOSE SHOWN HERE.

3.                                       Application Of The Best Interests Test To The Liquidation Analysis And The Plan Recovery Analysis

Notwithstanding the difficulties in quantifying recoveries to Holders of Allowed Claims with precision, the Debtors believe that, taking into account the Liquidation Analysis and the Plan Recovery Analysis, the Plan satisfies the “best interests” test of Bankruptcy Code § 1129(a)(7).

Based upon the Plan Recovery Analysis and the Liquidation Analysis, the Debtors believe that the Holders of Allowed Claims will receive more under the Plan than they would in a hypothetical chapter 7 liquidation.  In particular, the Plan delivers the benefits of the Pension

Schemes Settlement Agreement (which may not be implemented under chapter 7) and the GE SeaCo Framework Agreement (which, among other things, is contingent on approval of the Plan).  The Plan provides a better distribution to Impaired Classes (i.e., among others, Unsecured Creditors) in either a high or low value liquidation scenario.

With respect to SCL, the Debtors estimate that the net proceeds available for distribution to SCL Creditors by a chapter 7 trustee would be approximately $296 million in a high value liquidation and approximately $143 million in a low value liquidation.  In either scenario, the chapter 7 liquidation proceeds would satisfy in full all DIP Facility Claims and Secured Claims.  In a chapter 7 scenario, Unsecured Creditors of SCL might receive a distribution as follows: 41% in a high value liquidation and 19% in a low value liquidation.  In a chapter 7 scenario with respect to SCSL, SCSL Unsecured Creditors might receive a distribution as follows: 36% in a high value liquidation and 11% in a low value liquidation.

Even though Unsecured Creditors of SCL and SCSL may receive a distribution in chapter 7 liquidation, that distribution is expected to be less than that which such Creditors would receive under the Plan.  As a result, the Plan satisfies the best interests test.

D.                                    Financial Feasibility

Bankruptcy Code § 1129(a)(11) requires that a bankruptcy court find, as a condition to confirmation of a plan, that confirmation is not likely to be followed by the liquidation of reorganized debtors or the need for further financial reorganization, unless the plan contemplates such liquidation.  For purposes of demonstrating that the Plan meets this “feasibility” standard, the Debtors, together with PwC, have analyzed the ability of the Debtors, Reorganized SCL, and Newco to meet their obligations under the Plan and to retain sufficient liquidity and capital resources to conduct their activities.

The Debtors believe that the Plan meets the feasibility requirement set forth in Bankruptcy Code § 1129(a)(11), as Confirmation is not likely to be followed by liquidation or the need for further financial reorganization of Newco. In connection with the development of the Plan and for the purposes of determining whether the Plan satisfies this feasibility standard, the Debtors analyzed the ability of Newco to satisfy its financial obligations while maintaining sufficient liquidity and capital resources.  Management developed a business plan and PwC prepared financial projections (the “Financial Projections”) for Newco for the years 2008 through [      ].  The Financial Projections for Newco are attached hereto as Appendix D.

The Financial Projections have been prepared on the assumption that the Effective Date is [      ], and are based on, and assume the successful implementation of the Debtors’ business plan for Newco.  Although the Debtors presently intend to seek to cause the Effective Date to occur as soon as practical following Confirmation of the Plan, there can be no assurance as to when the Effective Date will actually occur.

In general, as illustrated by the Financial Projections, the Debtors believe that with a significantly de-leveraged capital structure, Newco will be viable.  The Debtors project that GE SeaCo, Newco’s principal operating asset, should have sufficient Cash flow and availability to pay and service its debt obligations.  The Debtors also believe that GE SeaCo will have sufficient

Cash to fund operations, thereby maintaining Newco’s value.  Accordingly, the Debtors believe that the Plan satisfies the feasibility requirement of Bankruptcy Code § 1129(a)(11).

THE FINANCIAL PROJECTIONS HAVE BEEN PREPARED BY THE DEBTORS’ MANAGEMENT WITH THE ASSISTANCE OF THEIR FINANCIAL ADVISORS.  THE FINANCIAL PROJECTIONS WERE NOT PREPARED TO COMPLY WITH THE GUIDELINES FOR PROSPECTIVE FINANCIAL STATEMENTS PUBLISHED BY THE AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS AND THE RULES AND REGULATIONS OF THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION.  THE DEBTORS’ INDEPENDENT ACCOUNTANTS HAVE NEITHER EXAMINED NOR COMPILED THE FINANCIAL PROJECTIONS AND ACCORDINGLY, DO NOT EXPRESS AN OPINION OR ANY OTHER FORM OF ASSURANCE WITH RESPECT TO THE FINANCIAL PROJECTIONS, ASSUME NO RESPONSIBILITY FOR THE FINANCIAL PROJECTIONS AND DISCLAIM ANY ASSOCIATION WITH THE FINANCIAL PROJECTIONS.  EXCEPT FOR PURPOSES OF THIS DISCLOSURE STATEMENT, THE DEBTORS DO NOT PUBLISH FINANCIAL PROJECTIONS OF THEIR ANTICIPATED FINANCIAL POSITION OR RESULTS OF OPERATIONS.

MOREOVER, THE FINANCIAL PROJECTIONS CONTAIN CERTAIN STATEMENTS THAT ARE “FORWARD-LOOKING STATEMENTS” WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995.  THESE STATEMENTS ARE SUBJECT TO A NUMBER OF ASSUMPTIONS, RISKS, AND UNCERTAINTIES, MANY OF WHICH ARE BEYOND THE CONTROL OF THE DEBTORS, INCLUDING THE IMPLEMENTATION OF THE PLAN, THE CONTINUING AVAILABILITY OF SUFFICIENT BORROWING CAPACITY OR OTHER FINANCING TO FUND OPERATIONS, ACHIEVING OPERATING EFFICIENCIES, CURRENCY EXCHANGE RATE FLUCTUATIONS, MAINTAINING GOOD EMPLOYEE RELATIONS, EXISTING AND FUTURE GOVERNMENTAL REGULATIONS AND ACTIONS OF GOVERNMENTAL BODIES, NATURAL DISASTERS AND UNUSUAL WEATHER CONDITIONS, ACTS OF TERRORISM OR WAR, INDUSTRY-SPECIFIC RISK FACTORS (AS DETAILED IN ARTICLE VII OF THIS DISCLOSURE STATEMENT ENTITLED “CERTAIN FACTORS TO BE CONSIDERED PRIOR TO VOTING”) AND OTHER MARKET AND COMPETITIVE CONDITIONS.  HOLDERS OF CLAIMS ARE CAUTIONED THAT THE FORWARD-LOOKING STATEMENTS SPEAK AS OF THE DATE MADE AND ARE NOT GUARANTEES OF FUTURE PERFORMANCE.  ACTUAL RESULTS OR DEVELOPMENTS MAY DIFFER MATERIALLY FROM THE EXPECTATIONS EXPRESSED OR IMPLIED IN THE FORWARD-LOOKING STATEMENTS, AND THE DEBTORS UNDERTAKE NO OBLIGATION TO UPDATE ANY SUCH STATEMENTS.

THE FINANCIAL PROJECTIONS, WHILE PRESENTED WITH NUMERICAL SPECIFICITY, ARE NECESSARILY BASED ON A VARIETY OF ESTIMATES AND ASSUMPTIONS WHICH, THOUGH CONSIDERED REASONABLE BY THE DEBTORS, MAY NOT BE REALIZED AND ARE INHERENTLY SUBJECT TO SIGNIFICANT BUSINESS, ECONOMIC, COMPETITIVE, INDUSTRY, REGULATORY, MARKET, AND FINANCIAL UNCERTAINTIES AND CONTINGENCIES, MANY OF WHICH ARE BEYOND THE DEBTORS’ CONTROL.  THE DEBTORS CAUTION THAT NO

REPRESENTATIONS CAN BE MADE OR ARE MADE AS TO THE ACCURACY OF THE FINANCIAL PROJECTIONS OR TO THE DEBTORS’ ABILITY TO ACHIEVE THE PROJECTED RESULTS.  SOME ASSUMPTIONS INEVITABLY WILL BE INCORRECT. MOREOVER, EVENTS AND CIRCUMSTANCES OCCURRING SUBSEQUENT TO THE DATE ON WHICH THE FINANCIAL PROJECTIONS WERE PREPARED MAY BE DIFFERENT FROM THOSE ASSUMED, OR, ALTERNATIVELY, MAY HAVE BEEN UNANTICIPATED, AND THUS THE OCCURRENCE OF THESE EVENTS MAY AFFECT FINANCIAL RESULTS IN A MATERIALLY ADVERSE OR MATERIALLY BENEFICIAL MANNER.  THE DEBTORS DO NOT INTEND AND UNDERTAKE NO OBLIGATION TO UPDATE OR OTHERWISE REVISE THE FINANCIAL PROJECTIONS TO REFLECT EVENTS OR CIRCUMSTANCES EXISTING OR ARISING AFTER THE DATE THIS DISCLOSURE STATEMENT IS INITIALLY FILED OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.  THE FINANCIAL PROJECTIONS THEREFORE, MAY NOT BE RELIED UPON AS A GUARANTY OR OTHER ASSURANCE OF THE ACTUAL RESULTS THAT WILL OCCUR.  IN DECIDING WHETHER TO VOTE TO ACCEPT OR REJECT THE PLAN, HOLDERS OF CLAIMS OR INTERESTS MUST MAKE THEIR OWN DETERMINATIONS AS TO THE REASONABLENESS OF SUCH ASSUMPTIONS AND THE RELIABILITY OF THE FINANCIAL PROJECTIONS. (SEE, ARTICLE VII OF THIS DISCLOSURE STATEMENT, “CERTAIN FACTORS TO BE CONSIDERED PRIOR TO VOTING.”)

E.                                      Acceptance By Impaired Classes

The Bankruptcy Code also requires, as a condition to confirmation, that, except as described in the following section, each class of claims or equity interests that is impaired under the plan accept the plan.  A class that is not “impaired” under a chapter 11 plan is deemed to have accepted the plan and, therefore, solicitation of acceptances with respect to such class is not required.  A class is “impaired” unless the plan (a) leaves unaltered the legal, equitable, and contractual rights to which the claim or equity interest entitles the holder of such claim or equity interest, (b) cures any default and reinstates the original terms of the obligation, or (c) provides that, on the consummation date, the holder of such claim or equity interest receives cash equal to the allowed amount of that claim or, with respect to any equity interest, the greatest of (i) any fixed liquidation preference to which the holder of such equity interest is entitled to, (ii) any fixed price at which the debtor, under the terms of the equity security, may redeem the security, or (iii) the value, as of the effective date of the plan, of the holder’s interest in the debtor.

Bankruptcy Code § 1126(c) defines acceptance of a plan by a class of impaired claims as acceptance by holders of at least two-thirds in dollar amount and more than one-half in number of claims in that class, but for that purpose counts only those who actually vote to accept or to reject the plan.  Thus, a class of claims will have voted to accept the plan only if two-thirds in amount and a majority in number actually voting cast their ballots in favor of acceptance.

The Claims in Classes 1, 2A, and 4B are Unimpaired under the Plan and, as a result, the Holders of such Claims are deemed to have accepted the Plan.

The Claims in Classes 2B, 2C, 3A, 3B, and 4A are Impaired under the Plan, and the Holders of Claims in such Classes are entitled to vote on the Plan.  Pursuant to Bankruptcy Code

§ 1126(d), the Holders of Claims in such Classes must accept the Plan for the Plan to be Confirmed without application of the “fair and equitable test” to such Classes, and without considering whether the Plan “discriminates unfairly” with respect to such Classes, as both standards are described herein.  As stated above, Classes of Claims will have accepted the Plan if the Plan is accepted by at least two-thirds in amount and a majority in number of the Claims of each such Class (other than any Claims of Creditors designated under Bankruptcy Code § 1126(e)) that have voted to accept or reject the Plan.

F.                                      Confirmation Without Acceptance By All Impaired Classes

Bankruptcy Code § 1129(b) allows a bankruptcy court to confirm a plan, even if such plan has not been accepted by all impaired classes entitled to vote on such plan, provided that such plan has been accepted by at least one impaired class.  Pursuant to Bankruptcy Code § 1129(b), notwithstanding an impaired class’s rejection or deemed rejection of a chapter 11 plan, the plan shall be confirmed, at the plan proponent’s request, in a procedure commonly known as “cram down,” so long as the plan does not “discriminate unfairly” and is “fair and equitable” with respect to each class of claims or equity interests that is impaired under, and has not accepted, the plan.

1.                                       No Unfair Discrimination

In general, a plan does not discriminate unfairly if it provides a treatment to the class that is substantially equivalent to the treatment that is provided to other classes that have equal rank.  The test does not require that the treatment be the same or equivalent, but that such treatment be “fair.”  In determining whether a plan discriminates unfairly, courts will take into account a number of factors, including the effect of applicable subordination agreements between parties.  Accordingly, two classes of unsecured creditors could be treated differently without unfairly discriminating against either class.

2.                                       Fair and Equitable Test

This test applies to classes of different priority and status (e.g., secured versus unsecured) and includes the general requirement that no class of claims receive more than 100% of the amount of the allowed claims in such class.  As to the dissenting class, the test sets different standards depending on the type of claims or equity interests in such class.

The condition that a plan be “fair and equitable” with respect to a non-accepting class of secured claims includes the requirements that:  (a) the holders of such secured claims retain the Liens securing such claims to the extent of the allowed amount of the secured claims, whether the property subject to the Liens is retained by debtor or transferred to another entity under the plan; and (b) each holder of a secured claim in the class receives deferred cash payments totaling at least the allowed amount of such claim with a present value, as of the Effective Date, at least equivalent to the value of the secured claimant’s interest in the debtor’s property subject to the Liens.

The condition that a plan be “fair and equitable” with respect to a non-accepting class of unsecured claims includes the requirement that either: (a) the plan provides that each holder of a claim of such class receive or retain on account of such claim property of a value, as of the

Effective Date, equal to the allowed amount of such claim; or (b) the holder of any claim or interest that is junior to the claims of such class will not receive or retain any property under the plan on account of such junior claim or interest.

The condition that a plan be “fair and equitable” with respect to a non-accepting class of equity interests includes the requirements that either: (a) the plan provides that each holder of an equity interest in such class receive or retain under the plan on account of such equity interest property of a value, as of the Effective Date, equal to the greater of (i) the allowed amount of any fixed liquidation preference to which such holder is entitled, (ii) any fixed redemption price to which such holder is entitled, or (iii) the value of such interest; or (b) if the class does not receive such an amount as required under (a), no class of equity interests junior to the non-accepting class may receive a distribution under the plan.

The Debtors shall seek Confirmation of the Plan pursuant to Bankruptcy Code § 1129(b), as applicable, in view of the deemed rejection by Class 5.  To the extent that any other Classes vote to reject the Plan, the Debtors further reserve the right to seek (1) Confirmation of the Plan under Bankruptcy Code § 1129(b) and/or (2) modify the Plan.  Bankruptcy Code § 1129(a)(10) shall be satisfied for purposes of Confirmation by acceptance of the Plan by at least one Class that is Impaired under the Plan.

The votes of Holders of Class 5 (SCL Subordinated Securities and SCL Interests) are not be solicited because as set forth in ARTICLE III of the Plan, there will be no distribution to the Holders of Class 5 Claims (SCL Subordinated Securities and SCL Interests).  Class 5, therefore, is conclusively deemed to have rejected the Plan pursuant to Bankruptcy Code § 1126(g).

Notwithstanding the deemed rejection by Class 5, the Debtors believe that the Plan does not “discriminate unfairly” against any Impaired Class of Claims or Equity Interests and satisfies the “fair and equitable” requirement.  With respect to the unfair discrimination requirement, all Classes under the Plan are provided treatment that is substantially equivalent to the treatment that is provided to other classes that have equal rank.  With respect to the fair and equitable requirement, as set forth above and in the Plan, all Holders of Secured Claims shall retain the Liens securing such Claims to the extent of the Allowed amount of the Secured Claims or shall receive deferred cash payments totaling at least the allowed amount of such Claim with a present value, as of the Effective Date, at least equivalent to the value of the secured claimant’s interest in the Debtors’ property subject to the Liens.  Holders of Unsecured Claims will not receive a distribution equal to the Allowed amount of their Claims but no junior Claim or Interest receives any distribution under the Plan.  Holders of Interests will receive no distribution under the Plan.  Therefore, the requirements of Bankruptcy Code § 1129(b) would be satisfied in the event of nonconsensual confirmation of the Plan.

ARTICLE VII.
CERTAIN FACTORS TO BE CONSIDERED PRIOR TO VOTING

PRIOR TO VOTING TO ACCEPT OR REJECT THE PLAN, ALL HOLDERS OF CLAIMS AND INTERESTS SHOULD READ AND CONSIDER CAREFULLY THE FACTORS SET FORTH BELOW, AS WELL AS THE OTHER INFORMATION SET FORTH IN THIS DISCLOSURE STATEMENT.  THESE FACTORS SHOULD NOT, HOWEVER, BE

CONSIDERED AS THE ONLY RISKS INVOLVED IN CONNECTION WITH THE PLAN AND ITS IMPLEMENTATION.

A.                                   General

The following provides a summary of various important considerations and risk factors associated with the Plan.  However, it is not exhaustive.  In considering whether to vote for or against the Plan, Holders of Claims or Interests should read and carefully consider the factors set forth below, as well as all other information set forth or otherwise referenced in this Disclosure Statement.

B.                                     Certain Bankruptcy Considerations

1.                                     Undue Delay in Confirmation May Significantly Disrupt Operations of the Debtors

The impact that a continued prolonging of these Chapter 11 Cases may have on operations of the Debtors cannot be accurately predicted or quantified.  The continuation of these Chapter 11 Cases, particularly if the Plan is not approved or confirmed in the time frame currently contemplated, could further adversely affect operations and relationships with the Debtors’ customers, vendors, employees, regulators, and creditors.  If Confirmation and Consummation of the Plan do not occur expeditiously, these Chapter 11 Cases could result in, among other things, increased costs for Professional fees and similar expenses.  Failure to confirm the Plan also could further weaken SCL’s liquidity position, which could put at risk the Debtors’ exit from chapter 11.

2.                                       The Debtors May Not Be Able to Obtain Confirmation of the Plan.

The Debtors cannot ensure that they will receive the requisite acceptances to confirm the Plan.  Even if the Debtors receive the requisite acceptances, the Debtors cannot ensure that the Bankruptcy Court will confirm the Plan.  A non-accepting Creditor or an Equity Holder might challenge the adequacy of this Disclosure Statement or whether the balloting procedures and voting results are in compliance with the Bankruptcy Code or Bankruptcy Rules.  Even if the Bankruptcy Court determined that this Disclosure Statement, the balloting procedures and voting results were appropriate, the Bankruptcy Court could still decline to Confirm the Plan if it found that any of the statutory requirements for Confirmation had not been met, including that the terms of the Plan are “fair and equitable” to non-accepting Classes.

Bankruptcy Code § 1129 sets forth the requirements for confirmation and requires, among other things, a finding by the bankruptcy court that:  (a) the plan “does not unfairly discriminate” and is “fair and equitable” with respect to any non-accepting classes; (b) confirmation of the plan is not likely to be followed by a liquidation or a need for further financial reorganization unless such liquidation or reorganization is contemplated by the plan; and (c) the value of distributions to non-accepting holders of claims and equity interests within a particular class under the plan will not be less than the value of distributions such holders would receive if the debtors were liquidated under chapter 7 of the Bankruptcy Code.  While there can be no assurance that these requirements will be met, the Debtors believe that the Plan will not be followed by a need for further financial reorganization and that non-accepting Holders within each Class under the Plan will receive distributions at least as great as would be received following a liquidation under chapter 7 of the Bankruptcy Code when taking into consideration all Administrative Claims and costs associated with any such chapter 7 case.  The Debtors believe that Holders of Interests in the Debtors would receive no distribution either under liquidation pursuant to chapter 7 or under chapter 11.

The Confirmation and Consummation of the Plan also are subject to certain conditions described in ARTICLE IV above.  If the Plan is not Confirmed, it is unclear whether a restructuring of the Debtors could be implemented and what distributions Holders of Claims or Interests ultimately would receive with respect to their Claims or Interests.  If an alternative reorganization could not be agreed to, it is possible that the Debtors would have to liquidate their assets, in which case the Debtors believe Holders of Claims and Interests would receive substantially less favorable treatment than they would receive under the Plan.

The Debtors, subject to the terms and conditions of the Plan, reserve the right to modify the terms of the Plan as necessary for Confirmation.  Any such modification could result in a less favorable treatment of any non-accepting Class, as well as of any Classes junior to such non-accepting Class, than the treatment currently provided in the Plan.  Such a less favorable treatment could include a distribution of property to the Class affected by the modification of a lesser value than currently provided in the Plan or no distribution of property whatsoever under the Plan.

3.                                     Parties in Interest May Object to the Debtors’ Classification of Claims

Bankruptcy Code § 1122 provides that a chapter 11 plan may place a class or an interest in a particular class only if such claim or interest is substantially similar to the other claims or interests in such class.  The Debtors believe that the classification of Claims and Interests under the Plan complies with the requirements set forth in the Bankruptcy Code because the Debtors created Classes of Claims and Interests, each containing Claims or Interests, as applicable, that are substantially similar to the other Claims and Interests in each such Class.  Nevertheless, there can be no assurance that the Bankruptcy Court will reach the same conclusion.

4.                                     Failure to Satisfy Vote Requirement

If votes are received in number and amount sufficient to enable the Bankruptcy Court to Confirm the Plan, the Debtors intend to seek, as promptly as practicable thereafter, Confirmation of the Plan.  In the event that sufficient votes are not received, the Debtors may seek to accomplish an alternative chapter 11 plan.  There can be no assurance that the terms of any such alternative chapter 11 plan would be similar to or as favorable to the Holders of Allowed Claims as those proposed in the Plan.

5.                                       The Debtors May Object to the Amount or Classification of a Claim and Procedures for Contingent and Unliquidated Claims

The Debtors reserve the right to object to the amount or the classification of any Claim.  The estimates set forth in this Disclosure Statement cannot be relied on by any Holder of a Claim whose Claim is subject to an objection.  Any such Holder of a Claim may not receive its anticipated share of the estimated distributions described in this Disclosure Statement.

Moreover, notwithstanding any language in any Holder’s Proof of Claim or otherwise, the Holder of a contingent or unliquidated Claim shall not be entitled to receive or recover any amount in excess of the amount: (a) stated in the Holder’s Proof of Claim, if any, as of the Distribution Record Date; or (b) if the Proof of Claim provides an unliquidated amount of such Holders’ Claim on the Distribution Record Date, the amount the Debtors elect to withhold on account of such Claim in the Newco Stock Reserve.

6.                                       Nonconsensual Confirmation

In the event that any impaired class of claims or equity interests does not accept a chapter 11 plan, a bankruptcy court may nevertheless confirm such plan at the proponents’ request if at least one impaired class has accepted the plan (with such acceptance being determined without including the vote of any “insider” in such class), and as to each impaired class that has not accepted the plan, the bankruptcy court determines that the plan “does not discriminate unfairly” and is “fair and equitable” with respect to the dissenting impaired classes.  The Debtors believe that the Plan satisfies these requirements and the Debtors may request such nonconsensual Confirmation in accordance with Bankruptcy Code § 1129(b).  Nevertheless, there can be no assurance that the Bankruptcy Court will reach this conclusion.

7.                                     Risks Arising from the Bermuda Scheme of Arrangement and the U.K. Scheme of Arrangement

There can be no assurance that sufficient Bermuda Scheme Creditors will vote in favor of the Bermuda Scheme of Arrangement for it to be approved or that sufficient Holders of U.K. Scheme Claims will vote in favor of the U.K. Scheme of Arrangement for it to be approved.  In addition, there remains a risk that the Bermuda Court may not sanction the Bermuda Scheme of Arrangement and that the English Court may not sanction the U.K. Scheme of Arrangement.  Because the Plan becoming effective is conditional on the Bermuda Scheme of Arrangement and the U.K. Scheme of Arrangement becoming effective, the Effective Date of the Plan cannot occur unless the Bermuda Scheme of Arrangement and the U.K. Scheme of Arrangement are approved by their respective Creditors and the sanctioned by the Bermuda Court and the English Court, respectively.

8.                                     Risk of Not Obtaining Exit Financing

The Plan is predicated, among other things, on obtaining the Exit Facility.  The Debtors have not yet received a commitment with respect to the Exit Facility and there can be no assurance that the Debtors will be able to obtain the Exit Facility.  If the Debtors cannot secure exit financing, the Plan cannot be Confirmed.

9.                                     Risk of Non-Occurrence of the Effective Date

Although the Debtors believe that the Effective Date may occur very quickly after the Confirmation Date, there can be no assurance as to such timing or as to whether the Effective Date will, in fact, occur.

10.                               Contingencies Not to Affect Votes of Impaired Classes to Accept the Plan

The distributions available to Holders of Allowed Claims under the Plan can be affected by a certain contingencies, including, without limitation, whether the Bankruptcy Court orders certain Claims to be subordinated to other Claims.  The occurrence of such contingencies which could affect distributions available to Holders of Allowed Claims under the Plan, however, will not affect the validity of the vote taken by the Impaired Classes to accept or reject the Plan or require any sort of revote by the Impaired Classes.

11.                               The Actual Allowed Amounts of Claims May Differ from the Estimated Claims and Adversely Affect the Percentage Recovery on Unsecured Claims

The estimates of Claims set forth in this Disclosure Statement are based on various assumptions.  Should one or more of the underlying assumptions ultimately prove to be incorrect, the actual amounts of Allowed Claims may differ significantly from the estimated amount of Allowed Claims contained herein.  In addition, it is possible that additional Claims could be asserted as part of the Bermuda Scheme of Arrangement.  As a result, such differences or additional Claims may materially and adversely affect the recovery to Holders of Allowed Claims under the Plan.

12.                                 The Pension Schemes Settlement Agreement May Not Be Approved by the Bankruptcy Court

A condition precedent to Confirmation of the Plan is approval of the Pension Schemes Settlement Agreement by the Bankruptcy Court or that the necessary parties reach an alternative settlement.  To date, the Bankruptcy Court has not issued an opinion regarding the Pension Schemes Settlement Agreement.  Absent Bankruptcy Court approval of the Pension Schemes Settlement Agreement, the Plan may not be Confirmed or consummated.

13.                                 Risks With Respect to Non-Debtor Subsidiary Directors’ Support of the U.K. Scheme of Arrangement and the Bermuda Scheme of Arrangement

While the directors of Non-Debtors Subsidiaries have indicated their support for the Plan and the U.K. Scheme of Arrangement and the Bermuda Scheme of Arrangement, should these directors for any reason withdraw their support, this could significantly delay Confirmation of the Plan and the approval of both the U.K. Scheme of Arrangement and the Bermuda Scheme of Arrangement.

C.                                     Factors Relating to Newco’s Business

1.                                     Risks Related to Newco’s Container Leasing Operations

Newco’s principal assets are its Container Interests, including the GE SeaCo Class A Quotas and the containers owned by Sea Containers SPC Ltd.  It also will hold a note issued by SCL (discussed below) and certain receivables due from GE SeaCo (discussed below).  It is therefore exposed to the following risks from container related operations:

a.                                       GE SeaCo may be unable to compete favorably in the highly competitive container leasing and sales business.

The container leasing and sales business is highly competitive.  GE SeaCo competes with:

•                  five major leasing companies;

•                  many smaller lessors;

•                  manufacturers of container equipment;

•                  companies offering finance leases, as distinct from operating leases;

•                  promoters of container ownership and leasing as a tax shelter investment;

•                  container shipping lines, which lease their excess stocks of containers from time to time; and

•                  suppliers of alternative types of equipment for freight transport.

Competition among container leasing companies depends upon several factors that include:

•                  lease rates;

•                  the availability, quality, age and individual characteristics of equipment; and

•                  customer services.

b.                                      A decrease in the volume of world trade and other operating factors may adversely affect GE SeaCo’s and Newco’s container leasing businesses.

Demand for leased containers depends largely on levels of international trade and economic growth, both global and regional.  Cyclical recessions can negatively affect lessors’ operating results because, during economic downturns or periods of reduced trade, ocean carriers may lease fewer containers and rely more on their owned fleets to satisfy their container requirements, or may lease containers only at reduced rates.  Thus, a slowdown in economic growth or trade may adversely affect GE SeaCo’s container leasing businesses.  Newco cannot predict whether or when cyclical downturns will occur in the leasing industry.

c.                                       Changes in the purchase price of new containers

Significant changes in the price of new containers can both favor and/or adversely affect GE SeaCo’s  containers leasing business.  Currently new container prices are relatively high, as a result of strong steel prices and other input costs as well as high demand from ocean carriers.  A reduction in purchase prices for new containers may lead to lower per diem leasing charges not just for the new containers but also for older containers purchased at higher historic prices, reducing the profitability of the whole fleet.  In addition a reduction in the purchase price for new containers may also lead to lower disposal prices for older containers.  Lower purchase prices can be of benefit if existing per diem leasing charges are sustained, as this gives rise to both a higher yield on new investments and possible price support in the disposal of old containers.

Newco cannot predict whether the purchase price of new containers will significantly change from present levels and what the overall impact that change will have on the container leasing industry generally and Newco in particular.

d.                                      Other factors affecting demand of containers

Other general factors affecting demand for leased containers include:

•                  the available supply and prices of new and used containers, including the market acceptance of new container types and overbuying by competitors and customers;

•                  economic conditions and competitive pressures in the shipping industry, including fluctuating ship charter and freight rates, containership fleet overcapacity or under capacity, and expansion, consolidation or withdrawal of individual customers in that industry;

•                  improved efficiency of shipping lines operations resulting in less need for leased containers;

•                  shifting trends and patterns of cargo traffic;

•                  the availability and terms of equipment financing;

•                  fluctuations in interest rates and foreign currency values;

•                  import/export tariffs and restrictions;

•                  foreign exchange controls; and

•                  other governmental regulations and political or economic factors that are inherently unpredictable and may be beyond GE SeaCo’s and Newco’s control.

e.                                       Lease rates or utilization for containers may decrease, or GE SeaCo or Newco may be unable to meet container demand

GE SeaCo’s and Newco’s revenue from container leasing is variable and largely depends on lease rates, equipment utilization and equipment availability.  Lease rates depend on;

•                  the type and length of the lease,

•                  the type and age of the equipment,

•                  the application of the SeaCover container damage program to equipment maintenance obligations under the lease,

•                  competition, as more fully discussed above,

•                  interest rates,

•                  new container prices, and

•                  economic conditions, including world trade and other factors more fully discussed above.

In recent years, lease rate yields have declined, and may decline further in the future, thereby detracting from the economic returns on higher valued existing equipment.

Utilization is the ratio of containers on lease to the total container fleet and may also fluctuate due to these same factors.  While utilization has been generally high over recent years, there may a be a decline in utilization in future years.

In order to meet anticipated demand promptly, GE SeaCo maintains inventories of available containers at various factories and depots worldwide.  As demand is difficult to estimate, however, these inventories may be too large or too small in any specific location, and repositioning equipment in a timely manner may not be economically feasible.  Also, container supply from manufacturers involves a time delay between order placement and equipment delivery, as a result of which revenue may be restrained when demand is strong or may not be realized by the time equipment is delivered.

f.                                         If GE SeaCo or SCL sells large quantities of equipment, gains or losses on sale of equipment will fluctuate and may be significant

From time to time, GE SeaCo sells equipment that it or Newco owns, both containers on lease to the customers and idle equipment off lease.  Equipment is typically sold if it is in the best interest of the owner to do so after taking into consideration the book value, physical condition, location, remaining useful life, suitability for leasing or other uses, and the prevailing local sales price for the equipment.  As these considerations vary, gains or losses on sale of equipment will also fluctuate and may be significant if GE SeaCo sells large quantities of equipment.  In recent years, GE SeaCo has stepped up its sale program on behalf of its partners to dispose of older units.

g.                                      Repositioning costs may adversely affect GE SeaCo’s and Newco’s profitability

If lessees return equipment to locations where supply exceeds demand, GE SeaCo may reposition containers to higher demand areas.  Repositioning expenses vary depending on geographic location, distance, freight rates and other factors, and may not be fully covered by drop-off charges collected from the last lessees of the equipment or pick-up charges paid by the new lessees.  Also, demand may not be as great as anticipated after repositioning has occurred so that the equipment may remain idle.  GE SeaCo must carefully balance the revenue and potential revenue against the costs of repositioning, which may be substantial.

h.                                      GE SeaCo and Newco may lose revenue and incur additional operating expenses when container lessees default on their leases

When lessees of containers default, the containers may be returned in locations where GE SeaCo or Newco cannot efficiently re-lease them or profitably sell them, or they may be lost.  GE SeaCo or Newco may have to repair and reposition these containers where they can be re-leased, which could be expensive depending on the locations and distances involved. Alternatively, the containers may be sold where they are located.  As a result, GE SeaCo and Newco may lose lease revenue and incur additional operating expenses in repossessing and storing the equipment.  While in recent years, defaults by lessees, as measured by allowances for specific doubtful accounts, have not been material as a percentage of container revenue, there can be no assurance that any future defaults will not be material.

i.                                          GE SeaCo and Newco may be subject to environmental liability that could adversely affect their businesses and financial condition despite insurance coverage

In certain countries like the United States, the owner of a leased container may be liable for the costs of environmental damage from the discharge of the contents of the container even though the lessor is not at fault.  GE SeaCo maintains insurance against property damage and third-party liability for its owned containers and those of its partners, and lessees are required to obtain similar insurance and to provide indemnity against loss.  However, insurance or indemnities may not fully protect GE SeaCo or Newco against damages arising from environmental damage.

Many countries impose limitations on the production of chlorofluorocarbon CFC refrigerants because of their ozone depleting and global warming effects.  All refrigerated containers in the GE SeaCo-owned fleet have been charged with non-CFC refrigerant gas, and most of the older Newco units have been converted or disposed of.  Future government regulation of CFC or other refrigerants and synthetic insulation materials, however, might require refrigerated containers using non-conforming substances to be retrofitted with conforming ones.  In that event, GE SeaCo or Newco would have to bear all or a large portion of the cost to convert the units.

j.                                          GE SeaCo is currently managing an ambitious information technology and overhead reduction program that is essential to its future competitiveness

GE SeaCo’s information technology and overhead reduction program is well advanced but not yet complete.  There are inherent risks in this program and should GE SeaCo be unable to fully achieve its goals to deliver, within budget, first class information technology and reduce its selling, general, and administrative expenses, its financial performance and future competitiveness could be adversely affected.

k.                                       GE SeaCo and Newco may be subject to custom duties and other taxation arising from the operational location of its container unit, which could affect their business and financial condition

GE SeaCo and SCL (for Newco) have over the past 12 months conducted a detailed review of GE SeaCo’s exposure to customs duties in the countries in which GE SeaCo owned or managed containers are located, and believe GE SeaCo has taken appropriate steps to manage and minimize such exposure.  However, the rules concerning such custom duties and other similar local taxes are often opaque and can be subject to change, giving rise to the potential for additional liabilities and disruption to the business operations going forward.

2.                                     Risks Related to the Newco Repatriation Note

Repayment of the Newco Repatriation Note, issued by Reorganized SCL to Newco on account of the Exit Financing under the Plan, is subject to adequate funds being remitted to

Reorganized SCL from the Non-Debtor Subsidiaries and there not being other competing claims on Reorganized SCL’s resources.  Prior to repatriation of cash to Reorganized SCL, the Non-Debtor Subsidiaries must complete certain asset disposals, settle and/or pay third-party creditor claims and undertake wind-down and/or liquidation processes.  In addition, while competing claims against Reorganized SCL and Reorganized SCL’s wind-down and liquidation costs have been taken into account, these factors are subject to significant uncertainty.  While Reorganized SCL forecasts that the Newco Repatriation Note will be satisfied, that forecast is subject to several variables, including the foregoing factors that cannot be predicted with certainty.

3.                                     Risks Related to Receivable due from GE SeaCo

As of the Effective Date, it is estimated that GE SeaCo will owe Newco $20 million, of which approximately (a) $9 million relates to amounts due in the normal course of business and (b) approximately $11 million relates to the receipt of a GE SeaCo Class B Quota dividend pursuant to the GE SeaCo Framework Agreement.  GE SeaCo must satisfy a financial covenant test before making the payment of the Class B Quota dividend to Newco.  The current forecast indicates the test will be satisfied and the dividend will be received by 2009.  However, such forecast is subject to the operational and business uncertainties noted in ARTICLE VII.C.1. and, thus, it is uncertain whether the dividend will be received in full on a timely basis.  The other receivables due from GE SeaCo are not subject to the covenant test, and are expected to be recovered on a timely basis excepting extraordinary events.

4.                                     Risks Related to Newco Loans

The Exit Financing consists of a $[           ] amortizing five-year term loan.  It is anticipated that [       ]% of this loan will be repaid from cash generated by the containers owned by Sea Containers SPC Ltd., the Managed Fleet, repayment of the Newco Repatriation Note, and receivables due from GE SeaCo, with the remaining [      ]% refinanced in five years time supported by cash flows to be received on the Managed Fleet after that date.  The forecast for repayment assumes the receipt of dividends from GE SeaCo on account of the Class B Quotas only.  The risks set forth in ARTICLE VII.C.1, 2, and 3 may impact on the timing and value of those dividend receipts.  If these circumstances arise, Newco may have to reschedule or find other sources of capital to satisfy its debt obligations, which would likely effect the value of Newco Equity.

5.                                       Risks Related to the Transfer of the Container Interests to Newco

The Debtors currently anticipate that they will be able to transfer the Container Interests to Newco.  There are many factors outside of the Debtors’ control, however, including the ability of the Debtors to obtain necessary governmental consents to the sale or transfer of certain of their assets.

6.                                       Risks Related to the Newco’s Status under the 1934 Act

Newco currently is in the process of seeking guidance from the staff of the SEC regarding its status under the 1934 Act.

First, Newco is seeking the SEC staff’s concurrence that it will not be deemed a successor to SCL under the 1934 Act and thus will not inherit SCL’s duty to file periodic and other reports with the SEC.  Should the staff disagree, and Newco is deemed to be the successor to SCL, then Newco will need to have fewer than 300 stockholders of record in order not to be subject to the reporting requirements of the 1934 Act.  If the number of record holders were to exceed 300 within approximately 3 years after the date of emergence and Newco thereby became subject to the reporting requirements of the 1934 Act, Newco would not be able to satisfy those requirements because it will not be able to prepare audited historical financial information for periods prior to emergence. Newco is currently exploring whether it would be  feasible and advisable to impose transfer restrictions on its stock in order to help ensure that the number of record holders does not exceed 300.  If such transfer restrictions are imposed, they could adversely affect the liquidity and value of the Newco stock.

If Newco is not a successor to SCL, then Newco will need to have fewer than 500 record holders of its stock in order not to be subject to the reporting requirements of the 1934 Act.  If the number of record holders were to exceed 500 within approximately 3 years after the date of emergence and Newco thereby became subject to the reporting requirements of the 1934 Act, Newco would not be able to satisfy those requirements because it will not be able to prepare audited historical financial information for periods prior to emergence.  Newco is currently exploring whether it would be feasible and advisable to impose transfer restrictions on its stock in order to help ensure that the number of record holders does not exceed 500.  If such transfer restrictions are imposed, they could adversely affect the liquidity and value of the Newco stock.

Newco is also seeking an exemption from periodic reporting under Rule 12g3-2(b), which is available to foreign private issuers which have not conducted a registered public offering in the United States or listed any of their securities for trading on an exchange in the United States.  If Newco receives such an exemption, then it could have more than 300 (or, if applicable, 500) record holders of its stock without becoming subject to the reporting requirements of the 1934 Act.  The SEC has proposed amendments to Rule 12g3-2(b) which provide that the exemption is only available to foreign private issuers which have securities listed for trading on an exchange outside the United States.  At this time, it is not clear whether Newco can receive an exemption under Rule 12g3-2(b) upon emergence or whether Newco must wait to seek such an exemption until such time as it completes a non-U.S. listing of its shares (if ever).

7.                                       Risks Relating to Newco’s Status Under the Investment Company Act of 1940

It is likely that Newco will need to obtain an exemptive order from the SEC so as not to be subject to regulation under the Investment Company Act of 1940 (“Investment Company Act”).  In the absence of such an exemptive order, Newco could be subject to the Investment Company Act because GE SeaCo may not constitute a “majority-owned subsidiary” of Newco under the Act and, as a result, the proportion of Newco’s assets and income from “investment securities” may exceed certain thresholds contained in the Act (above which companies become subject to regulation).  It is expected that Newco will request an order (a) pursuant to Section 3(b)(2) of the Investment Company Act declaring that it is “primarily engaged in a business other than that of investing, reinvesting, owning, holding or trading in securities” and therefore is not an “investment company” within the meaning of the Investment Company Act or (b)

pursuant to Section 6(c) of the Investment Company Act exempting Newco from all of the Investment Company Act’s provisions.

If Newco does not receive such an exemptive order (or the SEC seeks to impose conditions on the availability of any such order that Newco is unable to comply with), then Newco would need to limit the beneficial holders of its outstanding securities to (a) not more than 100 United States holders or solely United States “qualified purchasers” (as defined by the Investment Company Act) and (b) the remaining owners of its securities to Non-U.S. Persons (as defined by the Securities Act of 1933).  In order to comply with these ownership restrictions, the Debtor would need to ensure that all creditors which receive distributions of Newco stock under the Plan are either United States “qualified purchasers” or Non-U.S. Persons.  To achieve this result, changes to the Plan and additional exit financing would be required in order to eliminate the interests of the creditors which would not be eligible to hold Newco stock under the SEC ownership rules.  There can be no assurance as to whether or not the Debtors would be able to make the necessary changes to the Plan and/or obtain the additional exit financing necessary to comply the SEC ownership rules.  In addition, Newco would need to impose restrictions on transfers of its shares following emergence, potentially on a permanent basis.  Such restrictions could adversely affect the liquidity and value of Newco’s stock.  There can be no assurance that the SEC’s staff will grant the relief from the federal securities laws that Newco is seeking.  If an acceptable SEC exemptive order cannot be obtained under the Investment Company Act, there can be no assurance that the Plan can be consummated.

8.                                       GE SeaCo May Not Be Able to Achieve Its Projected Financial Results

The value of Newco will derive primarily from Newco’s principal operating asset, its interests in GE SeaCo.  GE SeaCo, and consequently Newco, may not be able to meet its financial projections that the Debtors have assumed in connection with the Plan.  If GE SeaCo does not achieve these projections, GE SeaCo may lack sufficient liquidity to meet its operational requirements.  The financial projections represent management’s view based on currently known facts and hypothetical assumptions about its future operations.  Further, the Financial Projections do not guarantee GE SeaCo’s future performance or, consequently, the value of Newco’s interests in GE SeaCo.  Although Newco will have four members on GE SeaCo’s Board, Newco will not have control the Board of GE SeaCo, where decisions are made regarding such matters as operating risk, pricing and investment decisions, which will affect actual future financial performance.

The Financial Projections are based on numerous assumptions including, without limitation:  (a) the timing, Confirmation, and Consummation of the Plan in accordance with its terms; (b) the anticipated future performance of GE SeaCo; (c) general business and economic conditions; and (d) other matters, many of which are beyond the control of the Debtors and some or all of which may not materialize.  In addition, unanticipated events and circumstances occurring subsequent to the date that this Disclosure Statement is approved by the Bankruptcy Court may affect the actual financial results.  Because the actual results achieved throughout the periods covered by the Financial Projections may vary from the projected results, the Financial Projections should not be considered a guarantee that the actual results that will occur.

Except with respect to the Financial Projections and except as otherwise specifically and expressly stated herein, this Disclosure Statement does not predict any events that may occur subsequent to the date hereof.  Such unforeseen events may have a material impact on the information contained in this Disclosure Statement.  The Debtors do not intend to update the Financial Projections.  The Financial Projections, therefore, will not reflect the impact of any subsequent events not already accounted for in the assumptions underlying the Financial Projections.

9.                                       If There Is Any Change in the Debtors’ Tax Status or the Income Tax Regulations of the Countries Where They Operate, Their Financial Results Could Be Negatively Affected

The Debtors believe, based upon the anticipated nature and conduct of their business, that a significant portion of the income of the Debtors will not be subject to tax by Bermuda, which currently imposes no corporate income tax, or by various other countries in which its customers may be located.  The Debtors cannot determine in advance the extent to which certain jurisdictions may require them to pay tax or to make payments in lieu of tax.  In addition, payments due to the Debtors from their customers may be subject to withholding tax or other tax claims in amounts that exceed the taxation that the Debtors expect based on the Debtors’ current and anticipated business practices and current tax regimes.

10.                                 Risk of the Loss of Key Members of Newco Management Team

Newco will be dependent on the efforts and performance of its management team and its relationship with GE SeaCo to maximize value for Newco shareholders.  If Newco and/or GE SeaCo were to lose key members of their respective teams, Newco’s financial performance, liquidity, and equity value could be adversely affected.

11.                               Threat of Litigation

As of the date of this Disclosure Statement, Newco is not currently involved in any legal proceedings that, individually or in the aggregate, are expected to have a material effect on its business, financial condition, results of operations, or cash flows.

12.                                 The Company’s Tax Liabilities May Be Greater than Anticipated

PwC has undertaken a review of (a) the tax provisions assumed in the Entity Priority Model in respect of potential tax liabilities against the Debtors and the Non-Debtor Subsidiaries for the periods from January 2005 through March 31, 2008 and (b) the tax holdbacks in respect of the restructuring transactions undertaken by Non-Debtor Subsidiaries in Australia, New Zealand, and Brazil subsequent to SCL filing these Chapter 11 Cases.  PwC has not reviewed the provisions held for the Non-Debtor Subsidiaries with respect to taxes incurred in the U.S., Germany, Italy, Greece, and the Ivory Coast.  Tax advice in these jurisdictions has been received from Cowan, Gunteski & Co. P.A., MGP Studio, Galileo Consulting S.A., Schomerus & Partner, and Société Internationale de Plantations et de Finance.  While PwC has taken all reasonable measures to assess the tax liabilities and holdbacks they reviewed, it remains possible that the relevant taxing authorities could seek to challenge the position taken by the Non-Debtor Subsidiaries in respect of these tax liabilities.  As a result, the Company’s tax liabilities may be greater than anticipated and, as such, the amounts available for distribution under the Entity Priority Model could be lower than expected.

D.                                    Factors Affecting the Value of Newco Equity and Residual Assets

1.                                     A Liquid Trading Market for the Newco Equity May Not Develop

The Debtors make no assurance that a liquid trading market for the Newco Equity will develop.  The liquidity of any market for the Newco Equity will depend, among other things, upon the ability of Newco to list Newco Equity for trading on an exchange, the number of Holders of Newco Equity, the performance of GE SeaCo (Newco’s principal asset), and the market for similar securities, none of which can be determined or predicted.  Most securities exchanges require audited historical financial information as a prerequisite to listing.  Newco is not able to produce audited historical financial information for periods prior to emergence, and hence, it is likely to be approximately twelve to thirty-six months following emergence before Newco will able to list its shares for trading. Therefore, the Debtors cannot provide assurances that an active trading market will develop or, if a market develops, what the liquidity or pricing characteristics of that market will be.

2.                                     Bermuda Monetary Authority Restrictions

As a Bermudian company Newco will be subject to the Exchange Control Act of 1972 and the Exchange Control Regulations 1973 of Bermuda.  Under the provisions of these Acts, the issue or transfer of securities in an exempted company to or from non-residents of Bermuda for exchange control purposes requires specific permission from the Bermuda Monetary Authority, except where a general permission has been granted.  The Debtors are therefore seeking a general permission from the Bermuda Monetary Authority for:  (a) the free issue of all the securities of Newco up to the level of such company’s authorized share capital from time to time, whether or not the securities are listed on an appointed stock exchange, without further reference to the Authority; and (b) the free transferability of all the securities of Newco currently issued, to be issued or transferred (including, but not limited to, common shares, preferred shares, warrants, options, coupons, depository receipts, debt securities), whether or not the securities are listed on an appointed stock exchange, without further reference to the Bermuda Monetary Authority, subject to the requirement that persons acquiring ten percent or more of the shares in the capital of Newco shall be obliged to make necessary disclosures of beneficial ownership information to the Bermuda Monetary Authority.  Failure to received the general permission may have an adverse effect on the liquidity and value of Newco Equity.  The Debtors have received an in-principal consent from the Bermuda Monetary Authority as to these matters.

3.                                     Risks Relating to Possible Newco Equity Ownership Restrictions in Connection With the GE SeaCo Joint Venture Agreements

The amended joint venture agreements for GE SeaCo require, to the extent permitted under applicable law, that the governing documents of Newco place restrictions on the ability of persons to vote and/or own equity securities in Newco to the extent such voting or ownership rights would (a) prevent GE SeaCo from complying with any U.S. or other applicable trade sanctions or (b) would reasonably be expected to impose material tax, pension, or other liabilities upon GE SeaCo to which it would not otherwise be subject.  The Debtors currently are analyzing whether or not there are situations where the voting or ownership of Newco Equity would result in the consequences described in this paragraph and, if so, what restrictions on voting or ownership of Newco Equity may be appropriate and permissible under applicable law.  If and to the extent such restrictions are necessary, they could have a negative impact on the marketability and value of Newco Equity.

4.                                     The Value of the Newco Equity May be Depressed Following the Effective Date

Assuming Consummation of the Plan, Newco Equity will be issued substantially simultaneously to Holders of Allowed Claims, subject to the Non-Debtor Subsidiary Reserve, the Equalization Claim Reserve, and a reserve for Disputed Claims, to be distributed periodically as such Disputed Claims become Allowed Claims.  Following the Effective Date, such Holders may seek to dispose of the Newco Equity for Cash, which could cause the initial value of these securities to be depressed, particularly in light of the lack of an established market for these securities.

5.                                     Actual Amount of Allowed Claims May Differ from the Estimated Claims and Adversely Affect the Percentage Recovery on Unsecured Claims

The Claims estimates set forth in ARTICLE IV herein are based on various assumptions.  The actual amounts of Allowed Claims may differ significantly from those estimates should one or more underlying assumption prove to be correct.  Such differences may adversely affect the percentage recovery to Holders of Allowed Claims under the plan.  In addition, the Debtors have made certain assumptions in the Plan Recovery Analysis, which should be read carefully.

6.                                     Newco’s Principal Operating Assets, May Not be Able to Achieve Projected Financial Results or Meet Post-Exit Debt Obligations and Finance All Operating Expenses, Working Capital Needs, and Capital Expenditures

As described in ARTICLE VII.C.8., GE SeaCo may not be able to meet its projected financial results or achieve projected revenues and cash flows that it has assumed in projecting future business prospects.  To the extent GE SeaCo does not meet its projected financial results or achieve projected revenues and cash flows, GE SeaCo may lack sufficient liquidity to continue operating as planned after the Effective Date, may be unable to service its debt obligations as they come due or may not be able to meet operational needs.  As a result, the Newco’s overall value and consequently the value of Newco Equity may be adversely affected.  In addition, the containers owned by Sea Containers SPC Ltd. may not be able to achieve projected financial results or projected revenues and cash flows.  To the extent this occurs, Newco may be unable to service its debt obligations, which may adversely affect the value of Newco Equity.

7.                                     The Valuation of Newco Equity, and the Estimated Recoveries to Holders of Claims and Interests, Is Not Intended to Represent the Private Sale Market Value of the Newco Equity

The Debtors’ estimated recoveries to Holders of Allowed Claims are based on the Financial Projections developed by the Debtors’ management and on certain generally accepted

Plan Recovery Analyses and are not intended to represent the trading values of Newco’s securities in private markets.  The estimated recoveries are based on numerous assumptions (the realization of many of which is beyond the control of Newco), including, without limitation: (a) the successful transfer of the Container Interests to Newco; (b) the performance of GE SeaCo; (c) an assumed Effective Date of  November 30, 2008; (d) Newco’s ability to achieve the operating and financial results included in the Financial Projections; (e) Newco’s ability to maintain adequate liquidity to fund operations; and (f) the assumption that capital and equity markets remain consistent with current conditions.  Even if the Debtors achieve the Financial Projections, the market values for Newco Equity could be adversely impacted by the lack of trading liquidity for these securities, the lack of institutional research coverage and a concentrated selling by recipients of these securities.

8.                                     The Newco Equity May be Issued in Odd Lots

Holders of Allowed Claims may receive odd lot distributions (less than 100 shares) of Newco Equity.  Holders may find it more difficult to dispose of odd lots in the marketplace and may face increased fees and other charges in connection with any such disposition.

9.                                     Newco Does Not Expect to Pay Cash Dividends on the Newco Equity for the Foreseeable Future

The terms of the Exit Facility may limit, among other things, Newco’s ability to pay dividends, and it is not anticipated that any cash dividends will be paid on the Newco Equity in the near future.

10.                                 Risks Related to the Company’s Exposure to Laws in a Number of Jurisdictions

The Debtors have a complicated corporate structure, which involves numerous intercompany transactions.  Because of that structure, there exists a risk of an unplanned foreclosure or insolvency event of one Non-Debtor Subsidiary that could drag other group members into foreign insolvency proceedings, whether voluntary or involuntary.  Additionally, it is possible that certain foreign creditors and courts may disregard the Confirmation Order.  Such actions may adversely affect the recovery to Holders of Allowed Claims under the Plan.

11.                               The Value of Residual Assets May Be Adversely Affected.

The Debtors’ estimated value of the Residual Assets are based on certain assumptions with respect to the liquidating and wind-down of the Non-Container-Leasing Businesses, including, without limitation, the timing of Non-Core Business sales, the sale proceeds received from such sales and the tax liabilities in respect of such proceeds, the time necessary to complete the wind-down of the Non-Container-Leasing Businesses, the agreement of directors of Non-Debtor Subsidiaries to waive residual Intercompany Claims, general business and economic conditions, and other matters which are beyond the control of the Debtors or Reorganized SCL and some or all which may not materialize.  Failure of any of these assumptions to occur may adversely affect the value of the Residual Assets.

12.                               Certain Tax Implications of the Debtors’ Bankruptcy and Wind-Down

Holders of Allowed Claims should carefully review ARTICLE VIII herein to determine how the tax implications of the Plan and these Chapter 11 Cases may adversely affect Newco.

13.                               Impact of Interest Rates

Changes in federal interest rates and foreign exchange rates may affect the fair market value of the Debtors’ assets.  Specifically, the strengthening of the dollar will negatively impact the value of their net foreign assets or the operation of the Equalization Trust and the Non-Debtor Subsidiary Trust.

14.                               The Resolution of Certain Intercompany Claims May Generate Taxable Cancellation of Debt Income to SCL’s Non-Debtor Subsidiaries

The cancellation or release of debt may be taxable in certain jurisdictions and may diminish creditor recoveries if a taxable gain is crystallized by such cancellation or release of debts at certain Non-Debtor Subsidiaries.  While this risk can be mitigated by seeking to wind-up a Non-Debtor Subsidiary through local insolvency proceedings or by obtaining clearances from local taxing authorities, this may not be achieved in all circumstances.  In relation to SCSL and the U.K. Non-Debtor Subsidiaries, it is intended that clearance will be sought in advance from the U.K. HM Revenue & Customs (“HMRC”) (the U.K. taxing authority) that winding up of SCSL and the U.K. Non-Debtor Subsidiaries will not result in any additional tax liabilities for the entities concerned.

15.                                 The Establishment or Operation of the Equalization Trust and the Non-Debtor Subsidiary Trust May Give Rise to Deemed Taxable Distributions in Certain Non-Debtor Subsidiaries and SCSL

It is intended that clearance will be obtained from the HMRC that the operation of the Equalization Trust and the Non-Debtor Subsidiary Trust will not cause any tax liabilities to accrue in SCSL or certain Non-Debtor Subsidiaries as a result of payments by the Equalization Trust or the Non-Debtor Subsidiary Trust in respect of claims against SCSL and certain Non-Debtor Subsidiaries.  There is no guarantee that HMRC will provide clearances in relation to these matters, which could result in material claims arising at SCSL and certain Non-Debtor Subsidiaries.  If such claims arose this could reduce repatriations to SCL and/or dilute distributions to the Creditors.

16.                               U.S. Persons Who Own Newco’s Common Shares May Have More Difficulty in Protecting Their Interests Than U.S. Persons Who Are Shareholders of a U.S. Corporation

The Bermuda Act, which will apply to Newco, differs in certain material respects from laws generally applicable to U.S. corporations and their shareholders. Set forth below is a summary of certain significant provisions of the Bermuda Act (including modifications adopted pursuant to the by-laws) applicable to Newco which differ in certain respects from provisions of Delaware corporate law.  Because the following statements are summaries, they do not purport to deal with all aspects of Bermuda law that may be relevant to Newco and its shareholders.

Interested Directors.  Bermuda law requires that a director declare, at the first opportunity at a meeting of the directors or by writing to the directors, his interest in any material contract or proposed material contract with the company or any of the subsidiaries, or his material interest in any person that is a party to a material contract or proposed material contract with the company or any of its subsidiaries.  Any director or officer who fails to make such declaration is deemed not to be acting honestly and in good faith.  Newco’s by-laws will provide that any transaction entered into by Newco in which a director has an interest is not voidable by Newco nor can such director be liable to Newco for any profit realized pursuant to such transaction provided the nature of the interest is disclosed at the first opportunity at a meeting of directors, or in writing to the directors.  Under Delaware law such transaction would not be voidable if (a) the material facts as to such interested director’s relationship or interests are disclosed or are known to the board of directors and the board in good faith authorizes the transaction by the affirmative vote of a majority of the disinterested directors, (b) such material facts are disclosed or are known to the stockholders entitled to vote on such transaction and the transaction is specifically approved in good faith by vote of the majority of shares entitled to vote thereon or (b) the transaction is fair as to the corporation as of the time it is authorized, approved or ratified.  Under Delaware law, such interested director could be held liable for a transaction in which such director derived an improper personal benefit.

Mergers and Similar Arrangements.  Newco may acquire the business of another Bermuda exempted company or a company incorporated outside Bermuda.  Newco will be permitted, with the approval required under Section 106 of the Bermuda Act, of votes cast at a general meeting of its shareholders at which the quorum of shares specified in Section 106 of the Bermuda Act is present, to amalgamate with another Bermuda company or with a body incorporated outside Bermuda.  Any shareholder of a Bermuda company that is amalgamating may, subject to meeting certain requirements, apply to a Bermuda court for a determination of the fair value of such shareholder’s shares.  Under Delaware law, with certain exceptions, a merger, consolidation or sale of all or substantially all the assets of a corporation must be approved by the board of directors and a majority of the outstanding shares entitled to vote thereon.  Under Delaware law, a stockholder of a corporation participating in certain major corporate transactions may, under certain circumstances, be entitled to appraisal rights pursuant to which such stockholder may receive cash in the amount of the fair value of the shares held by such stockholder (as determined by a court) in lieu of the consideration such stockholder would otherwise receive in the transaction.

Takeovers.  Bermuda law provides that where an offer is made for shares of a company and, within four months of the offer, the holders of not less than 90% of the shares which are the subject of the offer accept, the offeror may by notice require the nontendering shareholders to transfer their shares on the terms of the offer.  Dissenting shareholders may object to transfer with the court within one month of the notice.  Bermuda law also affords the holder of 95% or more of the issued shares of a company to acquire the balance of the issued shares, but also gives a right to the minority shareholders to apply to the court for an appraisal of the fair value of their shares. Delaware law provides that a parent corporation, by resolution of its board of directors and without any shareholder vote, may merge with any subsidiary of which it owns at least 90% of each class of capital stock. Upon any such merger, dissenting stockholders of the subsidiary would have appraisal rights.

Shareholder’s Suit.  The rights of shareholders under Bermuda law are not as extensive as the rights of shareholders under legislation or judicial precedent in many United States jurisdictions.  Class actions and derivative actions are generally not available to shareholders under the laws of Bermuda.  However, the Bermuda courts ordinarily would be expected to follow English case law precedent, which would permit a shareholder to commence an action in the name of the company to remedy a wrong done to the company where the act complained of is alleged to be beyond the corporate power of the company, is illegal, would result in the violation of a company’s memorandum of association or by-laws, would constitute a fraud against the minority shareholders or where an act requires the approval of a greater percentage of shareholders than actually approved it.  The court in Bermuda has discretion to require one party to pay a proportion of the legal costs of the other party.  Usually, the winning party in such an action would be able to recover a portion of attorneys’ fees incurred in connection with such action.  Newco’s by-laws will provide that shareholders waive all claims or rights of action that they might have, individually or in the right of the company, against any director or officer for any act or failure to act in the performance of such director’s or officer’s duties, except with respect to any fraud or dishonesty of such director or officer.  Class actions and derivative actions generally are available to stockholders under Delaware law for, among other things, breach of fiduciary duty, corporate waste and actions not taken in accordance with applicable law.  In such actions, the court has discretion to permit the winning party to recover attorneys’ fees incurred in connection with such action.

Indemnification of Directors.  Newco may indemnify its directors or officers in their capacity as directors or officers for any loss arising or liability attaching to them by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which a director or officer may be guilty in relation to the company other than in respect of his own fraud or dishonesty.  Under Delaware law, a corporation may indemnify a director or officer of the corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in defense of an action, suit or proceeding by reason of such position if (a) such director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and (b) with respect to any criminal action or proceeding, such director or officer had no reasonable cause to believe his or her conduct was unlawful.

Inspection of Corporate Records.  Members of the general public will have the right to inspect Newco’s public documents at the office of the Registrar of Companies in Bermuda, which will include Newco’s memorandum of association (including its objects and powers) and any alteration to Newco’s memorandum of association and documents relating to any increase or reduction of authorized capital.  Newco’s shareholders have the additional right to inspect Newco’s By-laws, minutes of general meetings and audited financial statements, which must be presented at the general meeting of shareholders.  The register of Newco’s shareholders is also open to inspection by shareholders without charge, and to members of the public for a fee.  Newco is required to maintain its share register in Bermuda but may establish a branch register outside Bermuda.  Newco is required to keep at its registered office a register of its directors and officers which is open for inspection by members of the public without charge.  Bermuda law does not, however, provide a general right for shareholders to inspect or obtain copies of any other corporate records.  Delaware law permits any shareholder to inspect or obtain copies of a corporation’s shareholder list and its other books and records for any purpose reasonably related to such person’s interest as a shareholder.

Enforcement of Judgments and Other Matters.  The Debtors and Newco have been advised by Appleby, its Bermuda counsel, that a Bermuda court will not enforce, in the courts of Bermuda, judgments of United States courts based upon the civil liability provisions of the United States federal securities laws, unless such judgments are monetary judgments, and certain criteria are met.  Additionally, Appleby has advised the Debtors and Newco that an investor would not be able to bring an original action in the Bermuda courts to enforce liabilities against Newco or its directors and officers who reside outside the United States based solely upon United States federal securities laws, but could enforce rights which constituted rights capable of enforcement under Bermuda law which might be equivalent to the rights of such investors under the requirements of the United States federal securities law.

The Debtors and Newco have been advised by Appleby that there is no treaty in effect between the United States and Bermuda providing for the enforcement in Bermuda of a monetary judgment entered by a United States court.  Because of the absence of such a treaty a litigant’s ability to enforce a United States monetary judgment against Newco will be impaired to the extent that the litigant will be required to bring an action to enforce the judgment in a Bermuda court.  Appleby has advised that such judgments are the proper subject of an action in the Supreme Court of Bermuda and that such an action should be successful without having to prove any of the facts underlying the judgment as long as two standard principles are established: first, that applying the Bermuda rules as to jurisdiction the United States court rendering the judgment must have been competent to hear the action, and second, the judgment may not be contrary to Bermuda public policy, obtained by fraud or in proceedings contrary to natural justice of Bermuda, and is not based on an error in Bermuda law.

Some of Newco’s directors and officers will reside outside the United States, and all or a substantial portion of their assets and Newco’s assets may be located in jurisdictions outside the United States.  Therefore, it may be difficult for investors to effect service of process within the United States upon non-U.S. directors and officers or to recover against the company, or non-U.S. directors and officers on judgments of U.S. courts, including judgments predicated upon the civil liability provisions of the U.S. federal securities laws.  However, Newco may be served with process in the United States with respect to actions against it arising out of or in connection with violations of U.S. federal securities laws relating to offers and sales of Newco Common Stock Certificates by serving its U.S. agent irrevocably appointed for that purpose.  The Debtors intend to retain [            ], as Newco’s U.S. agent irrevocably appointed for the service of process as described in the preceding sentence.

E.             Risks Associated With Forward-Looking Statements

THIS DISCLOSURE STATEMENT AND THE DOCUMENTS REFERENCED HEREIN CONTAIN FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 THAT REFLECT, WHEN MADE, THE DEBTORS’ CURRENT VIEWS WITH RESPECT TO CURRENT EVENTS AND FINANCIAL PERFORMANCE.  THESE STATEMENTS ARE SUBJECT TO A NUMBER OF ASSUMPTIONS, ESTIMATES, RISKS, AND UNCERTAINTIES, MANY OF

WHICH ARE BEYOND THE CONTROL OF THE DEBTORS.  SPECIFICALLY, THE PROJECTED FINANCIAL RESULTS CONTAINED HEREIN REFLECT NUMEROUS ASSUMPTIONS CONCERNING THE FUTURE PERFORMANCE OF NEWCO, SOME OF WHICH MAY NOT MATERIALIZE, INCLUDING, WITHOUT LIMITATION, ASSUMPTIONS REGARDING: (1) THE IMPLEMENTATION OF THE PLAN; (2) THE CONTINUING AVAILABILITY OF SUFFICIENT BORROWING CAPACITY OR OTHER FINANCING TO FUND OPERATIONS; (3) NEWCO’S ABILITY TO ACHIEVE OPERATING EFFICIENCIES; (4) NEWCO’S ABILITY TO MAINTAIN GOOD EMPLOYEE RELATIONS; (5) INDUSTRY-SPECIFIC RISK FACTORS; (6) CURRENCY EXCHANGE  RATE FLUCTUATIONS; (7) EXISTING AND FUTURE GOVERNMENTAL REGULATIONS AND ACTIONS OF GOVERNMENTAL BODIES, INCLUDING THE POSSIBILITY THAT NEWCO MAY BE UNABLE TO OBTAIN KEY EXEMPTIONS FROM CERTAIN PROVISIONS OF THE UNITED STATES FEDERAL SECURITIES LAWS; (8) NATURAL DISASTERS, ACTS OF TERRORISM OR WAR; AND (9) GENERAL MARKET AND COMPETITIVE CONDITIONS.  HOLDERS OF CLAIMS AND INTERESTS ARE CAUTIONED THAT THE FORWARD-LOOKING STATEMENTS ARE MADE BY THE DEBTORS AS OF THE DATE HEREOF AND ARE NOT GUARANTEES OF FUTURE PERFORMANCE.  ACTUAL RESULTS OR DEVELOPMENTS MAY DIFFER MATERIALLY FROM THE EXPECTATIONS EXPRESSED OR IMPLIED IN THE FORWARD-LOOKING STATEMENTS, AND THE DEBTORS HAVE NO AFFIRMATIVE DUTY TO UPDATE ANY SUCH STATEMENTS.

DUE TO THE INHERENT UNCERTAINTIES ASSOCIATED WITH PROJECTING FINANCIAL RESULTS GENERALLY, THE PROJECTIONS CONTAINED IN THIS DISCLOSURE STATEMENT WILL NOT BE CONSIDERED ASSURANCES OR GUARANTEES OF THE AMOUNT OF FUNDS OR THE AMOUNT OF CLAIMS THAT MAY BE ALLOWED IN THE VARIOUS CLASSES.  WHILE THE DEBTORS BELIEVE THAT THE FINANCIAL PROJECTIONS CONTAINED IN THIS DISCLOSURE STATEMENT ARE REASONABLE, THERE CAN BE NO ASSURANCES THAT THEY WILL BE REALIZED.

THE PROJECTIONS, WHILE PRESENTED WITH NUMERICAL SPECIFICITY, ARE NECESSARILY BASED ON A VARIETY OF ESTIMATES AND ASSUMPTIONS WHICH, THOUGH CONSIDERED REASONABLE BY THE DEBTORS, MAY NOT BE REALIZED AND ARE INHERENTLY SUBJECT TO SIGNIFICANT BUSINESS, ECONOMIC, COMPETITIVE, INDUSTRY, REGULATORY, MARKET, AND FINANCIAL UNCERTAINTIES AND CONTINGENCIES, MANY OF WHICH ARE BEYOND THE REORGANIZED DEBTORS’ CONTROL.  THE DEBTORS CAUTION THAT NO REPRESENTATIONS CAN BE MADE OR ARE MADE AS TO THE ACCURACY OF THE PROJECTIONS OR TO THE REORGANIZED DEBTORS’ ABILITY TO ACHIEVE THE PROJECTED RESULTS.  SOME ASSUMPTIONS INEVITABLY WILL BE INCORRECT.  MOREOVER, EVENTS AND CIRCUMSTANCES OCCURRING SUBSEQUENT TO THE DATE ON WHICH THE DEBTORS PREPARED THESE PROJECTIONS MAY BE DIFFERENT FROM THOSE ASSUMED, OR, ALTERNATIVELY, MAY HAVE BEEN UNANTICIPATED, AND THUS THE OCCURRENCE OF THESE EVENTS MAY AFFECT FINANCIAL RESULTS IN A MATERIALLY ADVERSE OR MATERIALLY BENEFICIAL MANNER.  THE DEBTORS AND REORGANIZED DEBTORS, AS APPLICABLE, DO NOT

INTEND AND UNDERTAKE NO OBLIGATION TO UPDATE OR OTHERWISE REVISE THE PROJECTIONS TO REFLECT EVENTS OR CIRCUMSTANCES EXISTING OR ARISING AFTER THE DATE THE DISCLOSURE STATEMENT IS INITIALLY FILED OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.  THEREFORE, THE PROJECTIONS MAY NOT BE RELIED UPON AS A GUARANTY OR OTHER ASSURANCE OF THE ACTUAL RESULTS THAT WILL OCCUR.  IN DECIDING WHETHER TO VOTE TO ACCEPT OR REJECT THE PLAN, HOLDERS OF CLAIMS AND INTERESTS MUST MAKE THEIR OWN DETERMINATIONS AS TO THE REASONABLENESS OF SUCH ASSUMPTIONS AND THE RELIABILITY OF THE PROJECTIONS AND SHOULD CONSULT WITH THEIR OWN ADVISORS.

ARTICLE VIII.
CERTAIN U.S. FEDERAL AND OTHER TAX CONSEQUENCES

A.                                   Certain U.S. Federal Income Tax Consequences

The following is a summary of certain potential U.S. federal income tax consequences of the Plan to the Debtors and certain Holders of Allowed Claims.  This summary is based on the Internal Revenue Code, Treasury Regulations thereunder, and administrative and judicial interpretations and practice, all as in effect on the date of the Disclosure Statement and all of which are subject to change, with possible retroactive effect.  Due to the lack of definitive judicial and administrative authority in a number of areas, substantial uncertainty may exist with respect to some of the tax consequences described below.  No opinion of counsel has been obtained, and the Debtors do not intend to seek a ruling from the IRS as to any of the tax consequences of the Plan discussed below.  There can be no assurance that the IRS will not challenge one or more of the tax consequences of the Plan described below.

This summary does not apply to Holders of Allowed Claims that are not United States persons (as such term is defined in the Internal Revenue Code) or that are otherwise subject to special treatment under U.S. federal income tax law (including, for example, banks, governmental authorities or agencies, financial institutions, insurance companies, pass-through entities, tax-exempt organizations, brokers and dealers in securities, mutual funds, small business investment companies, and regulated investment companies).  The following discussion assumes that Holders of Allowed Claims hold such Claims as “capital assets” within the meaning of section 1221 of the Internal Revenue Code.  Moreover, this summary does not purport to cover all aspects of U.S. federal income taxation that may apply to the Debtors and Holders of Allowed Claims based upon their particular circumstances.  Additionally, this summary does not discuss any tax consequences that may arise under any laws other than U.S. federal income tax law, including under state, local, or foreign tax law.

The Debtors continue to explore various possible alternative structures to maximize the going concern value of the Debtors’ Estates.  In this regard, if the Debtors determine that an alternative structure should be implemented, the Plan may be modified to effectuate such alternate structure, provided that such modifications shall not adversely affect the treatment and recoveries of Holders of Claims set forth herein.

The following summary is not a substitute for careful tax planning and advice based on the particular circumstances of each Holder of an Allowed Claim.  Each Holder of an Allowed Claim is urged to consult his, her, or its own tax advisors as to the U.S. federal income tax consequences, as well as other tax consequences, including under any applicable state, local, and foreign law, of the restructuring described in the Plan.

IRS Circular 230 Disclosure: To ensure compliance with requirements imposed by the IRS, any tax advice contained in this Disclosure Statement is not intended or written to be used, and cannot be used, by any taxpayer for the purpose of avoiding tax-related penalties under the U.S. Internal Revenue Code.  The tax advice contained in this Disclosure Statement was written to support the promotion or marketing of the transactions described in this Disclosure Statement.  Each taxpayer should seek advice based on the taxpayer’s particular circumstances from an independent tax advisor.

1.                                       Certain U.S. Federal Income Tax Consequences to the Holders of Certain Allowed Claims

a.                                         Consequences to Holders of Allowed Other Unsecured Claims

(i)            Gain or Loss – Generally

In general, amounts received under the Plan by Holders of Allowed Other Unsecured Claims should be treated as being received in a taxable exchange under section 1001 of the Internal Revenue Code.  The Holder should recognize capital gain or loss (which capital gain or loss would be long-term capital gain or loss if the Holder has held the debt instrument underlying its Claim for more than one year) (subject to the “market discount” rules described below) equal to the difference between (a) such Holder’s “amount realized” in respect of its Claim, which is the amount of Cash and the fair market value of any property (including Newco Equity and such Holder’s interest in Residual Assets) received by the Holder in satisfaction of its Claim and (b) the Holder’s adjusted tax basis in its Claim.  To the extent that amounts realized are allocable to accrued interest that has not already been taken into income by the Holder, the Holder may recognize ordinary interest income.  See “Market Discount” below for further information.

In general, a Holder’s tax basis in any property received (including Newco Equity) will equal the fair market value of such property on the date of distribution, and the holding period for such property generally will begin the day following the date of distribution.

(ii)           Gain or Loss – Effect of Potential Future Distributions

The possibility that a Holder of an Allowed Other Unsecured Claim will receive distributions after the Effective Date can have tax consequences to such Holders.

All distributions (whether or not received on the Effective Date) to a Holder of an Allowed Other Unsecured Claim should be taxable to such Holder in accordance with the principles discussed above in “Gain or Loss – Generally.”

It is possible that recognition of any loss realized by a Holder of an Allowed Other Unsecured Claim may be deferred until such Holder can no longer receive future distributions under the Plan.

It is possible that any gain realized by a Holder of an Allowed Unsecured Claim in respect of distributions under the Plan may be deferred under the “installment method” of reporting. Such deferral of gain recognition may not be advantageous to a particular Holder and, accordingly, Holders of such Claims should consider the desirability of making an election to forego the application of the installment method.

Holders of Allowed Other Unsecured Claims are urged to consult their tax advisors regarding the possibility for such deferral of recognition of gains and losses and the possibility of electing out of the installment method of reporting any gain realized in respect of their Claims.

b.                                        Accrued but Unpaid Interest

The extent to which the consideration received by a Holder of an Allowed Claim will be attributable to accrued interest is unclear. It is expected that a portion of the amounts received by Holders of Allowed Unsecured Convenience Class Claims and Allowed Other Unsecured Claims will be attributable to accrued but untaxed interest on such Claims.  Such amount should be taxable to that Holder as interest income if such accrued interest has not been previously included in the Holder’s gross income for U.S. federal income tax purposes.

Under the Plan, the aggregate consideration to be distributed to Holders of Allowed Unsecured Convenience Class Claims and Allowed Other Unsecured Claims will be treated as first satisfying an amount equal to the stated principal amount of the Claim and any remaining consideration as satisfying accrued, but unpaid, interest, if any.  Certain legislative history indicates that an allocation of consideration as between principal and interest provided in a chapter 11 plan of reorganization is binding for U.S. federal income tax purposes.  The IRS could take the position, however, that the consideration received by a Holder should be allocated in some way other than as provided in the Plan.  Holders of Allowed Unsecured Convenience Class Claims and Allowed Other Unsecured Claims should consult their own tax advisors regarding the proper allocation of the consideration received by them under the Plan.

c.                                         Market Discount

Under the “market discount” provisions of sections 1276 through 1278 of the Internal Revenue Code, some or all of the gain realized by a Holder may be treated as ordinary income (instead of capital gain), to the extent of the amount of accrued “market discount” on such Allowed Claims.

In general, a debt obligation with a fixed maturity of more than one year that is acquired by a Holder on the secondary market (or, in certain circumstances, upon original issuance) is considered to be acquired with “market discount” as to that Holder if the debt obligation’s stated redemption price at maturity (or revised issue price as defined in section 1278 of the Internal Revenue Code, in the case of a debt obligation issued with original issue discount) exceeds the tax basis of the debt obligation in the Holder’s hands immediately after its acquisition.  However, a debt obligation is not a “market discount bond” if such excess is less than a statutory de minimis amount (equal to 0.25 percent of the debt obligation’s stated redemption price at maturity or revised issue price, in the case of a debt obligation issued with original issue discount, multiplied by the number of complete years remaining until maturity at the time of the acquisition).

Any gain recognized by a Holder with respect to Allowed Claims that were acquired with market discount should be treated as ordinary income to the extent of the market discount that accrued thereon while the Allowed Claims were considered to be held by the Holder (unless the Holder elected to include market discount in income as it accrued).

d.                                        Information Reporting and Backup Withholding

In general, information reporting requirements may apply to distributions or payments under the Plan.  Additionally, under the backup withholding rules, a Holder of a Claim may be subject to backup withholding (currently at a rate of 28%) with respect to distributions or payments made pursuant to the Plan unless that Holder: (i) comes within certain exempt categories (which generally include corporations) and, when required, demonstrates that fact; or (ii) provides a correct taxpayer identification number and certifies under penalty of perjury that the taxpayer identification number is correct and that the Holder is not subject to backup withholding because of a failure to report all dividend and interest income.  Backup withholding is not an additional tax, but merely an advance payment that may be refunded to the extent it results in an overpayment of tax, provided that the required information is provided to the IRS.

The Debtors will withhold all amounts required by law to be withheld from payments of interest.  The Debtors will comply with all applicable reporting requirements of the Internal Revenue Code.

e.                                         Certain U.S. Federal Income Tax Consequences to Recipients of Newco Equity

The following discussion applies to you only if you receive Newco Equity pursuant to the Plan.

(i)            Dividends

Subject to the passive foreign investment company rules and the controlled foreign corporation rules discussed below, distributions of cash or property that Newco pays in respect of Newco Equity will constitute dividends for U.S. federal income tax purposes to the extent paid out of Newco’s current or accumulated earnings and profits (as determined for U.S. federal income tax purposes) and will be includible in your gross income upon receipt. Distributions to you in excess of our earnings and profits will be treated first as a return of capital (with a corresponding reduction in your tax basis in the common shares) to the extent of your tax basis in the common shares on which the distribution was made, and then as capital gain from the sale or exchange of such common shares.  Because Newco will be a Bermuda exempted company, the Debtors expect that the distributions will not be eligible for the dividends-received deduction for corporate holders or “qualified dividend income” (which is taxable at the rates generally applicable to long-term capital gains) for holders taxed as individuals.

(ii)           Sale, Exchange or Other Taxable Disposition of Newco Equity

Subject to the passive foreign investment company rules and the controlled foreign corporation rules discussed below, upon the sale, exchange or other taxable disposition of Newco Equity, you will recognize capital gain or loss equal to the difference between the amount realized on such sale, exchange or taxable disposition and your tax basis in the Newco Equity sold. Such gain or loss generally will be long-term capital gain or loss if your holding period with respect to such Newco Equity is more than one year at the time of its disposition. The deductibility of capital losses is subject to limitations.

(iii)          Controlled Foreign Corporation Status and Related Tax Consequences

Newco will be a controlled foreign corporation (“CFC”) for any year in which U.S. holders that each own (directly, indirectly or by attribution) at least 10% of Newco’s voting shares (each a “10% U.S. Holder”) together own more than 50% of the total combined voting power of all classes of Newco’s voting shares or more than 50% of the total value of Newco’s shares. The classification of Newco as a CFC has many complex results, one of which is that if you are a 10% U.S. Holder on the last day of Newco’s taxable year, you will be required to recognize as ordinary income your pro rata share of certain income of Newco and its subsidiaries (including both ordinary earnings and capital gains) for the taxable year, whether or not you receive any distributions on your Newco Equity during that taxable year. In addition, special foreign tax credit rules would apply. Your adjusted tax basis in your Newco Equity would be increased to reflect any taxed but undistributed earnings and profits. Any distribution of earnings and profits that previously had been taxed would result in a corresponding reduction in your adjusted tax basis in your Newco Equity and would not be taxed again when you receive such distribution. Subject to a special limitation in the case of individual 10% U.S. Holders that have held their Newco Equity for more than one year, if you are a 10% U.S. Holder, any gain from disposition of your Newco Equity will be treated as dividend income to the extent of accumulated earnings attributable to such Newco Equity during the time you held such Newco Equity.

For any year in which Newco is both a CFC and a passive foreign investment company (“PFIC”), if you are a 10% U.S. Holder, you would be subject to the CFC rules and not the PFIC rules with respect to your investment in Newco Equity.

(iv)                              Passive Foreign Investment Company Status and Related Tax Consequences

The Debtors do not anticipate that Newco will be a PFIC for its first taxable year and, based on Newco’s current business plan, do not anticipate that Newco will become a PFIC.  However, because the Debtors’ expectations are based, in part, on interpretations of existing law as to which there is not specific guidance, and because the tests for PFIC status are applied annually, there can be no assurance that Newco will not be treated as a PFIC.  If Newco is, or becomes, a PFIC, certain U.S. shareholders thereof may be subject to adverse U.S. federal income tax consequences upon receipt of distributions from Newco or upon realizing a gain on the disposition of shares of Newco Equity, including taxation of such amounts as ordinary income (which does not qualify for the reduced 15% tax rate applicable to certain “qualified dividend income”) and the imposition of an interest charge on the resulting tax liability as if such ordinary income accrued over such shareholder’s holding period for Newco Equity.

Holders of Allowed Claims who may receive Newco Equity under the Plan are urged to consult their own tax advisers regarding income derived from holding or disposing of Newco Equity.

2.                                       Certain U.S. Federal Income Tax Consequences to Debtors

None of the Debtors, except SCC, files U.S. federal income tax returns because they are not subject to U.S. federal income taxation on account of their business activities.  SCC does not conduct any business operations and has no significant assets or liabilities.  Accordingly, it is not anticipated that there will be any material U.S. federal income tax consequences of the Plan to the Debtors.

Newco expects that it will not be treated as engaged in a trade or business in the United States and thus will not be subject to U.S. federal income taxation. No assurances can be given, however, in this regard. Certain subsidiaries of Newco may be treated as engaged in a trade business in the United States.

THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN ARE COMPLEX.  THE FOREGOING SUMMARY DOES NOT DISCUSS ALL ASPECTS OF U.S. FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO A PARTICULAR HOLDER OF A CLAIM IN LIGHT OF SUCH HOLDER’S CIRCUMSTANCES AND INCOME TAX SITUATION.  THE FOREGOING SUMMARY ALSO DOES NOT DISCUSS ASPECTS OF FOREIGN TAXATION LAWS AND REGULATIONS THAT MAY BE RELEVANT TO A PARTICULAR HOLDER OF A CLAIM.  ALL HOLDERS OF CLAIMS AGAINST THE DEBTORS SHOULD CONSULT WITH THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE TRANSACTION CONTEMPLATED BY THE RESTRUCTURING, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS, AND OF ANY CHANGE IN APPLICABLE TAX LAWS.

B.            Certain Non-U.S. Tax Considerations

The following is a summary of certain potential Bermudian and U.K. tax consequences of the Plan with respect to Newco and the Equalization Trust.  This summary is based on applicable Bermudian and U.K. tax law, and administrative and judicial interpretations and practice, all as in effect on the date of the Disclosure Statement and all of which are subject to change, with possible retroactive effect.  Due to the lack of definitive judicial and administrative authority in a number of areas, substantial uncertainty may exist with respect to some of the tax consequences described below.  No opinion of counsel has been obtained, and the Debtors do not intend to seek a ruling from any Bermudian or U.K. taxing authority as to any of the tax consequences of the Plan discussed below.  There can be no assurance that any such taxing authorities will not challenge one or more of the tax consequences of the Plan described below.

1.                                       Tax Treatment of Newco

Under the Plan, certain of the Debtors’ assets will be transferred to Newco.  The Plan contemplates that Newco will be incorporated, and reside, in Bermuda for tax purposes.  Newco would not be subject to corporate income tax under Bermudian law.  In the future, the Debtors may determine to change the residence of Newco.

Additionally, the Debtors anticipate that Newco, or its subsidiaries, may have a presence in the U.K. in the form of a service company or otherwise and, as a result, Newco would be exposed to U.K. taxes to the extent of its U.K. operations.

As a result of Newco’s interest in GE SeaCo, Newco may receive certain dividends from GE SeaCo.  Any dividends Newco receives from GE SeaCo will not be subject to a withholding tax in Barbados, the country of GE SeaCo’s domicile, or in Bermuda where Newco will be domiciled.

If the GE SeaCo changes its tax residence, then the tax consequences to Newco with respect to any GE SeaCo dividends it receives likely will change.  Whether any change in tax consequences to Newco is favorable depends, in part, on whether Newco has changed its own tax residence.  Currently, Bermuda does not impose any withholding tax on dividends paid to shareholders of companies that reside in its jurisdiction.

2.                                       Tax Treatment of the Equalization Trust and the Non-Debtor Subsidiary Trust

As the Equalization Trust and the Non-Debtor Subsidiary Trust will be established outside the U.K. by a non-U.K. settlor (i.e., SCL) and are not expected to hold any U.K. situs assets, the Debtors do not expect that the Equalization Trust or the Non-Debtor Subsidiary Trust will be subject to any U.K. inheritance tax charges.  Further, with respect to U.K. income taxes, provided that at least one of each of the Equalization Trustees and the Non-Debtor Subsidiary Trustees will not be resident or ordinarily resident in the U.K. (or, if a corporate trustee, the corporation is not resident in the U.K.) and as the Equalization Trust and the Non-Debtor Subsidiary Trust each are not expected to have any U.K. income, the Debtors do not anticipate that the Equalization Trust or the Non-Debtor Subsidiary Trust will have any U.K. income tax liability.  Additionally, the Equalization Trust and the Non-Debtor Subsidiary Trust will not be subject to U.K. capital gains tax on account of the Newco Equity they hold provided that at least one of the Equalization Trustees and the Non-Debtor Subsidiary Trustees are not resident or ordinarily resident in the U.K. (or, if a corporate trustee, the corporation is not resident in the U.K.).

For any Equalization Trust Claimant or Non-Debtor Subsidiary Trust Claimant that is a resident or ordinarily resident in the U.K., the base cost of such U.K. Claimant’s interest in the Equalization Trust or the Non-Debtor Subsidiary Trust is expected to equal the value of such U.K. Claimant’s claims against the Debtors or the Non-Debtor Subsidiaries.  The Debtors do not expect that distributions made by the Equalization Trust or the Non-Debtor Subsidiary Trust would result in any U.K. Claimant being subject to taxable capital gains except for any potential foreign exchange movements.

ARTICLE IX.
CERTAIN U.S. SECURITIES LAW MATTERS

A.            Plan Securities

The Plan provides for Newco to issue Newco Equity to Holders of Allowed Claims in Classes 2B (SCL Other Unsecured Claims), 2C (SCL Pension Schemes Claims), 3A (SCSL Other Unsecured Claims), 3B (SCSL Pension Schemes Claims), and 4A (SCC Pension Schemes Claims).

The Debtors believe that all Newco Equity constitutes “securities,” as defined in Section 2(a)(1) of the Securities Act of 1933 (as amended, supplemented, or otherwise modified from time to time, the “Securities Act”), Bankruptcy Code § 101, and applicable state securities laws.  The Debtors further believe that the offer and sale of Newco Equity pursuant to the Plan is, and subsequent transfer of Newco Equity by the holders thereof that are not “underwriters,” as defined in Section 2(a)(11) of the Securities Act and in the Bankruptcy Code, will be exempt from federal and state securities registration requirements under various provisions of the Securities Act, the Bankruptcy Code, and state securities laws.

B.            Issuance and Resale of Newco Equity under the Plan

1.                                       Exemption from Registration

Section 4(2) of the Securities Act provides that Section 5 of the Securities Act and, by virtue of Section 18 of the Securities Act, any state law requirements for the offer and sale of a security do not apply to transactions not involving any public offering.  Bankruptcy Code § 1145 provides that Section 5 of the Securities Act and any state law requirements for the offer and sale of a security do not apply to the offer or sale of stock, options, warrants or other securities by a debtor (or an affiliate participating in a joint plan with the debtor) if (a) the offer or sale occurs under a plan of reorganization, (b) the recipients of the securities hold a claim against, an interest in, or claim for administrative expense against, the debtor, and (c) the securities are issued in exchange for a claim against or interest in a debtor or are issued principally in such exchange and partly for cash and property. In reliance upon these exemptions, the offer and sale of Newco Equity will not be registered under the Securities Act or any state securities laws. To the extent that Newco Equity is covered by Bankruptcy Code § 1145, Newco Equity may be resold without registration under the Securities Act or other federal securities laws, unless the holder is an “underwriter” (as discussed below) with respect to such securities, as that term is defined in Section 2(a)(11) of the Securities Act and in the Bankruptcy Code. In addition, Newco Equity generally may be able to be resold without registration under state securities laws pursuant to various exemptions provided by the respective laws of those states; however, the availability of such exemptions cannot be known unless individual state securities laws are examined. Therefore, recipients of Newco Equity are advised to consult with their own legal advisors as to the availability of any such exemption from registration under state law in any given instance and as to any applicable requirements or conditions to such availability.  If  Newco Equity is not covered by Bankruptcy Code § 1145, Newco Equity will be considered “restricted securities” as defined by Rule 144 promulgated under the Securities Act and may not be resold under the Securities Act and applicable state securities laws absent an effective registration statement under the Securities Act or pursuant to an applicable exemption from registration, including Rule 144 promulgated under the Securities Act.  Recipients of Newco Equity are advised to consult with their own legal advisors as to the applicability of Bankruptcy Code § 1145 to Newco Equity and the availability of any exemption from registration under federal and state law in the event that Bankruptcy Code § 1145 is not applicable to Newco Equity.

2.                                       Resales of Newco Equity; Definition of Underwriter

Bankruptcy Code § 1145(b)(1) defines an “underwriter” as one who, except with respect to “ordinary trading transactions” of an entity that is not an “issuer,” (a) purchases a claim against, interest in, or claim for an administrative expense in the case concerning, the debtor, if such purchase is with a view to distribution of any security received or to be received in exchange for such claim or interest, or (b) offers to sell securities offered or sold under a plan for the holders of such securities, or (c) offers to buy securities offered or sold under a plan from the holders of such securities, if such offer to buy is (i) with a view to distribution of such securities and (ii) under an agreement made in connection with the plan, with the consummation of the plan, or with the offer or sale of securities under the plan, or (d) is an issuer of the securities within the meaning of Section 2(a)(11) of the Securities Act. In addition, a Person who receives a fee in exchange for purchasing an issuer’s securities could also be considered an underwriter within the meaning of Section 2(a)(11) of the Securities Act.  The definition of an “issuer” for purposes of whether a Person is an underwriter under Bankruptcy Code § 1145(b)(1)(D), by reference to Section 2(a)(11) of the Securities Act, includes as “statutory underwriters” all persons who, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with, an issuer of securities. The reference to “issuer,” as used in the definition of “underwriter” contained in Section 2(a)(11), is intended to cover “controlling persons” of the issuer of the securities. “Control,” as defined in Rule 405 of the Securities Act, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise. Accordingly, an officer or director of a reorganized debtor or its successor under a plan of reorganization may be deemed to be a “controlling Person” of such debtor or successor, particularly if the management position or directorship is coupled with ownership of a significant percentage of the reorganized debtor’s or its successor’s voting securities.  Moreover, the legislative history of Bankruptcy Code § 1145 suggests that a creditor who owns ten percent (10%) or more of a class of securities of a reorganized debtor may be presumed to be a “controlling Person” and, therefore, an underwriter.

Resales of Newco Equity by Persons deemed to be “underwriters” (which definition includes “controlling persons”) are not exempted by Bankruptcy Code § 1145 from registration under the Securities Act or other applicable law. Under certain circumstances, holders of Newco Equity who are deemed to be “underwriters” may be entitled to resell their Newco Equity pursuant to the limited safe harbor resale provisions of Rule 144 or Regulation S. Generally, Rule 144 would permit the public sale of securities received by such person if current information regarding the issuer is publicly available and if volume limitations, manner of sale requirements and certain other conditions are met.  However, there can be no assurance that Newco will make publicly available the requisite current information regarding Newco or whether Rule 144 will be available for resales of Newco Equity by persons deemed to be underwriters.  Under certain circumstances, holders of Newco Equity who are deemed to be

“underwriters” may also be entitled to resell their Newco Equity pursuant to the limited safe harbor provisions of Regulation S.  Generally, Regulation S exempts offers and sales that occur outside the United States.  Among other things, prohibitions on directed selling efforts in the United States and/or the implementation of a one year distribution compliance period may be required under Regulation S.

Whether any particular Person would be deemed to be an “underwriter” (including whether such Person is a “controlling Person”) with respect to Newco Equity would depend upon various facts and circumstances applicable to that Person. Accordingly, the Debtors express no view as to whether any Person would be deemed an “underwriter” with respect to Newco Equity. In view of the complex nature of the question of whether a particular Person may be an “underwriter,” the Debtors make no representations concerning the right of any Person to freely resell Newco Equity. The Debtors recommend that potential recipients of Newco Equity consult their own counsel concerning their ability to freely trade such securities without compliance with U.S. federal and state securities laws.

ARTICLE X.
PLAN VOTING PROCEDURES

On [             ,] 2008, the Bankruptcy Court entered the Solicitation Procedures Order approving the adequacy of this Disclosure Statement and approving procedures for the solicitation of votes to accept or reject the Plan (the “Solicitation Procedures”).  A copy of the Solicitation Procedures is attached as an exhibit to the Solicitation Procedures Order.  In addition to approving the Solicitation Procedures, the Solicitation Procedures Order established certain dates and deadlines, including the date for the Confirmation Hearing, the deadline for parties to object to Confirmation, the Voting Record Date, and the Voting Deadline.  The Solicitation Procedures Order also approved the forms of Ballots, Master Ballots, and certain Confirmation-related notices.  The Solicitation Procedures Order and the Solicitation Procedures should be read in conjunction with this ARTICLE X.  Capitalized terms used in this ARTICLE X that are not otherwise defined in this Disclosure Statement or Plan shall have the meanings ascribed to them in the Solicitation Procedures.

A.            Confirmation Generally

The Bankruptcy Court may confirm the Plan only if it determines that the Plan complies with the technical requirements of chapter 11 of the Bankruptcy Code. One of these technical requirements is that the Bankruptcy Court find, among other things, that the Plan has been accepted by the requisite votes of all Classes of Impaired Claims and Interests unless approval will be sought under Bankruptcy Code § 1129(b) in spite of the nonacceptance by one or more such Classes.  On [             ], the Bankruptcy Court entered an order that, among other things, set the hearing date on the Confirmation of the Plan and the relevant objection and reply deadlines relating thereto, the Voting Record Date, and the Voting Deadline.

If you have any questions about (a) the procedures for voting your Claim or with respect to the packet of materials that you have received or (b) the amount of your Claim, please contact the Debtors’ Claims and Solicitation Agent, BMC Group, Inc., at (a) in the U.S., (888) 909-0100 or (b) internationally, 011-44-20-7000-1214.  If you wish to obtain an additional copy of the

Plan, this Disclosure Statement, or other Solicitation Documents, you can request a copy from the Debtors’ Claims and Solicitation Agent, by telephone at (i) in the U.S., (888) 909-0100 or (ii) internationally, 011-44-20-7000-1214 or by writing to:  (a) in the U.S., BMC Group, Inc., Attention: Sea Containers Ltd. Claims and Solicitation Agent, P.O. Box 949, El Segundo, CA 90245-0949 or (b) internationally, BMC Group, Inc. Attention:  Sea Con BMC Group, Inc., Attention: Sea Containers Ltd. Claims and Solicitation Agent, 31 Southampton Row, , 4th Floor, Holborn, London WC1 B5HJ, England, United Kingdom.

B.            Who Can Vote

In general, a holder of a claim or interest may vote to accept or to reject a plan if (a) no party in interest has objected to such claim or interest and (b) the claim or interest is impaired by the plan.  If the holder of an impaired claim or impaired interest will not receive any distribution under the plan in respect of such claim or interest, the Bankruptcy Code deems such holder to have rejected the plan.  If the claim or interest is not impaired, the Bankruptcy Code deems that the holder of such claim or interest has accepted the plan and the plan proponent need not solicit such holder’s vote.

Pursuant to Bankruptcy Code § 1124, a class of claims or interests is deemed to be “impaired” under a plan unless (a) the plan leaves unaltered the legal, equitable, and contractual rights to which such claim or interest entitles the Holder thereof or (b) notwithstanding any legal right to an accelerated payment of such claim or interest, the plan cures all existing defaults (other than defaults resulting from the occurrence of events of bankruptcy) and reinstates the maturity of such claim or interest as it existed before the default. The Holder of a Claim that is Impaired under the Plan is entitled to vote to accept or reject the Plan.

Only the following Holders of Impaired Claims in voting classes shall be entitled to vote with regard to such Claims:  (a) Holders of Claims for which Proofs of Claim have been timely Filed, as reflected on the Claims Register as of the Voting Record Date; provided, however, that Holders of Claims subject to a pending objection shall not be entitled to vote unless they become eligible through a Resolution Event, as set forth in more detail in section C.3 of the Solicitation Procedures; (b) Holders of Claims that are listed in the Schedules, with the exception of those Claims that are scheduled as contingent, unliquidated or disputed (excluding such scheduled Claims that have been superseded by a timely Filed Proof of Claim); (c) Holders whose Claims arise pursuant to an agreement or settlement with the Debtors, as reflected in a document Filed with the Bankruptcy Court, in an order of the Bankruptcy Court, or in a document executed by the Debtors pursuant to authority granted by the Bankruptcy Court, in each case regardless of whether a Proof of Claim has been Filed; and (d) the assignee of a transferred Claim (whether a timely Filed or scheduled Claim) shall be permitted to vote such Claim only if the transfer or assignment has been fully effectuated pursuant to the procedures dictated by Bankruptcy Rule 3001(e) and such transfer is reflected on the Claims Register on the Voting Record Date.

A vote may be disregarded if the Bankruptcy Court determines, pursuant to Bankruptcy Code § 1126(e), that it was not solicited or procured in good faith or in accordance with the provisions of the Bankruptcy Code.  The Solicitation Procedures also set forth assumptions and procedures for tabulating Ballots/Master Ballots, including Ballots/Master Ballots that are not completed fully or correctly.

C.            Classes Impaired Under the Plan

1.                                       Voting Impaired Classes of Claims and Interests

The following Classes are impaired under, and entitled to vote to accept or reject, the Plan:

2B	SCL Other Unsecured Claims
2C	SCL Pension Schemes Claims
3A	SCSL Other Unsecured Claims
3B	SCSL Pension Schemes Claims
4A	SCC Pension Schemes Claims

2.                                       Non-Voting Impaired Classes of Claims and Interests

The Classes listed below are not entitled to receive or retain any property under the Plan.  Under Bankruptcy Code § 1126(g), Holders of Claims and Interests in such Classes are deemed to reject the Plan, and the votes of such Holders of Claims and Interests will not be solicited:

5	SCL Common Stock Interests

Pursuant to the Solicitation Procedures, these parties shall receive the Notice of Non-Voting Status With Respect To Impaired Classes Deemed to Reject the Plan.

3.                                       Unimpaired Classes of Claims and Interests

All other Classes are Unimpaired under the Plan and deemed under Bankruptcy Code § 1126(f) to have accepted the Plan.  Their votes to accept or reject the Plan will not be solicited.  Acceptances of the Plan are being solicited only from those who hold Claims in an Impaired Class whose members will receive a distribution under the Plan. Pursuant to the Solicitation Procedures, these parties shall receive the Notice of Non-Voting Status With Respect To Unimpaired Classes Deemed to Accept the Plan and Unclassified Classes.

D.            Contents of Solicitation Package

The following materials constitute the Solicitation Package:

•                  a cover letter describing the contents of the Solicitation Package and urging the Holders in each of the Voting Classes to vote to accept the Plan (and the Bermuda Scheme of Arrangement and the U.K. Scheme of Arrangement, as applicable);

•                  the Solicitation Procedures Order, which, among other things, (i) approves this Disclosure Statement as containing “adequate information” in accordance with section 1125 of the Bankruptcy Code, (ii) fixes a voting record date, (iii) approves solicitation and voting procedures with respect to the Plan, (iv) approves the form of the Solicitation Package and the notices to be distributed with respect thereto, and (v) schedules certain dates in connection therewith;

•                  a copy of the Solicitation Procedures;

•                  a copy of the proposed form of the Bermuda Scheme of Arrangement and the Bermuda Scheme of Arrangement Explanatory Statement;

•                  a copy of the proposed form of the U.K. Scheme of Arrangement and the U.K. Scheme of Arrangement Explanatory Statement;

•                  an appropriate form of Ballot and/or Master Ballot and applicable Voting Instructions;

•                  the Confirmation Hearing Notice;

•                  the approved form of the Disclosure Statement with all exhibits, including the Plan, and any other supplements or amendments to these documents which may be Filed with the Bankruptcy Court; and

•                  such other materials as the Bankruptcy Court may direct.

E.             Distribution of Solicitation Documents

The Debtors shall serve the Solicitation Package (in the manner approved by the Bankruptcy Court in the Solicitation Procedures Order) on:

(a)                                  Holders of Claims for which Proofs of Claims have been timely Filed, as reflected on the claims register as of the Voting Record Date; provided, however, that Holders of Claims to which an objection is pending at least fifteen days prior to the Confirmation Hearing shall not be entitled to vote unless they become eligible through Resolution Event, as set forth in more detail in section C.3 of the Solicitation Procedures;

(b)                                 Holders of Claims that are listed in the Schedules Filed with the Bankruptcy Court, with the exception of those Claims that are scheduled as contingent, unliquidated, or disputed (excluding such scheduled Claims that have been superseded by a timely Filed Proof of Claim);(15)

(c)                                  Holders whose Claims arise pursuant to an agreement or settlement with the Debtors, as reflected in a document Filed with the Bankruptcy Court, in an order of the Bankruptcy Court, or in a document executed by the

(15)                            Pursuant to Bankruptcy Rule 3003(c)(2), with respect to all Entities who are listed on the Schedules as having a Claim or a portion of a Claim that is disputed, unliquidated, or contingent which Entity did not timely File a Proof of Claim, the Debtors shall not distribute any documents or notices on account of such Claim.

Debtors pursuant to authority granted by the Bankruptcy Court, in each case regardless of whether a Proof of Claim has been Filed;

(d)                                 the assignee of a transferred Claim (whether a timely Filed or scheduled Claim) shall be permitted to vote such Claim only if the transfer or assignment has been fully effectuated pursuant to the procedures dictated by Bankruptcy Rule 3001(e) and such transfer is reflected on the Claims Register on the Voting Record Date;

(e)                                  with respect to any Beneficial Holder, to the applicable Nominee, as reflected in the relevant records as of the Voting Record Date;

(f)                                    the U.S. Securities and Exchange Commission;

(g)                                 the Internal Revenue Service; and

(h)                                 the United States Trustee for the District of Delaware.

Additionally, the Debtors will serve a CD-Rom containing the Solicitation Procedures Order, the Disclosure Statement, and all exhibits to the Disclosure Statement, including the Plan, to (a) counsel for each of the Creditors’ Committees and (b) all parties who have Filed and not withdrawn requests for notices under Bankruptcy Rule 2002 as of the Voting Record Date and (c) the directors of the Non-Debtor Subsidiaries.

F.             Releases Under the Plan

AS SET FORTH IN DETAIL IN ARTICLE IV, ALL IMPAIRED CREDITORS ENTITLED TO VOTE WHO VOTE TO ACCEPT THE PLAN BY THE VOTING DEADLINE, SHALL BE DEEMED TO HAVE ACCEPTED THE RELEASE PROVISIONS IN THE PLAN UNLESS THEY RETURN A BALLOT TO THE SOLICITATION AGENT BY THE VOTING DEADLINE REJECTING THE RELEASE PROVISIONS IN THE PLAN.

G.            Voting

BALLOTS CAST BY HOLDERS AND MASTER BALLOTS CAST ON BEHALF OF BENEFICIAL HOLDERS IN CLASSES ENTITLED TO VOTE MUST BE RECEIVED BY THE CLAIMS AND SOLICITATION AGENT BY THE VOTING DEADLINE AT THE FOLLOWING ADDRESSES:

Within the U.S.:

If by mail:	If by courier/hand delivery:

BMC Group	BMC Group
Attention: Sea Containers Ltd. Claims and	Attention: Sea Containers Ltd. Claims and
Solicitation Agent	Solicitation Agent
P.O. Box 949	444 North Nash Street
El Segundo, California 90245-0949	El Segundo, California 90245

Outside of the U.S.:

If by mail or courier/hand delivery:

BMC Group, Inc.
Attention: Sea Containers Ltd. Claims and
Solicitation Agent
31 Southampton Row
4th Floor
Holborn, London WC1 B5HJ
England, United Kingdom

IF YOU HAVE ANY QUESTIONS ON VOTING PROCEDURES, PLEASE CALL THE CLAIMS AND SOLICITATION AGENT AT (A) IN THE U.S., (888) 909-0100 OR (B) INTERNATIONALLY, 011-44-20-7000-1214.

Ballots received after the Voting Deadline will not be counted by the Debtors in connection with the Debtors’ request for Confirmation of the Plan. The method of delivery of Ballots to be sent to the Claims and Solicitation Agent is at the election and risk of each Holder of a Claim or Interest.  Except as otherwise provided in the Plan, such delivery will be deemed made only when the original executed Ballot is actually received by the Claims and Solicitation Agent.  In all cases, sufficient time should be allowed to assure timely delivery.  Original executed Ballots or Master Ballots are required.  Delivery of a Ballot or Master Ballot to the Claims and Solicitation Agent by facsimile, e-mail, or any other electronic means will not be accepted.  No Ballot or Master Ballot should be sent to the Debtors, their agents (other than the Claims and Solicitation Agent), any indenture trustee (unless specifically instructed to do so), or the Debtors’ financial or legal advisors, and if so sent will not be counted.

The Debtors expressly reserve the right to amend, at any time and from time to time, the terms of the Plan (subject to compliance with the requirements of Bankruptcy Code § 1127).  If the Debtors make material changes in the terms of the Plan or if the Debtors waive a material condition, the Debtors will disseminate additional solicitation materials and will extend the solicitation, in each case to the extent directed by the Bankruptcy Court.

IN LIGHT OF THE BENEFITS OF THE PLAN FOR EACH CLASS OF CLAIMS AND INTERESTS, THE DEBTORS RECOMMEND THAT HOLDERS OF CLAIMS AND INTERESTS IN EACH OF THE IMPAIRED CLASSES VOTE TO ACCEPT THE PLAN.

ARTICLE XI.

RECOMMENDATION

In the opinion of the Debtors’ boards of directors and the Debtors, the Plan is preferable to any other alternative described herein because it provides for a larger distribution to the Holders of Claims than would otherwise result in a liquidation under chapter 7 of the Bankruptcy Code.  In addition, any alternative other than Confirmation of the Plan could result in extensive delays and increased administrative expenses resulting in smaller distributions to the Holders of Claims. Accordingly, the Debtors recommend that Holders of Claims entitled to vote on the Plan vote to accept the Plan.

Respectfully Submitted,

Dated: , 2008	Sea Containers Caribbean Inc., Sea Containers
Ltd., and Sea Containers Services Ltd.

By:
Name:
Title:

Robert S. Brady (No. 2847)	David L. Eaton (pro hac vice)
Edmon L. Morton (No. 3856)	David A. Agay (pro hac vice)
Sean T. Greecher (No. 4484)	Paul Wierbicki
Young Conaway Stargatt & Taylor	Sienna R. Singer
The Brandywine Building	Kirkland & Ellis LLP
1000 West Street, 17th Floor	200 East Randolph Drive
P.O. Box 391	Chicago, IL 60601
Wilmington, DE 19801	Telephone: (312) 861-2000
Telephone: (302) 571-6600	Facsimile: (312) 861-2200
Facsimile: (302) 571-1253

Counsel for the Debtors and the Debtors in Possession

Appendix A

[Debtors’ Joint Plan]

Appendix B

[Liquidation Analysis]

[To Come]

Appendix C

Appendix D

[Financial Projections]

[To Come]